    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996


                                                      REGISTRATION NO. 333-13133

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          U.S. OFFICE PRODUCTS COMPANY

             (Exact name of registrant as specified in its charter)

           DELAWARE                          5112                  52-1906050
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           1440 NEW YORK AVENUE, N.W.
                                   SUITE 310
                             WASHINGTON, D.C. 20005
                                 (202) 628-9500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                              JONATHAN J. LEDECKY
                             CHAIRMAN OF THE BOARD
                          U.S. OFFICE PRODUCTS COMPANY
                     1440 NEW YORK AVENUE, N.W., SUITE 310
                             WASHINGTON, D.C. 20005
                                 (202) 628-9500

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:


           Mark D. Director, Esq.                          Linda L. Griggs, Esq.
          Executive Vice President,                     Morgan, Lewis & Bockius LLP
        General Counsel and Secretary                       1800 M Street, N.W.
        U.S. Office Products Company                    Washington, D.C. 20036-5869
    1440 New York Avenue, N.W., Suite 310                     (202) 467-7000
           Washington, D.C. 20005
               (202) 628-9500


                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                 PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO                        PROPOSED MAXIMUM   AGGREGATE OFFERING      AMOUNT OF
            BE REGISTERED                   REGISTERED        OFFERING PRICE          PRICE          REGISTRATION FEE
Common Stock, $.001 par value per
  share...............................      30,000,000          $33.375(1)      $1,001,250,000(1)     $303,409.09(2)
Common Stock, $.001 par value per
  share...............................      7,290,474            $28.375           $206,865,781       $71,333.03(3)
Common Stock, $.001 par value per
  share...............................       361,474             $15.563          $5,625,439.10        $1,939.81(4)


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and based on the average high and low sale prices of the Common Stock reported on the Nasdaq National Market on September 26, 1996.


(2) Previously paid.



(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, 7,290,474 shares and the filing fee of $71,333.03 are being carried forward from the Registration Statement No. 333-1928 to this Registration Statement.



(4) Pursuant to Rule 429 under the Securities Act of 1933, as amended, 361,474 shares and the filing fee of $1,939.81 are being carried forward from the Registration Statement No. 33-80117 to this Registration Statement.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                     [LOGO]

                               37,651,898 SHARES
                                  COMMON STOCK


                               ------------------


    This Prospectus covers 37,651,898 shares of common stock, par value $.001 per share (the "Common Stock"), which may be offered and issued by U.S. Office Products Company (the "Company" or "U.S. Office Products") from time to time in connection with the acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid in cash or in shares of Common Stock from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


    As of September 17, 1996, the Company had 41,726,449 shares of Common Stock outstanding. The Common Stock is traded on the Nasdaq National Market under the symbol "OFIS." On September 27, 1996, the last reported sale price for the Common Stock on the Nasdaq National Market was $35.88 per share.

    All expenses of this offering will be paid by the Company. The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries. The executive offices of the Company are located at 1440 New York Avenue, N.W., Suite 310, Washington, D.C. 20005 and its telephone number is (202) 628-9500.

                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") (File No. 0-25372) are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 filed with the Commission on July 16, 1996;

        (b) The Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 filed with the Commission on September 10, 1996;

        (c) The Company's Current Reports on Form 8-K dated September 23, 1996, August 20, 1996, July 26, 1996 (as amended), July 23, 1996, July 16, 1996 and May 2, 1996 (as amended); and

        (d) The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A, dated February 13, 1995, and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing, among other things, an amendment to the Company's Restated Certificate of Incorporation.

    In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY BY CONTACTING MARK D. DIRECTOR, 1440 NEW YORK AVENUE, N.W., SUITE 310, WASHINGTON, D.C. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD ALLOW AT LEAST FIVE (5) BUSINESS DAYS FOR DELIVERY.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Incorporation of Certain Information by Reference..........................................................           2
Available Information......................................................................................           3
Prospectus Summary.........................................................................................           4
Risk Factors...............................................................................................           7
Price Range of Common Stock................................................................................          11
Dividend Policy............................................................................................          11
Selected Financial Data....................................................................................          12
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          14
Business...................................................................................................          20
Management.................................................................................................          30
Executive Compensation.....................................................................................          35
Certain Transactions.......................................................................................          38
Principal Stockholders.....................................................................................          39
Description of Capital Stock...............................................................................          40
Plan of Distribution.......................................................................................          42
Restrictions on Resale.....................................................................................          42
Legal Matters..............................................................................................          42
Experts....................................................................................................          42
Index to Financial Statements..............................................................................         F-1

                             AVAILABLE INFORMATION

    The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and the regulations of the Commission thereunder. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet web site at http://www.sec.gov. In addition, such materials also may be inspected and copied at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMMON STOCKS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "U.S. OFFICE PRODUCTS" OR THE "COMPANY" REFER TO U.S. OFFICE PRODUCTS COMPANY, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES AND PREDECESSORS. ALL REFERENCES TO YEARS, UNLESS OTHERWISE NOTED, REFER TO THE COMPANY'S FISCAL YEAR, WHICH ENDED ON APRIL 30 OF EACH YEAR UNTIL YEARS BEGINNING WITH THE 1997 FISCAL YEAR, WHICH END ON THE LAST SATURDAY IN APRIL. STATEMENTS CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE MAY BE DEEMED TO BE FORWARD LOOKING. ACTUAL RESULTS MAY DIFFER FROM THOSE DISCUSSED IN SUCH FORWARD LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN, FOR THE REASONS, AMONG OTHERS, SET FORTH UNDER THE HEADING "RISK FACTORS," AS MODIFIED OR SUPERSEDED BY STATEMENTS INCLUDED IN DOCUMENTS THAT ARE SUBSEQUENTLY FILED AND INCORPORATED BY REFERENCE HEREIN. THIS PROSPECTUS ALSO CONTAINS PRO FORMA FINANCIAL INFORMATION THAT GIVES EFFECT TO CERTAIN EVENTS. SUCH INFORMATION IS NOT NECESSARILY INDICATIVE OF THE RESULTS THAT THE COMPANY WOULD HAVE ATTAINED HAD THE EVENTS OCCURRED AT THE BEGINNING OF THE PERIOD PRESENTED, AS ASSUMED, OR OF THE FUTURE RESULTS OF THE COMPANY.

                                  THE COMPANY


    U.S. Office Products is one of the world's largest and fastest growing suppliers of a broad range of office products to corporate, commercial, industrial and educational customers. From its inception through October 7, 1996, the Company had acquired 101 companies (the "Completed Acquisitions"). In addition, as of October 7, 1996, the Company believed that the acquisition of an additional 17 companies that sell a variety of office supplies, office furniture and coffee and breakroom supplies and services was probable (the "Pending Acquisitions"). The Company is actively negotiating additional acquisitions, both in the United States and internationally, that, as of October 7, 1996, the Company believed were not probable. While the Company expects to complete acquisitions in addition to the Pending Acquisitions, there can be no assurances in this regard.



    The Company's objective is to be the leading single source supplier of a broad array of office and educational products and services for its corporate, commercial, industrial and educational customers. The Company generally has acquired and seeks to acquire companies with established sales presences and brand names in given geographic markets and seeks to achieve operating efficiencies through consolidated purchasing of products and services and implementation of operational improvements. Currently, the Company sells a full range of over 28,000 office and educational products to customers in the United States, New Zealand and Australia.


    The Company operates with a decentralized management strategy rather than a standardized national model in an effort to provide superior customer service and retain the historical customers of acquired businesses while achieving the operating efficiencies of a large organization. The Company believes that many customers purchase office products based on an established long-term business relationship with one primary supplier. The Company seeks to foster such long-term relationships by preserving the authority of the local, experienced management who have the responsibility to provide customers with superior customer service. The Company believes that its decentralized management strategy, coupled with operating efficiencies, enables it to compete effectively in its target markets. The Company has initiated strategies designed to achieve operating efficiencies by: (i) generating cost savings through volume purchasing of office products; (ii) combining certain general and administrative functions at the corporate level and eliminating redundant facilities; (iii) implementing improved technology and operating systems; (iv) producing a Company-wide proprietary catalog in order to increase the percentage of office supplies purchased directly from manufacturers; and (v) increasing sales opportunities by broadening the complement of products and services it offers.

    The Company has an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into and around its targeted metropolitan areas. This strategy involves the acquisition of (i) a larger established, high quality local company, or hub, and (ii) additional smaller companies, or spokes, in secondary markets surrounding the hubs. Where possible, the operations of the acquired spokes are integrated into the operations of existing hubs, thereby eliminating a portion of the operating expenses of the acquired spokes. The Company also has begun to develop regional consolidation and integration plans to enable certain operational activities, such as warehousing, to be shared among the hubs and spokes that are located within a specific geographic area. The Company expects this regional approach will permit the elimination of duplicative facilities and costs. The Company believes that its decentralized management strategy, which includes the retention of local management, sales personnel and the names of the acquired companies, and other operating strategies described below, facilitate the identification of acquisition candidates and make it an attractive acquiror.


    As of October 7, 1996, the following are the principal markets that are served by the Company:



    DOMESTIC OFFICE SUPPLIES. The Company sells office and related supplies and equipment in the domestic office contract stationer market from locations in 27 states. The Pending Acquisitions include six companies that sell supplies in this market.



    OFFICE COFFEE SERVICES. The Company sells coffee, food, beverages and related supplies for the breakroom. The Pending Acquisitions include six companies serving this market.



    OFFICE FURNITURE. The Company sells contract, remanufactured and catalog furniture to the office furniture market.



    SCHOOL SUPPLIES AND SCHOOL FURNITURE. The Company sells school and office supplies and school furniture to the kindergarten through 12th grade educational market through its School Specialty, Inc. subsidiary, which recently acquired five companies in this market. The Pending Acquisitions include two companies that focus on the school supplies and school furniture market.



    INTERNATIONAL OFFICE PRODUCTS. In addition to its domestic operations, the Company sells office and educational products and equipment and certain other products and services in New Zealand and Australia through Blue Star Group Limited ("Blue Star"), acquired by the Company in February and June 1996, and Whitcoulls Group Limited ("Whitcoulls"), which Blue Star acquired in July 1996. See "Recent Developments." Through its subsidiaries, Whitcoulls also operates numerous retail book and stationery stores throughout New Zealand and Australia and manufactures commercial, scholastic and household stationery products. The Pending Acquisitions include three companies that are located in New Zealand and Australia.



    The Company is a Delaware corporation. Its executive offices are located at 1440 New York Avenue, N.W., Suite 310, Washington, D.C. 20005, and its telephone number is 202-628-9500.


                              RECENT DEVELOPMENTS


    ACQUISITION ACTIVITY. From the beginning of fiscal 1997 through October 7, 1996, the Company had acquired 53 businesses, of which 26 are contract stationers, seven are office coffee services companies, eight are furniture companies, six are school supplies and school furniture companies and six are office product companies in New Zealand and Australia. On July 26, 1996, the Company completed its largest acquisition since its inception when it purchased all of the outstanding stock of New Zealand-based Whitcoulls for total cash consideration of $220 million. Whitcoulls operates nine principal subsidiaries that it has acquired during the past six years. Through its subsidiaries, Whitcoulls sells a broad array of office, educational and printing products and services to the commercial, retail, government and school supply markets throughout New Zealand. In addition, Whitcoulls operates numerous stationery and book stores (including franchised stores) in New Zealand and Australia and manufactures commercial, scholastic and household stationery products. Whitcoulls had revenues of U.S. $450 million and earnings before interest and taxes of approximately U.S. $31.5 million for its fiscal year ended June 30, 1996. If the Company had acquired Whitcoulls as well as the other Completed Acquisitions and the Pending Acquisitions at the beginning of fiscal 1996, the Company's operations in New Zealand and Australia would have accounted for approximately 34.0% of the Company's fiscal 1996 pro forma revenues.


    CREDIT FACILITY. In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank") whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sub-limits including $100 million for working capital loans and $400 million for acquisition loans, with $180 million of the acquisition loan sub-limit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    SALE OF COMMON STOCK. In September 1996, the Company sold, in a privately negotiated transaction, 1,250,000 shares of Common Stock for $38.1 million to Quantum Partners LDC, a Cayman Islands-based investment vehicle advised by Soros Fund Management. The proceeds from the sale were used to reduce outstanding indebtedness and to fund acquisitions.


    STARBUCKS COFFEE. In September 1996, the Company entered into a multi-year, exclusive agreement with Starbucks Coffee Company ("Starbucks") whereby the Company will be the only contract stationer and office products retailer authorized to distribute Starbucks fresh roasted coffee and related products to offices in the United States, Puerto Rico and Canada.

                                  RISK FACTORS

    Prospective purchasers of the Common Stock offered hereby should consider carefully the following risk factors, as well as the other information in this Prospectus or incorporated herein by reference, in evaluating an investment in the Common Stock.

RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY


    One of the Company's strategies is to increase its revenues and the markets it serves through the acquisition of additional businesses offering a broad array of office and educational products and services. From its inception through October 7, 1996, the Company made 101 acquisitions. The Company intends to continue to make additional acquisitions, including the 17 Pending Acquisitions. There can be no assurance that acquisitions will occur at the same pace or be available to the Company on favorable terms, if at all. For example, if the price of a share of Common Stock declines over a sustained period, the owners of potential acquisition targets may not be willing to receive shares of Common Stock in exchange for their businesses, thereby adversely affecting the pace of the Company's acquisition program. Such an effect on the pace of the Company's acquisition program could further reduce the price of a share of Common Stock, to the further detriment of the Company's acquisition strategy. In addition, the consolidation of the domestic contract stationer industry has reduced the number of larger companies available for sale, which could lead to higher prices being paid for the acquisition of the remaining domestic, independent companies.


    The Company's ability to manage an aggressive consolidation program in markets other than the domestic contract stationer market, including furniture, office coffee services and school supplies and school furniture, has not yet been fully tested. In addition, there can be no assurance that companies that have been acquired or that may be acquired in the future will achieve sales and profitability that justify the investment therein. Acquisitions may involve a number of special risks that could have a material adverse effect on the Company's operations and financial performance, including adverse short-term effects on the Company's reported operating results; diversion of management's attention; difficulties with the retention, hiring and training of key personnel; risks associated with unanticipated problems or legal liabilities; and amortization of acquired intangible assets.

    There can be no assurance that definitive agreements for any of the Pending Acquisitions will be executed or that the Pending Acquisitions will be consummated. The Company is in discussions with additional acquisition candidates and expects that it will enter into definitive agreements with respect to the acquisition of such businesses from time to time.

INTEGRATION OF ACQUISITIONS AND LIMITED COMBINED OPERATING HISTORY


    U.S. Office Products was founded in October 1994 and conducted no operations prior to the acquisition of its founding companies in February 1995. From its inception through October 7, 1996, U.S. Office Products acquired 101 companies, and it intends to continue to make acquisitions. In most cases, the managers of the acquired companies have continued to operate their companies after being acquired by U.S. Office Products. There can be no assurance that the Company will be able to successfully integrate these companies within U.S. Office Products' operations without substantial costs, delays or other problems. In addition, there can be no assurance that the Company's executive management group will be able to oversee the combined entity and effectively implement the Company's operating or growth strategies in each of the markets that the Company serves. Finally, there can be no assurance that the pace of the Company's acquisitions will not adversely affect the Company's efforts to integrate acquisitions and manage those acquisitions profitably.

INTERNATIONAL EXPANSION


    As of October 7, 1996, the Company's international operations were in New Zealand and Australia. The Company recently expanded its international operations significantly with the acquisition of the remaining 49% of Blue Star in June 1996 and Blue Star's acquisition of Whitcoulls in July 1996. In addition to their contract stationery, office furniture, and school supply and school furniture operations, Blue Star and its subsidiaries, including Whitcoulls, have other operations that the Company's domestic operations currently do not have, including retail book and stationery stores, printing operations, the manufacturing of office products and the sale, leasing, maintenance and design of telecommunications and office automation equipment and products. If the Company had acquired Whitcoulls as well as the other Completed Acquisitions and the Pending Acquisitions at the beginning of fiscal 1996, the Company's international operations would have accounted for approximately 34.0% of the Company's fiscal 1996 pro forma revenues. In fiscal 1996, international operations constituted approximately 6% of actual 1996 revenues. The Company is making additional acquisitions in New Zealand and Australia, both directly and through Blue Star, and plans to enter other international markets, including England. The Company intends to focus significant attention and resources on international expansion in the future and expects foreign sales to represent a significant proportion of the Company's total sales. Expansion into international markets involves additional risks relating to currency exchange rates, new and different legal, regulatory and competitive requirements, difficulties in staffing and managing foreign operations, different business lines and other factors.


DEPENDENCE ON IMPLEMENTATION AND OPERATION OF SYSTEMS

    The Company believes that the successful operation of the businesses that it has acquired and intends to acquire depends in part on the implementation of inventory management and financial systems. The Company may experience delays, complications or expenses in implementing, integrating and operating these systems, any of which could have a material adverse effect on the Company's results of operations and financial performance. In addition, interruptions or disruptions in systems operations could adversely affect the financial results of particular locations. Finally, while the Company believes that its operating and technology systems will be adequate for its current needs, such systems will require modification, improvement or replacement as the Company expands or as new technologies make the Company's systems obsolete. Such modifications, improvements or replacements may require substantial expenditures to design and implement and may require interruptions in operations during periods of implementation, any of which could have a material adverse effect on the Company's results of operations and financial performance.

SUBSTANTIAL COMPETITION

    The Company operates in a highly competitive environment. In the markets in which the Company operates, the Company generally competes with a large number of smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company currently competes with five large office products companies, each of which has significant financial resources. Several of the Company's large competitors operate in many of the Company's geographic and product markets, and other competitors may choose to enter the Company's geographic and product markets in the future. In addition, as a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures on the pricing of products, the Company's revenues and/or margins may decline.

INCREASES IN PRICES OF PAPER AND COFFEE

    The prices of paper and coffee fluctuate. Although the Company believes that, to date, it generally has been able to increase its prices to its customers to reflect increases in paper and coffee costs, it may not be able to do so in the future. In addition, timing differences between increases in paper and coffee prices paid by the Company and the implementation of price increases to the Company's customers may have an adverse effect on the Company's operating margins.

CONSIDERATION FOR OPERATING COMPANIES EXCEEDS ASSET VALUE

    The purchase prices of the Company's acquisitions have not been established by independent appraisals, but generally have been determined through arm's-length negotiations between the Company and representatives of such companies. The consideration for each such company has been based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets would have been less than the consideration paid (or to be paid) for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. Moreover, the Company has incurred and expects to continue to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting.

EFFECT OF QUARTERLY FLUCTUATIONS IN OPERATING RESULTS ON PRICE OF COMMON STOCK

    The Company's business is subject to seasonal influences. The Company's historical sales and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of its other operations, which have been expanding through acquisitions. For example, the sales and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the sales and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of businesses evolves through future acquisitions, these seasonal fluctuations may continue to change. In addition, quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year. Fluctuations caused by variations in quarterly operating results may adversely affect the market price of the Common Stock.

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY


    The Company has financed most acquisitions, and intends to finance future acquisitions in the United States, by using cash and shares of Common Stock. This Prospectus and a prior shelf registration statement filed by the Company with the Commission relate to the offering of 49,174,375 shares of Common Stock to be used as consideration for acquisitions by the Company, of which approximately 39,644,894 shares will remain available assuming consummation of the Pending Acquisitions on their original terms. In addition, the Company has sold debt and equity securities to raise cash proceeds for acquisitions. In May and June 1996, the Company completed the sales of $230 million in aggregate principal amount of 5 1/2% Convertible Subordinated Notes due 2003 (the "May Notes"). The proceeds from the sale of the May Notes were used for general corporate purposes, including to pay the cash consideration ($220 million) for the acquisition of Whitcoulls. In addition, in September 1996, the Company completed the sale of 1,250,000 shares of Common Stock for $38.1 million in a privately negotiated transaction. The proceeds from such sale were used to reduce outstanding indebtedness and to fund acquisitions. The Company expects that future acquisitions outside the United States may be for cash consideration. See "Recent Developments."


    Assuming that the current pace of the Company's acquisitions continues, the Company will need additional debt or equity financing in order to continue its acquisition program. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that any such financing will be available on terms the Company deems acceptable. In August 1996, the Company entered into the $500 million Credit Facility. The amount available to be borrowed under the Credit Facility for acquisitions will vary from time to time depending on the level of, on a pro forma basis reflecting consummated acquisitions, the Company's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") and the Company's total indebtedness and related interest expense. If the Company does not have sufficient cash resources to pay the cash consideration for acquisitions, or if potential acquisition candidates are unwilling to accept the Common Stock as part of the consideration for the sale of their businesses because the Common Stock does not maintain sufficient value or for other reasons, the Company may be unable to continue the current pace of its aggressive acquisition program, which could have a material adverse impact on the Company and the market price of its Common Stock.

RELIANCE ON KEY PERSONNEL

    The Company's operations depend on the continued efforts of Jonathan J. Ledecky, its Chairman of the Board and Chief Executive Officer, Timothy J. Flynn, its President and Chief Operating Officer, its other executive officers and the senior management of its subsidiaries. Furthermore, the Company will likely depend on the senior management of companies that may be acquired in the future. If any of these people become unable to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business would be adversely affected. The Company currently does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management.

CONTROL BY MANAGEMENT AND STOCKHOLDERS

    As of September 17, 1996, officers and directors of the Company and its subsidiaries beneficially own approximately 28.4% of the outstanding shares of Common Stock. Assuming consummation of all of the Pending Acquisitions and the issuance of the expected number of shares of Common Stock in such acquisitions, the officers and directors of the Company and its subsidiaries will beneficially own 27.5% of the outstanding shares of Common Stock. These stockholders acting together may be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders.

RISKS RELATED TO UNIONIZED EMPLOYEES

    A small number of the Company's employees are members of labor unions. If unionized employees were to engage in a strike or other work stoppage, or if other employees were to become unionized, the Company could experience a disruption of operations or higher labor costs.

POTENTIAL EFFECT OF SHARES ISSUED IN ACQUISITIONS ON PRICE OF COMMON STOCK

    As of September 17, 1996, there were 41,726,449 shares of Common Stock of the Company outstanding, of which approximately 4,900,328 shares are subject to contractual restrictions on the transfer thereof (other than restrictions relating to shares issued in transactions accounted for under the pooling-of-interests method of accounting, described below). These contractual restrictions expire at various times, generally up to two years from the date of issuance of the shares. The contractual restrictions on 2,321,800 shares will expire at various dates up to February 23, 1997.

    The Company has an aggressive acquisition program under which it periodically makes, and expects to continue to make, acquisitions that are accounted for under the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are generally all of the stockholders of the companies acquired by U.S. Office Products, must be free to sell or otherwise transfer shares of the Common Stock received in the acquisition, subject to their compliance with federal securities laws, as soon as the Company releases results of operations that reflect the combined operations of the Company and the acquired company for a minimum of 30 days. For example, the Company has issued, and expects to issue, approximately 3,829,431 shares of Common Stock in connection with acquisitions that were recently completed or are Pending Acquisitions expected to be completed in the near future and that were or will be accounted for under the pooling-of-interests method of accounting. Such shares, will become freely transferable at the time the Company publicly announces results of operations for its second quarter of fiscal 1997, subject to certain volume and other restrictions of Rule 145(d) of the Securities Act applicable to affiliates of the acquired companies. In addition, the Company expects to complete additional acquisitions in the future that will be accounted for under the pooling-of-interests method. If a significiant number of shares of Common Stock are issued in acquisitions that are consummated in close proximity to each other, such shares will become freely tradeable at the same time. If a large number of shares are sold by stockholders in the market as soon as their shares became freely transferable, the price of the Common Stock could be adversely affected.

ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS

    The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock has traded on the Nasdaq National Market since February 15, 1995. On September 27, 1996, the last sale price of the Common Stock was $35.88 per share. On September 17, 1996, there were approximately 423 shareholders of record of the Company's Common Stock. The following table sets forth the range of high and low sale prices for the Common Stock, as reported on the Nasdaq National Market, for the period from February 15, 1995, the date of the Company's initial public offering, through September 27, 1996.

                                                                             HIGH        LOW
                                                                           ---------  ---------
FISCAL YEAR 1995
  Fourth fiscal quarter..................................................  $  15.50   $   10.00(1)
FISCAL YEAR 1996
  First fiscal quarter...................................................  $  15.875  $   10.50
  Second fiscal quarter..................................................  $  18.125  $   13.50
  Third fiscal quarter...................................................  $  26.375  $   16.25
  Fourth fiscal quarter..................................................  $  40.00   $   22.00
FISCAL YEAR 1997
  First fiscal quarter...................................................  $  45.50   $   24.50
  Second fiscal quarter through September 27, 1996.......................  $  36.00   $   24.75

------------------------

(1) Represents the initial public offering price.

                                DIVIDEND POLICY

    The Company does not anticipate paying any cash dividends on its shares of Common Stock in the foreseeable future because it intends to retain its earnings, if any, to finance the expansion of its business and for general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Company's Board of Directors deems relevant. Further, the Company's Credit Facility prohibits the payment of dividends without the lender's consent.

                          SELECTED FINANCIAL DATA (1)

    The Selected Financial Data for the fiscal years ended April 30, 1994, 1995 and 1996 (except pro forma amounts) have been derived from the Company's consolidated financial statements that have been audited by Price Waterhouse LLP and are included elsewhere in this Prospectus. The Selected Financial Data for the fiscal year ended April 30, 1992 and 1993 have been derived from unaudited combined financial statements. The financial statements for the 1992 and 1993 fiscal years are not included elsewhere in this Prospectus or incorporated herein by reference. The Selected Financial Data for the three months ended July 31, 1995 and July 27, 1996 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in this Prospectus. The unaudited combined financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented.

    The pro forma data gives effect, as applicable, to (i) the acquisitions completed by the Company since May 1, 1995 and the Pending Acquisitions as if all of such acquisitions had been made on May 1, 1995, (ii) the sales by the Company of 4,025,000 shares of Common Stock in the second offering in August 1995 as if such sales had been made on May 1, 1995, (iii) the sales by the Company in February and March 1996 of 5,543,045 shares of Common Stock and
5 1/2% Convertible Subordinated Notes due 2001 in the principal amount of $143.75 million as if such sales had been made on May 1, 1995, (iv) the sales by the Company in May and June 1996 of the May Notes in the principal amount of $230 million as if such sales had been made on May 1, 1995, and (v) the sale by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of Common Stock as if such sale had been made on July 27, 1996. In addition, the pro forma information is based on available information and certain assumptions and adjustments. The Selected Financial Data provided herein should be read in conjunction with the historical financial statements, including the notes thereto, of U.S. Office Products Company and the other companies whose financial statements appear elsewhere in this Prospectus, the pro forma financial statements, including the notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

                           SELECTED FINANCIAL DATA(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    THREE MONTHS ENDED
                                           FISCAL YEAR ENDED APRIL 30,                        JULY 27, 1996 AND JULY 31, 1995
                           ------------------------------------------------------------  -----------------------------------------
                                                                             PRO FORMA                       PRO FORMA   PRO FORMA
STATEMENT OF INCOME DATA:    1992      1993      1994      1995      1996     1996(2)      1995      1996     1995(2)     1996(2)
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Revenues.................  $314,972  $380,051  $436,480  $579,539  $968,008  $2,169,310  $166,742  $352,638  $502,965    $534,993
Cost of Revenues.........   224,144   270,528   310,051   426,426   709,871   1,529,245   124,785   253,017   364,790     373,845
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Gross Profit.............    90,828   109,523   126,429   153,113   258,137     640,065    41,957    99,621   138,175     161,148
Selling general and
  administrative
  expenses...............    84,546   104,231   114,661   134,652   224,454     543,561    41,033    82,561   128,033     135,254
One time non-recurring
  acquisition costs......     --        --                            8,057                 4,671     1,656
Non-recurring
  restructuring costs....                                                         8,092
Discontinuation of
  Printing Division at
  subsidiary.............     --        --        --        --          682         682     --        --        --          --
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Operating Income
  (loss).................     6,282     5,292    11,768    18,461    24,944      87,730    (3,747)   15,404    10,142      25,894
Interest Expense.........     2,828     3,537     3,683     5,641    12,405      30,183     2,082     6,949     8,899       9,916
Interest Income..........      (210)     (124)     (266)     (504)   (3,272)       (971)     (142)   (4,185)     (390)     (1,999)
Minority Interest in
  Subsidiary.............     --        --        --                    671          69     --          206        (2)        206
Other (income) expense...    (2,169)   (1,337)     (964)     (409)   (1,066)     (1,587)      (99)     (222)      761        (358)
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Income (loss) before
  taxes..................     5,833     3,216     9,315    13,733    16,206      60,036    (5,588)   12,656       874      18,129
Provision for income
  taxes..................       747     1,390     1,618     2,171     5,414      26,122    (1,469)    5,152       380       7,886
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Net income (loss)........  $  5,086  $  1,826  $  7,697  $ 11,562  $ 10,792(3) $   33,914 $ (4,119 (3) $  7,504(3) $    494 $ 10,243
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
                           --------  --------  --------  --------  --------  ----------  --------  --------  ---------   ---------
Net income (loss) per
  share..................                                          $   0.37(3) $     0.80 $   (.18 (3) $   0.20(3) $   0.01 $   0.24
                                                                   --------  ----------  --------  --------  ---------   ---------
                                                                   --------  ----------  --------  --------  ---------   ---------
Weighted Average Shares
  Outstanding............                                            28,922      42,330(4)   22,468   38,458   41,980(4)   43,018(4)
                                                                   --------  ----------  --------  --------  ---------   ---------
                                                                   --------  ----------  --------  --------  ---------   ---------

                                                                                               JULY 27, 1996
                                                                APRIL 30,                   --------------------
                                               -------------------------------------------                PRO
BALANCE SHEET DATA:                             1992    1993     1994      1995     1996     ACTUAL    FORMA(5)
                                               ------  -------  -------  --------  -------  ---------  ---------
Working Capital..............................  25,447   25,539   29,681  $ 48,519  236,728    213,622   162,999
Total Assets.................................  97,236  115,089  122,867   214,066  741,655  1,191,836  1,337,197
Long-term debt less current portion..........  18,724  321,036   21,270    27,216  178,529    427,138   401,465
Stockholders' Equity.........................  30,153   30,197   32,883    72,717  314,299    388,172   513,084

----------------------------------

(1) As a result of the substantial continuing interests in the Company of the former stockholders of the four companies acquired by the Company for a combination of Common Stock and cash concurrent with the closing of its initial public offering (the "IPO") (the "Combined Companies"), the historical financial information of the Combined Companies and the historical financial information of the businesses that were acquired after the closing of the IPO in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Combined Companies and the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in business combinations accounted for under the purchase method (the "Purchased Companies") is included from the dates of their respective acquisitions.


(2) Gives effect to: (i) the acquisitions completed by the Company since May 1, 1995 and the acquisitions that the Company considers probable to occur (the "Pending Acquisitions") as if all of such acquisitions had been made on May 1, 1995; (ii) the sales by the Company in August 1995 of 4,025,000 shares of Common Stock as if such sales had been made on May 1, 1995; (iii) the sales by the Company in February and March 1996 of 5,543,045 shares of Common Stock and 5 1/2% Convertible Subordinated Notes due 2001 in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; and
    (iv) the sales by the Company in May and June 1996 of 5 1/2% Convertible Subordinated Notes due 2003 in the principal amount of $230.0 million as if such sales had been made on May 1, 1995.


(3) Net income (loss) and net income (loss) per share include nonrecurring acquisition costs incurred in conjunction with the business combinations with the Pooled Companies and the costs associated with the discontinuation of the printing division at a subsidiary. GAAP requires the Company to expense all costs related to acquisitions accounted for under the pooling-of-interests method.

(4) For calculation of the pro forma weighted average shares outstanding for the year ended April 30, 1996 and the three months ended July 31, 1995 and July 27, 1996, see Note 2(i) of Notes to Pro Forma Combined Financial Statements included herein.

(5) Gives effect to: (i) acquisitions completed after July 27, 1996 and the Pending Acquisitions as if such acquisitions had been made on July 27, 1996;
    (ii) the sale by the Company in September 1996 of 1,250,000 shares of Common Stock as if such sale had been made on July 27, 1996.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    The Company's revenues have been derived primarily from the sale of a wide variety of office supplies, office furniture and other office and educational products to corporate, commercial, educational and industrial customers. The cost of revenues represents the purchase price of office supplies, office furniture and other office products. Cost of revenues includes occupancy and delivery expenses and is reduced by rebates and discounts on inventory purchases.

CONSOLIDATED RESULTS OF OPERATIONS

    The following table sets forth various items as a percentage of revenues for the three fiscal years ended April 30, 1996 and for the three months ended July 27, 1996 and July 31, 1995.

                                                                                                        THREE MONTHS ENDED
                                                                           FISCAL YEAR ENDED         ------------------------
                                                                    -------------------------------   JULY 31,     JULY 27,
                                                                      1994       1995       1996        1995         1996
                                                                    ---------  ---------  ---------  -----------  -----------
Revenues..........................................................      100.0      100.0      100.0%       100.0%       100.0%
Cost of revenues..................................................        71        73.6       73.3         74.8         71.7
                                                                    ---------  ---------  ---------  -----------  -----------
  Gross margin....................................................        29        26.4       26.7         25.2         28.3
Selling, general and administrative expense.......................       26.3       23.2       23.2         24.6         23.4
Nonrecurring acquisition costs....................................                              0.8          2.8          0.5
Discontinuation of printing division at subsidiary................                               .1
  Operating income (loss).........................................        2.7        3.2        2.6         (2.2)         4.4
                                                                    ---------  ---------  ---------  -----------  -----------
Other (income) expense:
  Interest expense................................................        0.8        1.0        1.3          1.2          2.0
  Interest income.................................................       (0.1)      (0.1)      (0.3)                     (1.2)
  Minority interest in net income of subsidiary...................                              0.1                       0.1
  Other...........................................................       (0.2)      (0.1)      (0.1)                     (0.1)
                                                                    ---------  ---------  ---------  -----------  -----------
Income (loss) before provision benefit for income taxes...........        2.2        2.4        1.6         (3.4)         3.6
Provision (benefit) for income taxes..............................        0.4        0.4        0.5         (0.9)         1.5
                                                                    ---------  ---------  ---------  -----------  -----------
Net income (loss).................................................        1.8         2         1.1         (2.5)         2.1
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                    ---------  ---------  ---------  -----------  -----------

    THREE MONTHS ENDED JULY 27, 1996 COMPARED TO THREE MONTHS ENDED JULY 31,
     1995

    Historical revenues increased 111.5%, from $166.7 million for the three months ended July 31, 1995 to $352.6 million for the three months ended July 27, 1996. This increase was primarily due to the inclusion of revenues from 43 companies acquired in business combinations accounted for under the purchase method (the "43 Purchased Companies") during the last three quarters of fiscal 1996 and the first quarter of fiscal 1997 in the revenues for the three months ended July 27, 1996 and the exclusion of those revenues for the three months ended July 31, 1995.

    Gross profit increased 137.4%, from $42.0 million, or 25.2% of revenues, for the three months ended July 31, 1995 to $99.6 million, or 28.3% of revenues for the three months ended July 27, 1996. The increase in gross profit as a percentage of revenues was due primarily to a shift in revenue mix resulting in a higher proportion of revenues in traditionally higher margin products, such as office coffee services, school supplies and school furniture and the Company's products sold in Australia and New Zealand.

    Selling, general and administrative expenses increased 101.2%, from $41.0 million, or 24.6% of revenues, for the three months ended July 31, 1995 to $82.6 million, or 23.4% of revenues for the three months ended July 27, 1996. The increase in selling, general and administrative expenses is due primarily to the inclusion of the 43 Purchased Companies. The decrease in selling, general and administrative expenses as a percentage of revenues is due primarily to the inclusion of the 43 Purchased Companies, which had lower selling, general and administrative expenses as a percentage of revenues.

    The Company incurred nonrecurring acquisition costs of approximately $1.7 million and $4.7 million during the three months ended July 27, 1996 and July 31, 1995, respectively, in conjunction with business combinations that were accounted for under the pooling-of-interests method. Generally accepted accounting principles ("GAAP") require the Company to expense all acquisition costs related to the business combinations accounted for under the pooling-of-interests method. The Company expects to continue to consummate additional acquisitions accounted for under the pooling-of-interests method.

    Interest expense increased 233.8% from $2.1 million for the three months ended July 31, 1995 to $6.9 million for the three months ended July 27, 1996. This increase was due primarily to the increase in the Company's borrowings through the issuance of an aggregate of $373.75 million of the February Notes and the May Notes during the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997. The increase in interest expense was partially offset by an increase in interest income of $4.0 million for the three months ended July 27, 1996 compared to the three months ended July 31, 1995. The increase in interest income was primarily the result of the investment by the Company of a portion of the proceeds from the issuance of the February Notes and the May Notes at a time when it did not need the cash for working capital or acquisition purposes.

    Minority interest in net income of subsidiary represents the 49% minority interest in the net income of Blue Star, as the Company owned 51% of Blue Star until June 1996, when it acquired the remaining 49%.

    Provision for income taxes increased from a benefit of $1.5 million for the three months ended July 31, 1995 to a provision of $5.2 million for the three months ended July 27, 1996, reflecting an effective tax benefit of 26.3% for the three months ended July 31, 1995 and an effective tax rate of 40.7% for the three months ended July 27, 1996. The high effective rate for the three months ended July 27, 1996, compared to the federal statutory rate of 34.0% plus state, local and foreign taxes is primarily the result of non-deductible expenses, primarily non-deductible goodwill, resulting from stock acquisitions accounted for under the purchase method.

    YEAR ENDED APRIL 30, 1996 COMPARED TO THE YEAR ENDED APRIL 30, 1995

    Revenues increased by 67.0%, from $579.5 million in fiscal 1995 to $968.0 million in fiscal 1996. This increase was due primarily to the 26 acquisitions completed during fiscal 1996 and accounted for under the purchase method of accounting, and the five acquisitions completed during fiscal 1995 that were accounted for under the purchase method of accounting and were included for the entire 1996 fiscal year (collectively, the "1996 Purchased Companies").

    Gross profit increased by 68.6%, from $153.1 million in fiscal 1995 to $258.1 million in fiscal 1996. Gross profit as a percentage of revenues increased from 26.4% in fiscal 1995 to 26.7% in fiscal 1996.

    Selling, general and administrative expenses increased by 66.7%, from $134.7 million in fiscal 1995 to $224.5 million in fiscal 1996. The increase in selling, general and administrative expenses is due primarily to the inclusion of the 1996 Purchased Companies.

    During fiscal 1996, the Company incurred $8.7 million in one-time charges, which represented 0.9% of revenues. These charges consisted of $8.1 million in nonrecurring acquisition costs incurred in conjunction with the 14 business combinations completed during fiscal 1996 that were accounted for under the pooling-of-interests method of accounting (the "Pooled Companies") and $682,000 associated with the discontinuation of the printing division at a subsidiary, which consisted primarily of the write-down of printing division assets to their estimated market value. GAAP requires the Company to expense all acquisition expenses related to the combinations accounted for under the pooling-of-interests method of accounting.

    Interest expense increased by 119.9%, from $5.6 million in fiscal 1995 to $12.4 million in fiscal 1996. The increase was due primarily to the increase in the Company's borrowings. The increase in interest expense was partially offset by an increase in interest income of $2.8 million for fiscal 1996 compared to fiscal 1995. The increase in interest income was primarily the result of the investment by the Company of a portion of the proceeds from the sales of 5,543,045 shares of Common Stock at $23.25 per share, including the underwriters' over-allotment option of 610,000 shares, and the issuance of $143.75 million principal amount of the February Notes, including the underwriters' over-allotment option of $18.75 million, at a time when it did not need to borrow under its line of credit.

    Minority interest in net income of subsidiary represents the 49% minority interest in the net income of the Company's 51% owned subsidiary, Blue Star, from February 1996, the date of acquisition by the Company. The Company owned 51% of Blue Star until June 1996, when it acquired the remaining 49%.

    Other income increased by $657,000 from $409,000 in fiscal 1995 to other income of $1.1 million in fiscal 1996.

    Provision for income taxes increased by 149.4%, from $2.2 million in fiscal 1995 to $5.4 million in fiscal 1996, reflecting an effective income tax rate of 15.8% in fiscal 1995 and 33.4% in fiscal 1996. The increase in income taxes was primarily due to increased pre-tax income resulting from the inclusion of the Purchased Companies. The increase in the effective income tax rate is due primarily to the fact that the pre-tax income of the Pooled Companies that had elected to be treated as subchapter S corporations prior to their acquisition by the Company constituted a higher proportion of the total pre-tax income during fiscal 1995 and to the addition of non-deductible expenses, primarily non-deductible goodwill relating to the 1996 Purchased Companies.

    YEAR ENDED APRIL 30, 1995 COMPARED TO THE YEAR ENDED APRIL 30, 1994

    Revenues increased by 32.8%, from $436.5 million in fiscal 1994 to $579.5 million in fiscal 1995. This increase was due primarily to the inclusion of the five Purchased Companies acquired during fiscal 1995 (the "1995 Purchased Companies").

    Gross profit increased by 21.1%, from $126.4 million in fiscal 1994 to $153.1 million in fiscal 1995. Gross profit as a percentage of revenues decreased from 29.0% in fiscal 1994 to 26.4% in fiscal 1995. The decrease as a percentage of revenues was primarily due to the inclusion of the 1995 Purchased Companies, which had a higher proportion of sales of traditionally lower margin product lines, such as business machines and office furniture.

    Selling, general and administrative expenses increased by 17.4%, from $114.7 million in fiscal 1994 to $134.7 million in fiscal 1995. Selling, general and administrative expenses as a percentage of revenues decreased from 26.3% in fiscal 1994 to 23.2% in fiscal 1995. This decrease was primarily due to the inclusion of the 1995 Purchased Companies, which had lower selling, general and administrative expenses as a percentage of revenues.

    Interest expense increased by 53.2%, from $3.7 million in fiscal 1994 to $5.6 million in fiscal 1995. The increase in interest expense was primarily due to incremental interest expense incurred by the 1995 Purchased Companies and to higher interest rates. The interest expense was partially offset by an increase in interest income of $238,000.

    Other income decreased by 57.6% from $964,000 in fiscal 1994, to $409,000 in fiscal 1995. The primary component of this change was a decrease in the amortization of deferred revenue associated with a covenant not to compete of one company, which was amortized using an accelerated method.

    The provision for income taxes increased by 34.2%, from $1.6 million in fiscal 1994 to $2.2 million in fiscal 1995, reflecting an effective income tax rate of 17.4% in fiscal 1994 and 15.8% in fiscal 1995. This increase in income taxes is due primarily to increased pre-tax income. The low effective income tax rates for fiscal 1994 and fiscal 1995, compared to the federal statutory rate of 34.0% plus state and local taxes, are the result of the election by certain companies included in the results to be treated as subchapter S corporations prior to their acquisitions by the Company in transactions accounted for under the pooling of interests method of accounting.

LIQUIDITY AND CAPITAL RESOURCES

    At April 30, 1996, the Company had cash of $170.6 million and working capital of $236.7 million. The Company's capitalization at April 30, 1996 was $492.8 million.

    In May and June 1996, the Company completed the sales, in an offshore offering and in a concurrent private placement in the United States, of the May Notes in the principal amount of $230 million, including the manager's over-allotment option of $30 million principal amount of May Notes. The net proceeds from the sale of the May Notes, after deducting the manager's discounts and commissions and offering expenses, were approximately $223.1 million and were used for working capital and to pay the cash consideration for the acquisition of Whitcoulls, including the repayment of higher interest rate debt assumed in business combinations.

    In August 1996, the Company entered into an agreement, whereby the Bank, or a syndicate of financial institutions including the Bank, will provide the $500 million Credit Facility bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sub-limits including $100 million for working capital loans and $400 million for acquisition loans, with $180 million of the acquisition loan sub-limit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary covenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    During the three months ended July 27, 1996, net cash used in operating activities was $3.8 million. Net cash used in investing activities was $216.3 million, including $205.5 million used for acquisitions and $9.7 million used for additions to property and equipment. Net borrowings increased $145.0 million during the three months ended July 27, 1996.

    During the three months ended July 31, 1995, net cash provided by operating activities was $5.8 million. Net cash used in investing activities was $8.2 million, including $5.4 million used for acquisitions and $1.3 used for additions to property and equipment. Net borrowings increased $1.5 million during the three months ended July 31, 1995.


    Subsequent to July 27, 1996, the Company has completed 25 business combinations for an aggregate purchase price of approximately $142.5 million, consisting of approximately $66.9 million of cash and 2,559,399 shares of Common Stock with a market value of $75.6 million. In addition, in September 1996, the Company sold, in a privately negotiated transaction, 1,250,000 shares of Common Stock for $38.1 million to Quantum Partners LDC. The proceeds from the sale were used to reduce outstanding indebtedness and to fund acquisitions.


    The Company anticipates that its current cash on hand, cash flow from operations and additional financing available under the Credit Facility will be sufficient to meet the Company's liquidity requirements for its operations through the end of fiscal 1997. However, the Company intends to continue pursuing acquisitions, including the Pending Acquisitions, which are expected to be funded through a combination of cash and Common Stock. The timing and size and the associated capital commitments of such acquisitions are not known. Assuming that the current pace of the Company's acquisitions continues, the Company will need additional debt or equity financing in order to continue its acquisition program. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that any such financing will be available on terms the Company deems acceptable.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

    The Company's business is subject to seasonal influences. The Company's historical sales and profitability in its core office products business have been lower in the first two quarters of its fiscal year, primarily due to the lower level of business activity in North America during the summer months. The seasonality of the core office products business, however, is expected to be impacted by the seasonality of its other operations, which have been expanding through acquisitions. For example, the sales and profitability of the Company's school supplies and school furniture business have been higher during the Company's first and second quarters and significantly lower in its third and fourth quarters, and the sales and profitability of the Company's operations in New Zealand and Australia have generally been higher in the Company's third quarter. As the Company's mix of businesses evolves through future acquisitions, these seasonal fluctuations may continue to change. In addition, quarterly results also may be materially affected by the timing of acquisitions, the timing and magnitude of costs related to such acquisitions, variations in the prices paid by the Company for the products it sells, the mix of products sold and general economic conditions. Therefore, results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year.

    The following tables set forth certain unaudited consolidated quarterly financial data for the fiscal years ended April 30, 1996 and 1995 (in thousands, except for per share amounts). The information has been derived from unaudited consolidated financial statements that in the opinion of management reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of such quarterly information.

                                                                FISCAL 1996 QUARTERS
                                             ----------------------------------------------------------
                                               FIRST       SECOND      THIRD       FOURTH      TOTAL
                                             ----------  ----------  ----------  ----------  ----------
Revenues...................................  $  166,742  $  224,977  $  274,426  $  301,863  $  968,008
Gross profit...............................      41,957      57,703      72,931      85,546     258,137
Operating income (1).......................      (3,747)      6,325      15,280       7,086      24,944
Net income (loss) (1)......................      (4,118)      3,165      10,360       1,385      10,792
Net income (loss) per share (1)............       (0.18)       0.11        0.36        0.04        0.37


                                                                FISCAL 1995 QUARTERS
                                             ----------------------------------------------------------
                                               FIRST       SECOND      THIRD       FOURTH      TOTAL
                                             ----------  ----------  ----------  ----------  ----------
Revenues...................................  $  109,454  $  127,844  $  176,337  $  165,904  $  579,539
Gross profit...............................      30,208      34,841      46,775      41,289     153,113
Operating income...........................       2,636       4,463       9,757       1,605      18,461
Net income.................................       1,557       2,930       7,405        (330)     11,562

------------------------

(1) Includes one-time charges of $4,671, $599, $1,505 and $1,964 for the first, second, third and fourth quarters of fiscal 1996, respectively. These charges consist of nonrecurring acquisition costs incurred in connection with business combinations accounted for under the pooling-of-interests method of accounting and costs associated with the discontinuation of the printing division at one subsidiary. Under GAAP, acquisition costs incurred in conjunction with pooling-of-interests combinations must be recorded as expense.

INFLATION

    The Company does not believe that inflation has had a material impact on its results of operations during fiscal 1994, 1995 or 1996.

FACTORS AFFECTING THE COMPANY'S BUSINESS

    The future operating results of the Company may be affected by a number of factors, including the matters discussed below:

    The Company has an aggressive acquisition strategy that has involved, and is expected to continue to involve, the acquisition of a significant number of additional companies in related lines of businesses. There can be no assurance, however, that acquisitions will occur at the same pace or be available to the Company on favorable terms, if at all. For example, if the price of a share of Common Stock declines, the owners of potential acquisition targets may not be willing to receive shares of Common Stock in exchange for their businesses, thereby adversely affecting the pace of the Company's acquisition program. Such an effect on the pace of the Company's acquisition program could further reduce the price of a share of common stock, to the further detriment of the Company's acquisition strategy. In addition, the consolidation of the contract stationer industry has reduced the number of larger companies available for sale, which could lead to higher prices being paid to acquire such companies. The failure to acquire additional businesses and to acquire such businesses on favorable terms in accordance with the Company's growth strategy could have a material adverse impact on future sales and profitability.

    The Company's acquisition strategy has resulted in a significant increase in sales, employees, facilities and distribution systems. While the Company's decentralized management strategy, together with operating efficiencies resulting from the elimination of duplicative functions and economies of scale, may present opportunities to reduce costs, such strategies may initially necessitate costs and expenditures to expand operational and financial systems and corporate management and administration. These various costs and possible cost-savings strategies may make historical operating results not indicative of future performance. In addition, there can be no assurance that the pace of the Company's acquisitions will not adversely affect the Company's efforts to implement its cost-savings strategies and to manage its acquisitions profitability.

    The Company operates in a highly competitive environment. Some of the Company's current and potential competitors are larger than the Company and have greater financial resources. No assurances can be given that competition will not have an adverse effect on the Company's business.

    The Company also expects to focus significant attention and resources on future international expansion. In addition to the factors described above that may impact the Company's domestic operations, the Company's operations in foreign markets are subject to a number of inherent risks, including currency exchange rates, new and different legal and regulatory requirements, difficulties in staffing and managing foreign operations, risks specific to different business lines that the Company may enter, and other factors.

    For a more complete discussion of the above factors, see "Risk Factors."

                                    BUSINESS


    U.S. Office Products is one of the world's largest and fastest growing suppliers of a broad range of office products to corporate, commercial, industrial and educational customers. From its inception through October 7, 1996, the Company has acquired the 101 Completed Acquisitions. In addition, as of October 7, 1996, the Company believed that the acquisition of the 17 Pending Acquisitions that sell a variety of office supplies, office furniture and coffee and breakroom supplies and services was probable. The Company is actively negotiating additional acquisitions, both in the United States and internationally, that, as of October 7, 1996, the Company believed were not probable. While the Company expects to complete acquisitions in addition to the Pending Acquisitions, there can be no assurances in this regard.



    The Company's objective is to be the leading single source supplier of a broad array of office and educational products and services for its corporate, commercial, industrial, and educational customers. The Company generally has acquired and seeks to acquire companies with established sales presences and brand names in given geographic markets, and seeks to achieve operating efficiencies through consolidated purchasing of products and services and implementation of operational improvements. Currently, the Company sells a full range of over 28,000 office and educational products to customers in the United States, New Zealand and Australia.


    The Company has an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into and around its targeted metropolitan areas. This strategy involves the acquisition of (i) a larger established, high quality local company, or hub, and (ii) additional smaller companies, or spokes, in secondary markets surrounding the hub. Where possible, the operations of the acquired spokes are integrated into operations of existing hubs, thereby eliminating a portion of the operating expenses of the acquired spokes. The Company also has begun to develop regional consolidation and integration plans to enable certain operational activities, such as warehousing, to be shared among the hubs and spokes that are located within a specific geographic area. The Company expects this regional approach will permit the elimination of duplicative facilities and costs. The Company believes that its decentralized management strategy, which includes the retention of local management, sales personnel and the names of the acquired companies, and other operating strategies described below, facilitate the identification of acquisition candidates and make the Company an attractive acquiror. See "--Acquisition Strategy."

PRINCIPAL PRODUCTS AND SERVICES

    The Company offers a broad array of office products, equipment and services to its corporate, commercial, industrial, and educational customers. Through its ongoing acquisition program (including the Pending Acquisitions), the Company has expanded and will further expand its capabilities in the office supplies, office coffee services, office furniture, school supplies and school furniture markets, both domestically and internationally.

    The Company believes that these markets are interrelated because they are served through similar and sometimes overlapping distribution channels. For example, many of the companies in the markets in which the Company operates provide products and services in other markets through the same sales force and delivery personnel. The Company believes that many of the markets that the Company serves are fragmented and are currently undergoing consolidation. Moreover, the Company believes that by participating in this consolidation, it will be able to leverage its existing sales, warehousing, and distribution capabilities in various related markets because of the similarity of distribution systems and route structures and the commonality of customers.

    As of October 7, 1996, the following are the principal markets that are served by the Company:


    DOMESTIC OFFICE SUPPLIES


    The Company sells office and related supplies and equipment in the domestic office contract stationer market. As of October 7, 1996, the Company served this market from 34 hubs and 37 spokes located in 27 states. The Pending Acquisitions include six spokes that sell supplies in the domestic office contract stationer market.


    The traditional office supplies market in the United States generates approximately $60 billion in annual sales. The companies servicing this market include: (i) discount superstore retailers; (ii) mail order marketers; (iii) traditional retail stores; and (iv) contract stationers. Independent estimates indicate that the aggregate size of the retail and mail order markets is approximately $30 billion in annual sales and that the size of the contract stationer market is also approximately $30 billion in annual sales. The Company believes that the office supplies market can be classified by customer type into three segments: the large corporate segment, the medium corporate segment and the small office segment.

    The LARGE CORPORATE SEGMENT is comprised of companies with 500 or more employees. These customers often negotiate contract pricing on many of the office products they routinely purchase and demand a high level of service, including free, next-day delivery, account relationship managers, credit terms, and customized billing and information services. This segment has historically been served by contract stationers.

    The MEDIUM CORPORATE SEGMENT is comprised of companies with more than 20, but fewer than 500, employees. This segment historically has been served primarily by contract stationers, and, to a much lesser extent, by mail order marketers and traditional retail dealers. Discount superstore chains and mail order marketers have attempted to gain market share in this segment by providing delivery services and allowing credit card purchases. However, the Company believes that discount superstores and mail order marketers have achieved only limited penetration because they do not provide the level of service required by customers in this segment.

    The SMALL OFFICE SEGMENT consists of home offices and small businesses with 20 or fewer employees. These customers historically have purchased office supplies from retail dealers at or near manufacturers' list prices. Discount superstores and mail order marketers have captured an increasing share of sales to this segment primarily by offering lower prices and providing a better product selection than retail dealers.

    The Company operates primarily in the medium and large corporate segments of the office supplies market. A small number of the Company's subsidiaries, also operate retail office supply outlets. Historically, the corporate office supplies segment has been characterized by numerous contract stationers, most of which operate in only one metropolitan area and have annual sales of less than $15 million. However, as the office products industry undergoes rapid consolidation, the Company believes that many smaller office supply companies will be unable to compete because, in part, of their inability to service national accounts and either will be acquired by larger companies or closed. The Company believes that it has five competitors with revenues in excess of $500 million supplying office products to the corporate segments, that none of these competitors has a market share in excess of 10% and that their combined market share is less than 30%. See "--Competition."

    OFFICE COFFEE SERVICES


    The Company sells coffee, food, beverages, and related supplies for the breakroom through two hubs and six spokes. The Pending Acquisitions include six companies serving this market.


    Office coffee services ("OCS") businesses typically provide and install coffee brewing equipment in a customer's office at no charge but require customers to purchase, on an ongoing basis, a minimum volume of coffee and related items from the OCS business. OCS businesses generally also offer a wide assortment of both coffee and related products, including creamers, sugar, stirrers, beverages, coffees, teas, sodas, juices and bottled waters, as well as snack items and all other items that are likely to be found in an employee "breakroom" or lunch room, including plastic flatware, napkins, paper cups, straws and similar items. The Company believes that the OCS industry in the United States generates approximately $2.3 billion in annual sales. The Company believes that this industry is also highly fragmented, with most companies in the industry having sales of under $10 million.

    OFFICE FURNITURE


    The Company sells catalog, contract and remanufactured furniture to the office furniture market, both through its office supplies businesses and through six subsidiaries that principally serve the furniture market.


    The Company sells furniture to three different types of customers. The retail customer typically purchases furniture such as lower-priced chairs and file cabinets from the Company's office supplies catalogs. The mid-market customer typically purchases furniture of higher quality and functionality, and the large customer buys high-quality furniture of a more sophisticated design and tends to make project-oriented purchases. The Company also sells refurbished and remanufactured furniture specially designed for contract and mid-market customers. To a lesser extent, the Company rents furniture to various customers on a short-term basis.

    The Company believes that there are thousands of companies selling contract furniture to the corporate, commercial and industrial markets. The Company believes that the contract office furniture market in North America had sales of approximately $9.5 billion in 1995.

    SCHOOL SUPPLIES AND SCHOOL FURNITURE


    The Company sells school and office supplies and school furniture to the kindergarten through 12th grade educational market primarily through its School Specialty, Inc. subsidiary, which recently has acquired five companies serving this market. The Pending Acquisitions include two companies that focus on the school supplies and school furniture market.


    The Company's school supplies and school furniture business focuses on the approximately 106,000 private and public schools that serve approximately 49.8 million kindergarten through 12th grade students in the United States. Categories of sales in the educational market include classroom, art, office and instructional materials (excluding textbooks), and desks, chairs, tables and other furniture for classroom, cafeteria, library, locker and laboratory use.

    The Company believes that this highly fragmented industry of over 1,000 independent dealers generated sales totaling over $3.0 billion in 1995.

    INTERNATIONAL OFFICE PRODUCTS


    The Company sells office and educational products and equipment and certain other products and services in New Zealand and Australia through Blue Star and Whitcoulls and their subsidiaries. See "Recent Developments." The Pending Acquisitions include three additional companies in New Zealand and Australia. The Company's operations in New Zealand and Australia currently include, in addition to the office products business, the sale and leasing of telecommunications and office automation equipment and products, as well as the provision of related maintenance and system design and implementation services, stationery and book stores, manufacturing of commercial, scholastic and household stationery products and printing operations.


    The Company believes that the international office supplies industry is highly fragmented, and that, like the office supplies industry in the United States, it represents a consolidation opportunity for the Company. According to independent research estimates, annual sales in the contract stationer market in developed countries excluding the United States exceed $70 billion. The Company intends to focus significant attention and resources on international expansion and expects foreign sales to represent an increasing proportion of the Company's total sales. The Company's initial acquisition efforts outside of the United States are expected to focus on companies in English-speaking countries.

ACQUISITION STRATEGY

    The Company has an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into and around its targeted metropolitan areas. This strategy involves the acquisition of (i) a larger established, high quality local company, or hub, in each metropolitan area and (ii) additional smaller companies, or spokes, in secondary markets surrounding the hub.

    In most instances, the Company expects to retain the management, sales personnel and name of the acquired hub while seeking to improve the Company's profitability by implementing its operating strategies, rather than bringing in outside management and converting the local operation to a standardized national business model. The Company believes that its decentralized management strategy and other operating strategies make it an attractive acquiror of additional hubs, particularly for those companies whose owners desire to remain involved in the day-to-day operations of their companies. The Company also intends to continue to acquire additional smaller companies, or spokes, in secondary markets surrounding its hubs. Where possible, the operations of the acquired spokes are integrated into the operations of existing hubs, thereby eliminating a portion of the operating expenses of the acquired spokes. See "Operating Strategy." The Company believes that its decentralized management strategy and local presence facilitate the identification of spoke acquisition candidates.

    As consideration for future acquisitions, the Company intends to continue to use various combinations of shares of Common Stock and cash.

    The Company is actively negotiating to acquire additional office and educational products and equipment businesses, both in the United States and internationally, consistent with its strategy of pursuing an aggressive acquisition program. While the Company expects to complete acquisitions in addition to the Pending Acquisitions, there can be no assurances in this regard.

OPERATING STRATEGY

    The Company believes that its decentralized management strategy, coupled with operating efficiencies, enables it to compete effectively in its target markets. The Company has implemented strategies designed to achieve operating efficiencies by: (i) increasing sales opportunities by broadening the complement of products and services it offers; (ii) generating cost savings through volume purchasing of office products; (iii) combining certain general and administrative functions at the corporate level and eliminating redundant facilities; (iv) installing improved operating and technology systems; and (v) producing a Company-wide proprietary office supplies catalog in order to increase the percentage of office supplies purchased directly from manufacturers.

    DECENTRALIZED MANAGEMENT. The Company operates with a decentralized management strategy, rather than a standardized national model. The Company believes that many customers purchase products based on an established long-term business relationship with one primary supplier. The Company typically empowers its experienced local management to foster these long-term relationships and provide superior customer service. The local management also typically is empowered to make decisions relating to the day-to-day operations of a particular location and is primarily responsible for the profitability and growth of its local business. Local management also participates actively in the identification of acquisition candidates and the process of integrating newly acquired companies into U.S. Office Products. The Company believes that this decentralized management philosophy results in better customer service by allowing local management the flexibility to implement policies and make decisions based on the needs and desires of local customers. The Company encourages its local managers to work collaboratively within geographic regions and to share successful operating strategies.

    BROADENING OFFERED PRODUCTS AND SERVICES. The Company intends to continue to broaden the complement of products and services it offers at its locations to increase its sales to existing customers. The Company believes that many of its subsidiaries can maximize their sales, warehousing and distribution capabilities by offering a broader array of products or services to their customers. For example, many of the Company's subsidiaries offer to the same customers office supplies, contract furniture, and coffee, beverage and snack products and services. Outside of the United States, the Company currently also expects to enter into businesses that offer a broad array of products and services to corporate, commercial, industrial and educational customers. Some of the Company's current and future subsidiaries (including, for example, the Company's school supply subsidiaries), however, are likely to continue to focus on providing a distinct group of products or services to their customers. Such businesses may operate through sales forces and distribution systems that are separate from the ones used by the Company's core office products businesses.

    VOLUME PURCHASING. Office product manufacturers historically have offered more favorable prices and rebates to high volume purchasers. As it has grown, the Company has negotiated certain additional discounts and rebates with its suppliers and vendors and believes that it will be able to increase the discounts and rebates in the future.

    COMBINING FUNCTIONS AND FACILITIES. The Company believes that it will be able to achieve operating efficiencies available to a large company by eliminating redundant facilities and by combining certain general and administrative functions at the regional corporate level to reduce overhead. For example, the Company has begun to combine at the corporate level: (i) purchasing programs for office products; (ii) development, implementation and purchasing of computer systems; (iii) purchasing or leasing of delivery vehicles; and (iv) accounting, insurance, financial management, marketing and legal support. The Company has also begun to develop regional consolidation and integration plans to enable certain operational activities, such as warehousing, to be shared among the hubs and spokes that are located within a specific geographic area. In addition, the Company believes that the expansion of operations and the integration of existing operations and facilities with those acquired in the future will offer significant opportunities to achieve operating efficiencies.

    OPERATING AND TECHNOLOGY SYSTEMS. Certain subsidiaries have developed operating and technology systems designed to improve and enhance their operations, including computerized inventory management and order processing systems and warehouse management and distribution systems. Through a custom bar-coding system, two of the Company's larger subsidiaries process orders and track inventory and order fulfillment on a real-time basis, forecast demand by specific inventory item or stock keeping unit ("SKU") and generate customized usage and billing reports for their customers. The Company believes that this bar-coding system has significantly increased the speed and accuracy of order processing and fulfillment at these subsidiaries, while reducing their inventory investment by increasing inventory turns. To the extent that the expense can be justified, the Company intends to implement this system at other subsidiaries.

    PRODUCTION OF A PROPRIETARY CATALOG. Most office products companies provide customers with catalogs produced by wholesalers, bearing the name of the office products company, and listing between 15,000 and 24,000 SKUs. Prior to their acquisition by the Company, certain subsidiaries published proprietary catalogs that included the best selling items that they regularly maintained in stock. These proprietary catalogs have assisted the subsidiaries in reducing their reliance on wholesalers and enabling them to purchase more items directly from manufacturers at lower cost. The Company publishes and distributes on a Company-wide basis a proprietary catalog of its office products including approximately 5,000 SKUs which is being used in conjunction with wholesaler produced catalogs. Consistent with the Company's decentralized operating approach, the Company-wide catalog is customized for each subsidiary so that the cover bears the name of the subsidiary and the initial pages provide information specifically about that subsidiary.

OPERATIONS

    The discussion that follows focuses on the development of the Company's operations in its core domestic contract stationer businesses. Through the end of fiscal 1996, these businesses accounted for the vast majority of the Company's operations and continue to account for a vast majority of Company's operations in the United States. Many of the operating plans and strategies discussed below have been applied to the Company's growing OCS businesses, which were integrated with its contract stationer operations during fiscal 1996. The Company expects that many of the OCS businesses acquired in the future will be integrated with the contract stationer operations; however, the Company may operate some OCS businesses on a stand-alone basis, at least for a period of time. The Company also expects that some office furniture businesses will be operated on a stand-alone basis, while others will be integrated with contract stationer businesses. The Company is operating the majority of its school supplies and school furniture business separately from its contract stationer businesses. The Company generally intends to apply to other product and service markets its hub and spoke approach to acquisitions and intends to emphasize its decentralized management strategy and obtain efficiencies through the implementation of programs and systems that are similar, or in some cases identical, to those being used in the Company's domestic contract stationer businesses. There can be no assurance that these strategies will prove successful in other product and service markets.

    During fiscal 1996, the Company sold a wide variety of office supplies, office furniture and other office products directly to corporate, commercial and industrial customers through a catalog-based system. In addition, the Company sold coffee, food, beverages and related supplies for the breakroom to these customers.

    The Company generally provides next-day delivery of ordered items and, on request, same-day delivery. This "just in time" service enables certain customers to reduce overhead cost by reducing inventory and the associated personnel and space requirements. The Company believes that many of its customers purchase office products based on an established long-term business relationship with one primary supplier. Accordingly, the Company's operations, and the improvements and enhancements that the Company has begun implementing, are primarily focused on achieving superior customer satisfaction, as well as operating efficiencies.

    The Company obtains office products from many sources, including manufacturers and wholesalers, and maintains warehouses from which ordered items are delivered to customers. With respect to office supplies, approximately one-third of ordered items are not kept in inventory but are obtained by the Company from wholesalers with which the Company has relationships. The Company does not believe that its ability to deliver goods to its customers is dependent on any particular wholesaler.

    MERCHANDISING AND PRODUCTS

    The Company sells a full complement of brand name office products, including paper products, desktop accessories, writing instruments, business machines, office furniture and breakroom supplies. The Company provides its customers with one or more catalogs containing full color photographs and descriptions of offered items.

    The Company publishes and distributes to its customers a uniform Company-wide proprietary catalog of office products including approximately 5,000 best-selling SKUs that it regularly maintains in inventory. See "--Operating Strategy--Production of a Proprietary Catalog." Items will be included or deleted from this proprietary catalog annually, based on an analysis of the highest selling items. In addition, the Company's subsidiaries provide customers with additional catalogs that are produced by wholesalers, bear the name of the Company's local operation, and list between 15,000 and 24,000 SKUs. Customers are able to select items from either the Company's proprietary catalog or a wholesaler catalog and receive next-day delivery of ordered items. Because the Company purchases most of the items listed in the proprietary catalog directly from the manufacturer at lower costs than from the wholesaler, the Company is able to offer lower prices to its customers for items in the proprietary catalog. The Company believes that the proprietary catalog has begun to improve inventory management, reduce costs by centralizing catalog production for its subsidiaries, focus its customers on the Company's in-stock items, and provide an alternative to wholesaler produced catalogs.

    ORDER PROCESSING

    Orders are received by the Company's sales personnel primarily by telephone or facsimile. In addition, the Company uses an electronic data interchange ("EDI") system between the Company and certain of its customers. Using this system, customers are able to place orders directly into the Company's computer systems, manage their own inventory and generate customized usage reports and invoices.

    Orders to be filled are routed to either the Company's warehouse or, if the ordered item is not stocked by the Company at its local warehouse, to a wholesaler. At certain facilities, the Company's order processing system, which is electronically linked to local wholesalers, determines on a real-time basis if an ordered item is to be filled from the Company's warehouse or from a wholesaler. When a customer order needs to be filled from a wholesaler, the system automatically generates a corresponding order for the wholesaler. The Company has begun to implement similar systems at additional facilities.

    ORDER FULFILLMENT AND DISTRIBUTION

    After receiving a customer order, the Company fills the order (excluding items to be supplied by wholesalers) by "picking" the goods from the Company's warehouse. At certain facilities, the Company's computer systems automatically generate "picking" orders arranged according to the location of ordered items within the Company's warehouse, improving the efficiency of warehouse personnel in filling orders. The Company also has installed conveyer systems at these facilities to move orders through the Company's warehouses more efficiently. When orders have been picked, they are combined with the wholesaler portion of the order, if required. Finally, delivery-ready orders are staged and loaded onto trucks on a first-in, last-out basis, based on delivery routes. At these facilities, staging and loading of trucks and delivery routes are computer generated to improve delivery and distribution efficiency. The warehouses of two of the Company's larger subsidiaries have had improved fulfillment rates using these technology systems. Therefore, the Company intends to implement these systems as it consolidates additional warehouses.

    The Company delivers ordered items using Company-owned trucks, leased trucks and unaffiliated delivery companies.

    INVENTORY MANAGEMENT

    The Company has made a substantial investment in developing an extensive custom bar-coding system at two subsidiaries and believes that it is among the first office products companies to implement such an extensive bar-coding system. This technology enables the Company to track inventory through prompt recording of both received inventory and outgoing orders, permitting the Company to restock on a daily basis and further reducing the Company's reliance on wholesalers. In addition, this system enables the Company to forecast product demand by SKU, enabling it to select the highest selling items for its proprietary catalog. The Company believes that this bar-coding system has been a significant factor in reducing its inventory investment over a multi-year period by increasing annualized inventory turns at these two subsidiaries from approximately eight, prior to implementation of this system, to approximately 14 after implementation. The subsidiaries that do not use the Company's bar-coding system track inventory by manually entering into their computer systems inventory received and shipped. The Company intends to implement this bar-coding system as it consolidates warehouses.

    SALES AND MARKETING

    The Company believes that its ability to maintain and grow its customer and revenue base will depend, in part, on its ability to maintain a high level of customer satisfaction, as well as competitive prices. The Company believes that its customers typically purchase office products based on an established long-term business relationship with one primary supplier. The Company establishes and maintains its relationships with customers by assigning a sales representative to most customers. Sales representatives, who are compensated almost exclusively on a commission and/or incentive basis, have frequent contact with their customers and share responsibility for increasing account penetration and providing customer service. Sales representatives also are responsible for marketing efforts directed to prospective customers and for responding to all bid and/or contract requests for their existing and prospective customers. The Company emphasizes a team approach, and generally integrates management, sales, customer service, purchasing and other personnel into the relationship with each customer. The Company believes that its decentralized management strategy offers it a competitive advantage because, by not adhering to a standardized national model, it has greater flexibility to respond to the needs of each local customer while achieving the buying power and operating efficiencies of a large company.

    The Company focuses its marketing efforts on the medium and large corporate segments of the office products industry. The Company believes that a significant opportunity exists in the medium corporate segment and that the larger office products companies with which the Company competes have focused more on the large corporate segment. The Company sells primarily through direct contact with customers and potential customers and does not conduct significant mass market advertising.

    The Company continues to leverage its expertise in operations that are not typical of traditional contract stationers, such as office coffee service operations, by training its sales personnel in these different areas and emphasizing a full service approach to its sales. The Company believes that, by integrating its office products operations with these other related operations, it can leverage its sales, warehousing and distribution capabilities, while offering its corporate, commercial industrial and educational customers a single source vendor for more of their office requirements.

NON-COMPETITION AGREEMENTS

    When acquiring businesses, the Company has required the controlling stockholders of the selling companies to agree not to compete with the Company or solicit its customers or employees for up to four years from the date on which the Company acquired their companies. Selling stockholders who enter into employment agreements with the Company enter into similar restrictive covenants that continue for the period of employment plus up to two years after termination.

COMPETITION

    The Company operates in a highly competitive environment. The Company's competitors in the markets that it serves are generally smaller, independent companies, many of which are well-established in their markets. In addition, in the contract stationer market, the Company competes with five large office products companies, each of which is believed to have annual sales in excess of $500 million: Boise Cascade Office Products Corporation; Corporate Express, Inc.; Office Depot, Inc.; BT Office Products International, Inc.; and Staples, Inc. Two of these five competitors are divisions of discount superstore chains and two others are owned in substantial portion by large manufacturers of office products. In addition, Office Depot, Inc. and Staples, Inc. recently announced a proposed merger between the two companies.

    In the contract stationer market, as well as the other markets that it serves or proposes to serve, the Company believes that customers not only are concerned with the overall reduction of their office products costs but also place an emphasis on dependability, superior levels of service and flexible delivery capabilities. The Company believes that it competes favorably with the five large companies in the contract stationer market on the basis of service and price. However, some of these companies have greater financial resources than the Company.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Significant competition exists, or is expected to develop, in the other markets that the Company serves or is planning to enter, as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions outside of the United States. These companies, or other large companies, may compete with the Company for acquisitions in markets other than the market for office products. Such competition could lead to higher prices being paid for acquired companies. The Company believes that its decentralized management strategy and other operating strategies make it an attractive acquiror of other companies. However, no assurance can be given that the Company's acquisition program will be successful in the future.

EMPLOYEES

    As of July 27, 1996, the Company had approximately 11,000 full-time employees, a small number of which are members of labor unions. The Company considers its relations with its employees to be satisfactory.

PROPERTIES

    As of July 27, 1996, the Company operated 591 facilities in various states and in New Zealand and Australia, including one facility located in Washington, D.C. for its corporate headquarters. Of these facilities, 566 are leased and 25 are owned. The facilities are used for retail, warehouse and office purposes, or a combination of these functions. The aggregate square footage for all of the facilities is approximately 7,009,505 square feet, consisting of 1,737,204 square feet for retail use, 3,929,034 square feet for warehouse use, and 1,343,267 square feet for office use. At this time, the Company believes its facilities are suitable for its purposes, having adequate productive capacity for the Company's present and anticipated needs.

The following table sets forth the locations of all the Company's facilities as of July 27, 1996:

                                                                            NUMBER OF
LOCATION                                                                   FACILITIES
------------------------------------------------------------------------  -------------
DOMESTIC
  Alabama...............................................................           11
  Arizona...............................................................            2
  California............................................................           34
  Colorado..............................................................            1
  District of Columbia..................................................            1
  Florida...............................................................           14
  Georgia...............................................................            6
  Illinois..............................................................           18
  Indiana...............................................................            8
  Iowa..................................................................            3
  Kansas................................................................            1
  Kentucky..............................................................            4
  Louisiana.............................................................           13
  Maryland..............................................................            6
  Massachusetts.........................................................            1
  Michigan..............................................................            9
  Minnesota.............................................................            8
  Mississippi...........................................................           13
  Missouri..............................................................            8
  Nebraska..............................................................            1
  New Jersey............................................................            3
  New Mexico............................................................            2
  North Carolina........................................................           14
  Ohio..................................................................           14
  Oklahoma..............................................................            1
  Oregon................................................................            5
  Pennsylvania..........................................................           11
  South Carolina........................................................            4
  Tennessee.............................................................            9
  Texas.................................................................            3
  Virginia..............................................................            7
  Wisconsin.............................................................           20
DOMESTIC TOTAL..........................................................          255
                                                                                  ---
                                                                                  ---
INTERNATIONAL
  New Zealand...........................................................          243
  Australia.............................................................           93
INTERNATIONAL TOTAL.....................................................          336
                                                                                  ---
                                                                                  ---

LEGAL PROCEEDINGS

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information concerning each of the directors, executive officers and key employees of the Company.

                NAME                     AGE                                    POSITION
------------------------------------  ---------  ----------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS

Jonathan J. Ledecky                          38  Chief Executive Officer and Chairman of the Board

Timothy J. Flynn                             41  President and Chief Operating Officer; Director

Donald H. Platt                              49  Senior Vice President, Chief Financial Officer and Treasurer

Mark D. Director                             38  Executive Vice President, General Counsel and Secretary

Martin S. Pinson                             50  Executive Vice President

                                                 Executive Vice President; President--General Office Products Company
Thomas J. Reaser                             47    ("GOP"); Director

John K. Burgess                              40  President--Burgess, Anderson & Tate, Inc. ("BAT"); Director

                                                 President--Dameron-Pierson Company, Limited ("Dameron- Pierson");
Jack L. Becker, Jr.                          45    Director

David C. Gezon                               43  President--C.W. Mills Acquisition Corp. ("C.W. Mills"); Director

                                                 Senior Vice President--The Smith-Wilson Co. ("Smith- Wilson");
David C. Copenhaver                          32    Director

Mark A. Sorgenfrei                           43  President--OSCO Acquisition Corp. ("OSCO"); Director

Clifton B. Phillips                          36  Director

Milton H. Kuyers                             58  Director

Allon H. Lefever                             48  Director

Edward J. Mathias                            53  Director

John A. Quelch                               43  Director

KEY EMPLOYEES*

Roger L. Choquette                           47  President--Furniture Group

Daniel P. Spalding                           41  President--School Supply Division

H. Steve Swink                               54  President--Coffee and Beverage Division

Kevin J. Thimjon                             30  Vice President and Corporate Controller, Assistant Treasurer

Edward J. Walper                             52  Vice President, Merchandising

Eric J. Watson                               37  President--International Division

------------------------

* Such individuals are not executive officers for purposes of Section 16 under the Exchange Act.

    JONATHAN J. LEDECKY founded the Company in October 1994 and has served since then as its Chairman of the Board and Chief Executive Officer. Prior to founding the Company, Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc. and from 1991 until September 1994 as President and Chief Executive Officer of Legacy Dealer Capital Fund, Inc., a wholly owned subsidiary of Steelcase Inc., the nation's largest manufacturer of office furniture products. While at Legacy Dealer Capital Fund,

Mr. Ledecky was responsible for providing corporate advisory services for Steelcase's network of office products distributors. Mr. Ledecky served on the Board of Directors of GOP from July 1993 through September 1994 and again since November 1994. In addition, Mr. Ledecky has served as a director of several other office products companies, including DeKalb Office Environments, Inc., Franklin Interiors, Inc. in Pittsburgh, Pennsylvania, Officescapes, Inc. in Denver, Colorado, Wilson Interiors, Ltd. in Dallas, Texas and McWaters, Inc. in Columbia, South Carolina. Mr. Ledecky has also served as a corporate advisor and operating consultant to several other office products companies. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and a Senior Vice President at Allied Capital Corporation, a publicly traded investment management company. Mr. Ledecky is a graduate of Harvard College and Harvard Business School.

    TIMOTHY J. FLYNN is a Director and the President and Chief Operating Officer of the Company. Mr. Flynn held a variety of positions at Andrews Office Supply and Equipment Company ("Andrews"), including President, Executive Vice President and Chief Operating Officer between 1987 and 1996. Mr. Flynn joined Andrews in 1986 after being employed for 10 years in the commercial sales division of M.S. Ginn and Company, an office products supplier in Washington, D.C. Mr. Flynn is a former member of the board of directors of the National Purchasing Association ("NPA"), an association of office products companies, and the former Vice Chairman of the Commercial Dealer Division of the Business Products International Association (formerly known as the National Office Products Association ("NOPA")). Mr. Flynn received his undergraduate degree and a Masters in Administration from the University of Maryland.

    DONALD H. PLATT has served as the Senior Vice President and Chief Financial Officer of the Company since August 1995 and as Treasurer since August 1996. From April 1995 until August 1995, Mr. Platt served as the Company's Senior Vice President--Corporate Development. From 1990 through 1993, Mr. Platt served as Dealer Business Consultant and, from January 1994 through April 1995, as Vice President of Dealer Financing for Steelcase Financial Services, Inc., a finance subsidiary of Steelcase. Mr. Platt was responsible for 22 acquisitions and divestitures of independent Steelcase dealerships in the U.S. and Canada from January 1994 through April 1995. Mr. Platt has served as a director of 10 different office furniture dealerships, several of which were also prominent office products dealers. Mr. Platt is a graduate of Stanford University and the Stanford Graduate School of Business.

    MARK D. DIRECTOR joined the Company as its Executive Vice President, General Counsel and Assistant Secretary in February 1996. In August 1996, he was appointed Secretary of the Company. From 1990 through February 1995, Mr. Director was a principal of the law firm of Fields & Director, P.C., located in Washington, D.C., which he founded after his association with the law firm of Debevoise & Plimpton. From February 1995 to September 1995, he served as Vice President, General Counsel and Assistant Secretary of Radio Movil Digital Americas, Inc. ("RMD"), a company that owns and operates specialized mobile radio networks throughout South America. From September 1995 to February 1996, Mr. Director served as to Executive Vice President of RMD. Mr. Director received his undergraduate degree from Harvard College and his law degree from Harvard Law School.

    MARTIN S. PINSON has served as Executive Vice President of the Company since the Company's organization. He previously served as Secretary of the Company from October 1994 through August 1996 and as Chief Financial Officer from October 1994 to August 1995. From 1991 to 1994, Mr. Pinson was the President and Chief Executive Officer of Pinson and Associates, a Washington, D.C. firm providing consulting and corporate finance services to private and publicly held corporations. Prior to forming Pinson and Associates, Mr. Pinson was Senior Vice President at Greater Washington Investors, Inc., a publicly traded venture capital investment company located in Washington, D.C. Mr. Pinson has served on the board of directors of more than 15 private and publicly held companies. He received his undergraduate degree from Union College and his law degree from Georgetown University.

    THOMAS J. REASER is a Director and Executive Vice President of the Company and the President of GOP. Mr. Burgess has served since July 1993 as the President of GOP. For more than five years prior to his becoming the President of GOP, Mr. Reaser held a variety of positions at GOP, including Vice President, Sales and Marketing. Mr. Reaser is a past governor of NOPA and currently serves as the President and a director of American Office Products Distributors, a national trade organization of office products companies.

    JOHN K. BURGESS is a Director of the Company and the President of BAT. Mr. Burgess has served since April 1993 as the Chief Operating Officer of BAT. From April 1990 through March 1993, Mr. Burgess served as Vice President--Sales and Marketing for BAT. Prior to April 1990, Mr. Burgess held a variety of positions at BAT. Mr. Burgess is currently the Vice President of NPA. Mr. Burgess received a bachelor's degree in business management from Florida Southern College.

    JACK L. BECKER, JR. is a Director of the Company and the President of Dameron-Pierson. Mr. Becker has served as the President of Dameron-Pierson since May 1992. From 1989 through April 1992, Mr. Becker served as Executive Vice President of Dameron-Pierson, with responsibility for sales and office furniture operations. Mr. Becker is a former member of the board of directors of NPA and a member of the dealer councils of Office Furniture USA and Krueger International, each of which is an office products trade organization. Mr. Becker received a bachelor's degree in management from the University of New Orleans.

    DAVID C. GEZON is a Director of the Company and the President of C.W. Mills. Mr. Gezon has worked for C.W. Mills since 1970 and has served as its President since 1988. Mr. Gezon received an undergraduate degree from Calvin College and a Masters in Business Administration ("M.B.A.") from Western Michigan University.

    DAVID C. COPENHAVER is a Director of the Company. Mr. Copenhaver has served as Senior Vice President--Smith-Wilson since Copenhaver Holdings, Incorporated purchased Smith-Wilson in 1989. Mr. Copenhaver received both his undergraduate degree and an M.B.A. from the University of Virginia. Mr. Copenhaver is the brother of Preston S. Copenhaver, III, the President of Smith-Wilson.

    MARK A. SORGENFREI is a Director of the Company and President of OSCO. Mr. Sorgenfrei has worked for OSCO since 1984 in the capacities of corporate controller and Chief Financial Officer. In December 1994, Mr. Sorgenfrei assumed the position of President and Chief Operating Officer of OSCO. Mr. Sorgenfrei has been a member of the Board of Directors and the Executive Committee of OSCO since 1988. Mr. Sorgenfrei served as Secretary-Treasurer of NPA from 1988 until 1994, and he is the current President of NPA. Mr. Sorgenfrei is a certified public accountant and received his undergraduate degree from Millsaps College in Jackson, Mississippi.

    CLIFTON B. PHILLIPS is a Director of the Company. Mr. Phillips served as President of Mills Morris Arrow, Inc. ("Mills Morris Arrow") from 1993 to May 1996. For more than four years prior to becoming President of Mills Morris Arrow, he held a variety of positions at Mills Morris Arrow including President of Mills Morris Business Interiors and General Manager of Arrow Business Products. Mr. Phillips received his undergraduate degree from Columbia University and an M.B.A. from The University of Pennsylvania.

    MILTON H. KUYERS is a Director of the Company. Mr. Kuyers is a part owner and executive officer of a number of privately held companies, including Zero Zone Refrigeration Manufacturing Co., a manufacturer of commercial refrigeration units; Desert Air Corp., a manufacturer of commercial dehumidification equipment; Northwest Coatings, Inc., a manufacturer of coating products; Grayline, Inc., a manufacturer of tubing used in the appliance and electrical industries; Barch Communications, Inc., a distributor of business telephone systems and cellular telephones; and Faustel, Inc., a manufacturer of custom coating equipment. Prior to 1993, Mr. Kuyers served as the President of Star Sprinkler Corp., a manufacturer of sprinkler heads for fire protection systems. He serves on the board of directors of Medical Advances, Inc., a manufacturer of parts for medical diagnostic applications. Prior to its acquisition by the Company,

Mr. Kuyers also served as a director of H.H. West. He holds an undergraduate degree in Business Administration and a M.B.A. from the University of Michigan.

    ALLON H. LEFEVER is a Director of the Company. Mr. Lefever has served as Vice President of the Affiliated Companies for High Industries, Inc. since April 1988. Prior to its acquisition by the Company, Mr. Lefever served as the Chairman of the Board and Chief Executive Officer of The Office Works, Inc. since 1988, and currently serves on the boards of directors of several private companies. Mr. Lefever is a director of the Lancaster Chamber of Commerce and serves on the Business Advisory Board of Millersville State University. Mr. Lefever received his undergraduate degree from Millersville State University and a Masters in Economics from Pennsylvania State University.

    EDWARD J. MATHIAS is a Director of the Company. Mr. Mathias is currently a Managing Director of The Carlyle Group, a Washington, D.C. based merchant bank. From 1971 through 1993, Mr. Mathias was with T. Rowe Price Associates, Inc., a major investment management organization, most recently as a Managing Director. He also served on the board of directors of T. Rowe Price and was a member of its management committee. While at T. Rowe Price, Mr. Mathias served as Chairman of various equity mutual funds, including the New Horizons Fund from 1982 through 1993. Mr. Mathias is the Chairman of the Board of Visitors at American University's Kogod School of Business Administration and serves on the board of overseers at The University of Pennsylvania's School of Arts and Sciences. Mr. Mathias presently serves on the board of directors of Sirrom Capital Corporation, a publicly traded small business investment company, and on the boards of directors of several private companies. Mr. Mathias holds an undergraduate degree from The University of Pennsylvania and an M.B.A. from Harvard Business School.

    JOHN A. QUELCH is a Director of the Company. Dr. Quelch is the Sebastian S. Kresge Professor of Marketing at the Harvard Business School. Dr. Quelch is the author of 12 books on marketing, and is widely published in leading American business publications. Dr. Quelch serves on the boards of directors of Reebok International Ltd., a worldwide manufacturer and distributor of athletic footwear and apparel, and WPP Group plc, a marketing services company that includes Ogilvy & Mather, J. Walter Thompson and Hill & Knowlton. Dr. Quelch received an undergraduate degree from Oxford University in England, an M.B.A. from The University of Pennsylvania, and M.S. and Doctor of Business Administration degrees from Harvard College.

    ROGER CHOQUETTE is the President--Furniture Division of the Company. Prior to joining the Company, Mr. Choquette spent 17 years in the contract office furniture industry, serving in a variety of management and officer level assignments with Steelcase, the world's largest office furniture manufacturer. In his capacity as Vice-President--Dealer Alliances, from 1992 to 1993, Mr. Choquette was responsible for managing Steelcase's extensive network of approximately 450 independently owned contract office furniture dealers, several of which were also prominent office products dealers. In 1994, Mr. Choquette was promoted to Executive Vice President--Sales and Marketing, where he had direct responsibility for managing approximately $2 billion in contract office furniture and office products sales by Steelcase. Mr. Choquette received his B.A. from American International College.

    DANIEL P. SPALDING has served as the President of the School Supply Division of the Company since May 1996 and has served as the President and Chief Executive Officer of School Specialty since 1988. From 1984 to 1988, Mr. Spalding was the Division President (and one of the co-founders) of JanSport, a manufacturer of sports apparel and backpacking equipment and a division of Blue Bell. Mr. Spalding is currently the President Elect and a director of the National School Supply and Equipment Association ("NSSEA"). He will serve as President of NSSEA beginning in November 1996.

    H. STEVE SWINK has served as President of the Coffee and Beverage Division of the Company since August 1995. Prior to joining the Company, Mr. Swink served for 18 years as the Vice President and Chief Operating Officer, and then President of Coffee Butler Service, Inc. ("Coffee Butler") during which time he guided the operations and growth of Coffee Butler into 10 branches located throughout the Southeast and Mid-Atlantic regions. Under his leadership and direction, Coffee Butler became one of the top three independently owned companies in the coffee service industry. In addition, Mr. Swink has served as Chairman, Division of Business and Coordinator, Center for Management Training at DeKalb Community College in Georgia and as an Instructor of Business Education at Georgia State University. Mr. Swink currently serves on the Board of Directors of the American Heart Association/Northern Virginia Chapter, the Cultural Alliance of Washington, The Fairfax Symphony Orchestra, the Fairfax County Chamber of Commerce and the Northern Virginia Community Foundation. Mr. Swink received his Bachelor of Science and Master of Education degrees from Mississippi State University and received a Doctorate of Philosophy from Georgia State University.

    KEVIN J. THIMJON has served as Vice President and Corporate Controller since joining the Company in August 1995. From January 1993 to July 1995, Mr. Thimjon was an Audit Manager at Price Waterhouse LLP. From September 1991 to December 1992, he was the assistant controller for Centran Resource Group, Inc., a natural gas marketing company. Prior to September 1991, Mr. Thimjon was employed by Price Waterhouse LLP. Mr. Thimjon is a certified public accountant and a graduate of Concordia College in Moorhead, Minnesota.

    EDWARD J. WALPER has served as Vice President--Merchandising of the Company since October 1995. From June 1994 to October 1995, Mr. Walper served as Chief Operating Officer of Allied Strauss Office Products, a major East Coast office supply dealership. Prior to that, he was Vice President of Purchasing and Operations of Andrews since 1987. Mr. Walper has more than 27 years in the office products industry and was instrumental in the development and implementation of bar-coding systems at Andrews.

    ERIC J. WATSON has served as President of the International Division of the Company since May 1996. Mr. Watson has served as the President of Blue Star since 1991. Mr. Watson has substantial experience in company restructuring, acquisition and management, particularly within the office products and automation industry. Previously, he held general and divisional management positions at Xerox Corporation, where he was responsible for operations in Australia and New Zealand, and Whitcoulls Group. Mr. Watson is a graduate of the General Management Programme of the University of Auckland.

    At each annual meeting of stockholders, directors are elected by the holders of the Common Stock for a term of one year to succeed those directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

DIRECTORS' REMUNERATION

    During the fiscal year ended April 30, 1996, fees for all directors aggregated $30,000, including amounts paid for committee participation. Beginning May 1, 1996, non-employee directors of the Company receive an annual retainer of $25,000 and are reimbursed for all expenses relating to attendance at meetings. Previously, the annual retainer for non-employee directors was $10,000. In addition, each non-employee director who agreed to serve as such prior to the consummation of the Company's initial public offering of its Common Stock in February 1995 (Messrs. Lefever, Mathias and Quelch) received an option to acquire 15,000 shares of Common Stock, exercisable in three equal installments, commencing on the date of the grant and on each anniversary thereof, at an exercise price per share of $8.00. Under the U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), non-employee directors will receive options to acquire 21,000 shares of Common Stock upon their initial election as a member of the Board of Directors and, in each subsequent year that they are re-elected, if any, will receive options to acquire 6,000 shares. In connection with the recent adoption of the Directors' Plan, all four of the non-employee directors who served as directors during the 1996 fiscal year received upon their re-election options for 21,000 shares and will receive, for the 1997 fiscal year, options for 6,000 shares (options for a total of 27,000 shares). Directors who are employees of the Company do not receive additional compensation for serving as directors. No non-employee member of the Board of Directors was paid compensation during the 1996 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Messrs. Burgess, Copenhaver, Gezon and Sorgenfrei receive compensation for their services as employees of the Company pursuant to employment agreements providing for annual base salary amounts of $93,000, $85,000, $113,000 and $150,000, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the Company's Chief Executive Officer and (ii) each of the Company's other executive officers during or at the end of the Company's 1996 fiscal year (collectively, the "named executive officers"). The Company was organized in October 1994 and did not conduct any operations prior to February 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                COMPENSATION AWARDS
                                                                ANNUAL COMPENSATION             --------------------
                                                      ----------------------------------------       SECURITIES
                                            FISCAL                              OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY(1)    BONUS(2)   COMPENSATION(3)   OPTIONS/SARS (#)(4)
-----------------------------------------  ---------  ----------  ----------  ----------------  --------------------
Jonathan J. Ledecky......................    1996     $  250,000      --             --                 500,000
  Chief Executive Officer and                1995        145,833      --             --                 100,000
  Chairman of the Board

Timothy J. Flynn.........................    1996        250,000  $   75,000         --                 310,000
  President and Chief Operating Officer      1995         45,912      --             --                  25,000

Donald H. Platt..........................    1996        150,000     125,000     $   45,300             250,000
  Senior Vice President--Chief               1995         --          --             --                  --
  Financial Officer

Martin S. Pinson.........................    1996        150,000      25,000         --                 100,000
  Executive Vice President and Secretary     1995         57,757      --             --                  25,000

Mark D. Director.........................    1996         38,061      75,000         --                 100,000
  Executive Vice President, General          1995         --          --             --                  --
  Counsel and Assistant Secretary

Thomas J. Reaser.........................    1996        150,000      --             --                  25,000
  Executive Vice President                   1995         23,958      --             --                  25,000

------------------------

(1) The salary for Mr. Director for fiscal 1996 represents less than one full year's compensation as he commenced employment with the Company during fiscal 1996. Each salary shown for fiscal 1995 represents less than one full year's compensation. No compensation was paid to any named executive officer prior to February 23, 1995. With respect to Messrs. Ledecky and Pinson, the salary listed for fiscal 1995 includes $99,921 and $30,000, respectively, for services rendered prior to the commencement of operations by the Company.

(2) In addition to bonuses related to 1996, the Company granted options in fiscal 1997 as bonuses for fiscal 1996 to Messrs. Flynn, Platt, Pinson, Director and Reaser to purchase 75,000, 75,000, 25,000, 75,000 and 25,000 shares of Common Stock, respectively, at an exercise price of $38.00 per share.

(3) Includes $5,300 of automobile related expenses and $40,000 in moving related expenses.

(4) Represents options granted during fiscal 1996 with respect to the stated number of shares of Common Stock.

EMPLOYMENT AGREEMENTS

    Each named executive officer has entered into an employment agreement with the Company. Pursuant to such employment agreement, the named executive officer receives an annual base salary (which is reviewed and subject to upward adjustment by the Compensation Committee of the Board of Directors on an annual basis). In addition, each such officer is eligible to earn additional year-end bonus compensation in an amount up to 100% of such employee's base salary, payable out of a bonus pool determined by the Compensation Committee of the Board of Directors. Bonuses are determined by measuring such officer's performance and the Company's overall performance against target performance levels, typically based on the following criteria: (i) the Company's overall profit; (ii) the Company's internal revenue growth; and (iii) the Company's revenue growth due to acquisitions. Each employment agreement is for an initial term of four years and automatically renews at the end of the second year and each succeeding year for an additional year, such that the remaining term of such agreements is at all times more than two years, unless terminated or not renewed by the Company or the employee.

    Each of the employment agreements provides that, in the event of a termination of employment by the Company without cause, such employee shall be entitled to receive from the Company such employee's then current salary for whatever period is remaining under the term of the agreement. In the event of a change in control of the Company (involving a change in the ownership of a majority of the voting stock of the Company, a change in the majority of the Board of Directors without approval of the current Board, a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of the Company prior to such transaction do not continue to own at least 75% of the stock of the Company following such transaction or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of the Company's assets), the employee may elect to terminate his employment and shall be entitled to receive his base salary at the rate then in effect for the remaining term of the agreement or two years, whichever is greater.

    Each employment agreement contains a covenant not to compete with the Company for a period equal to the longer of: (i) two years immediately following the termination of employment; or (ii) in the case of a termination without cause pursuant to which such employee is entitled to continue to receive his base salary, for so long as the Company continues to pay such salary. Applicable law may reduce the scope of the covenant not to compete. In the event that the term of any such covenant is reduced in accordance with applicable law, the compensation to which such employee is entitled shall be paid to the employee only for such reduced period of time as the employee is so prohibited from competing or is not so competing.

OPTION GRANTS IN FISCAL 1996

    The following tables set forth certain information concerning the grant and exercise of options to purchase Common Stock of the Company during the last completed fiscal year to each of the named executive officers. All of such options vest in four equal annual installments, commencing on the first anniversary of the date of grant.

                                               PERCENT OF
                                              TOTAL OPTIONS                                   ANNUAL RATES OF STOCK PRICE
                                               GRANTED TO                                   APPRECIATION FOR OPTION TERM(2)
                                   OPTIONS    EMPLOYEES IN    EXERCISE     EXPIRATION   ---------------------------------------
NAME                              GRANTED(1)   FISCAL YEAR      PRICE         DATE         0%           5%             10%
--------------------------------  ----------  -------------  -----------  ------------  ---------  -------------  -------------
Jonathan J. Ledecky.............     100,000         3.6%     $   12.50      6/12/2005  $  --      $     786,118  $   1,992,178
                                     150,000         5.4%     $   14.25     10/12/2005     --          1,344,262      3,406,625
                                     250,000         9.0%     $   23.75      2/06/2006     --          3,734,062      9,462,846

Timothy J. Flynn................      75,000         2.7%     $   12.50      6/12/2005     --            589,589      1,494,134
                                     115,000         4.2%     $   14.25     10/12/2005     --          1,030,601      2,611,745
                                     120,000         4.3%     $   23.75      2/06/2006     --          1,792,350      4,542,166

Donald H. Platt.................     100,000         3.6%     $   12.53      5/01/2005     --            788,084      1,997,159
                                      75,000         2.7%     $   14.25     10/12/2005     --            672,131      1,703,312
                                      75,000         2.7%     $   23.75      2/06/2006     --          1,120,219      2,838,854

Martin S. Pinson................      25,000         0.9%     $   12.50      6/12/2005     --            196,530        498,045
                                      50,000         1.8%     $   14.25     10/12/2005     --            448,087      1,135,542
                                      25,000         0.9%     $   23.75      2/06/2006     --            373,406        946,285

Mark D. Director................     100,000         3.6%     $   16.31     12/05/2005     --          1,025,884      2,599,792

Thomas J. Reaser................      25,000         0.9%     $   12.50      6/12/2005     --            196,530        498,045

All Optionees...................   2,764,591       100.0%     $   18.83        Various     --         32,738,524     82,965,847

------------------------

(1) The options granted are non-qualified stock options, which are exercisable at the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Incentive Plan.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of zero percent (0%), five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0)% benefit to optionees.

OPTION EXERCISES IN FISCAL 1996 AND VALUE OF OPTIONS AT APRIL 30, 1996

                                                                       NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT FISCAL    IN-THE-MONEY(3) OPTIONS AT
                                     SHARES ACQUIRED      VALUE             YEAR END (#)           FISCAL YEAR END ($)(4)
                                       ON EXERCISE      REALIZED     --------------------------  --------------------------
NAME                                     (#)(1)          ($)(2)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
Jonathan J. Ledecky................        --              --            25,000        575,000    $ 700,000   $  10,775,000
Timothy J. Flynn...................        --              --             6,250        328,750      175,000       6,258,750
Donald H. Platt....................        --              --            --            250,000       --           4,897,000
Martin S. Pinson...................        --              --             6,250        118,750      175,000       2,506,250
Mark D. Director...................        --              --            --            100,000       --           1,968,750
Thomas J. Reaser...................        --              --             6,250         43,750      175,000       1,112,500

------------------------

(1) Represents the number of shares received upon exercise or, if no shares were received, the number of shares with respect to which the options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $36.00, the closing market price of the Company's Common Stock at April 30, 1996.

                              CERTAIN TRANSACTIONS

    In connection with the acquisition by the Company of businesses, the Company may issue shares of Common Stock to persons who become directors, executive officers or holders of 5% of the Common Stock of the Company. During the 1996 fiscal year, the Company issued shares of Common Stock as consideration for shares of the businesses sold to the Company by the following persons who became directors of the Company: Mr. Copenhaver--116,906 shares; Mr. Gezon--119,512 shares; and Mr. Phillips--1,333,857 shares. In addition, in February and June 1996, the Company issued an aggregate of 2,200,145 shares of Common Stock (equivalent to 5.3% of the outstanding shares as of the September 17, 1996) to Eric Watson, who is the president of the Company's international division, as consideration for his interests in Blue Star. The Company acquired 51% of the shares of stock of Blue Star in February 1996 for $10 million in cash and 1,212,121 shares of Common Stock with a market value of $20 million and acquired the remaining 49% of the shares of stock of Blue Star in June 1996 in exchange for 1,052,632 shares of Common Stock.

    The Company leases office, warehouse and retail store space from two partnerships, a principal partner of which is Mr. Kuyers, a director of the Company. The Company believes that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amounts paid to these partnerships by The H.H. West Company, a wholly owned subsidiary of the Company, for the 1996 fiscal year was approximately $406,900, and, pursuant to the terms of the lease agreement, will increase by five percent (5%) for fiscal 1997.

    Mr. Phillips entered into an employment agreement with the Company on August 2, 1995 pursuant to which he is paid $24,000 per year for consulting services rendered to the Company in connection with acquisitions and the operations of Mills Morris Arrow, Inc., a wholly owned subsidiary of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of September 17, 1996, information with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) the executive officers and directors as a group, and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of the Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

NAME AND ADDRESS OF BENEFICIAL OWNER                                                  NUMBER      PERCENT
----------------------------------------------------------------------------------  ----------  -----------
EXECUTIVE OFFICERS AND DIRECTORS
Jonathan J. Ledecky(1)............................................................   1,706,250         4.1%
Clifton B. Phillips...............................................................   1,245,857         3.0%
Timothy J. Flynn(2)...............................................................     499,931         1.1%
Thomas J. Reaser..................................................................     220,649           *
Edward J. Mathias(3)..............................................................     191,250           *
David C. Copenhaver...............................................................     117,149           *
David C. Gezon....................................................................     115,820           *
Martin S. Pinson(4)...............................................................     125,624           *
Milton H. Kuyers..................................................................     109,721           *
Jack L. Becker, Jr.(5)............................................................      30,398           *
John K. Burgess(6)................................................................      22,194           *
Donald H. Platt(7)................................................................      44,649           *
Allon H. Lefever(8)...............................................................      27,900           *
John A. Quelch(8).................................................................      10,000           *
Mark A. Sorgenfrei................................................................           0           0
Mark D. Director..................................................................           0           0
All executive officers and directors as a group (16) persons......................   4,467,392        12.9%
5% STOCKHOLDERS
Pilgrim Baxter & Associates(9)....................................................   2,426,000         7.0%
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087-1950
Eric Watson(10)...................................................................   2,200,145         6.4%
  c/o Blue Star Group Limited
  Level 22, Coopers & Lybrand Building
  23-19 Albert Street
  P.O. Box 1335
  Auckland, New Zealand
Putnam Investment Management(11)..................................................   2,001,100         5.8%
  One Post Office Square
  Boston, MA 02109-2137

------------------------

  * Less than 1%.

 (1) Includes 87,500 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (2) Includes 53,750 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (3) Includes 10,000 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days and 50,000 shares owned by Mr. Mathias' wife.

 (4) Includes 100,000 shares owned by the Pinson and Associates Profit Sharing Plan of which Mr. Pinson is the trustee and beneficiary, and 25,000 shares which may be acquired by Mr. Pinson upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (5) Includes 25,000 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (6) Includes 18,750 Shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (7) Includes 43,750 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (8) Includes 10,000 shares which may be acquired upon the exercise of options which currently are exercisable or are exercisable within 60 days.

 (9) Reporting person claims shared voting power with respect to all of the shares.

(10) Mr. Watson is the President of the Company's International Division and Chief Executive Officer of Blue Star Group Limited, a wholly-owned subsidiary of the Company.

(11) Reporting person claims sole voting power with respect to 71,600 shares, no voting power with respect to 1,929,500 shares and shared investment power with respect to all of the shares.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    As of September 17, 1996, the Company's authorized capital stock consists of 500,000,000 shares of Common Stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). As of September 17, 1996, the Company had outstanding approximately 41,726,449 shares of Common Stock and no shares of Preferred Stock. As of September 17, 1996, there were approximately 423 record holders of Common Stock.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." The holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued by the Company upon conversion of the Offered Notes will be, upon payment therefor, fully paid and non-assessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Amended and Restated Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. The Company has not adopted such an amendment to its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to the Company's Amended and Restated Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

    The Company will issue the Common Stock from time to time in connection with acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                             RESTRICTIONS ON RESALE

    The Common Stock offered hereby is registered under the Securities Act, but this registration does not cover resale or distribution by the person who receives Common Stock issued by the Company in its acquisition. Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least two years, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to the Company having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale.

                                 LEGAL MATTERS

    The validity of the issuance of the Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, 1800 M Street, N.W., Washington, D.C. 20036.

                                    EXPERTS

    The consolidated financial statements of the Company as of April 30, 1996 and 1995, and for each year in the three year period ended April 30, 1996, except as they relate to School Specialty, Inc. and Re-Print Corporation, wholly owned subsidiaries of the Company, have been audited by Price Waterhouse LLP, independent accountants, whose report relies upon the reports of Ernst & Young LLP and BDO Seidman, LLP and are included herein together with the reports of Ernst & Young, LLP and BDO Seidman, LLP. Such financial statements have been included herein in reliance upon the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting. The consolidated financial statements of Copenhaver Holdings, Incorporated as of and for the year ended September 30, 1994; the financial statements of Emmons-Napp Office Products, Inc. as of December 31, 1995 and 1994 and for the years then ended; the financial statements of Raleigh Office Supply Company as of August 31, 1995 and for the year then ended; the financial statements of McWhorter Stationery Co. as of March 31, 1996 and for the year then ended; the financial statements of Mark's Office Furniture as of March 31, 1996 and for the year then ended; the financial statements of David's Office Supply and Furniture Company, Inc. as of May 31, 1996 and for the year then ended; the financial statements of Mile

High Office Supply, Inc. as of December 31, 1995 and 1994 and for the years then ended; the financial statements of WBT Holdings, Inc. (d.b.a. Office Furniture Distributors) as of December 31, 1995 and for the year then ended; the financial statements of Carolina Office Equipment Company as of March 31, 1996 and for the year then ended; and the financial statements of The Office Furniture Store, Inc. as of December 31, 1995 and for the year then ended, have been included herein or incorporated herein by reference in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Blue Star as of March 31, 1995 and for the year then ended included herein have been so included in reliance on the report of Price Waterhouse (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of the MISSCO Commercial Division as of March 31, 1995 and 1994, and for the year ended March 31, 1995, the nine-month period ended March 31, 1994 and the year ended June 30, 1993 have been included herein in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, also included herein, and upon the authority of said firm as experts in auditing and accounting.

    The financial statements of Oak Brook Office Supply and Equipment Corporation as of August 31, 1995 and 1994 and for each of the years then ended have been included herein in reliance on the report of Crowe, Chizek and Company LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.


    The financial statements of U-Bix Business Machines Limited as of June 30, 1995 and 1994 and for the years then ended have been included herein in reliance on the report of KPMG Peat Marwick (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.


    The financial statements of New Office Plus, Inc as of December 31, 1995 and for the year then ended, have been included herein in reliance on the report of Shinners, Hucovski & Co., independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of American Loose Leaf/Business Products, Inc. as of September 30, 1995 and for the year then ended, have been included herein in reliance on the report of Swink, Fiehler and Hoffman, PC, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Re-Print Corporation as of December 31, 1995 and 1994 and for the years then ended, have been incorporated herein by reference in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Pear Commercial Interiors as of December 31, 1995 and for the year then ended, have been included herein in reliance on the report of Ehrhardt Keefe Steiner & Hottman P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Arbuckle Foods, Inc. as of December 31, 1995 and for the year then ended, have been included herein in reliance on the report of Thorne Little, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Prudential of Florida, Inc. as of December 31, 1995 and for the year then ended, have been incorporated herein by reference in reliance on the report of Joel S. Baum P.A., independent accountant, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Wang of New Zealand as of June 30, 1995 and for the year then ended, have been included herein in reliance on the report of Ernst & Young (Auckland, New Zealand), independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Whitcoulls Group Limited as of June 30, 1995, 1994, and 1993 and for the years then ended included herein have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in the report appearing herein, and are included in reliance upon the reports of such firm given upon this authority as experts in accounting and auditing.

    The balance sheet of Thompson Book and Supply Company as of December 31, 1995 has been incorporated herein by reference in reliance on the report of Hamilton & Associates, independent accountants, given on the authority of such firm as experts in audited and accounting.

    The financial statements of International Interiors, Inc. as of September 30, 1995 and 1994 and for the years then ended have been included herein in reliance on the report of Petherbridge, Davis & Company, PA, independent accountants, given on the authority of such firm as experts in auditing and accounting.

    The financial statements of Ausdoc Office Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; the financial statements of Canberra Wholesale Stationers Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; the financial statements of H & P Stationery Pty Ltd as of June 30, 1996 and 1995 and for the years then ended; and the financial statements Perth Stationery Supplies Pty Ltd as of June 30, 1996 and 1995 and for the years then ended, have been included herein in reliance upon the report of Day Neilson, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                          U.S. OFFICE PRODUCTS COMPANY

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
U.S. OFFICE PRODUCTS COMPANY
  Report of Price Waterhouse LLP, Independent Accountants................................................        F-7
  Report of Ernst & Young, LLP, Independent Auditors.....................................................        F-8
  Report of BDO Seidman, LLP Independent Auditors........................................................        F-9
  Consolidated Balance Sheet as of April 30, 1995 and 1996 and July 27, 1996 (unaudited).................       F-10
  Consolidated Statement of Operations for the years ended April 30, 1994, 1995 and 1996 and for the
    three months ended July 31, 1995 (unaudited) and July 27, 1996 (unaudited)...........................       F-11
  Consolidated Statement of Stockholders' Equity for the fiscal years ended April 30, 1994, 1995 and 1996
    and the three months ended July 27, 1996 (unaudited).................................................       F-12
  Consolidated Statement of Cash Flows for the years ended April 30, 1994, 1995 and 1996 and for the
    three months ended July 31, 1995 (unaudited) and July 27, 1996 (unaudited)...........................       F-16
  Notes to Consolidated Financial Statements.............................................................       F-19
  Introduction to Pro Forma Financial Information........................................................       F-36
  Pro Forma Combined Balance Sheet at July 27, 1996 (unaudited)..........................................       F-38
  Pro Forma Combined Statement of Operations for the three months ended July 27, 1996 (unaudited)........       F-39
  Pro Forma Combined Statement of Operations for the three months ended July 31, 1995 (unaudited)........       F-40
  Pro Forma Combined Statement of Operations for the year ended April 30, 1996 (unaudited)...............       F-41
  Pro Forma Combined Statement of Operations for the year ended April 30, 1995 (unaudited)...............       F-42
  Pro Forma Combined Statement of Operations for the year ended April 30, 1994 (unaudited)...............       F-43
  Notes to Pro Forma Combined Financial Statements.......................................................       F-44

MISSCO CORPORATION COMMERCIAL DIVISION
  Report of KPMG Peat Marwick LLP, Independent Auditors..................................................       F-46
  Balance Sheets as March 31, 1994 and 1995 and September 30, 1995 (unaudited)...........................       F-47
  Statements of Operations for the year ended June 30, 1993, the nine months ended March 31, 1994 and the year ended March 31, 1995 and for the six months ended September 30, 1994 (unaudited) and 1995
    (unaudited)..........................................................................................       F-48
  Statements of Divisional Equity (Deficit) for the year ended June 30, 1993, the nine months ended March
    31, 1994 and the year ended March 31, 1995, and for the six months ended September 30, 1995
    (unaudited)..........................................................................................       F-49
  Statements of Cash Flows for the year ended June 30, 1993, the nine months ended March 31, 1994 and the year ended March 31, 1995 and for the six months ended September 30, 1994 (unaudited) and 1995
    (unaudited)..........................................................................................       F-50
  Notes to Financial Statements..........................................................................       F-51

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                             PAGE
                                                                                                           ---------
COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
  Report of Price Waterhouse LLP, Independent Accountants................................................       F-59
  Consolidated Balance Sheet as of September 30, 1994 and June 30, 1995 (unaudited)......................       F-60
  Consolidated Statement of Operations for the year ended September 30, 1994 and for the nine months
    ended June 30, 1994 (unaudited) and 1995 (unaudited).................................................       F-61
  Consolidated Statement of Stockholders' Equity for the year ended September 30, 1994 and the nine
    months ended June 30, 1995(unaudited)................................................................       F-62
  Consolidated Statement of Cash Flows for the year ended September 30, 1994 and for the nine months
    ended June 30, 1994 (unaudited) and 1995 (unaudited).................................................       F-63
  Notes to Consolidated Financial Statements.............................................................       F-64

EMMONS-NAPP OFFICE PRODUCTS, INC. COMMERCIAL DIVISION
  Report of Price Waterhouse LLP, Independent Accountants................................................       F-62
  Balance Sheet as of December 31, 1994 and 1995.........................................................       F-63
  Statement of Operations for the years ended December 31, 1994 and 1995.................................       F-64
  Statement of Divisional Equity for the years ended December 31, 1994 and 1995..........................       F-65
  Statement of Cash Flows for the years ended December 31, 1994 and 1995.................................       F-66
  Notes to Consolidated Financial Statements.............................................................       F-67

OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
  Report of Crowe, Chizek and Company, Independent Auditors..............................................       F-69
  Balance Sheet as of August 31, 1994 and 1995 and November 30, 1995 (Unaudited).........................       F-70
  Statement of Income and Retained Earnings for the year ended August 31, 1994 and 1995 and for the three
    months ended November 30, 1994 unaudited and 1995 (Unaudited)........................................       F-71
  Statement of Cash Flows for the year ended August 31, 1994 and 1995 and for the three months ended
    November 30, 1994 (unaudited) and 1995 (Unaudited)...................................................       F-72
  Notes to Financial Statements..........................................................................       F-73

BLUE STAR GROUP LIMITED
  Report of Price Waterhouse, Independent Accountants....................................................       F-76
  Consolidated Balance Sheet as of March 31, 1995 and December 31, 1995 (unaudited)......................       F-77
  Consolidated Statement of Operations for the year ended March 31, 1995 and for the nine months ended
    December 31, 1994 (unaudited) and 1995 (unaudited)...................................................       F-78
  Consolidated Statement of Shareholders' Equity for the year ended March 31, 1995 and for the nine
    months ended December 31, 1995 (unaudited)...........................................................       F-79
  Consolidated Statement of Cash Flows for the year ended March 31, 1995 and for the nine months ended
    December 31, 1994 (unaudited) and 1995 (unaudited)...................................................       F-80
  Notes to Consolidated Financial Statements.............................................................       F-81

RALEIGH OFFICE SUPPLY COMPANY
  Price Waterhouse LLP, Independent Accountants..........................................................       F-87
  Balance Sheet as of August 31, 1995 and February 28, 1996 (unaudited)..................................       F-88
  Statement of Operations for the year ended August 31, 1995 and for the six months ended February 28,
    1995 (unaudited) and 1996 (unaudited)................................................................       F-89
  Statement of Shareholders' Equity at August 31, 1995 and at February 28, 1996 (unaudited)..............       F-90
  Statement of Cash Flows for the year ended August 31, 1995 and for the six months ended February 28,
    1995 (unaudited) and 1996 (unaudited)................................................................       F-91
  Notes to Financial Statements..........................................................................       F-92

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                             PAGE
                                                                                                           ---------
U-BIX BUSINESS MACHINES LIMITED
  Report of KPMG Peat Marwick (Auckland, New Zealand), Independent Accountants...........................       F-97
  Statement of Earnings for the year ended June 30, 1995 and 1994........................................       F-98
  Balance Sheet as of June 30, 1995 and 1994.............................................................       F-99
  Statement of Cash Flows for the year ended June 30, 1995 and 1994......................................      F-101
  Statement of Movements in Equity as of June 30, 1995 and 1994..........................................      F-103
  Notes to the Financial Statements......................................................................      F-104
  Condensed Statement of Financial Position as of December 31, 1995 and June 30, 1995....................      F-114
  Condensed Statement of Financial Performance for the year ended June 30, 1995 and for the six months
    ended December 31, 1995..............................................................................      F-115
  Condensed Statement of Cash Flows for the year ended June 30, 1995 and for the six months ended
    December 31, 1995....................................................................................      F-116

AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
  Report of Swink, Fiehler & Hoffman, Independent Auditor's Report.......................................      F-116
  Consolidated Balance Sheets as of September 30, 1995 and June 30, 1996 (unaudited).....................      F-117
  Consolidated Statement of Income and Retained Earnings for the year ended September 30, 1995 and for
    the nine months ended June 30, 1995 (unaudited) and 1996 (unaudited).................................      F-118
  Consolidated Statements of Cash Flows for the year ended September 30, 1995 and for the nine months
    ended June 30, 1995 (unaudited) and 1996 (unaudited).................................................      F-119
  Notes to the Consolidated Financial Statements.........................................................      F-121

PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY
  Report of Ehrhardt Keefe Steiner & Hottman PC, Independent Auditors' Report............................      F-126
  Consolidated Balance Sheets as of December 31, 1995 and June 30, 1996 (unaudited)......................      F-127
  Consolidated Statements of Operations for the year ended December 31, 1995 and for the six months ended
    June 30, 1995 (unaudited) and 1996 (unaudited).......................................................      F-128
  Consolidated Statement of Stockholder's Equity for the year ended December 31, 1995 and the six months
    ended June 30, 1996 (unaudited)......................................................................      F-129
  Consolidated Statements of Cash Flows for the year ended December 31, 1995 and the six months ended
    June 30, 1995 (unaudited) and 1996 (unaudited).......................................................      F-130
  Notes to Consolidated Financial Statements.............................................................      F-131

NEW OFFICE PLUS, INC.
  Report of Shinners, Hucovski and Company, S.C. Independent Auditor's Report............................      F-136
  Balance Sheets as of December 31, 1995 and March 31, 1996 (unaudited)..................................      F-137
  Statements of Income for the year ended December 31, 1995 and for the three months ended March 31, 1996
    (unaudited) and 1995 (unaudited).....................................................................      F-139
  Statements of Retained Earnings for the year ended December 31, 1995 and for the three months ended
    March 31, 1996 (unaudited)...........................................................................      F-140
  Statements of Cash Flows for the year ended December 31, 1995 and three months ended March 31, 1996
    (unaudited) and 1995 (unaudited).....................................................................      F-141
  Notes to Financial Statements..........................................................................      F-143

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                             PAGE
                                                                                                           ---------
CAROLINA OFFICE EQUIPMENT COMPANY
  Report of Price Waterhouse LLP, Independent Accountants................................................      F-149
  Balance Sheet as of March 31, 1996.....................................................................      F-150
  Statement of Operations for the year ended March 31, 1996..............................................      F-151
  Statement of Cash Flows for the year ended March 31, 1996..............................................      F-152
  Statement of Shareholders' Equity at March 31, 1996....................................................      F-154
  Notes to Financial Statements..........................................................................      F-155

INTERNATIONAL INTERIORS, INC.
  Report of Petherbridge, Davis & Company, P.A., Independent Auditors' Report............................      F-159
  Balance Sheets as of September 30, 1994 and 1995 and March 31, 1996 (unaudited)........................      F-161
  Statements of Income for the years ended September 30, 1994 and 1995 and for the six months ended March
    31, 1995 (unaudited) and 1996 (unaudited)............................................................      F-163
  Statements of Accumulated Deficit for the years ended September 30, 1994 and 1995 and for the six
    months ended March 31, 1996 (unaudited)..............................................................      F-164
  Statements of Cash Flows for the years ended September 30, 1994 and 1995 and for the six months ended
    March 31, 1995 (unaudited) and 1996 (unaudited)......................................................      F-165
  Notes to the Financial Statements......................................................................      F-167

ARBUCKLE FOODS, INC.
  Report of Thorne Little, Independent Auditors..........................................................      F-174
  Balance Sheet as of August 31, 1995 and 1994 (unaudited) and May 31,1996 (unaudited)...................      F-175
  Statement of Income for the year ended August 31, 1995 and 1994 (unaudited) and for the nine months
    ended May 31, 1996 (unaudited).......................................................................      F-176
  Statement of Retained Earnings for the year ended August 31, 1995 and 1994 (unaudited) and for the nine
    months ended May 31, 1996 (unaudited)................................................................      F-177
  Statement of Changes in Financial Position for the year ended August 31, 1995 and 1994 (unaudited) and
    for the nine months ended May 31, 1996 (unaudited)...................................................      F-178
  Notes to Financial Statements..........................................................................      F-179

WANG OF NEW ZEALAND
  Report of Ernst & Young, Independent Auditors..........................................................      F-186
  Statement of Profit and Loss and Retained Earnings for the year ended June 30, 1995 and 1994...........      F-187
  Balance Sheet as of June 30, 1995 and 1994.............................................................      F-188
  Notes to the Financial Statements......................................................................      F-189
  Consolidated Statement of Financial Performance for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the twelve months ended June 30, 1995...................................      F-193
  Consolidated Statement of Movements in Equity for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the twelve months ended June 30, 1995...................................      F-193
  Consolidated Statement of Financial Position for the six months ended December 31, 1995 (unaudited) and
    1994 (unaudited) and for the twelve months ended June 30, 1995.......................................      F-194
  Consolidated Statement of Cash Flows for the six months ended December 31, 1995 (unaudited) and 1994
    (unaudited) and for the twelve months ended June 30, 1995............................................      F-195

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                             PAGE
                                                                                                           ---------
WHITCOULLS GROUP LIMITED
  Consolidated Statement of Financial Performance for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)................................      F-197
  Consolidated Statement of Movements in Equity for the six months ended December 31, 1995 (unaudited)
    and 1994 (unaudited) and for the year ended June 30, 1995 (unaudited)................................      F-197
  Consolidated Statement of Financial Position as at December 31, 1995 (unaudited) and 1994 (unaudited)
    and June 30, 1995 (unaudited)........................................................................      F-198
  Consolidated Statement of Cash Flows for the six months ended December 31, 1995 (unaudited) and 1994
    (unaudited) and for the year ended June 30, 1995 (unaudited).........................................      F-199
  Reconciliation of Consolidated Net Profit After Taxation to Net Cash Flows from Operating Activities for the six months ended December 31, 1995 (unaudited) and 1994 (unaudited) and for the year ended
    June 30, 1995 (unaudited)............................................................................      F-200
  Notes to the Unaudited Financial Statements............................................................      F-201
  Report of Deloitte Touche Tohmatsu, Independent Auditors...............................................      F-203
  Consolidated Profit and Loss Account for the years ended June 30, 1995 and 1994........................      F-204
  Consolidated Balance Sheet as of June 30, 1995 and 1994................................................      F-205
  Consolidated Statement of Cash Flows for the years ended June 30, 1995 and 1994........................      F-206
  Reconciliation of Net Cash Flows from Operating Activities to Net Profit After Taxation for the years
    ended June 30, 1995 and 1994.........................................................................      F-207
  Notes to the Financial Statements......................................................................      F-208
  Report of Deloitte Touche Tohmatsu, Independent Auditors...............................................      F-225
  Consolidated Profit and Loss Account for the years ended June 30, 1994 and 1993........................      F-226
  Consolidated Balance Sheet as of June 30, 1994 and 1993................................................      F-227
  Consolidated Statement of Cash Flows for the years ended June 30, 1994 and 1993........................      F-228
  Reconciliation of Net Cash Flows from Operating Activities to Net Profit After Taxation for the years
    ended June 30, 1994 and 1993.........................................................................      F-229
  Notes to the Financial Statements......................................................................      F-231

THE OFFICE FURNITURE STORE
  Report of Price Waterhouse LLP, Independent Accountants................................................      F-247
  Balance Sheet as of December 31, 1995 and June 30, 1996 (unaudited)....................................      F-248
  Statement of Income for the year ended December 31, 1995 and for the six months ended June 30, 1995
    (unaudited) and 1996 (unaudited).....................................................................      F-249
  Statement of Changes in Stockholders' Equity at December 31, 1995 and June 30, 1996 (unaudited)........      F-250
  Statement of Cash Flows for the year ended December 31, 1995 and for the six months ended June 30, 1995
    (unaudited) and 1996 (unaudited).....................................................................      F-251
  Notes to Financial Statements..........................................................................      F-252

AUSDOC OFFICE PTY LTD
  Directors' Report......................................................................................      F-256
  Profit and Loss Account for the years ended June 30, 1996 and 1995.....................................      F-257
  Balance Sheet as of June 30, 1996 and 1995.............................................................      F-258
  Statement of Cash Flows for the years ended 1996 and 1995..............................................      F-259
  Notes to and Forming Part of the Accounts..............................................................      F-260
  Statement by Directors.................................................................................      F-269
  Report of Day Neilson, Independent Auditors'...........................................................      F-270

                          U.S. OFFICE PRODUCTS COMPANY

                                                                                                             PAGE
                                                                                                           ---------
H&P STATIONERY PTY LTD
  Directors' Report......................................................................................      F-271
  Profit and Loss Account for the years ended June 30, 1996 and 1995.....................................      F-272
  Balance Sheet as at June 30, 1996 and 1995.............................................................      F-273
  Statement of Cash Flows for the years ended 1996 and 1995..............................................      F-274
  Notes to and Forming Part of the Accounts..............................................................      F-275
  Statement by Directors.................................................................................      F-285
  Report of Day Neilson, Independent Auditors'...........................................................      F-286

CANBERRA WHOLESALE STATIONERS PTY LTD
  Directors' Report......................................................................................      F-287
  Profit and Loss Account for the years ended June 30, 1996 and 1995.....................................      F-288
  Balance Sheet as at June 30, 1996 and 1995.............................................................      F-289
  Statement of Cash Flows for the years ended 1996 and 1995..............................................      F-290
  Notes to and Forming Part of the Accounts..............................................................      F-291
  Statement by Directors.................................................................................      F-299
  Report of Day Neilson, Independent Auditors'...........................................................      F-300

PERTH STATIONERY SUPPLIES PTY LTD
  Directors' Report......................................................................................      F-301
  Profit and Loss Account for the years ended June 30, 1996 and 1995.....................................      F-302
  Balance Sheet as at June 30, 1996 and 1995.............................................................      F-303
  Statement of Cash Flows for the years ended 1996 and 1995..............................................      F-304
  Notes to and Forming Part of the Accounts..............................................................      F-305
  Statement by Directors.................................................................................      F-311
  Report of Day Neilson, Independent Auditors'...........................................................      F-312

MARKS OFFICE FURNITURE
  Report of Price Waterhouse, Independent Accountants....................................................      F-313
  Balance Sheet as of March 31, 1996.....................................................................      F-314
  Statement of Operations for the twelve months ended March 31, 1996.....................................      F-315
  Statement of Changes in Owner's Equity for the twelve months ended March 31, 1996......................      F-316
  Statement of Cash Flows for the twelve months ended March 31, 1996.....................................      F-317
  Notes to Financial Statements..........................................................................      F-319

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of U.S. Office Products Company

    In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of U.S. Office Products Company and its subsidiaries at April 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of School Specialty, Inc. and Re-Print Corporation (wholly owned subsidiaries) which statements reflect total assets of approximately $44.3 million at December 31, 1994 and total revenues of $150.5 million, $119.5 million and $21.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for School Specialty, Inc. and Re-Print Corporation, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Minneapolis, Minnesota
May 31, 1996, except as to the third paragraph of Note 3 which is as of July 27, 1996 and Note 15 which is as of July 10, 1996

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
School Specialty, Inc.

    We have audited the balance sheets of School Specialty, Inc. (formerly known as EDA Corporation) (the Company) as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

February 2, 1996

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
The Re-Print Corporation
Birmingham, Alabama

    We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for three years ended December 31, 1995, 1994, and 1993 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for three years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
February 8, 1996

                          U.S. OFFICE PRODUCTS COMPANY

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   APRIL 30,
                                                                             ----------------------    JULY 27,
                                                                                1995        1996         1996
                                                                             ----------  ----------  ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................  $   11,543  $  170,592  $     98,947
  Accounts receivable, less allowance for doubtful accounts of $598,
    $2,911, and $4,234, respectively.......................................      88,605     147,907       230,385
  Lease receivables........................................................      24,808      29,561
  Inventories..............................................................      48,398     103,312       190,665
  Prepaid expenses and other current assets................................       8,356      24,317        28,407
                                                                             ----------  ----------  ------------
    Total current assets...................................................     156,902     470,936       577,965
Property and equipment, net................................................      28,848      65,736       145,687
Intangible assets, net.....................................................      25,174     141,364       396,835
Lease receivables..........................................................      47,005      46,232
Other assets...............................................................       3,142      16,614        25,117
                                                                             ----------  ----------  ------------
    Total assets...........................................................  $  214,066  $  741,655  $  1,191,836
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt..........................................................  $   48,280  $  114,065  $    155,838
  Accounts payable.........................................................      38,875      83,221       142,493
  Accrued compensation.....................................................       9,298      14,758        16,983
  Other accrued liabilities................................................      11,930      22,164        49,029
                                                                             ----------  ----------  ------------
    Total current liabilities..............................................     108,383     234,208       364,343
Long-term debt.............................................................      19,035     178,529       427,138
Notes payable to related parties...........................................       8,181
Deferred income taxes......................................................       4,411       6,910         6,427
Other long-term liabilities................................................       1,339       1,686         3,199
                                                                             ----------  ----------  ------------
    Total liabilities......................................................     141,349     421,333       801,107
                                                                             ----------  ----------  ------------
Minority interest..........................................................                   6,023         2,557
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value, 500,000 shares authorized, none outstanding............................................................
  Common stock, $.001 par value 100,000,000 shares authorized, 21,285,588,
    35,874,355 and 38,614,209 shares issued and outstanding,
    respectively...........................................................          21          36            39
  Additional paid-in capital...............................................      48,149     291,109       356,423
  Cumulative translation adjustment........................................         482       2,626
  Retained earnings........................................................      24,547      22,672        29,084
                                                                             ----------  ----------  ------------
    Total stockholders' equity.............................................      72,717     314,299       388,172
                                                                             ----------  ----------  ------------
  Total liabilities and stockholders' equity...............................  $  214,066  $  741,655  $  1,191,836
                                                                             ----------  ----------  ------------
                                                                             ----------  ----------  ------------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                    FOR THE THREE
                                                     FOR THE FISCAL YEAR ENDED       MONTHS ENDED
                                                             APRIL 30,            ------------------
                                                    ----------------------------  JULY 31,  JULY 27,
                                                      1994      1995      1996      1995      1996
                                                    --------  --------  --------  --------  --------
                                                                                     (UNAUDITED)
Revenues..........................................  $436,480  $579,539  $968,008  $166,742  $352,638
Cost of revenues..................................   310,051   426,426   709,871   124,785   253,017
                                                    --------  --------  --------  --------  --------
  Gross profit....................................   126,429   153,113   258,137    41,957    99,621
Selling, general and administrative expenses......   114,661   134,652   224,454    41,033    82,561
Nonrecurring acquisition costs....................                         8,057     4,671     1,656
Discontinuation of printing division at
  subsidiary......................................                           682
                                                    --------  --------  --------  --------  --------
  Operating income (loss).........................    11,768    18,461    24,944    (3,747)   15,404
Other (income) expense:
  Interest expense................................     3,683     5,641    12,405     2,082     6,949
  Interest income.................................      (266)     (504)   (3,272)     (142)   (4,185)
  Minority interest in net income of subsidiary...        --        --       671                 206
  Other...........................................      (964)     (409)   (1,066)      (99)     (222)
                                                    --------  --------  --------  --------  --------
Income (loss) before provision for income taxes...     9,315    13,733    16,206    (5,588)   12,656
Provision (benefit) for income taxes..............     1,618     2,171     5,414    (1,469)    5,152
                                                    --------  --------  --------  --------  --------
Net income (loss).................................  $  7,697  $ 11,562  $ 10,792  $ (4,119)    7,504
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------
Weighted average common shares outstanding........                        28,922    22,468    38,458
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------
Net income (loss) per share.......................                      $   0.37  $   (.18) $   0.20
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------
Unaudited pro forma net income (loss) (see Note
  9)..............................................  $  5,813  $  9,471  $  8,117  $ (3,072)    7,107
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------
Unaudited pro forma net income (loss) per share...                      $   0.28  $   (.14) $   0.18
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                  COMMON STOCK         ADDITIONAL  CUMULATIVE
                                            -------------------------   PAID-IN    TRANSLATION   RETAINED   TREASURY     TOTAL
                                               SHARES       AMOUNT      CAPITAL    ADJUSTMENT    EARNINGS     STOCK      EQUITY
                                            ------------  -----------  ----------  -----------  ----------  ---------  ----------
Balance at April 30, 1993.................    12,781,525   $      13   $   16,356   $  18,974   $   (5,048) $  30,295
  Transactions of Combined Companies:
    Dividends.............................                                                            (115)                  (115)
    Purchase of treasury stock............                                                                     (2,514)     (2,514)
  Adjustment to conform fiscal year-ends
    of certain Combined Companies.........                                                             273                    273
  Other...................................                                    612                                             612
  Dividends of certain Pooled Companies...                                                          (4,187)                (4,187)
  Net income..............................                                                           7,697                  7,697
                                            ------------         ---   ----------  -----------  ----------  ---------  ----------

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                  COMMON STOCK         ADDITIONAL  CUMULATIVE
                                            -------------------------   PAID-IN    TRANSLATION   RETAINED   TREASURY     TOTAL
                                               SHARES       AMOUNT      CAPITAL    ADJUSTMENT    EARNINGS     STOCK      EQUITY
                                            ------------  -----------  ----------  -----------  ----------  ---------  ----------
Balance at April 30, 1994.................    12,781,525          13       16,968                   22,642     (7,562)     32,061
  Transactions of Combined Companies:
    Issuance of common stock..............                                    251                                             251
    Capital contributed by principal
      stockholder.........................                                  1,814                                           1,814
    Dividends.............................                                                                       (222)       (222)
    Issuance of common stock in
      conjunction with the formation of
      U.S. Office Products................       800,000           1                                                            1
    Issuance of common stock in the
      initial public offering, net of
      offering expenses of $4,686.........     3,737,500           3       32,686                                          32,689
    Issuance of common stock to the
      stockholders of the Combined
      Companies...........................     3,078,000           3           (3)
    Distributions to the stockholders of
      the Combined Companies..............                                                         (11,300)               (11,300)
    Issuance of common stock in
      acquisition.........................       875,000           1        8,749                                           8,750
    Adjustment to conform the year-ends of
      certain Pooled Companies............                                                           2,235                  2,235
    Adjustment to stockholders' equity
      accounts to reflect the Mergers.....                                (12,597)                   5,035      7,562
    Conversion of warrants to equity of
      certain Pooled Companies............        13,563                      201                                             201
    Issuance of stock by certain Pooled
      Companies...........................                                     80                                              80
    Dividends of certain Pooled
      Companies...........................                                                          (5,405)                (5,405)
    Net income............................                                                          11,562                 11,562
                                            ------------         ---   ----------  -----------  ----------  ---------  ----------
Balance at April 30, 1995.................    21,285,588          21       48,149                   24,547                 72,717

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                  COMMON STOCK         ADDITIONAL  CUMULATIVE
                                            -------------------------   PAID-IN    TRANSLATION   RETAINED   TREASURY     TOTAL
                                               SHARES       AMOUNT      CAPITAL    ADJUSTMENT    EARNINGS     STOCK      EQUITY
                                            ------------  -----------  ----------  -----------  ----------  ---------  ----------
Balance at April 30, 1995.................    21,285,588   $      21   $   48,149               $   24,547             $   72,717
  Issuance of warrants by Pooled
    Companies.............................                                    672                                             672
  Exercise of warrants by Pooled
    Companies.............................       473,750           1          784                                             785
  Options exercised by Pooled Companies...       178,865                      296                                             296
  Issuance of common stock in the second
    public offering, net of offering
    expenses of $3,902....................     4,025,000           4       53,450                                          53,454
  Issuance of common stock in the third
    public offering, net of offering
    expenses of $7,594....................     5,543,045           6      121,277                                         121,283
  Issuance of common stock in
    acquisitions..........................     3,885,349           4       60,363                                          60,367
  Issuance of common stock for stock
    options exercised, including tax
    benefits..............................        63,350                    1,023                                           1,023
  Issuance of common stock to repay
    indebtedness..........................       419,408                    3,855                                           3,855
  Adjustment to conform the year-ends of
    certain Pooled Companies..............                                                          (5,785)                (5,785)
  Capital contribution by former
    shareholders of pooled company........                                  1,152                                           1,152
  Conversion of Pooled Company preferred
    stock upon acquisition................
  Purchase of treasury stock by Pooled
    Companies.............................                                    (92)                                            (92)
  Issuance of stock by certain Pooled
    Companies.............................                                    180                                             180
  Dividends of certain Pooled Companies...                                                          (6,882)                (6,882)
  Cumulative translation adjustment.......                                                482                                 482
  Net income..............................                                                          10,792                 10,792
                                            ------------         ---   ----------  -----------  ----------  ---------  ----------

                          U.S. OFFICE PRODUCTS COMPANY

            FOR THE FISCAL YEARS ENDED APRIL 30, 1994, 1995 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                  COMMON STOCK         ADDITIONAL  CUMULATIVE
                                            -------------------------   PAID-IN    TRANSLATION   RETAINED   TREASURY     TOTAL
                                               SHARES       AMOUNT      CAPITAL    ADJUSTMENT    EARNINGS     STOCK      EQUITY
                                            ------------  -----------  ----------  -----------  ----------  ---------  ----------
Balance at April 30, 1996.................    35,874,355   $      36   $  291,109   $     482   $   22,672             $  314,299
  Issuance of common stock in
    acquisitions..........................     2,101,796           2       57,003                                          57,005
  Exercise of stock options...............       152,327                      780                                             780
  Exercise of stock warrants..............       166,750                    1,200                                           1,200
  Retirement of treasury stock............        68,205                       34                      (34)
  Issuance of common stock for building at
    Pooled Company........................        37,096           1        1,103                                           1,104
  Capital contribution by former
    shareholders of Pooled Companies......       105,560                    3,204                                           3,204
  Issuance of common stock for stock
    options...............................        39,475                      453                                             453
  Windfall tax benefit associated with
    exercise of stock options.............                                    388                                             388
  Issuance of common stock for employee
    stock purchase plan, net of expenses
    of $25................................        68,645                    1,149                                           1,149
  Equity adjustments to conform fiscal
    year-ends of certain Pooled
    Companies.............................                                                             (81)                   (81)
  Dividends paid of certain Pooled
    Companies.............................                                                            (977)                  (977)
  Cumulative translation adjustment.......                                              2,144                               2,144
  Net income..............................                                                           7,504                  7,504
Balance at July 27, 1996 (unaudited)......    38,614,209   $      39   $  356,423   $   2,626   $   29,084  $      --  $  388,172
                                            ------------         ---   ----------  -----------  ----------  ---------  ----------
                                            ------------         ---   ----------  -----------  ----------  ---------  ----------

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

                                                                                     FOR THE THREE
                                                     FOR THE FISCAL YEAR ENDED       MONTHS ENDED
                                                             APRIL 30,            -------------------
                                                    ----------------------------  JULY 31,   JULY 27,
                                                     1994      1995      1996       1995       1996
                                                    -------  --------  ---------  --------   --------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...............................  $ 7,697  $ 11,562  $  10,792  $ (4,119)  $  7,504
  Adjustment to reconcile net income (loss) to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization.................    7,235     8,675     11,917     1,794      4,782
    Amortization of deferred revenue..............     (402)     (150)                          2,958
    Amortization of subordinated debt.............                 71        324
    Deferred income taxes.........................      (54)      239       (600)      (55)       888
    Deferred compensation.........................      178       178        177               (1,501)
    Gain on disposal of equipment.................      181        20        (30)
    Minority interest in net income of
      subsidiary..................................                           671                  221
    Changes in current assets and liabilities (net
      of assets acquired and liabilities assumed
      in business combinations):
      Accounts receivable.........................   (4,196)  (16,849)     8,669    12,032    (24,066)
      Lease receivables...........................                       (17,654)              (3,087)
      Inventories.................................   (1,862)    2,779        867    (5,338)    (1,879)
      Prepaid expenses and other current assets...   (1,972)   (4,364)    (6,114)   (2,528)     1,547
      Accounts payable............................    2,384    (1,866)     3,219     4,399      3,900
      Accrued liabilities.........................    1,328     3,555      3,338      (354)     4,974
                                                    -------  --------  ---------  --------   --------
        Net cash provided by (used in) operating
          activities..............................   10,517     3,850     15,576     5,831     (3,759)
                                                    -------  --------  ---------  --------   --------
Cash flows from investing activities:
  Additions to property and equipment.............   (4,361)   (5,747)   (11,026)   (1,277)    (9,683)
  Proceeds from (collections of) notes
    receivable....................................     (815)      583
  Cash paid in acquisitions, net of cash
    received......................................            (18,099)   (95,574)   (5,389)  (205,458)
  Investment in affiliate.........................                        (5,603)
  (Payment) refund of S corporation deposit.......      602
  Decrease (increase) in note receivable from
    stockholder...................................     (145)      145
  Deposits........................................                  6        165
  Other...........................................     (840)      120        (39)   (1,519)    (1,139)
                                                    -------  --------  ---------  --------   --------
        Net cash used in investing activities.....   (5,559)  (22,992)  (112,077)   (8,185)  (216,280)
                                                    -------  --------  ---------  --------   --------

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

                                                                                     FOR THE THREE
                                                     FOR THE FISCAL YEAR ENDED       MONTHS ENDED
                                                             APRIL 30,            -------------------
                                                    ----------------------------  JULY 31,   JULY 27,
                                                     1994      1995      1996       1995       1996
                                                    -------  --------  ---------  --------   --------
                                                                           (UNAUDITED)
Cash flows from financing activities:
  Proceeds from issuance of common stock..........      630    32,793    174,765
  Proceeds from issuance of long-term debt........    2,757     3,361    144,699     2,519    225,000
  Payments of long-term debt......................   (5,249)   (7,441)   (17,563)   (2,137)   (54,384)
  Proceeds from (payments of) short-term debt,
    net...........................................    2,422     5,354    (40,959)    1,153    (25,638)
  Payments of dividends...........................   (1,919)   (2,647)    (6,889)     (573)      (978)
  Proceeds from exercise of stock options.........                           597                1,980
  Proceeds from issuance of common stock in
    employee stock purchase plan and exercise of
    stock options.................................                                              1,602
  Capital contributed by Combined Company
    stockholder...................................              2,752        469                  729
  Payments to stockholders of Combined
    Companies.....................................      (27)  (11,330)       (42)
  Distributions to stockholders...................   (2,000)   (2,500)
  Net change in cash due to conforming fiscal
    year-end of certain Combined Companies........      230
  Purchases of treasury stock.....................     (715)                 (92)
  Loan to officer of Combined Company.............      174                  375
  Net change in cash due to conforming fiscal
    year-end of certain Pooled Companies..........                601        300      (370)       (78)
                                                    -------  --------  ---------  --------   --------
        Net cash provided by (used in) financing
          activities..............................   (3,697)   20,943    255,660       592    148,233
                                                    -------  --------  ---------  --------   --------
Effect of exchange rates on cash and cash
  equivalents.....................................                          (110)                 161
Net increase in cash and cash equivalents.........    1,261     1,801    159,049    (1,762)   (71,645)
Cash and cash equivalents at beginning of period..    8,481     9,742     11,543     2,625    170,592
                                                    -------  --------  ---------  --------   --------
Cash and cash equivalents at end of period........  $ 9,742  $ 11,543  $ 170,592  $    863   $ 98,947
                                                    -------  --------  ---------  --------   --------
                                                    -------  --------  ---------  --------   --------
Supplemental disclosure of cash flow information:
  Interest paid...................................  $ 3,616  $  5,054  $  10,938  $    809   $  1,646
  Income taxes paid...............................    1,378     1,173      7,305       987      1,297

          See accompanying notes to consolidated financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                                 (IN THOUSANDS)

    The Company issued common stock, notes payable and cash in connection with certain business combinations in fiscal years ended April 30, 1996, 1995 and 1994. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                     FOR THE THREE
                                                     FOR THE FISCAL YEAR ENDED       MONTHS ENDED
                                                             APRIL 30,            -------------------
                                                    ----------------------------  JULY 31,   JULY 27,
                                                     1994      1995      1996       1995       1996
                                                    -------  --------  ---------  --------   --------
                                                                           (UNAUDITED)
Accounts receivable...............................  $    --  $ 23,462  $  72,231  $  1,812   $ 51,941
Inventories.......................................             20,074     51,425     1,667     84,987
Prepaid expenses and other current assets.........              1,779      8,914       408      5,706
Property and equipment............................              5,459     34,978     4,536     74,144
Intangible assets.................................             21,079    118,422     3,268    252,250
Lease receivables.................................                        55,095
Other assets......................................                339      1,257       156      2,027
Short-term debt...................................            (15,038)  (105,814)   (3,781)   (65,695)
Accounts payable..................................            (15,627)   (38,357)     (274)   (56,886)
Accrued liabilities...............................             (4,958)   (16,244)     (225)   (12,389)
Long-term debt....................................             (6,283)   (17,949)   (2,178)   (73,622)
Deferred income taxes.............................                        (1,635)
Other long-term liabilities.......................               (437)      (247)
Minority interest.................................                        (5,349)
                                                    -------  --------  ---------  --------   --------
        Net assets acquired.......................  $    --  $ 29,849  $ 156,727  $  5,389   $262,463
                                                    -------  --------  ---------  --------   --------
                                                    -------  --------  ---------  --------   --------
The acquisitions were funded as follows:
  Common stock....................................  $    --  $  8,750  $  60,367             $ 57,005
  Notes payable...................................              3,000        786
  Cash............................................             18,099     95,574  $  5,389    205,458
                                                    -------  --------  ---------  --------   --------
                                                    $    --  $ 29,849  $ 156,727  $  5,389   $262,463
                                                    -------  --------  ---------  --------   --------
                                                    -------  --------  ---------  --------   --------

Noncash transactions:

    - During fiscal 1996, one Pooled Company converted $1,385 of notes payable to common stock.

    - During fiscal 1996, the Company issued 194,447 shares of common stock to repay $2,470 of indebtedness.

    - During fiscal 1996, the Company recorded additional paid-in capital of approximately $483 related to the tax benefit on stock options exercised.

    - During fiscal 1994, one Combined Company issued $1,800 of debt in exchange for nonvoting shares of common stock.

                          U.S. OFFICE PRODUCTS COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1--BUSINESS ORGANIZATION

    U.S. Office Products Company ("U.S. Office Products" or the "Company") was founded in October 1994 to create a nationwide office products supplier, primarily to corporate, commercial and industrial customers.

    Concurrent with the closing of its initial public offering (the "IPO") in February 1995, the Company acquired four companies for a combination of its common stock and cash which are referred to herein as the "Combined Companies" and acquired two companies in business combinations accounted for under the purchase method. The six companies are referred to as the "Founding Companies."

    Simultaneously with the closing of the IPO, U.S. Office Products acquired by merger each of the Combined Companies (the "Mergers"). The assets and liabilities of the Combined Companies are reflected at their historical amounts. Capital stock of the Combined Companies is included in additional paid-in capital. The Combined Companies previously reported on fiscal years ending other than April 30. Commencing on May 1, 1994, the fiscal year-ends were changed to April 30 which resulted in an adjustment to retained earnings during fiscal 1994 of $273 which resulted from revenues of $8,983 and expenses of $8,710.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of U.S. Office Products, the Combined Companies and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    DEFINITION OF FISCAL YEAR

    As used in these consolidated financial statements and related notes to consolidated financial statements, "fiscal 1994," "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended April 30, 1994, 1995 and 1996, respectively.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests a portion of its cash in highly rated corporate commercial paper with original maturities of 30 days or less and in overnight investments collateralized by U.S. government securities. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of product held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 5 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases are being amortized over the lesser of their useful lives or their lease terms.

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight line basis over an estimated useful life of 40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

    TRANSLATION OF FOREIGN CURRENCIES

    Balance sheet accounts of foreign subsidiaries are translated using the year-end exchange rate, and statement of operations accounts are translated using the average exchange rate for the year. Translation adjustments are recorded as a separate component of stockholders' equity.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company's majority owned foreign subsidiary has entered into forward foreign currency exchange contracts (the "Exchange Contracts") with counterparties to hedge the exposure to foreign currency fluctuations to the extent permissible by hedge accounting requirements. At April 30, 1996, the Exchange

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Contracts, in the notional amount of $4,616, hedge approximately $5,292 of foreign currency denominated assets. Discounts or premiums on the Exchange Contracts are amortized over the life of the contracts.

    The Company's majority owned foreign subsidiary has also entered into interest rate swap agreements (the "Swap Agreements") with counterparties to convert the interest rates associated with certain outstanding debt from variable rates to fixed rates. The notional amount of the Swap Agreements was $43,000 at April 30, 1996. The market risks associated with these Swap Agreements result from short-term fluctuations in interest rates. The credit risks related to non-performance of the Swap Agreements by the counterparties are not deemed to be significant; however, non-performance would result in the Company terminating the Swap Agreements and recognizing a gain or loss, depending on the then fair market value of the Swap Agreements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," the Company has estimated the fair value of its financial instruments using the following methods and assumptions:

    - The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximates fair value;

    - The fair value of the 5 1/3% Convertible Subordinated Notes due 2001 is based on quoted market prices;

    - The carrying amounts of the Company's debt, other than the 5 1/2% Convertible Subordinated Notes due 2001, approximates fair value, estimated by discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," except for one Combined Company and certain Pooled Companies which were organized as subchapter S corporations prior to being acquired by the Company. The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    TAXES ON UNDISTRIBUTED EARNINGS

    No provision is made for U.S. income taxes on earnings of subsidiary companies which the Company controls but does not include in the consolidated federal income tax return since it is management's practice and intent to permanently reinvest the earnings.

    REVENUE RECOGNITION

    Revenue is recognized upon the delivery of office products to customers. The Company also leases equipment to customers under both short-term and long-term lease agreements. Revenue related to the short-term leases is recognized on a monthly basis over the life of the lease. Certain long-term leases

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    COST OF REVENUES

    Vendor rebates are recognized on an accrual basis in the period earned and are recorded as a reduction to cost of revenues. Delivery and occupancy costs are included as an increase to cost of revenues.

    NONRECURRING ACQUISITION COSTS

    Nonrecurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, investment banking fees, recognition of transaction related obligations and various other acquisition related costs.

    DISCONTINUATION OF PRINTING DIVISION AT SUBSIDIARY

    During fiscal 1996, the Company discontinued the printing division at one of its subsidiaries and incurred a one time charge of $682, which consisted rimarily of the writedown of printing division assets to their estimated market value.

    NET INCOME PER SHARE

    Net income per share for fiscal 1996 is calculated by dividing net income by the weighted average number of common shares outstanding during the year including common stock equivalents, if dilutive.

    Net income per share for fiscal 1994 and fiscal 1995 has not been presented as it is not considered meaningful due to the Mergers and the IPO in conjunction with the formation of the Company during fiscal 1995.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock Based Compensation." SFAS 123 establishes a fair value based method of accounting for employee stock based compensation plans and encourages companies to adopt that method. However, it also allows companies to continue to apply the intrinsic value based method currently prescribed under APB Opinion No. 25, provided certain pro forma disclosures are made. SFAS 123 is not required to be adopted by the Company until fiscal 1997. The Company currently intends to continue to apply the accounting method prescribed by APB Opinion 25 and, accordingly, the adoption of SFAS 123 will not have a material impact on the Company.

    In March, 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. SFAS 121 is not required to be adopted by the Company until fiscal 1997. The Company does not anticipate that SFAS 121 will have a material effect on the Company's operating results.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of July 27, 1996 and the results of operations and of cash flows for the three months ended July 31, 1995 and July 27, 1996 as presented in the accompanying unaudited consolidated financial statements.

NOTE 3--BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1996, the Company issued 8,440,852 shares of common stock to acquire 14 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. Certain of the Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on June 30, September 30 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1993 and 1994, for the years ended June 30, 1994 and 1995 and for the years ended September 30, 1994 and 1995 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1994 and 1995, respectively. Commencing on May 1, 1995, the year-ends of these companies were changed to April 30, resulting in an increase to retained earnings of $2,235 during fiscal 1995.

    Between April 30, and July 27, 1996, the Company issued 5,006,851 shares of common stock to acquire 10 companies in acquisitions accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of these Pooled Companies for all periods presented. Certain of these Pooled Companies previously reported on fiscal years ending other than April 30. The results of these Pooled Companies were previously reported on January 31, May 31 and December 31 year-ends.

    The accounts of these Pooled Companies for the years ended December 31, 1994 and 1995, for the years ended January 31, 1995 and 1996 and for the years ended May 31, 1995 and 1996 have been combined with the accounts of U.S. Office Products for the years ended April 30, 1995 and 1996, respectively. Commencing on May 1, 1996, the year-ends of these Companies were changed to April 30, resulting in a reduction to retained earnings of $5,785 and $81 during fiscal 1996 and for the three months ended July 27, 1996, respectively. Following is a summary of the results related to the adjustments to retained earnings for these Pooled Companies:

                                                         FOR THE FISCAL YEAR    FOR THE THREE
                                                           ENDED APRIL 30,      MONTHS ENDED
                                                         --------------------     JULY 27,
                                                           1995       1996          1996
                                                         ---------  ---------  ---------------
Revenues...............................................  $  55,126  $  61,359     $   1,378
Costs and expenses.....................................     52,891     67,144         1,297
                                                         ---------  ---------        ------
    Net income (loss)..................................  $   2,235  $  (5,785)    $      81
                                                         ---------  ---------        ------
                                                         ---------  ---------        ------

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    The separate results of operations of U.S. Office Products Company and the Pooled Companies for periods prior to the mergers are presented below:

                                                          U.S. OFFICE    POOLED
FOR THE YEAR ENDED APRIL 30,                               PRODUCTS     COMPANIES    COMBINED
--------------------------------------------------------  -----------  -----------  ----------
1996
  Revenue...............................................   $ 488,670    $ 479,338   $  968,008
  Net income............................................   $   7,828    $   2,964   $   10,792

1995
  Revenue...............................................   $ 120,479    $ 459,060   $  579,539
  Net income............................................   $   1,514    $  10,048   $   11,562

1994
  Revenue...............................................   $  76,641    $ 359,839   $  436,480
  Net income............................................   $   1,114    $   6,583   $    7,697

    PURCHASE METHOD

    In fiscal 1996, the Company made 27 acquisitions accounted for under the purchase method for an aggregate purchase price of $156,727 consisting of $95,574 of cash, $786 of notes payable and 3,885,349 shares of common stock with a market value of $60,367. The total assets related to these 27 acquisitions were $342,322, including goodwill of $118,422. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    In fiscal 1995, in addition to the Mergers, the Company made six acquisitions accounted for under the purchase method for an aggregate purchase price of $29,849, consisting of $18,099 of cash, $3,000 of notes payable and 875,000 shares of common stock with a market value of $8,750. The total assets related to these six acquisitions were $72,192, including goodwill of $21,079. The results of these acquisitions have been included in the Company's results from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended April 30, 1995 and 1996 as if the purchase acquisitions described above had been consummated as of the beginning of fiscal 1995. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision:

                                                                       FOR THE FISCAL YEAR
                                                                         ENDED APRIL 30,
                                                                    --------------------------
                                                                        1995          1996
                                                                    ------------  ------------
Revenues..........................................................  $  1,080,121  $  1,275,962
Net income........................................................        12,244        13,843
Net income per share..............................................          0.34          0.39

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1995 or the results which may occur in the future.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                              APRIL 30,
                                                                        ----------------------
                                                                           1995        1996
                                                                        ----------  ----------
Land..................................................................  $    2,417  $    3,725
Buildings.............................................................      11,383      21,654
Furniture and fixtures................................................      15,975      34,805
Warehouse equipment...................................................      18,050      26,686
Equipment under capital leases........................................       3,924       6,894
Leasehold improvements................................................       5,989       6,529
                                                                        ----------  ----------
                                                                            57,738     100,293
Less: Accumulated depreciation........................................     (28,890)    (34,557)
                                                                        ----------  ----------
Net property and equipment............................................  $   28,848  $   65,736
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $5,813, $7,256 and $8,844, respectively.

NOTE 5--INTANGIBLE ASSETS

    Intangible assets and accumulated amortization consist of the following:

                                                                 APRIL 30,
                                                           ---------------------   JULY 27,
                                                             1995        1996        1996
                                                           ---------  ----------  -----------
Goodwill.................................................  $  21,708  $  140,384   $ 362,174
Other....................................................      7,596       7,475      42,472
                                                           ---------  ----------  -----------
                                                              29,304     147,859     404,646
Less: Accumulated amortization...........................     (4,130)     (6,495)     (7,811)
                                                           ---------  ----------  -----------
                                                           $  25,174  $  141,364   $ 396,835
                                                           ---------  ----------  -----------
                                                           ---------  ----------  -----------

    Amortization expense for the fiscal years ended April 30, 1994, 1995 and 1996 was $1,422, $1,419 and $3,073, respectively.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 6--LEASE RECEIVABLES

    Lease receivables represent the present value of future lease payments related to equipment sold to customers as sales type leases. The future minimum lease payments to be received are as follows:

1997...............................................................  $  34,146
1998...............................................................     29,885
1999...............................................................     17,181
2000...............................................................      5,800
2001 and thereafter................................................      1,647
                                                                     ---------
Total lease receivable.............................................     88,659
Less: Amounts representing interest................................    (16,846)
                                                                     ---------
Present value of net lease receivable..............................  $  71,813
                                                                     ---------
                                                                     ---------

NOTE 7--OTHER ASSETS

    Other assets consist of the following:

                                                                                APRIL 30,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Investment...............................................................             $   6,575
Debt issue costs, net....................................................                 5,167
Cash surrender value of life insurance...................................  $     886        961
Investments..............................................................                   475
Other....................................................................      2,256      3,436
                                                                           ---------  ---------
                                                                           $   3,142  $  16,614
                                                                           ---------  ---------
                                                                           ---------  ---------

    The investment is recorded at cost, which approximates market value.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Bank lines of credit, secured by accounts receivable and inventory, interest rates ranging from prime to prime plus 2.25% (9.0% to 10.0%
  at April 30, 1996)...................................................  $  39,497  $    8,515

Annual renewal loans provided by banks and other financial institutions of foreign subsidiary secured by lease receivables of foreign subsidiary. Interest rates ranging from 7.8% to 10.2% at April 30,
  1996.................................................................                 80,949

Bank lines of credit of foreign subsidiary operations secured by assets of those operations. Interest rates ranging from 9.2% to 9.8% at
  April 30, 1996.......................................................                 12,731

Other..................................................................      1,717       2,249

Current maturities of long-term debt...................................      7,066       9,621
                                                                         ---------  ----------

    Total short-term debt..............................................  $  48,280  $  114,065
                                                                         ---------  ----------
                                                                         ---------  ----------

    The Company currently has a line of credit with a bank that provides the Company with a $50 million credit facility bearing interest, at the Company's option, at the prime rate in effect from time to time or a eurodollar rate plus 2.0%. The line of credit is secured by the Company's inventory and receivables and contains customary covenants, including financial covenants with respect to the Company's net worth and fixed charge coverage ratios, and customary default provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy. It also provides for a default in the event that there is a change in control of the Company. The Comapny was in compliance with or obtained waivers relating to these covenants as of April 30, 1996. The amount that is available to be borrowed under the line of credit varies from time to time, depending upon the level of receivables and inventory available to collateralize borrowings. Since April 30, 1996, the Company has not provided certain information required by this facility and has not requested certain consents in respect of actions taken by the Company since April 30, 1996, which, if not corrected, could limit the Company's ability to draw funds against this line of credit. No amounts were outstanding against this facility at April 30, 1996. The Company believes that, if necessary, the information required by the line of credit facility could be provided and the necessary consents could be obtained to enable the Company to utilize this source of financing although there can be no assurances in this regard.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 8--CREDIT FACILITIES (CONTINUED)
    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                               APRIL 30,
                                                                         ---------------------
                                                                           1995        1996
                                                                         ---------  ----------
Notes payable, secured by certain assets of the Company, interest rates ranging from 8.0% to 10.0%, maturities from October 1996 through
  2003.................................................................  $  12,432

Convertible Subordinated Notes due 2001, interest at 5 1/2%, convertible into shares of common stock at any time prior to maturity at a conversion price of $28.50 per share, subject to adjustment in
  certain events.......................................................             $  143,750

Debt facility payable over five years secured by lease receivables of the Company's foreign subsidiaries. Interest rates ranging from 11.0%
  to 12.0% at April 30, 1996......................................... .                  8,943

Other..................................................................     20,558      30,611

Capital lease obligations..............................................      1,292       4,846
                                                                         ---------  ----------

                                                                            34,282     188,150

Less: Current maturities of long-term debt.............................     (7,066)     (9,621)
                                                                         ---------  ----------

    Total long-term debt...............................................  $  27,216  $  178,529
                                                                         ---------  ----------
                                                                         ---------  ----------

    The 5 1/2% Convertible Subordinated Notes due 2001 (the "Notes") are redeemable, in whole or in part, at the Company's option at specified redemption prices on or after February 3, 1998, but may not be redeemed prior to February 2, 1999 unless the closing price of the common stock is at least 150% of the conversion price for a period of time prior to the notice of redemption. Costs incurred in connection with the issuance of the Notes are included in other assets and are being amortized over the five year period of maturity. The fair value of the Notes at April 30, 1996, based upon quoted market prices, totaled $211,313.

    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1997..............................................................  $   9,621
1998..............................................................     11,479
1999..............................................................     12,151
2000..............................................................      1,637
2001..............................................................    144,501
Thereafter........................................................      8,761
                                                                    ---------
                                                                    $ 188,150
                                                                    ---------
                                                                    ---------

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES

    U.S. Office Products files a consolidated federal income tax return for periods subsequent to the Mergers described in Note 3. Each of the Combined Companies and Pooled Companies will file "short-period" federal tax returns through the dates of the Mergers and business combinations.

    The provision for income taxes consists of:

                                                                         FOR THE FISCAL YEAR
                                                                           ENDED APRIL 30,
                                                                   -------------------------------
                                                                     1994       1995       1996
                                                                   ---------  ---------  ---------
Income taxes currently payable:
  Federal........................................................  $   1,416  $   1,467  $   3,944
  State..........................................................        256        465      1,385
  Foreign taxes currently payable................................                              685
                                                                   ---------  ---------  ---------
                                                                       1,672      1,932      6,014
                                                                   ---------  ---------  ---------
Deferred income tax expense (benefit)............................        (54)       239       (600)
                                                                   ---------  ---------  ---------
    Total provision for income taxes.............................  $   1,618  $   2,171  $   5,414
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    Deferred taxes are comprised of the following:

                                                                                APRIL 30,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Current deferred tax assets:
  Inventory..............................................................  $     137  $     259
  Allowance for doubtful accounts........................................         90        821
  Accrued liabilities....................................................        256         50
                                                                           ---------  ---------
    Total current deferred tax assets....................................        483      1,130
                                                                           ---------  ---------
Long-term deferred tax liabilities:
  Property and equipment.................................................     (1,028)    (2,701)
  Internal Revenue Service tax assessment................................     (3,383)    (3,383)
  Other..................................................................                  (826)
                                                                           ---------  ---------
    Total long-term deferred tax liabilities.............................     (4,411)    (6,910)
                                                                           ---------  ---------
    Net deferred tax asset (liability)...................................  $  (3,928) $  (5,780)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The Internal Revenue Service ("IRS") tax assessment relates to the deferral of a gain on the sale of land and building by a subsidiary of the Company. The IRS has determined that a portion of the gain recorded by the subsidiary does not qualify for deferral and has required that the Company pay additional taxes. The subsidiary has recorded a deferred tax liability as a result of the assessment and the related interest. The Company has filed an appeal with the IRS relating to the above assessment; however, the IRS has not yet responded to the appeal.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 9--INCOME TAXES (CONTINUED)
    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                          FOR THE FISCAL YEAR
                                                                            ENDED APRIL 30,
                                                                    -------------------------------
                                                                      1994       1995       1996
                                                                    ---------  ---------  ---------
U.S. federal statutory rate.......................................       34.0%      34.0%      35.0%
State income taxes, net of federal income tax benefit.............        4.0        4.1        5.4
Subchapter S corporation income not subject to corporate level
  taxation........................................................      (23.6)     (24.9)     (14.2)
Foreign earnings not subject to U.S. taxes........................                              (.6)
Minority interest in foreign taxes................................                              2.5
Nondeductible goodwill............................................                   1.4        2.6
Other.............................................................        3.0        1.2        2.7
                                                                    ---------  ---------  ---------
Effective tax rate................................................       17.4%      15.8%      33.4%
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

    One Combined Company and certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Combined Company and the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the Combined Company and the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                                                  THREE MONTHS ENDED
                                                                      FOR THE FISCAL YEAR
                                                                        ENDED APRIL 30,          --------------------
                                                                -------------------------------  JULY 31,   JULY 27,
                                                                  1994       1995       1996       1995       1996
                                                                ---------  ---------  ---------  ---------  ---------
Net income (loss) per consolidated statement of income........  $   7,697  $  11,562  $  10,792  $  (4,119) $   7,504
Pro forma income tax provision (benefit) adjustment...........      1,884      2,091      2,675     (1,047)       397
                                                                ---------  ---------  ---------  ---------  ---------
Pro forma net income (loss)...................................  $   5,813  $   9,471  $   8,117  $  (3,072) $   7,107
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 10--LEASE COMMITMENTS

    The Company leases various types of retail, warehouse and office space and equipment, furniture and fixtures under noncancellable lease agreements which expire at various dates. Future minimum lease payments under noncancellable capital and operating leases are as follows:

                                                                           CAPITAL    OPERATING
                                                                           LEASES      LEASES
                                                                          ---------  -----------
1997....................................................................  $   1,771   $  12,870
1998....................................................................      1,283      10,548
1999....................................................................        702       9,450
2000....................................................................        428       8,528
2001....................................................................        320       7,368
Thereafter..............................................................      2,541      26,781
                                                                          ---------  -----------
Total minimum lease payments............................................      7,045   $  75,545
                                                                                     -----------
                                                                                     -----------
Less: Amounts representing interest.....................................     (2,199)
                                                                          ---------
Present value of net minimum lease payments.............................  $   4,846
                                                                          ---------
                                                                          ---------

    Rent expense for all operating leases for the fiscal years ended April 30, 1994, 1995 and 1996 was $8,472, $9,851 and $15,450, respectively.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position or results of operations or cash flows of the Company.

    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or 1995 related to these agreements.

NOTE 12--EMPLOYEE BENEFIT PLANS

    Certain subsidiaries of the Company have qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the fiscal years ended April 30, 1994, 1995 and 1996, the subsidiaries incurred expenses totaling $220, $450 and $683, respectively, related to these plans.

    One Combined Company entered into agreements with three officers which provided for future compensation to those officers subsequent to termination of employment with the Combined Company for a period of five years. The future compensation would not be received, however, in the event that an officer received payment under that Company's Restricted Stock Purchase Plan (the "Purchase Plan") in excess of the purchase price of the stock paid by the officer. No compensation expense was recorded with

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 12--EMPLOYEE BENEFIT PLANS (CONTINUED) respect to the agreement related to two of the officers, as it was probable that they would receive payment under the Restricted Stock Purchase Plan. Future compensation expense of approximately $1,030 was being recognized as expense for the third officer over the estimated term of the officer's service to the Company of approximately eleven years. The compensation expense equaled $95 in fiscal 1994 and $71 in fiscal year 1995. The agreements were terminated upon closing of the Merger.

    The Purchase Plan was considered to be compensatory, for the benefit of certain officers. Two of these officers each purchased 1,000 shares of stock for $1 under the Purchase Plan. The stock was restricted and could only be purchased by the Combined Company at specified prices that varied upon the occurrence of certain events. As a result, the Combined Company's future compensation expense of $1,398, under this Purchase Plan, was being recognized as expense over the expected periods of the officers' future service to the Combined Company of 20 and 28 years. Compensation expense of approximately $60 and $45 was recognized in fiscal 1994 and fiscal 1995, respectively. The Plan was terminated upon closing of the Merger.

NOTE 13--STOCKHOLDERS' EQUITY

    LONG-TERM COMPENSATION PLAN

    In October 1994, the Board of Directors and the Company's stockholders approved the Company's 1994 Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Common Stock granted in any calendar or fiscal year under the Plan is equal to the greater of 855,000 shares or 15% of the aggregate number of shares of the Common Stock outstanding at the time an award is granted, less, in each case, the number of shares subject to previously outstanding awards under the Plan.

    Under the provisions of the Plan, non-qualified stock options and other stock awards are granted at prices not less than fair market value at the date of grant. A summary of option transactions follows:

                                                               OPTION PRICE
                                                   NUMBER        RANGE PER       EXPIRATION
                                                 OF SHARES         SHARE            DATE
                                                 ----------  -----------------  -------------
Outstanding at April 30, 1994..................      --             --               --
  Granted......................................     629,500      $8.00--$10.00      2004
  Cancelled....................................      (7,000)            $10.00      2004
                                                 ----------  -----------------  -------------
Outstanding at April 30, 1995..................     622,500      $8.00--$10.00      2004
  Granted......................................   2,764,591     $11.31--$31.75   2004--2006
  Exercised....................................     (63,350)     $8.00--$10.00      2004
  Cancelled....................................     (16,200)    $10.00--$17.13   2004--2005
                                                 ----------  -----------------  -------------
Outstanding at April 30, 1996..................   3,307,541      $8.00--$31.75   2004--2006
                                                 ----------  -----------------  -------------
                                                 ----------  -----------------  -------------
Exercisable at April 30, 1996..................     132,867      $8.00--$10.00      2004
                                                 ----------  -----------------  -------------
                                                 ----------  -----------------  -------------

    Non-qualified options are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 13--STOCKHOLDERS' EQUITY (CONTINUED)
    Subsequent to year-end, the Company granted options to purchase 1,087,550 shares of common stock at exercise prices ranging from $36.00 to $44.875 per share.

    COMMON STOCK

    In November 1994, the Board of Directors of the Company approved a one thousand-for-one split of the Company's common stock and changed the par value of common stock from $1 per share to $.001 per share. The consolidated financial statements have been adjusted to reflect the stock split. In February 1995, the stockholders approved the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000 shares.

NOTE 14--QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                          FISCAL 1996 QUARTERS
                                                       ----------------------------------------------------------
                                                         FIRST       SECOND      THIRD       FOURTH      TOTAL
                                                       ----------  ----------  ----------  ----------  ----------
Revenues.............................................  $  166,742  $  224,977  $  274,426  $  301,863  $  968,008
Gross profit.........................................      41,957      57,703      72,931      85,546     258,137
Operating income.....................................      (3,747)      6,325      15,280       7,086      24,944
Net income (loss)....................................      (4,118)      3,165      10,360       1,385      10,792
Pro forma net income (loss) (see Note 9).............      (3,097)      2,380       7,792       1,042       8,117
Net income (loss) per share..........................        (.18)        .11         .36         .04         .37
Pro forma net income (loss) per share................        (.14)        .08         .27         .03         .28

                                                                          FISCAL 1995 QUARTERS
                                                       ----------------------------------------------------------
                                                         FIRST       SECOND      THIRD       FOURTH      TOTAL
                                                       ----------  ----------  ----------  ----------  ----------
Revenues.............................................  $  109,454  $  127,844  $  176,337  $  165,904  $  579,539
Gross profit.........................................      30,208      34,841      46,775      41,289     153,113
Operating income.....................................       2,636       4,463       9,757       1,605      18,461
Net income (loss)....................................       1,557       2,930       7,405        (330)     11,562
Pro forma net income (loss) (see Note 9).............       1,501       2,577       5,936        (543)      9,471

NOTE 15--SUBSEQUENT EVENTS

    BUSINESS COMBINATIONS SUBSEQUENT TO YEAR-END

    Between April 30, 1996 and July 10, 1996 the Company acquired 14 companies and the remaining 49% of Blue Star in business combinations accounted for under the purchase method for $65,333, consisting of 1,663,692 shares of common stock with a market value of $44,149 and cash of $21,184. In addition, as of July 10, 1996, the Company considered the consummation to be probable of a total of 46 additional businesses (the "Pending Acquisitions"). The Pending Acquisitions provide for consideration of $286,740, consisting of 7,206,323 shares of common stock with a market value of $254,659 and cash of $32,081.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1996 as if the acquisitions described above had been consummated as of the beginning of fiscal 1996. The results

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 15--SUBSEQUENT EVENTS (CONTINUED)
presented below include certain pro forma adjustments to reflect the amortization of intangible assets, reductions in executive compensation, the inclusion of a federal income tax provision and the removal of certain restructuring costs:

                                                                                  FISCAL YEAR
                                                                                     ENDED
                                                                                   APRIL 30,
                                                                                     1996
                                                                                 -------------
Revenues.......................................................................   $ 1,735,166
Net income.....................................................................        28,152
Net income per share...........................................................   $       .71

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1996, or the results which may occur in the future.

    ISSUANCE OF CONVERTIBLE SUBORDINATED NOTES

    In May 1996, the Company completed an offshore offering and a concurrent private placement of $230,000, principal amount of 5 1/2% Convertible Subordinated Notes due 2003, including the underwriters' over-allotment option of $30,000. The underwriters exercised their over-allotment option in June 1996. The net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, were approximately $223,000.

    REVOLVING CREDIT FACILITY

    In June 1996, the Company entered into a commitment letter with a bank, subject to the satisfaction of a number of conditions, including execution of a definitive credit agreement and related documentation, pursuant to which a syndicate of financial institutions with the bank, as agent, will provide a $250,000 revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the bank's base rate, plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The Credit Facility is expected to be secured by all of the assets of the Company and is expected to contain customary covenants, including financial covenants with respect to the Company's net worth and fixed charges coverage ratio and customary default provisions relating to non-payment of principal and interest, default under other debt agreements, bankruptcy and change in control events.

NOTE 16--SUBSEQUENT EVENTS (UNAUDITED)

    During the first quarter of fiscal 1997, the Company completed a total of 28 business combinations, 10 accounted for under the pooling-of-interests method and 18 accounted for under the purchase method. Included in the business combinations completed during the first quarter of fiscal 1997 was the purchase acquisition of Whitcoulls Group Limited ("Whitcoulls"), the largest contract stationer/office products company in the Australia-New Zealand Market. As the acquisition of Whitcoulls was completed on the last day of the quarter, the consolidated results of operations for the three months ended July 27, 1996 do not reflect any impact from Whitcoulls, however, the balance sheet of Whitcoulls is included in the Company's July 27, 1996 consolidated balance sheet.

                          U.S. OFFICE PRODUCTS COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 16--SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
    Subsequent to July 27, 1996, the Company has completed 11 business combinations for an aggregate purchase price of $65.4 million, consisting of approximately $16.1 million of cash and 1,709,778 shares of the Company's common stock with a market value of approximately $49.3 million.

    In August 1996, the Company entered into an agreement with Bankers Trust Company (the "Bank"), whereby the Bank, or a syndicate of financial institutions including the Bank, will provide a $500 million revolving credit facility (the "Credit Facility") bearing interest, at the Company's option, at the Bank's base rate plus an applicable margin of up to 1.25%, or a eurodollar rate plus an applicable margin of up to 2.5%. The availability under the Credit Facility is subject to certain sublimits including $100 million for working capital loans and $400 million for acquisition loans, with $180 million of the acquisition loan sublimit available and expected to be used to refinance certain outstanding indebtedness of the Company in Australia and New Zealand. The Credit Facility is secured by a majority of the assets of the Company and contains customary convenants, including financial covenants with respect to the Company's leverage and interest coverage ratios, capital expenditures, payment of dividends and purchases and sales of assets, and customary default provisions, including provisions related to non-payment of principal and interest, default under other debt agreements and bankruptcy.

    In August 1996, at the Company's Annual Meeting of Stockholders, the stockholders approved, among other things, a proposal by the Board of Directors of the Company to adopt an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock, par value $.001 per share, authorized for issuance from 100,000,000 shares to 500,000,000 shares.

    On August 20, 1996, the Company's Board of Directors approved a change in the Company's fiscal year-end, effective for the 1997 fiscal year, from April 30 to the last Saturday of April.

                          U.S. OFFICE PRODUCTS COMPANY

                    PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)


    The unaudited pro forma combined balance sheet gives effect to the businesses acquired by the Company after July 27, 1996 (the "Fiscal 1997 Completed Acquisitions"), and the acquisitions the Company considers probable to occur (the "Fiscal 1997 Pending Acquisitions") as if all such acquisitions had occurred as of the Company's most recent balance sheet date, July 27, 1996. The unaudited pro forma combined balance sheet also gives effect to the sale by the Company in September 1996 (the September Stock Sale) of 1,250,000 shares of the Company's common stock (the "Common Stock") as if such sale had been made on July 27, 1996.


    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the acquisitions completed during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions as if all such acquisitions had been made on May 1, 1995; (iii) the sales completed by the Company in August 1995 of 4,025,000 shares of Common Stock (the "Second Offering") as if such sales had been made on May 1, 1995;
(iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5-1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; and (v) the sales by the Company of 5-1/2% Convertible Subordinated Notes due 2003 (the "May Notes") in May and June 1996 as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company give retroactive effect to the results of companies acquired by the Company in fiscal 1997 and 1996 in business combinations accounted for under the pooling-of-interests method.

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial information of the Company for the year ended April 30, 1996, (ii) the unaudited financial information of the businesses acquired during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") for the period from May 1, 1995 to the consummation date and (iii) the unaudited financial information of the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition, accounted for or to be accounted for under the purchase method, where the entity's fiscal year end is not within 93 days of the Company's year end.

    The pro forma combined statement of income for the three months ended July 27, 1996 gives effect to the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the three months ended July 27, 1996 and includes the unaudited interim financial information of the Company.

    The pro forma combined statement of income for the three months ended July 31, 1995 gives effect to the Fiscal 1996 Purchased Companies, the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions for the three months ended July 31, 1995, and includes the unaudited financial information of the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                                  (UNAUDITED)

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 gives effect to the Fiscal 1997 Pending Acquisitions which will be accounted for under the pooling-of-interests method.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY

                        PRO-FORMA COMBINED BALANCE SHEET

                                 JULY 27, 1996
                                    (000'S)

                                                            FISCAL YEAR 1997
                                         U.S. OFFICE   ---------------------------
                                           PRODUCTS     COMPLETED      PENDING        PRO FORMA      PRO FORMA
                                           COMPANY     ACQUISITIONS  ACQUISITIONS    ADJUSTMENTS      COMBINED
                                         ------------  -----------  --------------  --------------  ------------

                                                     ASSETS
Current assets:
  Cash and cash equivalents............  $     98,947   $   1,867   $    6,187      $  (58,869)(b)  $     44,948
                                                                                        38,125(a)
                                                                                       (41,309)(b)
  Accounts receivable..................       230,385      10,330       16,532            --             257,247
  Lease receivable.....................        29,561                                                     29,561
  Inventory............................       190,665       6,465       10,326            --             207,456
  Prepaid and other current assets.....        28,407       1,911        1,871            --              32,189
                                         ------------  -----------  --------------  --------------  ------------
    Total current assets...............       577,965      20,573       34,916         (62,053)          571,401
Property and equipment, net............       145,687       8,648       13,914            --             168,249
Intangible assets, net.................       396,835       1,261        9,572         115,710(b)        523,378
Lease receivables......................        46,232                                                     46,232
Other assets...........................        25,117         845        1,975            --              27,937
                                         ------------  -----------  --------------  --------------  ------------
    Total assets.......................  $  1,191,836   $  31,327   $   60,377      $   53,657      $  1,337,197
                                         ------------  -----------  --------------  --------------  ------------
                                         ------------  -----------  --------------  --------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt......................  $    155,838   $   4,300   $    2,953      $     --        $    163,091
  Accounts payable.....................       142,493       6,336       13,352            --             162,181
  Accrued compensation.................        16,983       1,076          606            --              18,665
  Other accrued liabilities............        49,029       1,495       13,941            --              64,465
                                         ------------  -----------  --------------  --------------  ------------
    Total current liabilities..........       364,343      13,207       30,852            --             408,402
Long-term debt.........................       427,138       2,352        3,957         (41,309)(b)       392,138
Notes payable to related parties.......       --            1,746        7,581            --               9,327
Deferred income taxes..................         6,427         934          221            --               7,582
Other long-term liabilities............         3,199         421          487            --               4,107
                                         ------------  -----------  --------------  --------------  ------------
    Total liabilities..................       801,107      18,660       43,098         (41,309)          821,556
Minority Interest......................         2,557      --             --              -                2,557
Stockholders' equity
  Common stock.........................            39         155          227            (379)(b)            43
                                                                                             1(a)
Additional paid-in capital.............       356,423      --               58          80,168(b)        474,773
                                                                                        38,124(a)
Cumulative Translation Adjustment......         2,626      --             --              -                2,626
Retained earnings......................        29,084       1,391        5,167            --              35,642
Equity of Purchased Companies..........        11,121      11,827      (22,948)(b)        --
                                         ------------  -----------  --------------  --------------  ------------
    Total stockholders' equity.........       388,172      12,667       17,279          94,966           513,084
                                         ------------  -----------  --------------  --------------  ------------
  Total liabilities and stockholders'
    equity.............................  $  1,191,836   $  31,327   $   60,377      $   53,657      $  1,337,197
                                         ------------  -----------  --------------  --------------  ------------
                                         ------------  -----------  --------------  --------------  ------------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                    FOR THE THREE MONTHS ENDED JULY 27, 1996
                                    (000'S)
                                  (UNAUDITED)

                                                             FISCAL YEAR 1997
                                            U.S. OFFICE  ------------------------
                                             PRODUCTS     COMPLETED     PENDING      PRO FORMA       PRO FORMA
                                              COMPANY    ACQUISITIONS ACQUISITIONS  ADJUSTMENTS      COMBINED
                                            -----------  -----------  -----------  -------------  ---------------
Revenues..................................   $ 352,638    $ 137,074    $  45,281   $    --        $    534,993
Cost of revenues..........................     253,017       89,341       31,487        --             373,845
                                            -----------  -----------  -----------  -------------  ---------------
Gross profit..............................      99,621       47,733       13,794        --             161,148
Selling, general and administrative
  expenses................................      82,561       40,320       12,731       1,609(c)   $    135,254
                                                                                      (1,967)(d)
Nonrecurring acquisition costs............       1,656       --            -          (1,656)(e)        --
Nonrecurring restructuring costs..........      --           --           --             -
Discontinuation of printing division at
  subsidiary..............................      --           --           --             -
                                            -----------  -----------  -----------  -------------  ---------------
Operating income..........................      15,404        7,413        1,063       2,014            25,894
Other (income) expense:
  Interest expense........................       6,949        1,717          274         976(f)          9,916
  Interest income.........................      (4,185)         (67)         (47)      2,300(f)         (1,999)
  Other...................................        (222)         (67)         (69)       --                (358)
  Minority Interest in subsidiary.........         206       --           --             -                 206
                                            -----------  -----------  -----------  -------------  ---------------
Income (loss) before provision for income
  taxes...................................      12,656        5,830          905      (1,262)           18,129
Provision for income taxes................       5,152        2,388          228         118(h)          7,886
                                            -----------  -----------  -----------  -------------  ---------------
Net income (loss).........................       7,504        3,442          677      (1,380)           10,243
                                            -----------  -----------  -----------  -------------  ---------------
                                            -----------  -----------  -----------  -------------  ---------------
Weighted average shares outstanding.......                                                              43,018(i)
Net income per share......................                                                        $       0.24
                                                                                                  ---------------
                                                                                                  ---------------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                    FOR THE THREE MONTHS ENDED JULY 31, 1995
                                    (000'S)
                                  (UNAUDITED)

                                                  FISCAL YEAR      FISCAL YEAR 1997
                                     U.S. OFFICE     1996      ------------------------
                                      PRODUCTS     PURCHASED    COMPLETED     PENDING      PRO FORMA      PRO FORMA
                                       COMPANY     COMPANIES   ACQUISITIONS ACQUISITIONS  ADJUSTMENTS     COMBINED
                                     -----------  -----------  -----------  -----------  -------------  -------------
Revenues...........................   $ 166,742    $ 125,549    $ 158,780    $  51,894   $    --        $  502,965
Cost of revenues...................     124,785       89,904      115,167       34,934        --           364,790
                                     -----------  -----------  -----------  -----------  -------------  -------------
Gross profit.......................      41,957       35,645       43,613       16,960        --           138,175
Selling, general and administrative
  expenses.........................      41,033       30,067       40,672       15,141       2,277(c)   $  128,033
                                                                                            (1,157)(d)
Nonrecurring acquisition costs.....       4,671       --           --            -          (4,671)(e)       --
Nonrecurring restructuring costs...                   --           --           --                            -
Discontinuation of printing
  division at subsidiary...........                   --           --           --                            -
                                     -----------  -----------  -----------  -----------  -------------  -------------
Operating income...................      (3,747)       5,578        2,941        1,819       3,551          10,142
Other (income) expense:
  Interest expense.................       2,082        1,170        2,371          165       3,111(f)        8,899
Interest income....................        (142)          (5)         (29)        (214)       --              (390)
  Other............................         (99)       1,164         (142)        (162)       --               761
  Minority Interest in
    subsidiary.....................      --            -               (2)      --              (2)
                                     -----------  -----------  -----------  -----------  -------------  -------------
Income (loss) before provision for
  income taxes.....................      (5,588)       3,249          741        2,032         440             874
Provision for income taxes.........      (1,469)       1,032        1,127          493        (803)(h)         380
                                     -----------  -----------  -----------  -----------  -------------  -------------
Net income (loss)..................      (4,119)       2,217         (386)       1,539       1,243             494
                                     -----------  -----------  -----------  -----------  -------------  -------------
                                     -----------  -----------  -----------  -----------  -------------  -------------
Weighted average shares
  outstanding......................                                                                         41,980(i)
Net income per share...............                                                                     $     0.01
                                                                                                        -------------
                                                                                                        -------------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1996
                                    (000'S)
                                  (UNAUDITED)

                                                FISCAL YEAR      1997 FISCAL YEAR
                                   U.S. OFFICE     1995      ------------------------
                                    PRODUCTS     PURCHASED    COMPLETED     PENDING      PRO FORMA       PRO FORMA
                                     COMPANY     COMPANIES   ACQUISITIONS ACQUISITIONS  ADJUSTMENTS      COMBINED
                                   -----------  -----------  -----------  -----------  -------------  ---------------
Revenues.........................   $ 968,008    $ 307,954    $ 681,902    $ 211,446   $    --        $  2,169,310
Cost of revenues.................     709,871      214,072      458,784      146,518        --           1,529,245
                                   -----------  -----------  -----------  -----------  -------------  ---------------
  Gross profit...................     258,137       93,882      223,118       64,928        --             640,065
Selling, general and
  administrative expenses........     224,454       84,070      181,298       56,133       8,007(c)        543,561
                                                                                          (7,869)(d)
                                                                                          (2,532)(e)
Nonrecurring acquisition costs...       8,057       --           --            -          (8,057)(e)        --
Nonrecurring restructuring
  costs..........................                    8,092       --            -                             8,092
Discontinuation of printing
  division at subsidiary.........         682       --           --            -                               682
                                   -----------  -----------  -----------  -----------  -------------  ---------------
Operating income.................      24,944        1,720       41,820        8,795      10,451            87,730
Other (income) expense:
  Interest expense...............      12,405        2,761        8,015          604     6,399(f)           30,184
  Interest income................      (3,272)      --             (343)        (106)      2,750(f)           (971)
  Other..........................      (1,066)         (24)        (403)         (95)       --              (1,588)
Minority Interest in
  subsidiaries...................         671       --               69       --            (671)(g)            69
                                   -----------  -----------  -----------  -----------  -------------  ---------------
Income (loss) before provision
  for income taxes...............      16,206       (1,017)      34,482        8,392       1,973            60,036
Provision for income taxes.......       5,414           45       10,187        2,156     8,320(h)           26,122
                                   -----------  -----------  -----------  -----------  -------------  ---------------
Net income (loss)................      10,792       (1,062)      24,295        6,236      (6,347)           33,914
                                   -----------  -----------  -----------  -----------  -------------  ---------------
                                   -----------  -----------  -----------  -----------  -------------  ---------------
Weighted average shares
  outstanding....................                                                                           42,330(i)
Net income per share.............                                                                     $       0.80
                                                                                                      ---------------
                                                                                                      ---------------

                         U. S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1995
                                    (000'S)
                                  (UNAUDITED)

                                                                                 PENDING
                                                                   U.S. OFFICE    1997      PRO-FORMA
                                                                    PRODUCTS    POOLINGS   ADJUSTMENTS    TOTAL
                                                                   -----------  ---------  -----------  ----------
Revenues.........................................................   $ 579,539   $  43,439   $  --       $  622,978
Cost of revenues.................................................     426,426      30,153      --          456,579
                                                                   -----------  ---------  -----------  ----------
Gross profit.....................................................     153,113      13,286      --          166,399
Selling, general and administrative expenses.....................     134,652      13,378      --          148,030
                                                                   -----------  ---------  -----------  ----------
Operating income.................................................      18,461         (92)     --           18,369
Other (income) expense:
  Interest expense...............................................       5,641          21      --            5,662
  Interest income................................................        (504)        (24)     --             (528)
  Other..........................................................        (409)       (289)     --             (698)
                                                                   -----------  ---------  -----------  ----------
Income before provision for income taxes.........................      13,733         200      --           13,933
Provision for income taxes.......................................       2,171         (94)      4,054(j)      6,131
                                                                   -----------  ---------  -----------  ----------
Net income.......................................................   $  11,562   $     294   $  (4,054)  $    7,802
                                                                   -----------  ---------  -----------  ----------
                                                                   -----------  ---------  -----------  ----------

                         U. S. OFFICE PRODUCTS COMPANY

                     PRO-FORMA COMBINED STATEMENT OF INCOME

                       FOR THE YEAR ENDED APRIL 30, 1994
                                    (000'S)
                                  (UNAUDITED)

                                                                                 PENDING
                                                                   U.S. OFFICE    1997      PRO-FORMA
                                                                    PRODUCTS    POOLINGS   ADJUSTMENTS    TOTAL
                                                                   -----------  ---------  -----------  ----------
Revenues.........................................................   $ 436,480   $  45,213   $  --       $  481,693
Cost of revenues.................................................     310,051      32,787      --          342,838
                                                                   -----------  ---------  -----------  ----------
Gross profit.....................................................     126,429      12,426      --          138,855
Selling, general and administrative expenses.....................     114,661      12,769      --          127,430
                                                                   -----------  ---------  -----------  ----------
Operating income.................................................      11,768        (343)     --           11,425
Other (income) expense:
  Interest expense...............................................       3,683          42      --            3,725
  Interest income................................................        (266)        (51)     --             (317)
  Other..........................................................        (964)       (299)     --           (1,263)
                                                                   -----------  ---------  -----------  ----------
Income before provision for income taxes.........................       9,315         (35)     --            9,280
Provision for income taxes.......................................       1,618          51       2,414(j)      4,083
                                                                   -----------  ---------  -----------  ----------
Net income.......................................................   $   7,697   $     (86)  $  (2,414)  $    5,197
                                                                   -----------  ---------  -----------  ----------
                                                                   -----------  ---------  -----------  ----------

                          U.S. OFFICE PRODUCTS COMPANY
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect $38,125 of proceeds from the sale of 1,250,000 shares of Common Stock in the September Stock Sale.

(b) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions noted below. The portion of the consideration assigned to goodwill in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

                                                                      STOCK
                                                             -----------------------
             COMPANY               CONSIDERATION    CASH        SHARES       VALUE     GOODWILL
---------------------------------  -------------  ---------  ------------  ---------  ----------
Fiscal 1997 Completed
 Acquisitions
  Significant....................   $    39,430   $   7,886     1,106,807  $  31,544  $   31,074
  Other..........................        22,042       8,245       602,971     13,797      19,277
                                   -------------  ---------  ------------  ---------  ----------
    Total........................        61,472      16,131     1,709,778     45,341      50,351
Fiscal 1997 Pending
 Acquisitions....................        93,136      42,738     1,528,145     50,398      65,359
                                   -------------  ---------  ------------  ---------  ----------
    Total........................   $   154,608   $  58,869     3,237,923  $  95,739  $  115,710
                                   -------------  ---------  ------------  ---------  ----------
                                   -------------  ---------  ------------  ---------  ----------

NOTE 2.  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(c) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting related to the 1996 Purchased Companies, the Fiscal 1997 Completed Acquisitions, and the Fiscal 1997 Pending Acquisitions accounted for or to be accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.

                                                     YEAR ENDED     FOR THE THREE MONTHS ENDED
                                                      APRIL 30,    ----------------------------
                                                        1996       JULY 27, 1996  JULY 31, 1995
                                                    -------------  -------------  -------------
1996 Purchased Companies..........................    $   1,570         --                668
Fiscal 1997 Completed Acquisitions................        4,657          1,164          1,164
Fiscal 1997 Pending Acquisitions..................        1,780            445            445
                                                         ------         ------         ------
                                                      $   8,007          1,609          2,277
                                                         ------         ------         ------
                                                         ------         ------         ------

(d) Adjustment to reflect the reduction in executive compensation, as a result of the elimination of certain executive positions and the renegotiation of executive compensation arrangements.

(e) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 for the year ended April 30, 1996, $1,656 and $4,671 for the three months ended July 27, 1996 and July 31, 1995, respectively, and (ii) certain other restructuring charges from certain acquisitions.

                          U.S. OFFICE PRODUCTS COMPANY
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 2.  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
ADJUSTMENTS (CONTINUED)
(f) Adjustment to reflect an increase in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and May Notes. The increase is offset by a reduction of interest expense resulting from refinancing of existing debt of the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions. Adjustment also reflects a decrease in interest income resulting from the utilization of a portion of the proceeds from the issuance of Commmon Stock and the February Notes in the February Offerings to effect certain transactions and refinance existing debt.

(g) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star for the year ended April 30, 1996.

(h) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 44%. The difference between the effective tax rate of 44% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(i) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 42,330, 43,018, and 41,980 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the three months ended July 27, 1996 and July 31, 1995, respectively. The amounts are comprised of 38,614 shares outstanding for each of the periods, 1,710 shares issued for Fiscal 1997 completed acquisitions, 1,528 shares to be issued for the Fiscal 1997 Pending Acquisitions and 478, 1,166, and 128 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the three month periods ended July 27, 1996 and July 31, 1995, respectively.

(j) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MISSCO Corporation:

    We have audited the accompanying balance sheets of MISSCO Corporation--Commercial Division as of March 31, 1994 and 1995 and the related statements of operations, divisional equity (deficit) and cash flows for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MISSCO
Corporation--Commercial Division at March 31, 1994 and 1995 and the results of its operations and its cash flows for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP
Jackson, Mississippi
June 30, 1995, except as to the penultimate paragraph of note 4, which is as of August 4, 1995 and note 13, which is as of August 16, 1995

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                                 BALANCE SHEETS
                 MARCH 31, 1994 AND 1995 AND SEPTEMBER 30, 1995

                                 (IN THOUSANDS)

                                     ASSETS

                                                                                MARCH 31,    MARCH 31,   SEPTEMBER 30,
                                                                                  1994         1995          1995
                                                                               -----------  -----------  -------------
                                                                                                          (UNAUDITED)
Current assets:..............................................................
  Cash and cash equivalents..................................................   $  --        $   1,589     $   1,215
  Receivables (notes 4 and 8):...............................................
    Trade accounts...........................................................       9,575        9,273        11,304
    Employee and other.......................................................         419          712           447
                                                                               -----------  -----------  -------------
                                                                                    9,994        9,985        11,751
    Less allowance for doubtful receivables (note 12)........................         191          548           176
                                                                               -----------  -----------  -------------
      Net receivables........................................................       9,803        9,437        11,575
                                                                               -----------  -----------  -------------
Net investment in sales-type leases, current portion (notes 2 and 4).........         730          701           709
Inventories (note 4):
  Merchandise................................................................       7,656        8,191         7,733
  Materials and supplies.....................................................         307          322           314
                                                                               -----------  -----------  -------------
      Total inventories......................................................       7,963        8,513         8,047
                                                                               -----------  -----------  -------------
  Prepaid expenses...........................................................         325          318           567
                                                                               -----------  -----------  -------------
      Total current assets...................................................      18,821       20,558        22,113
                                                                               -----------  -----------  -------------
Property, plant and equipment, at cost (notes 2, 3 and 4)....................      10,070       11,504        11,876
  Less accumulated depreciation and amortization.............................       4,881        5,754         6,260
                                                                               -----------  -----------  -------------
      Net property, plant and equipment......................................       5,189        5,750         5,616
                                                                               -----------  -----------  -------------
Other assets:................................................................
  Net investment in sales-type leases, non-current portion (notes 2 and 4)...         668        1,090         1,102
  Investment in marketable securities (note 6)...............................         878          675           675
  Cash surrender value of life insurance (note 4)............................         112          123           123
  Interdivisional receivables, net...........................................         677       --            --
  Other......................................................................         342          407           133
                                                                               -----------  -----------  -------------
      Total other assets.....................................................       2,677        2,295         2,033
                                                                               -----------  -----------  -------------
                                                                                $  26,687    $  28,603     $  29,762
                                                                               -----------  -----------  -------------
                                                                               -----------  -----------  -------------

                                     LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current liabilities:.........................................................
  Book overdraft in bank account.............................................   $      22    $  --         $  --
  Notes payable to officers and employees (note 11)..........................       1,415        1,845        --
  Current instalments of long-term debt (note 4).............................       2,074        1,568        14,519
  Current instalments of capital lease obligations (note 7)..................           6           24        --
  Accounts payable...........................................................       6,983        5,566         6,333
  Accrued expenses...........................................................       1,792        2,050         2,078
  Deferred revenue on maintenance contracts..................................         399          394           430
                                                                               -----------  -----------  -------------
      Total current liabilities..............................................      12,691       11,447        23,360
                                                                               -----------  -----------  -------------
Deferred compensation (note 6)...............................................         878          675           675
Long-term debt, excluding current instalments (note 4).......................      10,938       16,074         5,403
Capital lease obligations, excluding current instalments (note 7)............          20           34        --
Interdivisional payables, net................................................      --            1,050         1,138
                                                                               -----------  -----------  -------------
      Total liabilities......................................................      24,527       29,280        30,576
Divisional equity (deficit)..................................................       2,160         (677)         (814)
                                                                               -----------  -----------  -------------
Commitments and contingencies (notes 6 and 7)................................
                                                                               -----------  -----------  -------------
                                                                                $  26,687    $  28,603     $  29,762
                                                                               -----------  -----------  -------------
                                                                               -----------  -----------  -------------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION

                            STATEMENTS OF OPERATIONS

       YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD ENDED MARCH 31, 1994,
  YEAR ENDED MARCH 31, 1995 AND SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND
                                      1995

                                 (IN THOUSANDS)

                                                  NINE-MONTH                 SIX-MONTH PERIOD ENDED
                                     YEAR ENDED     PERIOD     YEAR ENDED   ------------------------
                                      JUNE 30,    ENDED MARCH   MARCH 31,    SEPTEMBER    SEPTEMBER
                                        1993       31, 1994       1995       30, 1994     30, 1995
                                     -----------  -----------  -----------  -----------  -----------
                                                                                  (UNAUDITED)
Net sales..........................   $  42,911    $  40,986    $  61,542    $  29,799    $  37,552
Cost of sales (including occupancy
  and delivery costs)..............      32,540       32,116       47,751       23,539       29,156
                                     -----------  -----------  -----------  -----------  -----------
    Gross profit...................      10,371        8,870       13,791        6,260        8,396
Selling, general and administrative
  expenses (note 10)...............      10,295        9,316       15,746        6,973        8,184
                                     -----------  -----------  -----------  -----------  -----------
    Operating income (loss)........          76         (446)      (1,955)        (713)         212
Interest, rent and other income....         375          154          225          120          129
Interest expense (note 10).........         452          455        1,168          437          540
                                     -----------  -----------  -----------  -----------  -----------
    Loss before income tax
      benefit......................          (1)        (747)      (2,898)      (1,030)        (199)
Income tax benefit (note 5)........      --             (299)        (898)        (319)         (62)
                                     -----------  -----------  -----------  -----------  -----------
    Net loss.......................   $      (1)   $    (448)   $  (2,000)   $    (711)   $    (137)
                                     -----------  -----------  -----------  -----------  -----------
                                     -----------  -----------  -----------  -----------  -----------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)
       YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD ENDED MARCH 31, 1994,
    YEAR ENDED MARCH 31, 1995 AND SIX-MONTH PERIOD ENDED SEPTEMBER 30, 1995
                                 (IN THOUSANDS)

                                                                     DEDUCTIONS
                                                       ---------------------------------------         ADDITIONS
                                          BALANCE AT                  ACQUISITION               ------------------------
                                           BEGINNING      CASH      AND RETIREMENT               ISSUANCE        NET
                                           OF PERIOD    DIVIDENDS      OF STOCK      NET LOSS    OF STOCK     EARNINGS
                                          -----------  -----------  ---------------  ---------  -----------  -----------
Year ended June 30, 1993................   $   3,250    $    (155)     $    (631)    $      (1)  $  --        $  --
Nine-month period ended March 31,
  1994..................................       2,463         (112)          (143)         (448)        400       --
Year ended March 31, 1995...............       2,160          (82)          (755)       (2,000)     --           --
Unaudited:
Six-month period ended September 30,
  1995..................................        (677)      --             --              (137)     --           --


                                          BALANCE AT
                                            END OF
                                            PERIOD
                                          -----------
Year ended June 30, 1993................   $   2,463
Nine-month period ended March 31,
  1994..................................       2,160
Year ended March 31, 1995...............        (677)
Unaudited:
Six-month period ended September 30,
  1995..................................        (814)

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED JUNE 30, 1993, NINE-MONTH PERIOD
              ENDED MARCH 31, 1994, YEAR ENDED MARCH 31, 1995 AND
              SIX-MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                  NINE-MONTH                    SIX-MONTH PERIOD ENDED
                                                    YEAR ENDED   PERIOD ENDED   YEAR ENDED   ----------------------------
                                                     JUNE 30,      MARCH 31,     MARCH 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                       1993          1994          1995          1994           1995
                                                    -----------  -------------  -----------  -------------  -------------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net loss........................................   $      (1)    $    (448)    $  (2,000)    $    (711)     $    (137)
  Adjustments to reconcile net loss to net cash
    provided (used) by operating activities:
    Depreciation and amortization.................         754           526           884           422            481
    Gain on sale of assets........................        (220)           (1)          (21)       --             --
    Increase (decrease) in compensation
      deferrals...................................           6            51          (203)           22         --
    Changes in operating assets and liabilities:
      Receivables.................................      (1,391)       (3,045)          366           (42)        (2,138)
      Net investment in sales-type leases.........         (75)         (204)         (393)         (260)           (20)
      Inventories.................................        (678)         (790)         (550)         (746)           466
      Prepaid expenses............................        (316)          173             7           (83)          (249)
      Other assets................................         (60)         (248)          (93)         (285)           274
      Interdivisional receivables/payables........       1,769            84         1,727        (3,408)            88
      Accounts payable and accrued expenses.......       1,528         2,075        (1,159)        1,613            795
      Deferred revenue on maintenance contracts...          (8)          (28)           (5)       --                 36
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash provided (used) by operating
          activities..............................       1,308        (1,855)       (1,440)       (3,478)          (404)
                                                    -----------  -------------  -----------  -------------  -------------
Cash flows from investing activities:
  Purchases of property, plant and equipment......        (768)       (3,003)       (1,429)       (1,004)          (347)
  Proceeds from sale of assets....................         677             4            33        --             --
  Increase in cash surrender value of life
    insurance.....................................          (6)          (13)          (11)       --             --
  Purchases of marketable securities..............        (847)          (58)       (1,219)          (22)        --
  Proceeds from sales of marketable securities....         848        --             1,422        --             --
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash used by investing activities.....         (96)       (3,070)       (1,204)       (1,026)          (347)
                                                    -----------  -------------  -----------  -------------  -------------
Cash flows from financing activities:
  Increase (decrease) in book overdraft in bank
    account.......................................        (108)           22           (22)          508         --
  Proceeds from long-term debt....................       1,653         6,950         3,003           412         --
  Repayment of long-term debt.....................        (834)       (1,686)       (5,236)       (3,053)          (331)
  Increase in capital lease obligations...........      --                25            44        --             --
  Repayment of capital lease obligations..........        (484)           (5)          (12)           (4)           (58)
  Increase (decrease) in borrowings under line of
    credit, net...................................        (787)         (617)        6,863         7,161          2,611
  Increase (decrease) in notes payable to officers
    and employees.................................         201            24           430           (17)        (1,845)
  Dividends on common and preferred stock.........        (155)         (112)          (82)          (60)        --
  Acquisition and retirement of common and
    preferred stock...............................        (631)         (143)         (755)         (443)        --
  Proceeds from sale of common stock..............      --               400        --            --             --
                                                    -----------  -------------  -----------  -------------  -------------
        Net cash provided (used) by financing
          activities..............................      (1,145)        4,858         4,233         4,504            377
                                                    -----------  -------------  -----------  -------------  -------------
        Net increase (decrease) in cash and cash
          equivalents.............................          67           (67)        1,589        --               (374)
Cash and cash equivalents at beginning of
  period..........................................      --                67        --            --              1,589
                                                    -----------  -------------  -----------  -------------  -------------
Cash and cash equivalents at end of period........   $      67     $  --         $   1,589     $  --          $   1,215
                                                    -----------  -------------  -----------  -------------  -------------
                                                    -----------  -------------  -----------  -------------  -------------
Supplemental disclosure--interest paid............   $     457     $     368     $   1,092     $     454      $     660
                                                    -----------  -------------  -----------  -------------  -------------
                                                    -----------  -------------  -----------  -------------  -------------

                See accompanying notes to financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                         NOTES TO FINANCIAL STATEMENTS
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  REPORTING EQUITY

    The accompanying financial statements include the accounts of the office products, leasing and corporate segments of MISSCO Corporation (the Company) which have been combined for reporting purposes as MISSCO
Corporation--Commercial Division (the Division). The Division is not a separate legal or historical reporting entity.

    The office products segment includes the Company's commercial locations selling primarily office supplies, furniture and machines. The leasing segment leases, as lessor, office furniture and equipment and data processing equipment to commercial customers. The corporate segment, where substantially all debt and the various equity components of the Company are recorded, provides administrative and management support to all of the Company's segments.

    The Division, as aggregated, represents approximately 68% of the Company's assets at March 31, 1995 and 57% of its fiscal 1995 net sales.

    All significant intradivisional balances and transactions have been eliminated.

    (b)  INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value.

    (c)  INCOME TAXES

    The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109. Deferred income taxes are included in the Company's financial statements and reflect the impact of "temporary differences" between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by enacted tax rules and regulations.

    The income tax benefits allocated to the Division are based on the Company's actual tax rate for the periods presented. All income tax assets and liabilities have been reclassified to interdivisional receivables/ payables in the accompanying balance sheets.

    (d)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, while improvements and renovations are capitalized.

    Depreciation of plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Assets under capital leases are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

    (e)  INVESTMENTS

    Investments in marketable securities are carried at cost, which approximates fair value. The Company has not implemented Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The effect of implementation would not have a material effect on the accompanying financial statements.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (f)  RECEIVABLES

    Trade receivables are primarily concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and generally does not require collateral on trade receivables. The Company believes that trade receivables are well diversified, thereby reducing potential credit risk, and that an adequate allowance for any uncollectible trade receivables is maintained.

    At March 31, 1994 and 1995, the Division did not have a significant concentration of sales or accounts receivable with any single customer.

    (g)  OTHER ASSETS

    Goodwill is being amortized over 5 or 15 years using the straight-line method. The net carrying value of goodwill was $147 and $185 at March 31, 1994 and 1995, respectively. A covenant not-to-compete is being amortized over 5 years using the straight-line method. The net carrying value of the covenant not-to-compete was $46 and $36 at March 31, 1994 and 1995, respectively.

    The recoverability of unamortized intangible assets is assessed by the Company on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net carrying values. At March 31, 1994 and 1995, the Company believes that no impairment of intangible assets has occurred and that no revision of estimated useful lives is required.

    (h)  CASH EQUIVALENTS

    The Company considers temporary investments with a maturity of three months or less when purchased to be cash equivalents.

    (i)  MAINTENANCE CONTRACTS

    Revenues related to maintenance contracts, which have terms that do not exceed one year, are amortized into income over the contract term using the straight-line method.

    (j)  UNAUDITED INTERIM FINANCIAL INFORMATION

    In the opinion of the Company's management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the Division's unaudited financial information for the interim periods ended September 30, 1994 and 1995.

NOTE 2--LEASING ACTIVITIES

    Substantially all customer leases have terms of one to five years. The carrying value of items leased to customers under operating leases was $93 and $92 (net of accumulated depreciation of $52 and $53) at March 31, 1994 and 1995, respectively.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 2--LEASING ACTIVITIES (CONTINUED)
    Components of the net investment in sales-type leases follow:

                                                                                 MARCH 31,    MARCH 31,
                                                                                   1994         1995
                                                                                -----------  -----------
Total minimum lease payments to be received...................................   $   1,631    $   2,066
Less allowance for doubtful receivables.......................................           8           30
                                                                                -----------  -----------
Net minimum lease payments receivable.........................................       1,623        2,036
Estimated unguaranteed residual value of leased property......................          34          110
Less unearned income..........................................................         259          355
                                                                                -----------  -----------
    Total net investment in sales-type leases.................................       1,398        1,791
Less current portion..........................................................         730          701
                                                                                -----------  -----------
    Total net investment in sales-type leases, non-current
      portion.................................................................   $     668    $   1,090
                                                                                -----------  -----------
                                                                                -----------  -----------

    Executory costs such as insurance, maintenance and taxes are borne directly by the lessees. There are no contingent rentals. Certain leases are pledged as collateral on indebtedness (note 4).

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

    A summary of property, plant and equipment follows:

                                                                                 MARCH 31,    MARCH 31,
                                                                                   1994         1995
                                                                                -----------  -----------
Land..........................................................................   $     724    $     724
Buildings and improvements....................................................       3,766        4,589
Store fixtures................................................................         333          342
Machinery, tools and equipment................................................       1,541        1,617
Warehouse and office equipment................................................       3,489        4,165
Assets under capital leases (note 7)..........................................          42           67
Construction in progress......................................................         175       --
                                                                                -----------  -----------
                                                                                 $  10,070    $  11,504
                                                                                -----------  -----------
                                                                                -----------  -----------

    Certain items of property, plant and equipment are pledged as collateral on indebtedness (note 4).

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 4--LONG-TERM DEBT

    A summary of long-term debt follows:

                                                                                           MARCH 31,    MARCH 31,
                                                                                             1994         1995
                                                                                          -----------  -----------
Notes payable under bank line of credit.................................................   $   3,167    $  10,030

10% notes payable, due annually in varying amounts through 1999, with interest payable
  semiannually; issued in connection with the Company's purchase of its common stock....         233          194

7.5%-11% notes payable, due in various monthly installments through 2000, collateralized
  by equipment and assignment of sales-type leases......................................       1,053        1,476

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $17 plus interest through April 2001; collateralized by property located in Jackson, Mississippi and all accounts receivable and inventories of the
  Company...............................................................................       1,417        1,217

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $33 plus interest through April 1996; collateralized by all accounts
  receivable and inventories of the Company. This note was repaid in fiscal 1995. ......         833       --

5-6% notes payable to insurance companies, collateralized by cash surrender value of
  life insurance........................................................................          11           11

7.5% note payable, due in monthly installments of $4 through March 2003; issued in
  connection with the Company's purchase of its common stock............................         313          288

7.5% note payable to bank, due in monthly installments of $5 through March 1997;
  collateralized by property located in Mobile, Alabama.................................         156          108

7.5% note payable to bank, due in monthly installments of $12 through December 1996;
  collateralized by various property located in Jackson, Mississippi....................         352          230

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $50 plus interest through November 1998; collateralized by all accounts receivable and inventories of the Company. This note was repaid in fiscal
  1995..................................................................................       2,800       --

7.68% note payable, due in monthly installments of $6 through January 1999;
  collateralized by equipment and inventories...........................................         271          223

7.5% note payable, due in monthly installments of $4 through May 2004; issued in
  connection with the Company's purchase of its common stock............................      --              303

Note payable to bank with interest at the prime rate plus 1/2%, due in monthly installments of $8 through April 2001; collateralized by various property located in
  Jackson, Mississippi..................................................................      --              572

8.5% note payable, due in monthly installments of $4 through November 1997;
  collateralized by equipment...........................................................      --              124

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 4--LONG-TERM DEBT (CONTINUED)

                                                                                           MARCH 31,    MARCH 31,
                                                                                             1994         1995
                                                                                          -----------  -----------
9.25% note payable, due in monthly installments of $13 through December 1999;
  collateralized by furniture and equipment.............................................      --              595

Unsecured 7% note payable, due in annual installments through 1998; issued in connection
  with the Company's purchase of Crawford, Inc. (note 9)................................         250          157

7.5% note payable to bank, due in monthly installments of $9 through January 1999;
  collateralized by furniture and fixtures located in Birmingham, Alabama...............         454          368

6.78% note payable to bank, due in monthly installments of $14 through January 2004;
  collateralized by building located in Birmingham, Alabama.............................       1,702        1,746
                                                                                          -----------  -----------
                                                                                              13,012       17,642

Less current installments of long-term debt.............................................       2,074        1,568
                                                                                          -----------  -----------

Long-term debt, excluding current installments..........................................   $  10,938    $  16,074
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    In September 1994, the Company executed a new line of credit agreement with another commercial bank and terminated the existing line of credit agreement. The new $13,000 line of credit agreement is secured by all accounts receivable and inventories of the Company. Interest is payable monthly at the bank's prime rate. On August 4, 1995, the Company's primary lender committed to renew the line of credit agreement, which was scheduled to expire in August 1995, until August 1996. Borrowings under the line of credit agreements are classified as long-term debt in the March 31, 1994 and 1995 balance sheets.

    A summary of long-term debt maturities follows:

YEAR ENDED MARCH 31
-------------------------------------------------------------------------
1996.....................................................................  $   1,568
1997.....................................................................     11,492
1998.....................................................................      1,087
1999.....................................................................        813
2000.....................................................................        585
Thereafter...............................................................      2,097
                                                                           ---------
                                                                           $  17,642
                                                                           ---------
                                                                           ---------

NOTE 5--INCOME TAXES

    The Company files consolidated Federal and state income tax returns. While the Division does not have a formal tax-sharing and allocation agreement with the Company, the income tax benefits allocated to the Division are based on the Company's actual tax rate of 39% for the year ended June 30, 1993, 40% for the nine-month period ended March 31, 1994 and 31% for the year ended March 31, 1995.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 6--EMPLOYEE BENEFIT PLANS

    The Company has a contributory profit sharing plan which covers substantially all employees. Participant contributions may be matched by the Company at rates established each year by the Board of Directors. A matching contribution has not been adopted by the Board of Directors. In addition, the plan provides for a non-contributory stock ownership arrangement. Contributions made by the Company for the purpose of acquiring its common stock are at the discretion of the Board of Directors.

    No contributions were made during the years ended June 30, 1993 or March 31, 1995; a $120 contribution was made to the plan by the Company during the nine-month period ended March 31, 1994. The plan provides participants a 60 day option to have the Company purchase distributed common stock at the most recent appraised value.

    The Company also has a deferred compensation plan covering selected employees. Participants may elect to defer receipt of a portion of their compensation until retirement, death or disability. The Company has segregated investments in marketable securities to fund this obligation, but those assets are not restricted. Earnings accrue to participants on the deferred compensation obligation at amounts agreed to by the Company, currently the earnings of the segregated assets.

NOTE 7--LEASED ASSETS AND LEASE COMMITMENTS

    The following schedule summarizes assets recorded under capital leases:

                                                                        MARCH 31,      MARCH 31,
                                                                          1994           1995
                                                                      -------------  -------------
Automobiles and equipment...........................................    $      42      $      67
Less accumulated amortization.......................................           18             26
                                                                              ---            ---
Net assets under capital leases.....................................    $      24      $      41
                                                                              ---            ---
                                                                              ---            ---

    A summary of future minimum lease payments follows:

                                                                          CAPITAL     OPERATING
YEAR ENDING MARCH 31                                                      LEASES       LEASES
----------------------------------------------------------------------  -----------  -----------
1996..................................................................   $      26    $     734
1997..................................................................          24          569
1998..................................................................           8          427
1999..................................................................           6          230
2000..................................................................      --               41
                                                                               ---   -----------
    Total future minimum lease payments...............................          64    $   2,001
                                                                                     -----------
                                                                                     -----------
Less imputed interest at approximately 10.5%..........................           6
                                                                               ---
Present value of future minimum lease payments........................          58
Less current installments.............................................          24
                                                                               ---
Capital lease obligations, excluding current installments.............   $      34
                                                                               ---
                                                                               ---

    Division rental expense on operating leases was $581, $468 and $798, respectively, for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995. Most of the leases require the payment of taxes, maintenance, insurance and certain other operating expenses

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 7--LEASED ASSETS AND LEASE COMMITMENTS (CONTINUED) applicable to leased premises and equipment. There are no material contingent rentals or subleases under the lease arrangements.

    Management expects that in the normal course of business expired leases will be renewed or replaced by other leases.

NOTE 8--PERFORMANCE GUARANTIES

    The Company periodically has an independent party guarantee its performance under contractual obligations. At March 31, 1995, the Company had pledged to the guarantor Division trade accounts receivable with a carrying value of $519. This pledge is the first lien on these receivables.

NOTE 9--ACQUISITION

    In November 1993, the Company purchased certain assets associated with Crawford, Inc., a commercial furniture dealer located in Birmingham, Alabama, for approximately $850. This transaction was accounted for using the purchase method, and the purchase price was primarily allocated to equipment, inventories and goodwill.

NOTE 10--INTERDIVISIONAL ALLOCATIONS

    The corporate segment of the Company provides both warehouse (purchasing, receiving, storage and distribution) and administrative (accounting, computer and management support) services to various Company segments and locations. Allocation methods for warehouse and administrative expenses have varied based on sales volume, operating expense levels and management's judgment during the three periods ended March 31, 1995. Warehouse and administrative allocations to the Division approximated $1,960 (50% of the total incurred) for the year ended June 30, 1993; $1,680 (53%) for the nine-month period ended March 31, 1994; and $2,790 (56%) for the year ended March 31, 1995.

    Substantially all of the debt of the Company is recorded at the corporate segment. Borrowings and related interest specific to a particular segment are not subject to allocation. Interest expense related to general short-term borrowings is allocated to the various Company segments and locations based on trade accounts receivable outstanding more than thirty days. Interest expense on general short-term debt allocated to the Division totaled $126 during the year ended June 30, 1993, $144 during the nine-month period ended March 31, 1994 and $323 during the year ended March 31, 1995.

NOTE 11--NOTES PAYABLE TO OFFICERS AND EMPLOYEES

    Notes payable to officers and employees consist of demand notes bearing interest at or near the prime rate. Subsequent to March 31, 1995, all of these notes were repaid.

                    MISSCO CORPORATION--COMMERCIAL DIVISION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   JUNE 30, 1993 AND MARCH 31, 1994 AND 1995
                                 (IN THOUSANDS)

NOTE 12--ALLOWANCE FOR DOUBTFUL RECEIVABLES

    The changes in the Division's allowance for doubtful receivables for the year ended June 30, 1993, the nine-month period ended March 31, 1994 and the year ended March 31, 1995 are as follows:

                                                                        ADDITIONS-
                                                         BALANCE AT       AMOUNTS      DEDUCTIONS-      BALANCE
                                                          BEGINNING     CHARGED TO      ACCOUNTS        AT END
                                                          OF PERIOD       EXPENSE      WRITTEN OFF     OF PERIOD
                                                        -------------  -------------  -------------  -------------
Year ended June 30, 1993..............................    $      65      $     131      $      62      $     134
Nine-month period ended March 31, 1994................          134             89             32            191
Year ended March 31, 1995.............................          191            489            132            548

NOTE 13--SUBSEQUENT EVENT

    On August 16, 1995, the Company entered into a definitive agreement whereby
U. S. Office Products Company will pay the Company $22,700 in cash and buy certain assets and assume certain liabilities of the Division. The business combination will be accounted for using the purchase method. Management believes the transaction will be consummated on or around September 29, 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Copenhaver Holdings, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Copenhaver Holdings, Inc. and Subsidiary (the "Company") at September 30, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 11 to the financial statements, effective August 16, 1995, the Company entered into an agreement to be acquired by U.S. Office Products Company.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
August 31, 1995

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                           SEPTEMBER    JUNE 30,
                                           30, 1994       1995
                                          -----------  -----------
                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents.............  $  158,551   $   --
  Accounts receivable, less allowance
    for doubtful accounts of $28,728 at
    June 30, 1995 and $27,793 in 1994...   1,390,426     1,945,907
  Inventories...........................     597,538       743,784
  Prepaid expenses......................      47,239        58,236
  Deferred tax asset....................      10,459        10,810
                                          -----------  -----------
    Total current assets................   2,204,213     2,758,737
                                          -----------  -----------

Property and equipment, net.............     417,627       489,784
Intangible assets, net..................   1,535,264     1,502,050
Investment..............................       1,500         1,500
Deposits................................       4,175        14,175
                                          -----------  -----------
                                           1,958,566     2,007,509
                                          -----------  -----------
    Total assets........................  $4,162,779   $ 4,766,246
                                          -----------  -----------
                                          -----------  -----------

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable......................  $1,006,348   $ 1,229,582
  Accrued expenses......................     237,569       110,103
  Accrued income taxes..................     205,204       128,061
  Customer deposits.....................       7,000        11,777
  Line of credit........................      --           --
  Current portion of long-term debt.....     189,009       180,141
                                          -----------  -----------
    Total current liabilities...........   1,645,130     1,659,664
                                          -----------  -----------

Long-term debt, less current
  maturities............................     109,296       111,069
Deferred tax liability..................      29,391        35,375
                                          -----------  -----------
  Total noncurrent liabilities..........     138,687       146,444
                                          -----------  -----------
Stockholders' equity:
  Common stock, $10 par value, 1,000
    shares authorized, issued and
    outstanding.........................       1,000         1,000
  Preferred stock,......................   1,300,101     1,300,101
  Additional paid-in capital............     779,000       779,000
  Retained earnings.....................     298,861       880,037
                                          -----------  -----------
    Total stockholders' equity..........   2,378,962     2,960,138
                                          -----------  -----------
    Total liabilities and stockholders'
      equity............................  $4,162,779   $ 4,766,246
                                          -----------  -----------
                                          -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                             NINE MONTHS  NINE MONTHS
                                                SEPTEMBER    ENDED JUNE    ENDED JUNE
                                                 30, 1994     30, 1994      30, 1995
                                               ------------  -----------  ------------
                                                                    (UNAUDITED)
Sales........................................  $ 13,210,509  $9,589,528   $ 12,397,542
Cost of sales................................    10,167,960   7,334,586      9,677,166
                                               ------------  -----------  ------------
Gross profit.................................     3,042,549   2,254,942      2,720,376
Selling, general and administrative
  expenses...................................     2,091,876   1,444,188      1,683,794
                                               ------------  -----------  ------------
                                                    950,673     810,754      1,036,582
Other income (expenses):
  Interest expense...........................       (32,289)    (26,077 )      (27,592)
  Other income...............................         2,460       2,460        --
                                               ------------  -----------  ------------
    Total other income (expense).............       (29,829)    (23,617 )      (27,592)
                                               ------------  -----------  ------------
Income before income taxes...................       920,844     787,137      1,008,990
Income taxes.................................       364,622     303,316        397,814
                                               ------------  -----------  ------------
    Net income...............................  $    556,222  $  483,821   $    611,176
                                               ------------  -----------  ------------
                                               ------------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              ADDITIONAL   RETAINED
                                                     COMMON      PREFERRED     PAID-IN     EARNINGS
                                                      STOCK        STOCK       CAPITAL     (DEFICIT)      TOTAL
                                                   -----------  ------------  ----------  -----------  ------------
Balance at October 1, 1993.......................   $   1,000   $  1,300,101  $  779,000  $  (257,361) $  1,822,740
  Net income.....................................      --            --           --          556,222       556,222
                                                   -----------  ------------  ----------  -----------  ------------
Balance at September 30, 1994....................       1,000      1,300,101     779,000      298,861     2,378,962
  Net income (unaudited).........................      --            --           --          611,176       611,176
  Dividends (unaudited)..........................      --            --           --          (30,000)      (30,000)
                                                   -----------  ------------  ----------  -----------  ------------
Balance at June 30, 1995 (unaudited).............   $   1,000   $  1,300,101  $  779,000  $   880,037  $  2,960,138
                                                   -----------  ------------  ----------  -----------  ------------
                                                   -----------  ------------  ----------  -----------  ------------

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      NINE MONTHS  NINE MONTHS
                                                          SEPTEMBER   ENDED JUNE   ENDED JUNE
                                                          30, 1994     30, 1994     30, 1995
                                                         -----------  -----------  -----------
                                                                            (UNAUDITED)
Cash flows from operating activities
  Net income...........................................   $ 556,222    $ 483,821    $ 611,176
  Adjustments to reconcile to net cash used by
    operating activities:
    Depreciation and amortization......................     159,964      110,496      137,204
    Gain on disposal of assets.........................      (1,500)      (1,750)
    Change in deferred income taxes....................      12,458                     5,633
    (Increase) decrease in:
      Accounts receivable..............................    (271,992)    (130,293)    (555,481)
      Inventory........................................    (183,355)     (99,218)    (146,246)
      Prepaid expenses.................................      (7,531)     (18,095)     (10,997)
      Deposits.........................................       1,816        1,816      (10,000)
    Increase (decrease) in:
    Accounts payable...................................     149,115       35,817      223,234
    Income taxes payable...............................     185,405      174,214      (77,143)
    Accrued expenses...................................      93,934          815     (127,466)
    Customer deposits..................................      (5,947)      12,032        4,777
                                                         -----------  -----------  -----------
        Net cash provided by operating activities......     688,589      569,655       54,691
                                                         -----------  -----------  -----------
Cash flows from investing activities
  Purchase of property and equipment, net of
    retirements........................................    (183,592)     (99,431)    (176,147)
  Proceeds from sale of property and equipment.........       1,500        1,750       --
                                                         -----------  -----------  -----------
        Net cash used for investing activities.........    (182,092)     (97,681)    (176,147)
                                                         -----------  -----------  -----------
Cash flows from financing activities
  Net repayment on notes payable and capital lease
    obligations........................................      52,608       26,779       (7,095)
  Net repayment of line of credit......................    (400,954)    (400,954)      --
  Dividends paid.......................................      --                       (30,000)
                                                         -----------  -----------  -----------
        Net cash used for financing activities.........    (348,346)    (374,175)     (37,095)
                                                         -----------  -----------  -----------
Net increase (decrease) in cash and cash equivalents...     158,151       97,799     (158,551)
Cash and cash equivalents at beginning of year.........         400          400      158,551
                                                         -----------  -----------  -----------
        Cash and cash equivalents at end of year.......   $ 158,551    $  98,199    $  --
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      JUNE 30, 1995 AND SEPTEMBER 30, 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REPORTING ENTITY AND DESCRIPTION OF BUSINESS

    The consolidated financial statements include the accounts of Copenhaver Holdings, Inc. and its wholly-owned subsidiary, The Smith-Wilson Company (the "Company"). Smith-Wilson Company sells and distributes office supplies and furniture within the Central Florida area.

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    REVENUE RECOGNITION

    Revenues are recognized upon delivery of office products to the customers.

    INVENTORIES

    Inventories are stated at the lower of cost or market withcost determined on the first-in, first-out (FIFO) basis, and consist primarily of product held-for-sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation, including amortization of leasehold improvements, is computed using the straight-line and accelerated methods over the estimated useful lives of the assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income when incurred; significant renewals and betterments are capitalized.

    INCOME TAXES

    Deferred income taxes are provided for temporary differences resulting from assets and liabilities that have a tax basis different from their recorded value for financial statement purposes. The only significant temporary differences result from depreciation expense and increases or decreases to the allowance for doubtful accounts receivable.

    CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The cash balance at September 30, 1994 is deposited in one financial institution and exceeds the federal deposit insurance limit. Concentrations of credit risk due to trade accounts receivable are limited due to the large number of customers and their dispersion throughout all Central Florida areas. At September 30, 1994, the Company had no significant concentrations of credit risks.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
June 30, 1995 and the results of operations and cash flows for the nine months ended June 30, 1994 and 1995 as presented in the accompanying unaudited interim financial statements.

NOTE 2--INVENTORIES

    Inventories consist of the following:

                                                     SEPTEMBER    JUNE 30,
                                                     30, 1994       1995
                                                    -----------  -----------
                                                                 (UNAUDITED)
Office supplies...................................   $ 521,846    $ 642,556
Furniture.........................................      75,692      101,228
                                                    -----------  -----------
                                                     $ 597,538    $ 743,784
                                                    -----------  -----------
                                                    -----------  -----------

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                     SEPTEMBER    JUNE 30,
                                                     30, 1994       1995
                                                    -----------  -----------
                                                                 (UNAUDITED)
Machinery and equipment...........................   $ 373,675    $ 449,487
Furniture and fixtures............................      68,172       76,141
Vehicles..........................................     224,009      316,283
Leasehold improvements............................      67,936       67,936
                                                    -----------  -----------
    Total.........................................     733,792      909,847
Less: Accumulated depreciation....................    (316,165)    (420,063)
                                                    -----------  -----------
Property and equipment, net.......................   $ 417,627    $ 489,784
                                                    -----------  -----------
                                                    -----------  -----------

NOTE 4--INTANGIBLE ASSETS

    Intangible assets consist of goodwill, which represents the excess of cost over fair value of assets acquired in business acquisitions accounted for under the purchase method. The goodwill relates to the acquisition of the Smith-Wilson Co. in May 1989. The goodwill is amortized on a straight-line basis over an estimated useful life of 40 years. The recoverability of unamortized intangible assets is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value. Intangible assets consist of the following:

                                                     SEPTEMBER   JUNE 30,
                                                     30, 1994      1995
                                                    -----------  ---------
                                                                 (UNAUDITED)
Goodwill..........................................   $1,771,462  $1,771,462
Less: accumulated amortization....................    (236,198)   (269,413)
                                                    -----------  ---------
Net intangible assets.............................   $1,535,264  $1,502,049
                                                    -----------  ---------
                                                    -----------  ---------

NOTE 5--INVESTMENT

    The investment is one share of common stock in NDS/Basic, Inc. and is carried at cost. NDS/ Basic, Inc. is an office supply cooperative that is a major vendor of the Company.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LINE OF CREDIT

    The Company has a revolving line-of-credit agreement with a commercial bank. The maximum loan amount is $900,000, with interest payable monthly at the bank's prime interest rate plus 1%. All assets of the Company now owned or acquired are pledged as collateral. The note is due on demand with an annual review on January 31, 1995. There were no outstanding draws on the line at September 30, 1994 or June 30, 1995.

    This agreement includes certain loan covenants requiring maintenance of working capital of not less than $75,000, net worth of $925,000, as well as specified minimum financial ratios and a maximum loan limit based upon a prescribed formula. In addition, it prohibits the pledging of assets and restricts borrowing, loans and leases. As of September 30, 1994, the Company is not in compliance with all of the covenants. In January 1995, the bank waived the violations. At June 30, 1995, the Company was in compliance with all covenants.

NOTE 7--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                     SEPTEMBER   JUNE 30,
                                                                     30, 1994      1995
                                                                    -----------  ---------
                                                                                 (UNAUDITED)
Notes payable due in monthly installments of $8,055 including interest from 6.5% to 8.75%. Certain vehicles and equipment are pledged as collateral. Maturity dates September 1996 through
  June 1998.......................................................   $ 155,045   $ 169,543
Lifetime annuity agreement with a former stockholder. Annual
  payments of $16,000, discounted at 8% interest..................      82,838      76,846
Note payable to a former stockholder. Due in annual installments
  of $2,600 plus interest at 6%. Matures in 2000..................      15,204      13,204
                                                                    -----------  ---------
    Total.........................................................     253,087     259,593
Less current maturities...........................................    (165,643)   (159,769)
                                                                    -----------  ---------
    Total Long-term debt..........................................   $  87,444   $  99,824
                                                                    -----------  ---------
                                                                    -----------  ---------

    Maturities on long-term debt as of September 30, 1994 are follows:

1995..............................................  $ 165,643
1996..............................................     10,598
1997..............................................     10,598
1998..............................................     10,598
1999..............................................     10,598
Thereafter........................................     45,052
                                                    ---------
                                                    $ 253,087
                                                    ---------
                                                    ---------

NOTE 8--LEASES

    The Company leases its facilities and certain office equipment under long-term lease agreements. The leases covering the office equipment expire in various years through December 1996, and are classified as capital leases.

    The lease on the operating facilities expires in April 1996, with a renewal option of five years with no predetermined terms. The terms of the lease call for the Company to pay all executory costs. The lease is classified as an operating lease.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--LEASES (CONTINUED)
    Rental expense for operating leases amounted to $178,080 and $133,560 for the year ended September 30, 1994 and the nine month period ended June 30, 1995, respectively.

    Property and equipment include the following leased property under capital lease by major classes:

                                                     SEPTEMBER    JUNE 30,
                                                     30, 1994       1995
                                                    -----------  -----------
                                                                 (UNAUDITED)
Machinery and equipment...........................   $  76,873    $  76,873
Less accumulated depreciation.....................     (46,878)     (53,537)
                                                    -----------  -----------
                                                     $  29,995    $  23,336
                                                    -----------  -----------
                                                    -----------  -----------

    The following is a schedule of future minimum lease payments for capital lease and for noncancelable operating leases (with initial or remaining terms in excess of one year) as of September 30, 1994:

                                                                              NONCANCELABLE
                                                                    CAPITAL     OPERATING
                                                                    LEASES       LEASES
                                                                   ---------  -------------
Year ending September 30,

1995.............................................................  $  23,375   $   181,440
1996.............................................................     23,375       105,707
1997.............................................................      5,844       --
1998.............................................................     --           --
1999.............................................................     --           --
                                                                   ---------  -------------
Total minimum lease payments.....................................     52,594   $   287,147
                                                                              -------------
                                                                              -------------
Less Amount representing interest................................     (7,376)
                                                                   ---------
Present value of net minimum lease payments......................  $  45,218
                                                                   ---------
                                                                   ---------

    The following is a schedule of future minimum lease payments for capital lease and for noncancelable operating leases (with initial or remaining terms in excess of one year) as of June 30, 1995:

                                                                              NONCANCELABLE
                                                                    CAPITAL     OPERATING
                                                                    LEASES       LEASES
                                                                   ---------  -------------
Year ending June 30,

1996.............................................................  $  23,375   $   151,067
1997.............................................................     11,688       --
1998.............................................................     --           --
1999.............................................................     --           --
2000.............................................................     --           --
                                                                   ---------  -------------
Total minimum lease payments.....................................  $  35,063   $   151,067
                                                                              -------------
                                                                              -------------
Less: Amount representing interest...............................     (3,455)
                                                                   ---------
Present value of Minimum Lease Payments..........................  $  31,608
                                                                   ---------
                                                                   ---------

NOTE 9--INCOME TAXES

    As of September 30, 1994, the Company had fully utilized all of its net operating loss carryovers and, therefore, have no remaining tax benefit to be recognized in the future years. The provision for income taxes is primarily current. The effective tax rate is not significantly different from expected tax rates.

                    COPENHAVER HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--SUPPLEMENTAL CASH FLOW INFORMATION

                                                        SEPTEMBER 30,   JUNE 30,    JUNE 30,
                                                            1994          1995        1994
                                                        -------------  ----------  ----------
                                                                            (UNAUDITED)
Cash paid for interest................................   $    32,289   $   27,592  $   26,077
Cash paid for income taxes............................       165,842      469,299     129,102

NOTE 11--SUBSEQUENT EVENTS

    On August 16, 1995, the Company and its stockholders signed a merger agreement with U.S. Office Products Company for the sale of all outstanding shares of the Company's common stock. Pursuant to the merger agreement, all of the outstanding shares of the Company's common stock will be purchased by U.S. Office Products Company for $10,000,000, consisting of $5,000,000 of cash and promissory notes and 322,581 shares of U.S. Office Products common stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Emmons-Napp Office Products, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, divisional equity and of cash flows present fairly, in all material respects, the financial position of Emmons-Napp Office Products, Inc. --Commercial Division (a division of Emmons -- Napp Office Products, Inc. (the Company)) at December 31, 1995 and December 31, 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's and the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As described in note 1 to the Financial Statements, on January 15, 1996 the Company sold certain assets and liabilities to U.S. Office Products.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
May 15, 1996

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                                 BALANCE SHEET

                                     ASSETS

                                                                                    DECEMBER 31,  DECEMBER 31,
                                                                                        1994          1995
                                                                                    ------------  ------------
Current assets:
Cash..............................................................................   $       --    $    2,410
Accounts receivable:
  Trade receivables, less allowance for doubtful accounts of $67,000 and $117,000,
    respectively..................................................................    2,811,195    $2,675,932
  Accounts Receivable from Related Party..........................................           --     1,152,874
  Other receivables...............................................................      397,995            --
  Inventories.....................................................................    1,084,832       854,122
  Prepaid expenses................................................................       54,700       422,481
                                                                                    ------------  ------------
    Total current assets..........................................................    4,348,722     5,107,819

Property and equipment, net.......................................................      964,131     1,187,786
Goodwill, net of accumulated amortization of $80,238 and $101,309, respectively...      107,485            --
Other assets......................................................................       12,882        18,382
                                                                                    ------------  ------------
    Total assets..................................................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

                                      LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Accounts payable................................................................   $1,642,130    $1,835,480
  Accrued expenses................................................................      741,365       682,136
  Current portion of capital lease obligations....................................       90,781        51,016
                                                                                    ------------  ------------
    Total current liabilities.....................................................    2,474,276     2,568,632

Bank debt.........................................................................      675,013            --
Capital lease obligations.........................................................      273,517       130,988
                                                                                    ------------  ------------
    Total liabilities.............................................................    3,422,806     2,699,620
                                                                                    ------------  ------------
                                                                                    ------------  ------------
Commitments and contingencies (Note 6 and 7)

Divisional equity.................................................................    2,010,414     3,614,367
                                                                                    ------------  ------------
    Total liabilities and divisional equity.......................................   $5,433,220    $6,313,987
                                                                                    ------------  ------------
                                                                                    ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF OPERATIONS

                                                                                   YEAR ENDED     YEAR ENDED
                                                                                  DECEMBER 31,   DECEMBER 31,
                                                                                      1994           1995
                                                                                  -------------  -------------
Revenues........................................................................  $  25,822,855  $  27,016,701
Cost of sales...................................................................     19,717,414     20,671,424
                                                                                  -------------  -------------
  Gross margin..................................................................      6,105,441      6,345,277

Selling, general and administrative expenses....................................      4,270,002      4,056,876
                                                                                  -------------  -------------
Operating income................................................................      1,835,439      2,288,401

Interest expense................................................................        120,039         44,448
                                                                                  -------------  -------------
    Net income..................................................................  $   1,715,400  $   2,243,953
                                                                                  -------------  -------------
                                                                                  -------------  -------------
Unaudited pro forma net income (see Note 9).....................................  $   1,029,400  $   1,305,824
                                                                                  -------------  -------------
                                                                                  -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                       DIVISIONAL
                                                                                                         EQUITY
                                                                                                      ------------
Balance at December 31, 1993........................................................................  $    845,014
  Net income........................................................................................     1,715,400
  Dividends paid....................................................................................      (550,000)
                                                                                                      ------------
Balance at December 31, 1994........................................................................     2,010,414
  Net income........................................................................................     2,243,953
  Dividends paid....................................................................................      (640,000)
                                                                                                      ------------
Balance at December 31, 1995........................................................................  $  3,614,367
                                                                                                      ------------
                                                                                                      ------------

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                            STATEMENT OF CASH FLOWS

                                                                                    YEAR ENDED     YEAR ENDED
                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                       1994           1995
                                                                                   -------------  -------------
Cash flows from operating activities:
  Net income.....................................................................  $   1,715,400  $   2,243,953
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................................        169,729        329,373
  Increase (decrease) in cash resulting from changes in:
    Accounts receivable..........................................................       (721,490)       533,258
    Accounts receivable from Related Party.......................................       --           (1,152,874)
    Inventories..................................................................         61,539        230,710
    Prepaid expenses.............................................................         (8,683)      (373,281)
    Accounts payable.............................................................        356,304        193,350
    Accrued expenses.............................................................        107,585        (59,229)
                                                                                   -------------  -------------
      Total adjustments..........................................................        (35,016)      (298,693)
                                                                                   -------------  -------------
      Net cash provided by operating activities..................................      1,680,384      1,945,260
                                                                                   -------------  -------------
Cash flows from financing activities:
  Purchases of property and equipment............................................       (314,300)      (445,543)
  Cash paid in acquisitions......................................................        (42,009)      --
  Changes in other noncurrent assets.............................................           (690)      --
                                                                                   -------------  -------------
      Net cash used for investing activities.....................................       (356,999)      (445,543)
                                                                                   -------------  -------------
Cash flows from financing activities:
  Payments on bank debt..........................................................       (698,001)      (767,192)
  Principal payments under capital leases........................................        (75,384)       (90,115)
  Dividends to stockholders......................................................       (550,000)      (640,000)
                                                                                   -------------  -------------
      Net cash used for financing activities.....................................     (1,323,385)    (1,497,307)
                                                                                   -------------  -------------
Net (decrease) increase in cash..................................................              0          2,410
Cash, beginning of period........................................................              0              0
                                                                                   -------------  -------------
Cash, end of period..............................................................  $           0  $       2,410
                                                                                   -------------  -------------
                                                                                   -------------  -------------
Supplemental disclosures
Cash paid for:
  Interest.......................................................................  $     119,755  $      54,985

    A capital lease obligation of $260,737 was incurred during 1994 when the Division entered into a lease for new furniture and fixtures.

    The accompanying notes are an integral part of the financial statements.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying financial statements represent the accounts of Emmons-Napp Office Products, Inc. -- Commercial Division (the Division) of Emmons-Napp Office Products, Inc. (the Company).

    The Division is not a separate legal or historical reporting entity, but rather represents the activities and resulting account balances of certain activities of the Company. These activities consist primarily of wholesale supply of office supplies and office furniture and retail sale of office supplies through retail stores located in Wisconsin and Michigan.

    The Division represents approximately 40% and 69% of the Company's assets at December 31, 1994 and December 31, 1995, respectively, and 73% and 77% of its net sales for the years ended December 31, 1994 and 1995, respectively.

    Certain expenses of the Company, including sales commissions, wages, utilities and rent, are directly identifiable to the Division's operations. The Company's methodology for allocating various other general and administrative expenses to the Division vary based on sales volume, employee head count, operating expense levels, and management's judgement. These allocations consider the incremental costs associated with operating the Division and management believes that the allocations of such costs to the Division is reasonable. Allocations of general and administrative expenses to the Division approximated $1.1 million for the year ended December 31, 1994 and $310,000 for the year ended December 31, 1995.

    Substantially all of the Company's bank debt is attributable to operations other than the Division's. Bank debt is allocated based upon working capital requirements. Interest expense related to the debt is allocated based on the average outstanding debt balance. Interest expense on the debt allocated to the Division totalled $91,000 for the year ended December 31, 1994 and $21,000 for the year ended December 31, 1995.

    On January 15, 1996 the Company sold certain assets and liabilities of the Division to U.S. Office Products Company for $14.2 million consisting of $9 million of cash and 315,152 shares of common stock with a market value of $5.2 million. The business combination will be accounted for using the purchase method.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE REECOGNITION

    Revenues are recognized upon the delivery of office products to customers.

    TRADE RECEIVABLES

    The Division performs on-going credit evaluations of its customers and generally does not require collateral on trade receivables. The Division believes that trade receivables are well diversified, thereby reducing potential credit risk, and that an adequate allowance for any uncollectible trade receivables is maintained.

    At December 31, 1994 and December 31, 1995 the Division did not have a significant concentration of sales or accounts receivable with any single customer.

    INVENTORIES

    Inventories, are stated at the lower of cost or market with cost being determined on the first in, first out method and consists primarily of products held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated over the estimated useful lives ranging from six to fifteen years using the straight-line method. Expenditures which substantially increase an asset's value or extend its useful life are capitalized. Property and equipment leased under capital leases are being

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortized over the lessor of their useful lives or their lease terms which are five years. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

    GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over estimated useful lives of 10 years.

    The recoverability of unamortized goodwill is assessed by the Division on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net carrying values. At December 31, 1994 and December 31, 1995, the Division believes that no impairment of goodwill has occurred and that no revision of estimated useful lives is required.

    INCOME TAXES

    The Company has elected under the Internal Revenue Code to be treated as an S Corporation. In lieu of corporate income taxes for federal and most state income tax purposes, the shareholders of the Company are taxed on their proportionate share of the taxable income and utilize their proportionate share of the Company's tax credits. Therefore, no provision or liability for income taxes exists at the Company or Divisional level as any income taxes are the responsibility of the Company's shareholders.

NOTE 3 -- OTHER RECEIVABLES

    Other receivables consist of the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Rebates receivable............................................   $  375,099    $  400,232
Other.........................................................       22,896            --
                                                                ------------  ------------
                                                                 $  397,995    $  400,232
                                                                ------------  ------------
                                                                ------------  ------------

NOTE 4 -- PROPERTY AND EQUIPMENT

    A summary of property and equipment follows:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Furniture and fixtures........................................   $  895,909    $  955,792
Autos and trucks..............................................      386,970       412,456
Leasehold improvements........................................       42,739       122,836
                                                                ------------  ------------
                                                                  1,325,618     1,491,084
Less: Accumulated depreciation and amortization...............      361,487       303,298
                                                                ------------  ------------
Net property and equipment....................................   $  964,131    $1,187,786
                                                                ------------  ------------
                                                                ------------  ------------

    Depreciation and amortization expense was approximately $154,000 and $190,000 for the years ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- BANK DEBT

    The Company has a revolving line of credit with a bank maturing at January 25, 1996 and provides for the following:

                                                                DECEMBER 31,  DECEMBER 31,
                                                                    1994          1995
                                                                ------------  ------------
Maximum borrowings............................................   $4,000,000    $3,000,000
Interest rate:
  Prime plus .375% per annum..................................        8.875%
  Prime per annum.............................................                        8.5%

    Maximum borrowings under this agreement are secured by and may not exceed 50% and 75% of the Company's inventory and accounts receivable, respectively. Division inventory and accounts receivable secure this debt beyond the amount of debt included in the Division's financial statements. Total Company borrowings under this agreement were $2,180,000 and 0 at December 31, 1994 and December 31, 1995, respectively. The agreement contains various restrictive covenants, including the maintenance of minimum working capital, tangible net worth and current ratio amounts and a maximum debt to net worth ratio as well as limitations on capital expenditures. At December 31, 1994 and 1995, the Company had violated certain financial ratio covenants relative to the agreement; however, management obtained covenant waivers from the bank effective through January 25, 1996.

NOTE 6 -- LEASE COMMITMENTS

    The Division leases certain vehicles and computer equipment, and office, stores and warehouse space under various non-cancelable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum lease payments required under the leases in effect at December 31, 1995 are as follows:

                                                                    CAPITAL    OPERATING      TOTAL
                                                                   ----------  ----------  ------------
Year ending December 31,
  1996...........................................................  $   64,488  $  185,384  $    249,872
  1997...........................................................      64,488     152,385       216,873
  1998...........................................................      64,488     133,561       198,049
  1999...........................................................      16,119     117,036       133,155
  2000...........................................................          --      91,779        91,779
  Thereafter.....................................................          --          --            --
                                                                   ----------  ----------  ------------
  Total future minimum lease payments............................  $  209,583  $  680,145  $    889,728
                                                                               ----------  ------------
                                                                               ----------  ------------
  Less imputed interest..........................................      27,579
                                                                   ----------
  Present value of future minimum lease payments.................     182,004
  Less current portion...........................................      51,016
                                                                   ----------  ----------
  Long-term capitalized lease obligation.........................  $  130,988
                                                                   ----------  ----------
                                                                   ----------  ----------

    Assets under capital lease with a cost of approximately $260,737 and net book values of approximately $221,623 and $169,471 at December 31, 1994 and December 31, 1995, respectively, are included in property and equipment in the accompanying balance sheet. Amortization of the related lease obligations is included with depreciation expense.

    Rental expense for operating leases approximated $393,000 and $260,000 for the year ended December 31, 1994 and 1995, respectively.

                       EMMONS-NAPP OFFICE PRODUCTS, INC.
                              COMMERCIAL DIVISION

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- LEASE COMMITMENTS (CONTINUED)
    The Division leases office, warehouse, and store space from four companies whose owners are stockholders of the Company. The amounts paid to these companies for the years ended December 31, 1994 and 1995 were approximately $120,000 and $89,000, respectively.

NOTE 7 -- CONTINGENCIES

    The Company has established a self-funded health insurance plan for its employees including those of the Division. The plan administrators are responsible for the approval, processing and payment of claims, after which they bill the Division for reimbursement. The Division is also responsible for a monthly administrative fee. As part of the health care coverage of the plan, the Division purchases stop-loss coverage which pays claims in excess of $20,000 per plan participant. The Division has recorded a $31,000 reserve at December 31, 1994 and 1995 for reported and unreported claims which were incurred and not paid on or before the respective dates. Management believes the established reserve is adequate and resolution of these contingencies will not have a material impact on the Division's financial statements.

NOTE 8 -- EMPLOYEE BENEFIT PLAN

    The Company maintains a qualified defined contribution 401(k) plan covering substantially all Divisional employees meeting age, length of service and full time status requirements. The plan provides for voluntary contributions by plan participants of up to 15% of their compensation. Expense under the plan in the years ended December 31, 1994 and 1995 was $37,000 and $26,000, respectively.

NOTE 9 -- UNAUDITED PRO FORMA INCOME TAX INFORMATION

    The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS 109).

                                                                YEAR ENDED    YEAR ENDED
                                                               DECEMBER 31,  DECEMBER 31,
                                                                   1994          1995
                                                               ------------  -------------
Net income before pro forma adjustments......................   $1,715,400    $ 2,176,373
Provision for income taxes...................................      686,000        870,549
                                                               ------------  -------------
Pro forma net income.........................................   $1,029,400    $ 1,305,824
                                                               ------------  -------------
                                                               ------------  -------------

                         REPORT OF INDEPENDENT AUDITORS

Directors and Shareholders
Oak Brook Office Supply and
Equipment Corporation
Oak Brook, Illinois

    We have audited the accompanying balance sheets of Oak Brook Office Supply and Equipment Corporation as of August 31, 1995 and 1994, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oak Brook Office Supply and Equipment Corporation as of August 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

CROWE, CHIZEK AND COMPANY

Oak Brook, Illinois
October 26, 1995

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION

                                 BALANCE SHEETS

                                     ASSETS

                                                                                               AUGUST 31,
                                                                                       --------------------------
                                                                                           1995          1994
                                                                         NOVEMBER 30,  ------------  ------------
                                                                             1995
                                                                         ------------
                                                                         (UNAUDITED)
Current assets
  Cash.................................................................   $  459,484   $  1,009,782  $    337,624
  Accounts receivable
    Trade, net of allowance for doubtful accounts of $42,500, $42,500
      and $40,000, respectively (Note 7)...............................    3,149,352      3,561,365     3,031,535
    Other..............................................................        4,270         42,639        65,201
  Inventory, net of reserve for obsolescence of $80,000 for all
    periods............................................................    3,140,267      2,354,995     2,381,839
  Prepaid expenses.....................................................       22,709         72,041        49,842
  Deferred income taxes................................................       56,000         56,000        56,000
                                                                         ------------  ------------  ------------
    Total current assets...............................................    6,832,082      7,096,822     5,922,041
Property and equipment
  Leasehold improvements...............................................      100,204        100,204       100,204
  Machinery and equipment..............................................      388,196        388,196       388,196
  Furniture and fixtures...............................................      324,660        324,660       332,243
  Transportation equipment.............................................      182,511        194,703       165,351
                                                                         ------------  ------------  ------------
                                                                             995,571      1,007,763       985,994
  Accumulated depreciation.............................................      860,051        861,428       809,912
                                                                         ------------  ------------  ------------
                                                                             135,520        146,335       176,082
                                                                         ------------  ------------  ------------
                                                                          $6,967,602   $  7,243,157  $  6,098,123
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term bank loans (Note 2).......................................   $2,070,466   $  2,094,263  $  1,893,492
  Current maturities of long-term debt (Note 3)........................       31,000         31,277        29,631
  Accounts payable (Notes 5 and 7).....................................    2,625,252      2,814,130     2,040,483
  Deferred service contract revenue....................................       59,698         67,530        89,342
  Salaries, wages and other compensation payable.......................      152,998        113,058       153,780
  Profit sharing plan contribution payable.............................       60,000         60,000        20,000
  Income taxes payable.................................................       16,761         68,620        38,000
  Other current liabilities............................................       12,854         62,821        31,136
                                                                         ------------  ------------  ------------
    Total current liabilities..........................................    5,029,029      5,311,699     4,295,864
Long-term debt (Note 3)................................................       27,777         34,779        42,353
Shareholders' equity
  Common stock, $5 par value; 20,000 shares authorized; 80 shares
    issued and outstanding.............................................          400            400           400
  Retained earnings....................................................    1,910,396      1,896,279     1,759,506
                                                                         ------------  ------------  ------------
                                                                           1,910,796      1,896,679     1,759,906
                                                                         ------------  ------------  ------------
                                                                          $6,967,602   $  7,243,157  $  6,098,123
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                See accompanying notes to financial statements.

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                YEAR ENDED                 3 MONTHS ENDED
                                                                AUGUST 31,                  NOVEMBER 30,
                                                       ----------------------------  --------------------------
                                                           1995           1994           1995          1994
                                                       -------------  -------------  ------------  ------------
                                                                                            (UNAUDITED)
Sales................................................  $  41,959,258  $  33,993,504  $  8,735,318  $  9,870,730
  Cost of sales......................................     36,261,217     28,829,993     7,538,250     8,578,412
                                                       -------------  -------------  ------------  ------------
Gross profit.........................................      5,698,041      5,163,511     1,197,068     1,292,318
Operating expenses
  Selling............................................      2,059,995      1,886,430       433,707       541,325
  General and administrative.........................      3,259,835      3,070,483       707,625       778,649
                                                       -------------  -------------  ------------  ------------
                                                           5,319,830      4,956,913     1,141,332     1,319,974
                                                       -------------  -------------  ------------  ------------
Income (loss) from operations........................        378,211        206,598        55,736       (27,656)
Other income (expense)
  Interest expense...................................       (194,926)      (114,107)      (45,228)      (40,497)
  Miscellaneous income...............................         41,488         24,206        10,609        13,612
                                                       -------------  -------------  ------------  ------------
                                                            (153,438)       (89,901)      (34,619)      (26,885)
                                                       -------------  -------------  ------------  ------------
Income (loss) before income taxes....................        224,773        116,697        21,117       (54,541)
  Provision for income taxes (Note 4)................         88,000         50,294         7,000       (18,000)
                                                       -------------  -------------  ------------  ------------
Net income (loss)....................................        136,773         66,403        14,117       (36,541)
  Retained earnings at beginning of period...........      1,759,506      1,693,103     1,896,279     1,759,506
                                                       -------------  -------------  ------------  ------------
Retained earnings at end of period...................  $   1,896,279  $   1,759,506  $  1,910,396  $  1,722,965
                                                       -------------  -------------  ------------  ------------
                                                       -------------  -------------  ------------  ------------

                See accompanying notes to financial statements.

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED               3 MONTHS ENDED
                                                                   AUGUST 31,                NOVEMBER 30,
                                                            -------------------------  ------------------------
                                                                1995         1994         1995         1994
                                                            ------------  -----------  -----------  -----------
                                                                                             (UNAUDITED)
Cash flows from operating activities
  Net income (loss).......................................  $    136,773  $    66,403  $    14,117  $   (36,541)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities
    Depreciation and amortization.........................        72,738       60,026       10,815       12,636
    Deferred income taxes.................................       --               545      --            (9,000)
    Loss on sale of equipment.............................           803        2,037      --           --
    Change in assets and liabilities
      Accounts receivable.................................      (507,268)    (557,943)     450,382     (285,318)
      Inventory...........................................        26,844      (44,555)    (785,272)     (10,814)
      Prepaid expenses....................................       (22,199)     (12,753)      49,332        7,077
      Accounts payable....................................       773,647      267,314     (188,878)     664,545
      Other current liabilities...........................        39,771       31,477      (69,718)     (88,361)
                                                            ------------  -----------  -----------  -----------
        Net cash provided by (used in) operating
          activities......................................       521,109     (187,449)    (519,222)     254,224
Cash flows from investing activities
  Capital expenditures....................................       (43,794)     (55,688)     --           --
  Proceeds from sale of equipment.........................       --            16,489      --           --
                                                            ------------  -----------  -----------  -----------
    Net cash used in investing activities.................       (43,794)     (39,199)     --           --
Cash flows from financing activities
  Net borrowings on short-term bank loans.................       200,771      388,643      (23,797)     261,254
  Proceeds from long-term debt............................        25,000      --           --           --
  Payments on long-term debt..............................       (30,928)     (39,532)      (7,279)      (7,340)
                                                            ------------  -----------  -----------  -----------
    Net cash provided by (used in) financing activities...       194,843      349,111      (31,076)     253,914
                                                            ------------  -----------  -----------  -----------
Net change in cash........................................       672,158      122,463     (550,298)     508,138
Cash at beginning of period...............................       337,624      215,161    1,009,782      337,624
                                                            ------------  -----------  -----------  -----------
Cash at end of period.....................................  $  1,009,782  $   337,624  $   459,484  $   845,762
                                                            ------------  -----------  -----------  -----------
                                                            ------------  -----------  -----------  -----------
Supplemental disclosures of cash flow information
  Cash paid during the period for
    Interest..............................................  $    194,926  $   110,260  $    45,228  $    40,497
    Income taxes..........................................        57,380       31,047       59,000        9,000

                See accompanying notes to financial statements.

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    Oak Brook Office Supply and Equipment Corporation (the Company) sells office equipment, supplies and computer equipment at wholesale and retail in the Metropolitan Chicago area.

    INVENTORY

    Inventory consists of products held for resale and is stated at the lower of cost or market. Cost is determined on the average cost method. In addition, the Company discounts the value of its rental, demo, in-use and parts inventories.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated on an accelerated method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

    SERVICE CONTRACT REVENUE

    The Company has service contracts on various equipment which normally are for a one-year period. Service contract payments which are received in advance by the Company are amortized to income over a twelve-month period.

    INCOME TAXES

    The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

    PROFIT SHARING PLAN

    The Company has a profit sharing plan covering substantially all of its employees. The amount of contributions to the plan are determined by management, but may not exceed the amount allowable by the Internal Revenue Code. The Company recorded a $60,000 and a $20,000 contribution to the plan for the years ended August 31, 1995 and August 31, 1994, respectively.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    In the opinion of management, the Company has made all adjustments necessary for a fair presentation of the financial condition of the Company as of November 30, 1995 and the results of operations and cash flows for each of the three months ended November 30, 1995 and 1994, as presented in the accompanying unaudited interim financial information.

NOTE 2--SHORT-TERM BANK LOANS

    Short-term bank loans represent borrowings under the Company's $3,500,000 line of credit. The line of credit bears interest at the bank's prime rate of interest and is secured by the Company's accounts receivable and inventory.

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--LONG-TERM DEBT OBLIGATIONS

    Long-term debt obligations consist of two installment loans payable in monthly installments of $1,812 and $795 through August 1997 and September 1998, respectively. The loans bear interest at 8% and 8.75%, respectively, and are secured by certain telephone and transportation equipment. Maturities of installment notes subsequent to August 31, 1995 are as follows:

1996...............................................  $  31,277
1997...............................................     29,465
1998...............................................      5,314

NOTE 4--INCOME TAXES

    The provision for income taxes for the years ended August 31, 1995 and 1994 is as follows:

                                                                         1995       1994
                                                                       ---------  ---------
Current federal and state tax expense................................  $  88,000  $  49,749
Deferred tax expense.................................................     --            545
                                                                       ---------  ---------
    Total tax expense................................................  $  88,000  $  50,294
                                                                       ---------  ---------
                                                                       ---------  ---------

    A reconciliation of the provision for income taxes at the statutory federal income tax rate of 34% with amounts reported in the statements of income and retained earnings is as follows:

                                                                         1995       1994
                                                                       ---------  ---------
Federal income taxes computed at statutory rates.....................  $  76,000  $  40,000
State income taxes, net of federal tax benefit.......................     13,000      6,000
Effect of graduated income tax rates.................................     (5,000)   (14,000)
Permanent differences and other......................................      4,000     18,294
                                                                       ---------  ---------
                                                                       $  88,000  $  50,294
                                                                       ---------  ---------
                                                                       ---------  ---------

    Deferred tax assets are comprised of the following at August 31, 1995 and 1994:

                                                                         1995       1994
                                                                       ---------  ---------
Inventory temporary differences......................................  $  39,000  $  39,000
Allowance for doubtful accounts......................................     13,000     13,000
Other................................................................      4,000      4,000
                                                                       ---------  ---------
                                                                       $  56,000  $  56,000
                                                                       ---------  ---------
                                                                       ---------  ---------

NOTE 5--CONTINGENCIES AND COMMITMENTS

    The Company purchases inventory products for resale through certain of their vendors' finance companies. The inventory purchases are secured by the related inventory. Total amounts outstanding at August 31, 1995 and 1994, included in accounts payable approximated $1,586,000 and $1,130,000, respectively.

    The Company is a guarantor on the majority shareholder's $125,000 note on the purchase of the Company's office and warehouse space.

NOTE 6--LEASES

    The Company leases its warehouse and office space from its majority shareholder and has various leases for its retail operations. All leases are classified as operating leases.

               OAK BROOK OFFICE SUPPLY AND EQUIPMENT CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LEASES (CONTINUED)
    The office and warehouse lease requires monthly payments varying from $12,000 to $13,000 and expires on September 30, 1997, while the leases for its retail operations have various lease terms through July 31, 2000. The terms of the leases provide for minimum rentals plus additional amounts determined under cost escalation provisions in the leases. Generally, the leases provide that the Company will pay executory costs such as insurance and maintenance.

    The Company's rental expense under all operating leases approximated $395,000 and $401,000 for the years ended August 31, 1995 and 1994, respectively.

    The minimum future rental payments under noncancelable leases in effect at August 31, 1995, are as follows:

1996....................................  $    359,029
1997....................................       352,362
1998....................................       154,268
1999....................................        94,766
2000....................................        86,869
                                          ------------
                                          $  1,047,294
                                          ------------
                                          ------------

    Included in the minimum future rental payments under noncancelable leases is $303,766 due to the majority shareholder of the Company.

NOTE 7--RELATED PARTY TRANSACTIONS

    Oak Brook Office Supply and Equipment Corporation engages in various transactions with Kanak and Sons, Inc. which is a related party through common ownership. The companies combine their purchasing requirements to take advantage of quantity discounts, and transactions between the companies are at cost. During the years ended August 31, 1995 and 1994, the Company had the following activity with Kanak and Sons, Inc.:

                                                                        1995        1994
                                                                     ----------  ----------
Sales..............................................................  $  260,696  $  341,832
Purchases..........................................................     172,099     104,402
Accounts receivable................................................      36,928      62,779
Accounts payable...................................................       8,261       1,993

    The Company leases its office and warehouse space from its majority shareholder as discussed in Note 6. Total rental payments made to the shareholder amounted to $158,704 in 1995 and $156,396 in 1994.

NOTE 8--INDUSTRY CONCENTRATION

    The Company's main source of revenue is from sales of computers and computer related equipment. Total sales of computer products amounted to approximately 91% and 86% of total net revenue for the years ended August 31, 1995 and 1994, respectively.

NOTE 9--SUBSEQUENT EVENT

    Subsequent to August 31, 1995, the shareholders of the Company began negotiations for a possible merger with a public company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Blue Star Group Limited

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Blue Star Group Limited and its subsidiaries as of March 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As described in Note 12 to the financial statements, the Company and its shareholders tentatively agreed to sell their outstanding shares of stock to U.S. Office Products Company.

PRICE WATERHOUSE
Auckland, New Zealand
August 4, 1995, except as to Note 12,
which is as of December 11, 1995

                            BLUE STAR GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                    MARCH 31,     DECEMBER 31,
                                                                      1995            1995
                                                                  -------------   -------------
                                                                                   (UNAUDITED)
Current assets:
  Cash..........................................................  $    --         $    --
  Accounts receivable, less allowance for doubtful accounts of
    $128,700....................................................     10,430,265      24,831,841
  Inventories...................................................      5,462,645      12,476,823
                                                                  -------------   -------------
    Total current assets........................................     15,892,910      37,308,664

  Property and equipment, net...................................     14,659,205      11,491,424
  Deferred taxes................................................        166,616         209,680
  Long-term lease receivables...................................      2,674,129       8,498,898
  Investments...................................................      1,628,983       2,131,700
  Intangible assets, net........................................      2,459,895       2,908,081
                                                                  -------------   -------------
    Total assets................................................  $  37,481,738   $  62,548,447
                                                                  -------------   -------------
                                                                  -------------   -------------

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Commercial bills..............................................     11,082,510      18,904,350
  Short-term debt...............................................      1,694,023       2,653,837
  Accounts payable..............................................      6,359,859      12,961,119
  Income taxes payable..........................................        681,095       1,993,740
  Other accrued expenses........................................      2,521,093       2,992,527
                                                                  -------------   -------------
    Total current liabilities...................................     22,338,580      39,505,573

Long-term debt..................................................      2,991,185       9,228,688
Minority interest...............................................        159,699         275,364
Subordinated shareholder advances...............................     10,327,419       9,368,644
                                                                  -------------   -------------
    Total liabilities...........................................     35,816,883      58,378,269
                                                                  -------------   -------------
Commitments and contingencies

Shareholders' equity
  Common stock, no par value; 6,250,000 shares authorized,
    issued and outstanding......................................        347,750         347,750
  Foreign currency translation..................................        118,359          92,965
  Retained earnings.............................................      1,198,746       3,729,463
                                                                  -------------   -------------
    Total shareholders equity...................................      1,664,855       4,170,178
                                                                  -------------   -------------
    Total liabilities and shareholders' equity..................  $  37,481,738   $  62,548,447
                                                                  -------------   -------------
                                                                  -------------   -------------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      NINE MONTHS ENDED
                                                      FISCAL YEAR  ------------------------
                                                         ENDED      DECEMBER     DECEMBER
                                                       MARCH 31,       31,          31,
                                                         1995         1994         1995
                                                      -----------  -----------  -----------
                                                                         (UNAUDITED)
Revenues............................................  $45,685,329  $30,409,119  $73,227,004
Cost of sales.......................................  (31,605,613) (19,365,651) (44,715,154)
                                                      -----------  -----------  -----------
Gross profit........................................   14,079,716   11,043,468   28,511,850
Selling, general and administrative expenses........  (11,716,810)  (8,480,827) (24,349,783)
                                                      -----------  -----------  -----------
Operating income....................................    2,362,906    2,562,641    4,162,067

Other (income) expense:
  Interest expense..................................      562,827      406,407    1,334,396
  Other expense, net................................       67,614       33,467   (1,144,216)
Minority interest...................................      (33,775)     607,331      115,193
                                                      -----------  -----------  -----------
Income before provision for income taxes............    1,766,240    1,515,436    3,856,694
Provision for income taxes..........................      489,745      536,424    1,325,977
                                                      -----------  -----------  -----------
Net income..........................................  $ 1,276,495  $   979,012  $ 2,530,717
                                                      -----------  -----------  -----------
                                                      -----------  -----------  -----------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                            FOREIGN
                                                                           CURRENCY
                                                    NUMBER      SHARE     TRANSLATION    RETAINED
                                                  OF SHARES    CAPITAL      RESERVE      EARNINGS       TOTAL$
                                                  ----------  ----------  -----------  ------------  ------------
Balance at March 31, 1994.......................   5,000,000  $  266,500   $  20,134   $    (77,749) $    208,885
  Net income....................................                                          1,276,495     1,276,495
  Issue of share capital........................   1,250,000      81,250                                   81,250
  Movement on foreign currency transaction
    reserve.....................................                              98,225                       98,225
                                                  ----------  ----------  -----------  ------------  ------------

Balance at March 31, 1995.......................   6,250,000     347,750     118,359      1,198,746     1,664,855
  Net income....................................                                          2,530,717     2,530,717
  Movement on foreign currency transaction
    reserve.....................................                             (25,394)                     (25,394)
                                                  ----------  ----------  -----------  ------------  ------------

Balance at December 31, 1995 (unaudited)........   6,250,000  $  347,750   $  92,965   $  3,729,463  $  4,170,178
                                                  ----------  ----------  -----------  ------------  ------------
                                                  ----------  ----------  -----------  ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         NINE MONTHS ENDED
                                                         FISCAL YEAR  -----------------------
                                                         ENDED MARCH   DECEMBER    DECEMBER
                                                          31, 1995     31, 1994    31, 1995
                                                         -----------  ----------  -----------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................  $ 1,276,495  $  979,012  $ 2,530,717
Adjustments to reconcile net income to net cash
  provided by operating activities
  Foreign exchange movement............................       65,086      46,804      (33,079)
  Depreciation and amortization........................    1,054,100     541,759    5,927,907
  Loss on disposal of equipment........................      141,748       5,842      --
  Minority interest....................................      (71,767)    672,556      114,928
  Increase (decrease) in cash resulting from changes
    in:
    Accounts receivable................................   (7,586,941) (1,223,366) (18,491,854)
    Inventories........................................   (1,825,185)   (895,029)  (4,798,993)
    Accounts payable and accrued liabilities...........    4,316,020   2,194,873    5,862,811
    Income tax payable.................................      281,358         475    1,267,207
                                                         -----------  ----------  -----------
      Total adjustments................................   (3,625,581)  1,343,914  (10,151,073)
                                                         -----------  ----------  -----------
Net cash provided by (used for) operating activities...   (2,349,086)  2,322,926   (7,620,356)
                                                         -----------  ----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment..................  (11,221,998) (1,049,025)  (1,967,194)
  Cash paid in acquisition.............................   (2,745,343) (2,713,666)  (2,159,201)
  Proceeds from disposal of equipment..................      504,173      38,177      --
  Purchase of investments..............................     (812,977)   (711,522)    (495,198)
                                                         -----------  ----------  -----------
Net cash used for investing activities.................  (14,276,145) (4,436,036)  (4,621,593)
                                                         -----------  ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from commercial bills.......................    6,792,500   1,895,375    7,770,700
  Increases to long-term debt..........................    3,776,190      --        6,157,070
  Loans and advances...................................    6,103,484     781,041   (1,684,007)
  Purchase of treasury stock...........................     (109,849)     --          --
  Proceeds from issuance of common stock...............       81,250      --          --
                                                         -----------  ----------  -----------
Net cash provided by (used for) financing activities...   16,643,575   2,676,416   12,243,763
                                                         -----------  ----------  -----------

NET (DECREASE) INCREASE IN CASH
CASH, beginning of period..............................       18,344     563,306        1,814
Foreign exchange movements.............................      (18,344)    (16,798)      (1,814)
                                                         -----------  ----------  -----------
CASH, end of period....................................  $   --       $  546,508  $
                                                         -----------  ----------  -----------
                                                         -----------  ----------  -----------

SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest...........................................  $   476,745  $  455,775  $ 1,167,843
    Taxes..............................................      218,990      54,235       56,396

    The accompanying notes are an integral part of the financial statements.

                            BLUE STAR GROUP LIMITED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BUSINESS ORGANIZATION

    Blue Star Group Limited and its subsidiaries ("the Company") is a wholesale supplier of office supplies, office furniture, and computer equipment and retail operator of office supply retail stores located in New Zealand. The consolidated financial statements include the accounts of the Company and all its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION--These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States. The information included in these financial statements is presented in U.S. dollars. The Company maintains its financial information in New Zealand dollars and then translates this information into U.S. dollars for purposes of these financial statements. Amounts denominated in New Zealand dollars at the balance sheet dates are translated into U.S. dollars at the rate of exchange prevailing at these dates. Transactions denominated in New Zealand dollars during the year have been translated into U.S. dollars at rates approximating the monthly average exchange rate.

    REVENUE RECOGNITION--Revenues related to office products are recognized upon the delivery of the products to the customer. The Company also leases equipment to customers under both short term and long term lease agreements. Revenue realted to the short term leases is recognized on a monthly basis over the life of the lease. Certain long term leases qualify as sales-type leases and accordingly the present value of the future lease payments are recognized as income upon delivery of the equipment to the customer.

    INVENTORIES--Inventories are stated at the lower of cost or net realisable value and consist of products held for sale. Cost is determined using the first-in, first-out (FIFO) method.

    FIXED ASSETS--All fixed assets are initially recorded at cost. Fixed assets other than land are depreciated at rates considered adequate to write off the cost of assets over their estimated economic lives. Leasehold improvements are depreciated over the shorter of 20% diminishing value or the term of the lease. For other assets the following rates are used:

Buildings..............................................  2% straight line
Motor vehicles.........................................  25% diminishing value
Plant and equipment....................................  9.5%-40% diminishing value
Fixtures and fittings..................................  9.5%-20% diminishing value
Telecommunications equipment...........................  16.7% straight line

    Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

    Assets acquired under capital leases are included as fixed assets in the balance sheet. Capital leases effectively transfer from the lessor to the lessee substantially all the risks and benefits of ownership of the leased property. Where assets are acquired by means of capital leases, the lower of the present value of minimum lease payments or fair value is recognised as an asset at the beginning of the lease term and depreciated over the expected useful life of the leases asset on a basis consistent with similar assets. A corresponding liability is also established and each lease payment is allocated between the liability and interest expense.

    Other leases where all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Operating lease payments are charged to expense over the periods of expected benefit.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Equipment leased to customers under short term operating leases are included as fixed assets in the balance sheet and depreciated over their expected useful lives.

    INCOME TAXES--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No.109, "Accounting of Income Taxes". The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

    UNAUDITED INTERIM FINANCIAL STATEMENTS--In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the company as of September 30, 1995 and 1994 and the results of operations and cash flows for the six months then ended as presented in the accompanying unaudited interim financial statements.

    INVESTMENTS--are considered available for sale and are stated at market value using the quoted price on the New Zealand Stock Exchange at the close of business on the last day of the year. Changes in market value during the year were insignificant.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                                   MARCH 31,
                                                                                     1995
                                                                                 -------------
Freehold land..................................................................  $      25,631
Buildings......................................................................      1,599,043
Leasehold improvements.........................................................        571,659
Plant and equipment............................................................      2,336,596
Furniture and fittings.........................................................        656,591
Motor vehicles.................................................................        369,613
Telecommunications equipment...................................................     10,429,033
                                                                                 -------------
                                                                                    15,988,166
Less: accumulated depreciation and amortization................................     (1,328,961)
                                                                                 -------------
Net property and equipment.....................................................  $  14,659,205
                                                                                 -------------
                                                                                 -------------

    Depreciation expense was approximately $986,486 for the year ended March 31, 1995.

NOTE 4--INTANGIBLE ASSETS

    Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is amortized on a straight-line basis over an estimated useful life of 40 years. The recoverability of unamortized goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value. Goodwill consists of the following:

                                                                                   MARCH 31,
                                                                                      1995
                                                                                  ------------
Goodwill........................................................................  $  2,539,977
Less: Accumulated amortization..................................................       (80,082)
                                                                                  ------------
                                                                                  $  2,459,895
                                                                                  ------------
                                                                                  ------------

    Amortization expense was approximately $67,614 for the year ended March 31, 1995.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--LONG-TERM LEASE RECEIVABLES

                                                                                   MARCH 31,
                                                                                      1995
                                                                                  ------------
Gross lease receivables.........................................................  $  5,156,855
Less unearned interest..........................................................      (928,855)
                                                                                  ------------
                                                                                     4,228,000
Less current portion............................................................     1,553,871
                                                                                  ------------
Non-current receivables.........................................................  $  2,674,129
                                                                                  ------------
                                                                                  ------------

NOTE 6--BUSINESS COMBINATIONS

    During the year ended March 31, 1995, the Comapny completed several acquisitions which were individually immaterial. The aggregate consideration paid for these businesses approximated $3.1 millon which included cash of $2.7 million and borrowings of $.4 million. The net assets acquired approximated $1.6 million which resulted in the recognition of goodwill of $1.5 million. The operating results of the businesses have been included in the Company's financial statements from the effective date of the acquisitions.

NOTE 7--CREDIT FACILITIES

    SHORT-TERM DEBT

    Short term debt consists of the following:

                                                                                             MARCH 31,
                                                                                               1995
                                                                                           -------------
Commercial bills payable to a bank, secured by the assets of the Company, excluding finance receivables. Interest is charged at 11%. The facility has a review date of July
  1996...................................................................................  $  11,082,501
Bank overdraft...........................................................................        393,002
Current maturities of long-term debt.....................................................      1,694,023
                                                                                           -------------
                                                                                           $  13,169,526
                                                                                           -------------
                                                                                           -------------

    The bank overdraft bears interest at 12.4%. This facility is technically repayable on demand and is due to be reviewed in July 1996. The overdraft is secured by the Company's assets, excluding the finance receivables.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--CREDIT FACILITIES (CONTINUED)
    LONG TERM DEBT

    Long term debt consists of the following:

                                                                                             MARCH 31,
                                                                                               1995
                                                                                           -------------
Draw down facility with a finance company to finance the sale of office equipment and automation products. Facility capped at $6,500,000. Interest is payable at a rate of
  12% and capital is repaid in accordance with the lease contract. The facility is
  secured by the Company's lease receivables.............................................  $   3,070,488
Finance leases payable over the term of the contracts ranging from 1-5 years at an
  interest rate of 12.5%.................................................................        466,441
Other loans partly secured over certain group properties at an average interest rate of
  11.5%..................................................................................      1,148,279
Less: Current maturities.................................................................     (1,694,023)
                                                                                           -------------
                                                                                           $   2,991,185
                                                                                           -------------
                                                                                           -------------

Future annual maturities of long-term debt at March 31, 1995 are as follows:

1996.............................................  1,694,023
1997.............................................  1,715,821
1998.............................................  1,170,045
1999.............................................    105,319
                                                   ---------
                                                   4,685,208
                                                   ---------
                                                   ---------

    The bank borrowings have restricted covenants attached which necessitate a minimum interest cover of 2.5 and maximum gearing levels.

    SHAREHOLDER ADVANCES

    Advances from shareholders of $10,327,419 are due on demand by the shareholders but are subordinated to the amounts owed to the Bank and cannot be called until the Bank has been repaid. These advances do not accrue an interest charge.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--LEASE OBLIGATIONS

    The Company leases certain vehicle and office, store and warehouse space under various non-cancellable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum, lease payments required under long-term leases in effect at March 31, 1995 are as follows:

                                                        CAPITAL
                                                        (NET OF
                                                        IMPUTED
                                                       INTEREST       OPERATING       TOTAL
                                                    ---------------  ------------  ------------
1996..............................................    $   103,772    $    872,561  $    976,333
1997..............................................        128,675         747,331       876,006
1998..............................................        128,675         747,331       876,006
1999..............................................        105,319         510,693       616,012
2000..............................................        --              272,321       272,321
                                                    ---------------  ------------  ------------
                                                          466,441    $  3,150,237  $  3,616,678
                                                                     ------------  ------------
                                                                     ------------  ------------
Less current portion..............................       (103,772)
                                                    ---------------
Long-term capitalized lease obligations...........    $   362,669
                                                    ---------------
                                                    ---------------

    Assets under capital lease with a cost of $405,219 and net book value of $367,160 at March 31, 1995, are included in property and equipment in the accompanying balance sheet. Amortization of the related lease obligations is included within depreciation expense.

    Rental expense for operating leases was $592,288 for the year ended March 31, 1995.

NOTE 9--INCOME TAXES

    The income tax provision consisted of the following:

                                                                                   FISCAL YEAR
                                                                                      ENDED
                                                                                    MARCH 31,
                                                                                      1995
                                                                                   -----------
Current expense..................................................................  $   656,361
Deferred (benefit)...............................................................     (166,616)
                                                                                   -----------
                                                                                   $   489,745
                                                                                   -----------
                                                                                   -----------

    The effective tax rate differs from the statutory tax rate as follows:

                                                                                     FISCAL YEAR
                                                                                        ENDED
                                                                                      MARCH 31,
                                                                                        1995
                                                                                    -------------
Statutory tax rate................................................................        33.0%
Minority interest.................................................................        (1.0)
Other--net........................................................................        (4.3)
                                                                                           ---
                                                                                          27.7%
                                                                                           ---
                                                                                           ---

    Deferred income taxes of $166,616 as of March 31, 1995 relate to differences in the amounts of depreciation recognized for income tax, as opposed to financial reporting, purposes.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    There are no contingent liabilities outstanding at March 31, 1995.

                            BLUE STAR GROUP LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    On March 31, 1995 a deposit had been paid on the purchase of a business from Keycom Central Limited. The total purchase price had been agreed as $123,523. There are no other commitments at March 31, 1995.

NOTE 11--FINANCIAL INSTRUMENTS

    The Company is party to a number of financial instruments in the ordinary course of business including lease and trade payables, lease and trade receivables, bank overdrafts and investments. The group is not party to any contracts with off balance sheet exposure. Financial instruments which potentially subject the company to concenrations of credit risk consist of cash and receivables.

    LEASE RECEIVABLES

    The Company has entered into lease arrangements with customers comprising principal and interest receivables. The Company has a credit policy through which credit risk is managed. Under this policy management have assessed the collectability of debtors and this is represented by a due allowance for doubtful accounts. The maximum exposure of credit risk on receivables due from customers is equal to the principal and unearned interest outstanding.

    TRADE RECEIVABLES

    The maximum credit risk is the book value of these financial instruments.

Total lease receivables......................    5,156,855
Total trade receivables......................    8,266,585
                                               -----------
Total credit risk............................   13,423,440
                                               -----------
                                               -----------

    Concentrations of credit risk with respect to trade and other receivables are limited due to the relatively low value owed by any single customer.

NOTE 12--SUBSEQUENT EVENT

    On December 11, 1995 the US Office Products Company ("US Office Products") entered into an agreement with Blue Star Group Limited pursuant to which US Office Products will acquire a 51% interest in Blue Star Group Limited.

                          Report of Independent Accountants


To the Board of Directors
  and Shareholders of
  Raleigh Office Supply Company, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Raleigh Office Supply Company, Inc. at August 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 12 to the financial statements, on March 6, 1996 the Company's shareholders entered into a letter of intent to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.

Price Waterhouse LLP
Minneapolis, Minnesota
March 8, 1996

                   Raleigh Office Supply Company, Inc.
                                 Balance Sheet



                                                                                               August 31,       February 28,
                                                                                                    1995            1996
                                                                                                   ------           -----

                                                                                                                 (Unaudited)

Assets
Current assets:
    Cash, including interest-bearing deposits                                                  $1,906,070      $   800,478
    Accounts receivable -- trade                                                                3,341,272        3,610,594
    Accrued interest receivable                                                                    17,057            --
    Current portion notes receivable -- related parties                                            35,920            --
    Inventories                                                                                 2,182,999        2,768,672
                                                                                                ---------        ---------
              Total current assets                                                              7,483,318        7,179,744

Property and equipment, net                                                                       835,715          792,079
Notes receivable -- related parties                                                                74,080          128,265
Excise tax deposit                                                                                 84,150           84,150
Other assets                                                                                      185,623           10,885
                                                                                               ----------        ---------
              Total assets                                                                     $8,662,886       $8,195,123
                                                                                              -----------       ----------

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable                                                                          $ 628,228         $  551,369
    Accrued profit-sharing contribution                                                         165,000               --
    Deposit from customers                                                                       53,893               --
    Accrued liabilities:
         Salaries and wages                                                                     321,095            200,891
         Sales tax                                                                               76,055             51,054
         Other liabilities                                                                       35,086              1,703
                                                                                             ----------         ----------
              Total current liabilities                                                       1,279,357            805,017
                                                                                             ----------         ----------

Commitments

Shareholders' equity:
    Class A common stock, par value $10 per share; 1,000 shares authorized, and 922 shares issued and outstanding





























9,220              9,220
    Class B common stock, par value $10 per share; 199,000
      shares authorized, and 9,677 shares issued and outstanding                                 96,770             96,770
    Additional paid-in capital                                                                  269,540            269,540
    Retained earnings                                                                         7,007,999          7,014,576
                                                                                             ----------         ----------
              Total shareholders' equity                                                      7,383,529          7,390,106
                                                                                             ----------         ----------
              Total liabilities and shareholders' equity                                     $8,662,886         $8,195,123
                                                                                             ----------         ----------


The accompanying notes are an integral part of the financial statements.

                       Raleigh Office Supply Company, Inc.
                               Statement of Operations




                                                                       Fiscal Year Ended             Six Months Ended
                                                                          August 31,                    February 28,
                                                                            1995               1995                   1996
                                                                            ----               ----                   ----
                                                                                                  (Unaudited)


Sales                                                                       $28,003,087     $13,739,623        $13,464,204
Cost of sales                                                                21,817,362      10,230,792          9,961,242
                                                                            -----------     -----------        -----------
     Gross profit                                                             6,185,725       3,508,831          3,502,962

Selling, general and administrative expenses                                  5,335,977       3,211,787          2,993,695
                                                                             ----------      ----------         ----------

Operating income                                                                849,748         297,044            509,267

Interest expense                                                                    191            --                  --
Other income, net of other expense                                              (56,659)        (38,296)          (298,828)
                                                                             ----------      ----------        -----------
          Net income                                                         $  906,216      $  335,340        $   808,095
                                                                             ----------      ----------        -----------

          Unaudited pro forma net income (see
            Note 12)                                                         $  543,730      $  201,204        $   484,857
                                                                             ----------     -----------        -----------


                         Raleigh Office Supply Company, Inc.
                          Statement of Shareholders' Equity




                                                                               Additional
                                                          COMMON STOCK           Paid-in        Retained
                                                      CLASS A     CLASS B        CAPITAL        EARNINGS         TOTAL
                                                      -------     -------       ---------      ---------         -----
Balance at August 31, 1994                            $9,220      $96,770      $  269,540      $6,501,783      $6,877,313

     Distribution to shareholders                                                                 (400,000)      (400,000)
     Net income                                                                                    906,216        906,216
                                                      ------      -------      ----------      -----------      ---------

Balance at August 31, 1995                             9,220       96,770         269,540        7,007,999      7,383,529

     Distribution to shareholders                                                                 (801,518)      (801,518)
     Net income (unaudited)                                                                        808,095        808,095
                                                     --------     --------     -----------     -----------      ---------
Balance at February 28,
  1996 (unaudited)                                   $ 9,220      $96,770      $  269,540      $ 7,014,576      $7,390,106
                                                     -------      -------      ----------      -----------      ----------


                       Raleigh Office Supply Company, Inc.
                            Statement of Cash Flows



                                                                 Fiscal Year Ended             Six Months Ended
                                                                    August 31,                    February 28,
                                                                      1995               1995                   1996
                                                                      ----               ----                   ----
                                                                                                  (Unaudited)
Cash flows from operating activities:
     Net income                                                   $  906,216      $  335,340             $   808,095
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation                                               232,439         115,558                  105,000
          Gain on sale of investments                                (15,806)        (15,806)                    --
          Loss on disposal of property and equipment                 107,026           --                        --
          (Increase) decrease in assets:
               Accounts receivable - trade                          (226,656)       (660,875)                (216,345)
               Inventories                                           136,413        (171,642)                (585,673)
               Excise tax deposit                                     (6,349)          --                        --
               Other assets                                           (9,769)       (244,056)                 120,553
               Interest receivable                                   (17,057)          --                        --
          Increase (decrease) in liabilities:
               Accounts payable                                     (125,262)         77,741                  (76,859)
               Accrued profit sharing contributions                    1,300         (89,893)                (285,204)
               Deposit from customer                                 (22,788)          --                        --
               Accrued liabilities                                    85,061         (39,484)                (112,277)
                                                                   ----------      ----------              -----------
                    Net cash provided by (used in)
                      operating activities                         1,044,768        (693,117)                (242,710)
                                                                   ---------       ---------               ----------

Cash flows from investing activities:
     Capital expenditures                                           (318,769)        (317,435)                (61,364)
     Proceeds from sale of marketable securities                   1,000,000        1,000,000                     --
     Proceeds from disposal of property and equipment                 13,635             --                       --
     Receipts on notes receivable - officers                          10,000             --                       --
     Advances to related parties                                    (100,000)            --                       --
                                                                   ----------      -----------            ------------
                    Net cash provided by (used in)
                      investing activities                           604,866          682,565                 (61,364)
                                                                   ----------      -----------            ------------

Cash flows from financing activities:
     Principal payments on capital lease obligations                 (25,600)            --                       --
     Dividends paid to stockholders                                 (400,000)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net cash used in financing activities           (425,600)        (392,880)               (801,518)
                                                                  -----------      -----------            ------------
                    Net increase (decrease) in cash                1,224,034         (403,432)             (1,105,592)

Cash at beginning of period                                          682,036          682,036                1,906,070
                                                                  ----------       ----------             ------------
Cash at end of period                                             $1,906,070       $  278,604             $    800,478
                                                                  ----------       ----------             -------------
Supplemental information:
     Interest paid                                                $      191       $    --                 $      --
                                                                  ----------       -----------            -----------


                         Raleigh Office Supply Company, Inc.
                            Notes to Financial Statements


Note 1 -- Business Organization

Raleigh Office Supply Company, Inc. (the "Company") is a retailer and distributor of office supplies and office furnishings in North Carolina. The Company's operations are segregated into two divisions, Raleigh Office Supply and Carolina Office Supply.

Note 2 -- Summary of Significant Accounting Principals

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK -- The Company sells office supplies and office furniture to companies located primarily in the Raleigh-Durham-Chapel Hill area of North Carolina. Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company grants credit to customers in the ordinary course of business. No customer represents a significant concentration of credit risk.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

ACCOUNTS RECEIVABLE -- Management has determined that accounts receivable are fully collectible; therefore, no allowance for doubtful accounts has been provided.

INVENTORIES -- Inventories of office supplies and furnishings are stated at the lower of cost or market with cost determined by the first-in, first-out ("FIFO") method and consist primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over their estimated useful lives primarily utilizing accelerated methods.

          CLASSIFICATION OF PROPERTY       ESTIMATED USEFUL LIFE

          Buildings and improvements       7 -- 31.5 years
          Vehicles                              3-5 years
          Furniture and equipment               3-7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized. Upon disposition of property and equipment, the cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in operations for the period.

INCOME TAXES -- The Company is a Subchapter S Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's Subchapter S Corporation status will terminate on consummation of the Merger discussed in Note 12.

UNAUDITED INTERIM FINANCIAL STATEMENTS -- In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of February 28, 1996 and the results of operations and cash flows for the six months ended February 28, 1996 and 1995, as presented in the accompanying unaudited financial statements.

Note 3 -- Interest Bearing Deposits

Cash includes interest bearing deposits of $1,853,000 at August 31, 1995 with original maturities of three months or less.

Note 4 -- Property and Equipment

Property and equipment consist of the following:


                                                               August 31,
                                                                  1995
                                                                   ----
     Land                                                     $  114,740
     Buildings                                                 1,120,629
     Furniture and fixtures                                      854,576
     Autos and trucks                                            762,791
                                                              ----------

                                                               2,852,736
     Less:  Accumulated depreciation and amortization         (2,017,021)
                                                              ----------

               Net property and equipment                     $  835,715
                                                              ----------


Note 5 -- Notes Receivable and Related Party Transactions

The Company had 7.6% notes receivable from officers totaling $10,000 at August 31, 1995, collateralized by liens on real estate. Final payment on these notes will be in September, 1995. Interest income related to these notes totaled $775 in 1995.

During 1995, the Company loaned $100,000 to Village Book and Stationery, Inc., a company affiliated by common ownership. Subsequent to year-end the Company loaned Village Book and Stationery, Inc. an additional $30,000. The note carries interest at 8.75% and calls for monthly payments of principal and interest of $2,683 beginning in October, 1995 through September, 2000.

Note 6 -- Credit Facilities

At August 31, 1995, the Company maintained an unsecured line of credit with First Citizens Bank, NC allowing for borrowings of up to $500,000. No draws were made on this line during 1995.

Note 7 -- Capital Stock

Class A common shareholders have the exclusive right to vote at all meetings of shareholders. Class B common shareholders have the same rights as Class A common shareholders except that the Class B common shares are non-voting shares, except as provided by statute. Dividends are based on total outstanding shares of Class A and B common stock.

Note 8 -- Lease Obligations

During 1995, the Company renegotiated its lease for retail and storage space at its Durham location. Under the terms of the new one year lease, which was effective in August, 1995, the Company is required to pay a base annual rent of $60,000 for a one-year term ending August, 1996.

Rental expense related to this lease was $103,255 in 1995.

Note 9 -- Profit Sharing Plan

The Company maintains a profit-sharing plan for full-time employees who meet eligibility requirements regarding term of service and age. The annual contribution to the plan is at the discretion of the Board of Directors with a maximum allowable by the Internal Revenue Service of fifteen percent of the salaries of eligible participants. For 1995 the Board elected to make a contribution of $165,000.

Note 10 -- Self-insured Health Plan

The Company maintains a self-insured health insurance plan for substantially all full-time employees. Under the terms of the plan, employee medical expenses over a specified deductible amount are paid by the Company. The Company maintains separate insurance for individual medical expenses in excess of $25,000. For 1995 group insurance costs and unreimbursed medical expenses were $266,206.

Note 11 -- Unaudited Pro Forma Income Tax Information

The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.


                                                                         Year Ended         Six Months Ended
                                                                         August 31,            February 28,
                                                                             1995          1995            1996
                                                                            -----          ----           -----
     Net income per statement of operations                             $    906,216   $   335,340    $    808,095
     Pro forma income tax provision adjustment                               362,486       134,136         323,238
                                                                        ------------   -----------    -------------
     Pro forma net income                                               $    543,730   $   201,204    $    484,857
                                                                        ------------   ------------   -------------


Note 12 -- Subsequent Events

On March 6, 1996, the Company and its shareholders entered into a letter of intent with U. S. Office Products Company ("U. S. Office Products") pursuant to which the Company's shareholders agreed to merge the Company with U. S. Office Products. Pursuant to the Merger Agreement, all of the outstanding shares of the Company's common stock would be purchased by U. S. Office Products.

                                                FOR THE YEAR ENDED 30 JUNE 1995
-------------------------------------------------------------------------------
KPMG PEAT MARWICK

To the shareholders of U-Bix Business Machines Limited

We have audited the financial statements on pages 13 to 28. The financial statements provide information about the past financial performance and financial position of the company and group as at 30 June 1995. This information is stated in accordance with the accounting policies set out on page 19.

DIRECTORS' RESPONSIBILITIES
The Directors are responsible for the preparation of financial statements which give a true and fair view of the financial position of the company and group as at 30 June 1995 and of the results of their operations and cash flows for the year ended 30 June 1995.

AUDITORS' RESPONSIBILITIES
It is our responsibility to express an independent opinion on the financial statements presented by the Directors and report our opinion to you.

BASIS OF OPINION
An audit includes examining, on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:
- the significant estimates and judgments made by the Directors in the preparation of the financial statements, and
- whether the accounting policies are appropriate to the company and group circumstances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Our firm carries out other assignments for the company and certain of its subsidiaries in the area of special consultancy projects. Partners and employees of our firm also deal with the company and group on normal terms withing the ordinary course of trading activities of the business of the company and group. The firm has no other interest in the company or any of its subsidiaries.

UNQUALIFIED OPINION
We have obtained all the information and explanations we have required.

IN OUR OPINION:
- proper accounting records have been kept by the company as far as appears from our examination of those records; and
- the financial report on pages 13 to 28:
  --  complies with generally accepted accounting practice;
  -- gives a true and fair view of the financial position of the company and group as at 30 June 1995 and the results of their operations and cash flows for the year ended on that date.
Our audit was completed on 9 August 1995 and our unqualified opinion is expressed as at that date.

Auckland
------------------------------------------------------------------------------

                                                         STATEMENT OF EARNINGS
------------------------------------------------------------------------------
                                               FOR THE YEAR ENDED 30 JUNE 1995

                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                             NOTES       $000        $000        $000        $000
                                                           ---------  ----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
Revenues                                                                 113,525     107,992     106,193     100,486
--------------------------------------------------------------------------------------------------------------------
Earnings Before Taxation And Non Recurring Items              2a           4,524       6,403       3,318       4,578

Less Non Recurring Items:

Restructuring Costs                                                           --       754            --       754

Provision For Future Losses On Existing Copyplan
Contracts                                                                     --       820            --       820

Provision for Contract Risk                                   2b             908        --           908        --
--------------------------------------------------------------------------------------------------------------------
Earnings Before Tax After Non Recurring Items                              3,616       4,829       2,410       3,004

Less:

Provision For Taxation                                         3           1,352       1,756       1,174       1,157
--------------------------------------------------------------------------------------------------------------------
Earnings After Taxation                                                    2,264       3,073       1,236       1,847

Retained Earnings Brought Forward                                         17,450      17,013      15,575      16,364
--------------------------------------------------------------------------------------------------------------------
                                                                          19,714      20,086      16,811      18,211

Less:

Dividends                                                      4           1,854       2,636       1,854       2,636
--------------------------------------------------------------------------------------------------------------------
Retained Earnings Carried Forward                                     $   17,860  $   17,450  $   14,957  $   15,575
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

BALANCE SHEETS

     AS AT 30 JUNE 1995

-------------------------------------------------------------------------------

                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                             Notes       $000        $000        $000        $000
                                                           ---------  ----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
ASSETS

Operations Excluding Financing Activities

CURRENT ASSETS:

Cash at Bank                                                                   4       7,939          --       7,914

Accounts Receivable                                                       13,448      12,859      13,307      12,773

Inventory                                                      5          18,155      14,227      18,092      14,207

Prepayments And Other Receivables                                            551         494         551         494

Tax Receivable                                                               723         523         722         526

Due From Subsidiaries                                                         --          --      18,942      11,334
--------------------------------------------------------------------------------------------------------------------
Total Current Assets:                                                     32,881      36,042      51,614      47,248
--------------------------------------------------------------------------------------------------------------------
Investments In Subsidiaries                                                   --          --       2,377       2,603

Fixed Assets                                                   6           5,753       5,400       5,721       5,369

Goodwill On Consolidation                                                  1,774       2,002          --
--------------------------------------------------------------------------------------------------------------------
Total Assets Excluding Financing Activities                               40,408      43,444      59,712      55,222
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES

Cash At Bank:                                                              1,127       2,041          --          --

Lease Receivables                                              7          82,085      72,288          --          --

Prepayments                                                                  247          --          --          --

Tax Receivable                                                             28254       12636          --          --
--------------------------------------------------------------------------------------------------------------------
Total Assets Financing Activities                                         83,741      74,341          --          --
--------------------------------------------------------------------------------------------------------------------
Total Assets                                                          $  124,149  $  117,785  $   59,712  $   55,222
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------





THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                             Notes       $000        $000        $000        $000
                                                           ---------  ----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Operations Excluding Financing Activities

CURRENT LIABILITIES

Bank Overdraft                                                             2,789                   2,789

Accounts Payable                                                          10,686      7,8719      10,601      7,8013

Unearned Interest--Parent                                                     --                   5,201       5,874

Bills Payable                                                              4,056       3,280       4,056       3,280

Provision for Dividends                                        4             870       1,466         870       1,466
--------------------------------------------------------------------------------------------------------------------
Total Current Liabilities:                                                18,401      12,617      23,517      18,421
--------------------------------------------------------------------------------------------------------------------
Deferred Taxation                                              3           4,552       5,093       4,552       5,093
--------------------------------------------------------------------------------------------------------------------
Total Liabilities Excluding Financing Activities                          22,953      17,710      28,069      23,514
--------------------------------------------------------------------------------------------------------------------
  FINANCING ACTIVITIES                                                        --          --       2,377       2,603

Borrowings                                                     8          66,650      66,000          --

Accrued Charges                                                               --         492          --
--------------------------------------------------------------------------------------------------------------------
Total Liabilities Financing Activities                                    66,650      66,492          --          --
--------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                         89,603      84,202      28,069      23,514
--------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY

Issued Capital                                                 9             497         489         497         489

Share Premium Reserve                                         10          16,189      15,644      16,189      15,644

Retained Earnings                                                         17,860      17,450      14,957      15,575
--------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                34,546      33,583      31,643      31,708
--------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                            $  124,149  $  117,785  $   59,712  $   55,222
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


Director                               Director
On behalf of the board
9 August 1995

THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS
     FOR THE YEAR ENDED 30 JUNE 1995 STATEMENT OF EARNINGS

--------------------------------------------------------------------------------------------------------------------
                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                                         $000        $000        $000        $000
                                                                     -----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

CASH WAS PROVIDED FROM:

Receipts from Customers                                               103,204      96,877     105,837     101,016


CASH WAS APPLIED TO:

Payments to Suppliers and Employees                                   101,806      93,314     101,144      92,185

Goods and Services Tax                                                  1,856       1,471       1,837       1,463

Income Taxes Paid                                                       2,343       2,311       1,890       1,560

Interest Paid                                                           5,650       4,565         231         289
--------------------------------------------------------------------------------------------------------------------
                                                                      111,655     101,661     105,102      95,497
--------------------------------------------------------------------------------------------------------------------
Net Cash Flows From Operating Activities                               (8,451)     (4,784)        735       5,519
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES

CASH WAS PROVIDED FROM:

Proceeds from Sales of Fixed Assets                                         4         169           4          13


CASH WAS APPLIED TO:

Acquisition of Fixed Assets                                             1,944       3,192       1,937       3,107

Advances to Subsidiary Companies                                           --          --       7,608       1,341
--------------------------------------------------------------------------------------------------------------------
                                                                        1,944      3,1921       9,545       4,448
--------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                  (1,940)     (3,023)     (9,541)     (4,435)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                                         $000        $000        $000        $000
                                                                      ----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES

CASH WAS PROVIDED FROM:

Issue Of Shares                                                            --      10,057          --      10,507

New Borrowings                                                            650      11,000          --
--------------------------------------------------------------------------------------------------------------------
                                                                          650      21,057          --      10,057

CASH WAS APPLIED TO:

Dividends Paid                                                          1,897       1,582       1,897       1,582
--------------------------------------------------------------------------------------------------------------------
Net Cash from Financing Activities                                     (1,247)     19,475      (1,897)      8,475
--------------------------------------------------------------------------------------------------------------------
Net Increase/Decrease In Cash Held                                    (11,638)     11,668     (10,703)      9,559

Add Opening Cash Brought Forward                                        9,980       1,688       7,914       1,645
--------------------------------------------------------------------------------------------------------------------
Ending Cash Carried Forward                                        $   (1,658)     59,980  $   (2,789) $    7,914
--------------------------------------------------------------------------------------------------------------------
MADE UP AS FOLLOWS:

Cash at Bank                                                            1,131       9,980          --       7,914

Bank at Overdraft                                                      (2,789)         --      (2,789)
--------------------------------------------------------------------------------------------------------------------
                                                                   $   (1,658) $    9,980  $   (2,789) $    7,914
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES

Earnings After Taxation                                                 2,264       3,073       1,236       1,847


ADD NON CASH ITEMS:

Depreciation and Loss on Sale of Fixed Assets                           1,587       1,274       1,581       1,204

Goodwill Written Off                                                      228         203         228         203

Decrease in Deferred Taxation                                            (541)        428        (541)        428
--------------------------------------------------------------------------------------------------------------------
                                                                        3,538       4,978       2,504       3,682

ADJUSTMENT FOR OTHER ITEMS:

Increase In Lease Receivables                                           9,797)    (12,760)         --

Increase In Reconciliation                                               (646)      1,668        (787)        439

Increase In Inventory                                                  (3,928)        483      (3,885)         17

Increase in Payables                                                    2,382         827       2,903       1,361

Cash Flows from Operating Activities                               $   (8,451) $   (4,784) $      735  $    5,519
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

STATEMENT OF MOVEMENTS IN EQUITY
        FOR THE YEAR ENDED 30 JUNE 1995

--------------------------------------------------------------------------------------------------------------------
                                                                           Consolidated               Parent

                                                                         1995        1994        1995        1994
                                                                         $000        $000        $000        $000
                                                                      ----------  ----------  ----------  ----------
--------------------------------------------------------------------------------------------------------------------
Shareholders' Equity At 1 July 1994                                    33,583      22,043      31,708      21,394

Net Profit After Tax                                                    2,264       3,073       1,236       1,847

Issue of Shares                                                            --      10,057          --    10,057
--------------------------------------------------------------------------------------------------------------------
                                                                                   35,847      35,173      32,944

1995 Dividends Paid in Cash And Payable at 30 June 1995                (1,301)     (1,590)     (1,301)     (1,590)
--------------------------------------------------------------------------------------------------------------------
Shareholders' Equity at 30 June 1995                               $   34,546  $   33,583  $   31,643  $   31,708
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------



THE NOTE ON PAGE 19 TO 28 FORM PART OF AND SHOULD BE READ IN CONJUNCTION
WITH THESE FINANCIAL STATEMENTS.
-------------------------------------------------------------------------------

                                               NOTES TO THE FINANCIAL STATEMENTS
                                                 FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

1. STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES

The general accounting policies, as recommended by the New Zealand Society of Accountants, for the measurement and reporting of results and financial position under the historical cost method have been followed in the preparation of the financial statements.

Accrual accounting has been applied. Reliance is placed on the fact that the company is a going concern.

These accounts have been prepared under the statutory base of the Companies Act 1955 and the Financial Reporting Act 1993.

PARTICULAR ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the parent and all its subsidiaries and have been prepared using the purchase method.

The significant subsidiary which is 100 per cent owned by the company is U-Bix Finance Limited. All inter company transactions have been eliminated.

Goodwill arising on consolidation is being amortised on a straight line basis over 10 years.

DEPRECIATION

Fixed assets have been depreciated on a straight line basis at rates which will write off cost less estimated residual values, over their estimated economic lives.

          Furniture, fittings and equipment                    3 - 5 years
          Leasehold improvements                                   5 years


ACCOUNTS RECEIVABLE

Accounts receivable are stated after due allowance for doubtful debts.

LEASE RECEIVABLE

Lease receivables represent the total amounts due from customers after due allowance for doubtful debts, unearned interest income and Goods and Services Tax not yet collected. Interest income on these receivables is recognised on an actuarial basis.

INVENTORY

Inventory is valued at the lower of cost and net realisable value with an appropriate provision for damage or obsolescence.

Cost has been identified using either the first in first out method or the weighted average cost method, and includes all those costs associated with bringing the items to their existing condition and location.

FOREIGN CURRENCY

Foreign currency transactions throughout the year have been converted to local currencies at the ruling rate of exchange at the date of payment. Foreign currency assets and liabilities at year end are converted at rates of exchange ruling at balance date. Realised and unrealised gains and losses are charged against profit in the year in which they arise.

NOTES TO THE FINANCIAL STATEMENTS CONTINUED
            FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

OFF BALANCE SHEET FINANCIAL ITEMS

The group has entered into off balance sheet forward exchange contracts and interest rate swap agreement for the purpose of reducing its exposure to fluctuations in foreign exchange rates and interest rates.

For forward exchange rates the differential between the spot rate and the forward exchange rate is recognised in the Statement of Earnings. For interest rate swaps the differential between the interest rate received and the interest paid is recognised in the Statement of Earnings.

BONDS

Bonds issued are recorded at the value received and interest payable is calculated on an accrual basis. Premiums or discounts arising on the issue of bonds are recognised on a straight line basis.

TAXATION

The company recognises both current and deferred tax. The provision for current income tax is the net amount of the estimated tax liability in respect of taxable income after all allowable deductions have been made. The comprehensive liability method is used for calculating timing differences.

STATEMENT OF CASH FLOWS

Investing activities comprise the acquisition and disposal of fixed assets and subsidiaries which can be used in the operations of the company.

Financing activities comprise the change in equity capital of the company and cost of servicing the equity capita. They also now include the cash flows from financing of the Company's lease receivables in accordance with the requirement of FRS10.

Operating activities comprise all other activities.

CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies during the year other than the presentation of borrowings in the statement of cash flows as noted above.

--------------------------------------------------------------------------------

2a. EARNINGS BEFORE TAXATION

                                                        CONSOLIDATED              PARENT
                                                   ----------------------  ------------------
                                                      1995        1994       1995       1994
                                                      $000        $000       $000       $000
                                                   ----------  ----------  ---------  -------
EARNINGS BEFORE TAXATION ARE ARRIVED AT
  AFTER CHARGING CREDITINGS:
Audit Fees                                               92          78         92         78
Depreciation                                          1,587       1,274      1,581      1,204
Directors' Fees                                          95        --           95       --
Lease And Rental Costs                                3,441       3,096      3,441      3,096
Interest Received                                   (12,515)    (11,451)    (5,519)    (5,337)

INTEREST PAID:
  Borrowings                                          5,957       4,399       --         --
  Other                                                 161         289        231        289
Goodwill Written Off                                    228         203        228        203
---------------------------------------------------------------------------------------------

2b. NON RECURRING ITEMS

An assessment has been made of the potential future losses on all existing contracts with customers. These losses encompass all expected exposure including potential losses on residual value, and contracts which may not run for full term.

NOTES TO THE FINANCIAL STATEMENTS CONTINUED
            FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

3. TAXATION

                                                         CONSOLIDATED             PARENT
                                                     --------------------  --------------------
                                                       1995       1994       1995       1994
                                                       $000       $000       $000       $000
                                                     ---------  ---------  ---------  ---------
Earnings Before Taxation Cash was provided from:         3,616      4,829      2,410      3,004
Plus Non Deductible Expenditure                            577        407        707        465
                                                     ---------  ---------  ---------  ---------
                                                         4,193      5,236      3,177      3,469
                                                     ---------  ---------  ---------  ---------
Taxation At Applicable Rates                             1,384      1,728      1,029      1,145
(Over)/Under Provision Prior Year                          (32)        28        145         12
                                                     ---------  ---------  ---------  ---------
                                                     $   1,352  $   1,756  $   1,174  $   1,157
                                                     ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------
THIS AMOUNT CONSISTS OF:
Current Taxation                                         1,893      1,328      1,715        729
Deferred Taxation                                         (541)       428       (541)       428
                                                     ---------  ---------  ---------  ---------
                                                     $   1,352  $   1,756  $   1,174  $   1,157
                                                     ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------
RECONCILIATION OF DEFERRED TRANSACTION BALANCE
Balance As At 1 July 1994                                5,093      4,665      5,093      4,665
Current Year Change                                       (541)       428       (541)       428
                                                     ---------  ---------  ---------  ---------
Balance as At 30 June 1995                           $   4,552  $   5,093  $   4,552  $   5,093
                                                     ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------
IMPUTATION TAXATION CREDIT ACCOUNT
Balance as At 1 July 1994                                6,652      5,537      5,554      5,190
Income Taxes Paid                                        2,343      2,311      1,890      1,560
Dividends Paid to Shareholders                          (1,207)    (1,196)    (1,207)    (1,196)
Impact Of Shareholding Change                           (7,788)    --         (6,237)    --
                                                     ---------  ---------  ---------  ---------
Balance As At 30 June 1995                              --      $   6,652     --      $   5,554
                                                     ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------

Since balance date there has been a change in shareholding which has resulting in the balance of the imputation taxation credit account being lost.

--------------------------------------------------------------------------------

4. DIVIDENDS

                                                        CONSOLIDATED AND
                                                            PARENT
                                                     --------------------
                                                        1995       1994
                                                        $000       $000
                                                     ---------  ---------
DIVIDENDS PAID OR PROVIDED DURING THE YEAR:
1995 Interim Dividend                                     986        971
1995 Final Dividend Proposed                              870      1,466
Under/(Over) Provision Of Dividend In Prior Years          (2)        (2)
1 For 1 Bonus Issue On 21 October 1993                    --         201
                                                     ---------  --------
                                                     $  1,854   $  2,636
                                                     ---------  --------
                                                     ---------  --------

A proposed final dividend of $870,000 has been announced which represents 3.5 cents per share giving a total dividend for the year of 7.5 cents per share.

The company has a scheme to issue fully paid ordinary shares to shareholders who elect to receive shares in lieu of cash dividends. The company will recognise the shares when they are issued.

5. INVENTORY

                                                      CONSOLIDATED             PARENT
                                                 --------------------  --------------------
                                                      1995       1994       1995       1994
                                                      $000       $000       $000       $000
                                                 ---------  ---------  ---------  ---------
INVENTORY COMPRISES THE FOLLOWING:
Finished Goods                                      17,629     13,926     17,566     13,906
Inventory in Transit                                   526        301        526        301
                                                 ---------  ---------  ---------  ---------
                                                 $  18,155  $  14,227  $  18,092  $  14,207
                                                 ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------

6. FIXED ASSETS

                                              CONSOLIDATED             PARENT
                                          --------------------  --------------------
                                            1995       1994       1995       1994
                                            $000       $000       $000       $000
                                          ---------  ---------  ---------  ---------
Furniture, Fittings and Equipment Cost        9,894      8,222      9,847      8,182
Less Accumulated Depreciation                 4,361      2,946      4,346      2,937
                                          ---------  ---------  ---------  ---------
                                              5,533      5,276      5,501      5,245
                                          ---------  ---------  ---------  ---------
Leasehold Improvements Cost                     861        708        861        708
Less Accumulated Depreciation                   641        584        641        584
                                          ---------  ---------  ---------  ---------
                                                220        124        220        124
                                          ---------  ---------  ---------  ---------
                                          $   5,753  $   5,400  $   5,721  $   5,369
                                          ---------  ---------  ---------  ---------
                                          ---------  ---------  ---------  ---------

NOTES TO THE FINANCIAL STATEMENTS CONTINUED
            FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

7. LEASE RECEIVABLES

                                                         CONSOLIDATED
                                                     ---------------------
                                                        1995       1994
                                                        $000       $000
                                                     ----------  ---------
Lease Receivables                                       100,672     90,415
Less Provision for Unearned Income                       18,587     18,127
                                                     ----------  ---------
                                                     $   82,085  $  72,288
                                                     ----------  ---------
                                                     ----------  ---------
THE LEASE RECEIVABLES ARE DUE TO MATURE AS FOLLOWS:
Within 1 Year                                            27,581     21,282
1 -- 2 Years                                             14,842     12,187
2 -- 5 Years                                             39,662     38,819
                                                     ----------  ---------
                                                     $   82,085  $  72,288
                                                     ----------  ---------
                                                     ----------  ---------

8. BORROWINGS

(A) OPERATIONS EXCLUDING FINANCING ACTIVITIES

    The Company has a bank overdraft facility securities by a first debenture floating charge over certain assets of the Parent Company.

(B) FINANCING ACTIVITIES

                                                          CONSOLIDATED
                                                      --------------------
                                                        1995       1994
                                                        $000       $000
                                                      ---------  ---------
Borrowings are secured by floating rate
  debenture stock issued by U-Bix
Finance Limited under its Trust Deed dated
  31 May 1991                                         $  66,650  $  66,000
                                                      ---------  ---------
                                                      ---------  ---------

The debenture stock is secured over the lease receivables.

Facilities have been provided by a number of financiers and have terms that vary between 1 - 3 years with annual rights of renewal. The average current interest rate is 10.3% (1994: 8%).

THE FACILITIES ARE DUE TO MATURE AS FOLLOWS:

                            CONSOLIDATED
                        --------------------
                          1995       1994
                          $000       $000
                        ---------  ---------
Within 1 Year            50,000     18,000
1 -- 2 Years             12,000     15,000
2 -- 3 Years              4,650     33,000
                      ---------  ---------
                      $  66,650  $  66,000
                      ---------  ---------
                      ---------  ---------

--------------------------------------------------------------------------------

9. SHARE CAPITAL

                                                                                                   CONSOLIDATED AND
                                                                                                        PARENT
                                                                                                 --------------------
                                                                                                   1995       1994
                                                                                                   $000       $000
                                                                                                 ---------  ---------
(A)  AUTHORISED CAPITAL

     500,000,000 ordinary shares of 2 cents each                                                 $  10,000        201
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
(B)  ISSUED

     As a 1 July 1994, 24,434,589 ordinary shares of 2 cents each                                      489        201

     In lieu of 1994 final dividend 221,260 ordinary shares of 2 cents each                              4          3

     1 for 1 bonus issued of 10,057,297 ordinary shares of 2 cents each on 15 October 1993           -            201

     1 for 5 cash issue of 4,022,768 ordinary shares of 2 cents each on 15 October 1993              -             81

     In lieu of 1995 interim dividend 202,910 ordinary shares of 2 cents each                            4          3
                                                                                                 ---------  ---------
     Issued and paid up capital as at 30 June 1995 24,858,759 ordinary shares of 2 cents each    $     497  $     489
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

(C)  SHARE OPTIONS

     The Annual General Meeting on 21 October 1994 approved a new Executive Share Option Plan. This plan proposed that up to 1,400,000 options be issued to Senior Executives of the Company with each option conferring the right of the holder to subscribe for one fully paid share in the Company in accordance with the provisions of the plan. As at 30 June 1995 820,000 options have been issued, (including 400,000 issued to Mr. K.R. Doddrell, The Managing Director). In accordance with the plan, none of these options were eligible to be exercised.

     The 420,000 Share options issued pursuant to the Employee Share Option Scheme approved at the 1992 Annual General Meeting lapsed on 30 June 1995, none of which were exercised.

10. SHARE PREMIUM RESERVE

                                                                                                   CONSOLIDATED AND
                                                                                                        PARENT
                                                                                                 --------------------
                                                                                                   1995       1994
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Balance As At 1 July 1994                                                                           15,644      4,829

MOVEMENTS RELATING TO SHARES ISSUED IN LIEU OF:

1 for 5 Cash Issue                                                                                   -          9,976

1994 Final Dividend                                                                                    313        468

1995 Interim Dividend                                                                                  232        371
                                                                                                 ---------  ---------
Balance As At 30 June 1995                                                                       $  16,189  $  15,644
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTES TO THE FINANCIAL STATEMENTS CONTINUED
            FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

11. COMMITMENTS

                                                                                                 CONSOLIDATED AND
                                                                                                      PARENT
                                                                                               --------------------
                                                                                                 1995       1994
                                                                                                 $000       $000
                                                                                               ---------  ---------
LEASE AND RENTAL COMMITMENTS UNDER OPERATING LEASES ARE:
Current                                                                                            2,424      2,164
1 - 2 Years                                                                                        1,347      1,325
2 - 3 Years                                                                                        1,308      1,274
3 - 4 Years                                                                                        1,112      1,246
4 - 5 Years                                                                                        1,095      1,063
5 and Over Years                                                                                   2,618      3,546
                                                                                               ---------  ---------
                                                                                               $   9,904  $  10,619
                                                                                               ---------  ---------
                                                                                               ---------  ---------

There are no capital expenditure commitments for the group as at 30 June 1995 (1994 - Nil).

12. CONTINGENT LIABILITIES

In 1994, the Company entered into an agreement with Ericsson Communications Limited for the sale of Cellular lease receivables. As a condition of the agreement, the Company had an obligation to make a specified number of connections to the Cellular Network for the year to 30 June 1995. Additionally the Company had an obligation to sell a minimum quantity of Ericsson Communications Limited products. The Company did not meet its obligations under these agreements and has provided in the Financial Statements for a sum which it expects will represent its maximum obligation to Ericsson Communications Limited. Accordingly, the Directors do not foresee any further contingent liability exists.

--------------------------------------------------------------------------------

13. FINANCIAL INSTRUMENTS

The group is party to a number of financial instruments in the ordinary course of business including bonds issued, lease and trade payables, lease and trade receivables, bank overdrafts, forward exchange contracts and interest rate swaps.

The purpose of these financial instruments is to meet financing requirements and reduce exposure to movements in exchange rates and interest rates.

CREDIT RISK

The group has entered into off balance sheet foreign exchange contracts and interest rate swaps with Trading Banks. The notional principal amounts under these arrangements are as follows:

                                                           1995       1994
                                                           $000       $000
                                                         ---------  ---------
Interest Rate Swaps                                       32,500      5,000
Foreign Exchange Contracts                                 2,111      4,123

The credit risk arising from the potential non performance of these contracts is limited to the differential between the contract rates and the market rates prevailing at the maturity of the contract. The company does not expect non-performance of the obligations due to the credit rating of the counterparts concerned.

The group has entered into lease arrangements with customers comprising principal and interest receivables. The group has a credit policy which is used to manage exposure to the associated credit risk. Under this policy management have assessed the collectibility of debtors and this is represented by a due allowance for doubtful debts.

The maximum exposure to credit risk on receivables due from customers is equal to the sum of principal and unearned interest outstanding less Goods and Services Tax not yet collected as follows:

Lease Receivables                             100,672     90,415
Accounts Receivable                            13,431     12,334
                                            ---------  ---------
                                              114,103    102,749
                                            ---------  ---------
                                            ---------  ---------

The proportion of receivables owed by the five largest parties represents 7% of the total receivables and are expected to be fully recoverable.

NOTES TO THE FINANCIAL STATEMENTS CONTINUED
            FOR THE YEAR ENDED 30 JUNE 1995
--------------------------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS

It is the opinion of the directors that the carrying value of financial instruments approximates the fair value for all on balance sheet financial instruments and interest rate swaps.

The estimated fair value of the company's off balance sheet financial instruments are as follows:

                                                                  1995             1995             1994             1994
                                                             CARRYING VALUE     FAIR VALUE     CARRYING VALUE     FAIR VALUE
                                                                  $000             $000             $000             $100
                                                            -----------------  -------------  -----------------  -------------
Off Balance Sheet
Foreign Currency Forward Exchange Contracts                        --                   40           --                  133
Interest Rate Swaps                                                --                   44           --                  150

14. PRINCIPAL ACTIVITIES

The group's principal activity is the sale, financing and servicing of business machines and other associated office products. These activities are primarily carried out in New Zealand.

UBIX BUSINESS MACHINES LIMITED

CONDENSED STATEMENT OF FINANCIAL POSITION

                                                                As At       As At
                                                               31/12/95    30/6/95
                                                              (Audited)   (Audited)
                                                                 $000        $000
ASSETS

CURRENT ASSETS
Cash at Bank                                                      1,082       1,131
Accounts Receivable                                               9,291      14,749
Lease Receivables                                                27,795      26,801
Inventory                                                        17,607      18,155
Prepayments and other receivables                                 1,141       1,803

NET CURRENT ASSETS
Fixed Assets                                                      6,003       5,753
Goodwill on Consolidation                                            --       1,774
Lease Receivables                                                51,933      52,963
                                                              ----------  ----------
                                                                 57,996      60,490
                                                              ----------  ----------
TOTAL ASSETS                                                    114,912     123,129
                                                              ----------  ----------
                                                              ----------  ----------

LIABILITIES

CURRENT LIABILITIES
Bank overdraft                                                    6,743       6,105
Accounts payable                                                  8,714      10,406
Current borrowing                                                70,300      50,000
Provisions for dividend                                              --         870
                                                              ----------  ----------
                                                                 87,757      67,381

NON CURRENT LIABILITIES
Deferred Tax                                                      1,742       4,552
                                                              ----------  ----------
Term borrowing                                                       --      16,650
                                                              ----------  ----------
                                                                  1,742      21,202
                                                              ----------  ----------
TOTAL LIABILITIES                                                87,499      88,583
                                                              ----------  ----------
                                                              ----------  ----------

EQUITY
Issued capital                                                      507         497
Share Premium Reserve                                            16,655      16,189
Retained Earnings                                                10,251      34,546
                                                              ----------  ----------
TOTAL EQUITY                                                     27,413      34,546
                                                              ----------  ----------
                                                                114,912     123,129
                                                              ----------  ----------
                                                              ----------  ----------

UBIX BUSINESS MACHINES LIMITED

CONDENSED STATEMENT OF FINANCIAL PERFORMANCE

                                                               6 months to    12 months to
                                                                31/12/95         30/6/95
                                                                (Audited)       (Audited)
                                                                  $000            $000
Revenues                                                            50,221         113,525
                                                              -------------   -------------
                                                              -------------   -------------
Net Profit/(Loss) before taxation and non recurring items
  (Note 6)                                                          (1,625)          4,524
Non-recurring items                                                 (8,585)           (908)
                                                              -------------   -------------
Net Profit/(Loss) before taxation                                  (10,210)          3,616
Provision for taxation                                               2,601          (1,352)
                                                              -------------   -------------
Net Profit/(Loss) after taxation                                    (7,609)          2,264
Retained Earnings brought forward                                   17,860          17,450
                                                              -------------   -------------
                                                                    10,251          19,714
Less Dividends                                                          --           1,854
                                                              -------------   -------------
Retained Earnings carried forward                                   10,251          17,860
                                                              -------------   -------------
                                                              -------------   -------------

UBIX BUSINESS MACHINES LIMITED

CONDENSED STATEMENT OF CASH FLOWS

                                                               6 months to    12 months to
                                                                31/12/95         30/6/95
                                                                (Audited)       (Audited)
                                                                  $000            $000
Cash Flows from Operating Activities                                (2,837)         (8,451)
Cash Flows used in Investing Activities                             (1,106)         (1,940)
Cash Flows from Financing Activities                                 3,256          (1,247)
                                                              -------------   -------------
Net Increase/(Decrease) in Cash Held                                  (687)        (11,638)
                                                              -------------   -------------
                                                              -------------   -------------

                                  [LETTERHEAD]

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of American Loose Leaf/Business Products, Inc.:


We have audited the accompanying consolidated balance sheet of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995 and the related consolidated statement of income and retained earnings, and consolidated cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

June 26, 1996                    /s/ Swink, Fiehler & Hoffman

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (SEE NOTE 12)

                                                                            JUNE 30,
                                                            SEPTEMBER 30,     1996
ASSETS                                               NOTES      1995       (UNAUDITED)
------                                               -----  -------------  -----------
CURRENT ASSETS:
  Cash and cash equivalents                            1     $   302,722   $   295,563
  Accounts receivable:
    Trade (net of allowance for doubtful
      accounts of $35,000)                            1,5      6,885,862     6,496,699
    Other                                                        156,419
    Income taxes                                      1,7          7,850
  Inventory                                           1,2      3,380,925     3,639,703
  Deferred income tax asset                           1,7        142,000       142,000
  Prepaid expenses                                                72,434       719,686
                                                             -----------   -----------

  Total current assets                                        10,948,212    11,293,651

PROPERTY AND EQUIPMENT-NET                           1,3,6     4,246,293     4,158,981
OTHER ASSETS                                          1,4        570,624       810,781
                                                             -----------   -----------
TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit                                  5     $ 1,300,000   $
  Current maturities of long-term debt                 6         357,195     1,103,903
  Accounts payable                                             3,263,750     4,096,751
  Accrued liabilities                                            944,495       831,989
  Income taxes payable                                1,7         26,701
                                                             -----------   -----------

  Total current liabilities                                    5,892,141     6,032,643

DEFERRED INCOME TAX LIABILITY                          1         746,000       711,500
LONG-TERM DEBT                                        6,10       986,275       672,500
                                                             -----------   -----------

  Total liabilities                                            7,624,416     7,416,643
                                                             -----------   -----------

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 3,000 shares
    authorized, 1,719 shares issued and outstanding              171,900       171,900
  Paid in capital                                                     40            40
  Retained earnings                                    1       7,968,773     8,674,830
                                                             -----------   -----------

  Total stockholders' equity                                   8,140,713     8,846,770
                                                             -----------   -----------

TOTAL                                                        $15,765,129   $16,263,413
                                                             -----------   -----------
                                                             -----------   -----------


             See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
               CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                    (SEE NOTE 12)

                                                                               NINE MONTHS        NINE MONTHS
                                                             YEAR ENDED           ENDED              ENDED
                                                            SEPTEMBER 30,     JUNE 30, 1995      JUNE 30, 1996
                                                     NOTES      1995           (UNAUDITED)        (UNAUDITED)
                                                     -----  -------------     --------------     --------------
NET SALES                                              1     $49,194,648        $35,544,683        $42,549,403

COST OF SALES                                                 36,421,239         26,339,993         32,098,233
                                                             -----------        -----------        -----------

GROSS PROFIT                                                  12,773,409          9,204,690         10,451,170
                                                             -----------        -----------        -----------

EXPENSES:
  Warehousing and purchasing                                   1,483,459          1,113,643          1,341,097
  Delivery                                                     1,150,921            836,470            998,192
  Selling and customer service                                 5,242,656          3,807,932          3,685,483
  Occupancy                                                      488,301            355,893            442,844
  Office and data processing                                   1,254,259            918,448          1,678,832
  Administrative                                                 812,308            587,204          1,073,351
                                                             -----------        -----------        -----------

  Total                                                       10,431,904          7,619,590          9,219,799
                                                             -----------        -----------        -----------

OPERATING INCOME                                               2,341,505          1,585,100          1,231,371
                                                             -----------        -----------        -----------

OTHER INCOME (EXPENSE):
  Interest income                                                 12,453              9,607              4,300
  Interest expense                                    5,6       (192,242)          (136,590)          (174,544)
  Miscellaneous - net                                             66,925             51,605            108,770
                                                             -----------        -----------        -----------

  Total                                                         (112,864)           (75,378)           (61,474)
                                                             -----------         -----------       -----------

NET INCOME BEFORE INCOME TAXES                                 2,228,641          1,509,722          1,169,897

PROVISION FOR INCOME TAXES                            1,7        881,000            586,000            463,840
                                                             -----------        -----------        -----------

NET INCOME                                                     1,347,641            923,722            706,057

RETAINED EARNINGS,
  BEGINNING OF PERIOD                                  1       6,621,132          6,621,132          7,968,773
                                                             -----------        -----------        -----------

RETAINED EARNINGS,
  END OF PERIOD                                              $ 7,968,773        $ 7,544,854        $ 8,674,830
                                                             -----------        -----------        -----------
                                                             -----------        -----------        -----------


             See accompanying notes to consolidated financial statements.

                  AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (SEE NOTE 12)



                                                                     NINE MONTHS        NINE MONTHS
                                                 YEAR ENDED              ENDED              ENDED
                                                SEPTEMBER 30,        JUNE 30, 1995      JUNE 30, 1996
                                                    1995              (UNAUDITED)        (UNAUDITED)
                                                -------------        --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $ 1,347,641           $   923,722         $ 706,057
                                                 -----------           -----------         ---------
    Adjustments to reconcile net income to
      net cash provided by operations:
        Depreciation and amortization                363,230               243,109           273,200
             Gain on sale of assets                   (1,055)                                (11,309)
        Deferred income tax provision                 33,000                                    --
        Decrease (increase) in current assets:
          Accounts receivable                       (574,082)               45,580           389,163
          Inventory                                 (430,083)           (1,092,366)         (258,778)
          Prepaid expenses                            21,379               (92,900)         (452,048)
        Increase (decrease) in current liabilities:
          Accounts payable and accrued liabilities   940,865               163,479           693,794
          Income taxes payable                       (19,207)                --                --
                                                 -----------           -----------         ---------
    Total adjustments                                334,047             (733,098)           634,022
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES          1,681,688               190,624         1,340,079
                                                 -----------           -----------         ---------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
    Business acquisitions                         (2,231,547)           (1,367,557)         (275,000)
    Proceeds from sale of assets                       1,055                                 100,438
    Property additions                              (295,827)             (204,477)         (305,609)
    (Increase) decreaes in other assets                5,568
                                                 -----------           -----------         ---------

NET CASH USED BY INVESTING ACTIVITIES             (2,520,751)           (1,572,034)         (480,171)
                                                 -----------           -----------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Bank line of credit borrowings - net           1,100,000             1,316,643          (553,292)
    Payments of long-term debt                      (210,000)             (157,500)         (313,775)
                                                 -----------           -----------         ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES            890,000             1,159,143          (867,067)
                   (USED)                        -----------           -----------         ---------


NET INCREASE IN CASH                                  50,937              (222,267)           (7,159)
            (DECREASE)

CASH, BEGINNING OF PERIOD                            251,785               251,785           302,722
                                                 -----------           -----------         ---------

CASH, END OF PERIOD                              $   302,722           $    29,518         $ 295,563
                                                 -----------           -----------         ---------
                                                 -----------           -----------         ---------


         See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:


                                                                    NINE MONTHS          NINE MONTHS
                                                 YEAR ENDED            ENDED                ENDED
                                                SEPTEMBER 30,      JUNE 30, 1995         JUNE 30, 1996
                                                    1995            (UNAUDITED)           (UNAUDITED)
                                                -------------      --------------       --------------

     Interest                                    $   187,149         $   123,562           $ 191,734
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------


     Income taxes                                $   875,057         $   555,529           $ 791,791
                                                 -----------         -----------           ---------
                                                 -----------         -----------           ---------

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:

    The Company obtained seller financing for business acquisitions in 1995 and 1996 in the approximate amounts of $300,000 and $100,000, respectively.



         See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    American Loose Leaf/Business Products, Inc. (the "Company") is a manufacturer of loose leaf binders, data binders and presentation folders, and a distributor of office supply products and furniture primarily for business use. The Company sells its products to customers on credit throughout the United States with a majority of its customers located in Missouri and Illinois.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CHANGE IN BASIS OF ACCOUNTING

    Prior to 1995, the Company prepared its financial statements using the income tax basis of accounting which is a comprehensive basis of accounting other than generally accepted accounting principles. Beginning in 1995, the Company adopted generally accepted accounting principles for financial reporting purposes. The Company has recorded certain assets and liabilities required by generally accepted accounting principles and has increased retained earnings as of October 1, 1994 by $606,589 for the cumulative effect of the basis of accounting change.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the Company's wholly owned subsidiary, Forty-Fifteen Papin Redevelopment Corporation. Significant intercompany transactions have been eliminated.

    CASH EQUIVALENTS

    For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY

    Inventory is stated at the lower of LIFO (last-in, first-out) cost or market. The effect of the LIFO method was to decrease net income in 1995 by approximately $162,000.

    PROPERTY

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on the estimated useful lives of the assets ranging from five to forty years.

    GOODWILL

    Goodwill and other intangibles acquired in purchase transactions are being amortized over 15 years using the straight-line method.

    FINANCING FEES

    Costs incurred in connection with the obtaining of long-term debt have been capitalized and are being amortized on a straight-line basis over the life of the related debt agreement and are included in other assets for financial reporting purposes.

    INCOME TAXES

    Deferred income taxes are determined on the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited financial statements for the nine months ended June 30, 1996 and 1995 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the nine months ended June 30, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ending September 30, 1996 and 1995.

2.  INVENTORY

    Inventory consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Raw materials and work-in-progress         $  658,942
         Finished goods                              3,253,364
                                                    ----------
           Total                                     3,912,306
         Less LIFO reserve                             531,381
                                                    ----------

         Inventory - net                            $3,380,925
                                                    ----------
                                                    ----------

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Land                                       $  130,207
         Buildings                                   3,242,981
         Machinery and equipment                     1,576,744
         Furniture and fixtures                        254,063
         Computer equipment                            303,250
         Autos and trucks                              284,268
                                                    ----------
           Total                                     5,791,513
         Less accumulated depreciation               1,545,220
                                                    ----------

         Property - net                             $4,246,293
                                                    ----------
                                                    ----------

4.  OTHER ASSETS

    Other assets consist of the following at September 30, 1995:

                                                          1995
                                                          ----

         Goodwill and noncompetition agreements - net   $  201,219
         Cash surrender value of life insurance            141,971
         Financing costs - net                              23,534
         Buying co-op preferred stock                       78,900
         Deposits                                          125,000
                                                        ----------

         Total                                          $  570,624
                                                        ----------
                                                        ----------


5.  BANK LINE OF CREDIT

    The Company has a $3,000,000 operating line of credit with a lending bank that is due December 31, 1995, with interest at the bank's daily federal funds rate plus 190 basis points (8.65% at September 30, 1995). On January 1, 1996, the operating line of credit was renewed for one year and increased to $3,500,000.

    Trade accounts receivable are collateral under the credit agreement. The credit agreement requires the company to comply with certain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, minimal working capital and a minimum net worth.

6.  LONG-TERM DEBT

    Long-term debt consists of industrial revenue bonds that were issued in December 1985 in the amount of $3,050,000, and refinanced in 1989 and 1994. The bonds are payable in monthly installments of $17,500 plus interest at 7.4%. Maturities of the bonds are as follows: 1996, $210,000; 1997, $210,000; 1998, $210,000; 1999, $212,000; 2000, $198,000.

    The bonds are collateralized by a first deed of trust on various real estate of the Company, and the guarantee of the Company. Additionally, the loan agreements contain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, additional indebtedness, limitations on capital expenditures and maintenance of a minimum net worth.

    The Company also obtained seller financing in the acquisition of the assets of a business in 1995 in the amount of $303,471. The note is payable $13,450 monthly including interest at 6% through September 1997.

7.  PROVISION FOR INCOME TAXES

    The provision for income taxes consists of the following for the year ended September 30, 1995:

                                                    1995
                                                    ----

              Current                             $848,000
              Deferred:
                   Current                         (44,000)
                   Noncurrent                       77,000
                                                  --------

            Total                                 $881,000
                                                  --------
                                                  --------

    A reconciliation between the federal income tax rate of 34% and the Company's effective tax rate is as follows:

                                                         1995
                                                         ----
                                                 AMOUNT           %
                                                 ------          ---

         Expected income tax                    $757,740         34.0
         State and city income taxes, net
           of federal income tax effect           71,320          3.2
         Non-deductible expenses and other-net    51,940          2.3
                                                --------         -----

         Provision for income taxes             $881,000         39.5
                                                --------         -----
                                                --------         -----


8.  LEASE COMMITMENTS

    The Company is obligated for minimum lease payments under noncancelable operating-type leases for sales offices and delivery vehicles. Rental expense for the year ended September 30, 1995 on the above lease commitments was approximately $151,000. Minimum lease payments for the remainder of the initial lease terms are approximately as follows: 1996, $153,000; 1997, $121,000; 1998, $50,000, 1999, $27,000; 2000, $12,000.

9.  EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution profit sharing plan 401(K) covering substantially all employees in which the Company matches a certain percent contributed by the employee. Total expense relating to the plan for the year ended September 30, 1995 was approximately $71,000.

    The Company offers health care benefits for employees and their families under a program of partial self-insurance. The Company pays covered claims up to $60,000 per individual per year. Stop loss coverage has been obtained for any claims in excess of $60,000 per individual and 125% of the expected aggregate covered claims. A provision of $70,000 has been estimated and accrued for claims incurred but not paid as of September 30, 1995. Net health care cost for the year ended September 30, 1995 was approximately $222,000.

10. BUSINESS ACQUISITIONS

    The Company acquired certain assets of two separate businesses in 1995 that were accounted for as purchase transactions in the aggregate amount of
    approximately $2,535,000.   Seller financing of approximately $300,000 was
    obtained in 1995 for one transaction and has been included in notes payable at September 30, 1995.

11. COMMITMENTS

    The Company is obligated to purchase 597 shares of its common stock from a minority shareholder, upon the shareholder's death, for a predetermined price of $558,800 pursuant to a shareholder agreement dated June 10, 1988.

12. SUBSEQUENT EVENTS

    On January 15, 1996, the Company acquired certain assets of an office products distributor that was accounted for as a purchase transaction in the amount of approximately $523,000.

    On May 31, 1996, the Company signed a letter of intent with respect to a proposed merger of the Company into a wholly-owned subsidiary of U.S. Office Products, Inc., ("USOP"). The merger is subject to the approval of the Board of Directors of both the Company and USOP, the approval of the shareholders of the Company and certain other considerations, including receipt of the opinion of counsel that the merger will qualify as a tax-free reorganization. Management believes the merger will be consummated on or before July 31, 1996.

                         INDEPENDENT AUDITORS' REPORT



To the Stockholder and Board of Directors
Pear Commercial Interiors, Inc. and Subsidiary
Boulder, Colorado

We have audited the accompanying consolidated balance sheet of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       Ehrhardt Keefe Steiner & Hottman PC


July 3, 1996
Denver, Colorado

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,           JUNE 30,
                                                                            1995                  1996
                                                                         ------------         -----------
                                                                                               (Unaudited)
                                    ASSETS
Current assets
   Cash                                                                  $    221,724         $   (83,970)
   Trade accounts receivable (Note 4)                                       1,079,383           1,264,901
   Employee receivable                                                         19,036              33,846
   Inventories (Note 4)                                                       326,158             357,123
   Deposits                                                                    45,248               6,244
   Prepaid expenses                                                            15,891              19,480
                                                                         ------------         -----------
            Total current assets                                            1,707,440           1,597,624
                                                                         ------------         -----------

Property and equipment (Note 3)
   Leasehold improvements                                                     147,346             147,930
   Furniture, fixtures and equipment                                          380,810             392,760
                                                                         ------------         -----------
                                                                              528,156             540,690
   Less accumulated depreciation                                             (251,081)           (282,962)
                                                                         ------------         -----------
      Net property and equipment                                              277,075             257,728
                                                                         ------------         -----------

Other assets
   Security deposits                                                            8,501               9,636
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,864,988
                                                                         ============         ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Accounts payable                                                      $    458,336         $   305,555
   Accrued sales and property taxes                                            38,208
   Accrued payroll, taxes and employee benefits                                64,900              98,559
   Accrued commissions                                                         80,831
   Line-of-credit (Note 4)                                                    450,000             600,000
   Current portion of long-term debt (Note 2)                                  10,895
   Current portion of capital lease obligation (Note 3)                        22,361
   Other current liabilities                                                     --               138,156
                                                                         ------------         -----------
            Total current liabilities                                       1,125,531           1,142,270
                                                                         ------------         -----------

Long-term portion of capital lease obligation (Note 3)                         47,091              36,405

Commitments (Notes 5 and 7)

Stockholder's equity
   Preferred stock 50,000,000 shares authorized and none outstanding                -                   -
   Common stock, $.001 par value, 150,000,000 shares authorized,
      100,000 shares issued and outstanding                                       100                 100
   Additional paid in capital                                                  19,562              19,562
   Retained earnings                                                          800,732             666,651
                                                                         ------------         -----------
            Total stockholder's equity                                        820,394             686,313
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,864,988
                                                                         ============         ===========

                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               SIX MONTHS ENDED
                                                                          YEAR ENDED                JUNE 30,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Net sales                                                                $ 13,180,695     $  6,259,802     $  6,075,318

Cost of goods sold                                                         10,533,958        4,981,515        4,995,862
                                                                         ------------     ------------     ------------

         Gross profit                                                       2,646,737        1,278,287        1,079,456
                                                                         ------------     ------------     ------------

Operating expenses
   Selling                                                                    698,595          355,268          399,226
   General and administrative                                               1,700,138          631,349          837,474
                                                                         ------------     ------------     ------------
         Total operating expenses                                           2,398,733          986,617        1,236,700
                                                                         ------------     ------------     ------------

Income (loss) before other income (expense)                                   248,004          291,670         (157,244)
                                                                         ------------     ------------     ------------

Other income (expense)
   Interest expense                                                           (42,451)          (8,524)         (24,179)
   Other income                                                               150,755                -           52,716
                                                                         ------------     ------------     ------------
         Total other - net                                                    108,304           (8,524)          28,537
                                                                         ------------     ------------     ------------

Net income (loss)                                                        $    356,308     $    283,146    $    (128,707)
                                                                         ============     ============     ============


                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                   FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                       SIX MONTHS ENDED JUNE 30, 1996

                                                                                                              TOTAL
                                                                 COMMON       PAID IN       RETAINED      STOCKHOLDER'S
                                                                 STOCK        CAPITAL       EARNINGS         EQUITY
                                                                --------     ---------     ----------     -------------
Balance at December 31, 1994                                       100       $  19,562     $  681,709       $  701,371

Net income                                                                           -        356,308          356,308

Distribution to stockholder                                                          -       (237,285)        (237,285)
                                                                --------     ---------     ----------     -------------

Balance at December 31, 1995                                       100          19,562        800,732          820,394

Net (loss) (unaudited)                                               -               -       (128,707)        (128,707)

Distribution to stockholder                                                                    (5,374)          (5,374)
                                                                --------     ---------     ----------     -------------

Balance at June 30, 1996
   (unaudited)                                                     100       $  19,562     $  666,651       $  686,313
                                                                ========     =========     ==========     =============


                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 SIX MONTHS ENDED
                                                                          YEAR ENDED                 JUNE 30,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Cash flows from operating activities
   Net income (loss)                                                     $    356,308     $    283,148    $   (128,707)
                                                                         ------------     ------------     ------------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
       Depreciation                                                            67,548           16,251           36,555
       Loss on sale of assets                                                   1,617                -                -
       Changes in assets and liabilities
          Receivables                                                       1,042,984          737,955         (200,328)
          Inventories                                                        (146,759)        (170,987)         (30,965)
          Prepaid expenses                                                      7,395              547           (3,589)
          Other assets                                                         41,740           (1,760)          37,869
          Accounts payable                                                   (989,507)      (1,071,153)        (152,781)
          Accrued expenses                                                   (159,391)        (124,371)          52,776
                                                                         ------------     ------------     ------------
                                                                             (134,373)        (613,518)        (260,463)
                                                                         ------------     ------------     ------------
             Net cash provided by (used in) operating
               activities                                                     221,935         (330,372)        (389,170)
                                                                         ------------     ------------     ------------

Cash flows from investing activities
   Purchase of furniture and equipment                                        (43,118)         (69,363)         (17,208)
                                                                         ------------     ------------     ------------
             Net cash used in investing activities                            (43,118)         (69,363)         (17,208)
                                                                         ------------     ------------     ------------

Cash flows from financing activities
   Net advances on line-of-credit                                             330,000          440,000          150,000
   Payments (proceeds) on long-term debt and lease obligations                (52,538)          40,144          (43,942)
   Distribution to stockholder                                               (237,285)         (79,624)          (5,374)
                                                                         ------------     ------------     ------------
             Net cash provided by financing activities                         40,177          400,520          100,684
                                                                         ------------     ------------     ------------

Net increase (decrease) in cash and cash equivalents                          218,994              785         (305,694)

Cash and cash equivalents at beginning of period                                2,730            2,730          221,724
                                                                         ------------     ------------     ------------

Cash and cash equivalents at end of period                               $    221,724     $      3,515     $    (83,970)
                                                                         ============     ============     ============

Supplemental disclosure of cash flow information:
       The Company paid $42,451 (December 31, 1995), for interest.

Supplemental disclosure of noncash financing and investing activities:
       During 1995, the Company acquired assets for $63,986 under capital lease obligations.


                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company is an office furniture dealer and manufacturer, incorporated on January 1, 1988.

PRINCIPLES OF CONSOLIDATION AND COMBINATION

The consolidated financial statements include the accounts of Pear Commercial Interiors, Inc. (PCI) and its 79% owned subsidiary Pear Custom Furniture, Inc. (PCF) (collectively the "Company"). PCF was incorporated in November, 1995. All material intercompany accounts and transactions have been eliminated. The 21% minority interest related to PCF is not significant and is included in the consolidated financial statements.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories consist primarily of used furniture and are stated at the lower of cost or market on a specific identification method.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation of property and equipment is calculated using various methods. Leasehold improvements are depreciated over the life of the associated lease using the straight-line method. All property and equipment is depreciated over their estimated useful lives which range from 5 to 10 years.

REVENUE RECOGNITION

The Company recognizes revenue as the product is shipped and installed.

CONCENTRATION OF CREDIT RISK

During the normal course of business, the Company grants credit to businesses located in the Colorado front range area.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

At year end and throughout the year, the Company had cash on deposit at a financial institution in excess of FDIC insurable limits.

The Company currently purchases approximately 60% of the products it sells from one supplier. Although there are other manufacturers of similar type products, a change in suppliers could result in a loss of sales which would affect operating results.

In 1995, the Company has one customer which represents 11% of total sales. Management believes the loss of this customer will not significantly effect operating results.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under these provisions, the Company does not pay Federal or state corporate income taxes on its taxable income. All revenue and expenses of the Company flow through to the stockholder.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited consolidated financial statements for the six months ended June 30, 1995 and 1996 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                     DECEMBER 31,
                                                        1995
                                                     ------------

Note payable to a bank - paid in full during 1996.    $   10,895
Less current portion                                     (10,895)
                                                     ------------

Total long-term debt, net of current portion          $        -
                                                     ============


NOTE 3 - CAPITAL LEASE OBLIGATIONS

The Company owns various equipment under capital lease obligations.

Capital lease obligation consists of the following:

                                                     DECEMBER 31,
                                                        1995
                                                     ------------

Various leases payable with monthly installments
  from $144 to $794 including interest at rates
  from 8.9% to 21.25%, collateralized by equipment,
  maturing February 1997 through April 2000.           $  69,452

    Less current portion                                 (22,361)
                                                     ------------

Long-term lease obligation - net of current portion    $  47,091
                                                     ============

Minimum lease payments as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 31,238
             1997                                               25,248
             1998                                               13,329
             1999                                               12,096
             2000                                                6,829
                                                              --------
                                                                88,740
             Less interest                                     (19,288)
                                                              --------
                                                                69,452
             Less current portion                              (22,361)
                                                              --------
             Long-term capital lease obligation               $ 47,091
                                                              ========

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - CAPITAL LEASE OBLIGATIONS (CONTINUED)

Net book value of leased assets at December 31, 1995 was $73,851.


NOTE 4 - LINE-OF-CREDIT

The Company has a $800,000 line-of-credit with a bank. The line-of-credit is due April 30, 1997. Interest is at 1% over the bank's prime rate (8.5% at December 31, 1995). The line-of-credit is collateralized by inventory and accounts receivable of the Company and a $250,000 life insurance policy on the life of the sole stockholder. The note is also individually guaranteed by the stockholder. The balance on this line-of-credit was $450,000 at December 31, 1995.

NOTE 5 - LEASES

The Company leases office and warehouse space in two locations under long-term leases. The first lease requires monthly payments of $6,325 adjusted for cost of living increases. The lease expires October 2000. The second lease requires monthly payments of $2,402 per month until June 30, 1996, and $2,507 per month thereafter. The lease expires on December 31, 1997.

During the year ended December 31, 1995, rent expense for both leases was $105,108, which includes reimbursements to the landlord for taxes, insurance and common area maintenance. One of the leases is guaranteed by the stockholder.

Obligations over the remaining terms of both leases as of December 31, 1995 are:

     YEAR ENDING DECEMBER 31,                                 AMOUNT
     ------------------------                               ----------

             1996                                           $  105,360
             1997                                              105,990
             1998                                               75,900
             1999                                               75,900
             2000                                               63,250
                                                            ----------
                                                            $  426,400
                                                            ==========

The Company entered into a sublease for a portion of the building space on one of the leases. The sublease expires in October 1998. Rent of $1,000 a month is received from the subleasee.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - LEASES (CONTINUED)

Minimum rent due under the terms of the sublease as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 12,000
             1997                                               12,000
             1998                                               10,000
                                                              --------
                                                              $ 34,000
                                                              ========


NOTE 6 - 401(K) PLAN

The Company has a 401(k) retirement plan for its employees. Any plan contributions by the Company are discretionary. No contributions were made by the Company.


NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED)

In June 1996, the Company entered into an agreement to merge with U.S. Office Products Company. The merger will be accounted for as a pooling of interests. All the outstanding shares of common stock of the Company will be exchanged for approximately 74,000 shares of U.S. Office Products Company common stock.

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
New Office Plus, Inc.
Green Bay, Wisconsin


    We have audited the accompanying balance sheet of New Office Plus, Inc. as of December 31, 1995, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Office Plus, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       SHINNERS, HUCOVSKI AND COMPANY, S.C.




July 3, 1996

                                NEW OFFICE PLUS, INC.

                                    BALANCE SHEETS
                         December 31, 1995 and March 31, 1996

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
               ASSETS                                                                         1995             1996
                                                                                          ------------     -----------
CURRENT ASSETS
    Cash                                                                                  $     64,889     $    65,280
    Receivables:
        Trade, less allowance for
            uncollectible accounts of
            $5,000                                                                           1,305,076       1,445,409
        Rebates                                                                                147,800         138,661
    Inventories (note 2)                                                                       905,985         946,720
    Prepaid expenses                                                                                -           11,397
    Notes receivable - stockholders                                                             18,200          18,200
                                                                                          ------------     -----------
            Total current assets                                                             2,441,950       2,625,667


OTHER ASSETS
    Cash value of life insurance                                                                60,259          60,259
    Investment (note 3)                                                                         17,200          17,200
                                                                                          ------------     -----------
                                                                                                77,459          77,459


PROPERTY AND EQUIPMENT
    Office furniture and equipment                                                             334,496         334,496
    Vehicles                                                                                   442,407         442,407
    Leased machines                                                                             89,974          89,974
    Computer equipment                                                                         268,852         269,014
    Leasehold improvements                                                                      93,428          93,428
                                                                                          ------------     -----------
                                                                                             1,229,157       1,229,319
    Less accumulated depreciation                                                              813,639         848,040
                                                                                          ------------     -----------
                                                                                               415,518         381,279
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========


See Notes to Financial Statements.

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
    LIABILITIES AND STOCKHOLDERS' EQUITY                                                      1995             1996
                                                                                          ------------     -----------
CURRENT LIABILITIES
    Note payable - line of credit (note 4)                                                $     52,000     $   312,000
    Current maturities of long-term debt
        (note 5)                                                                                83,000          50,000
    Accounts payable                                                                           514,265         547,182
    Accrued expenses:
        Sales tax                                                                               44,509          44,401
        Real estate taxes                                                                       31,935           9,006
        Payroll and payroll taxes                                                              111,784          80,826
        Interest                                                                                 1,317           1,317
        Vacation                                                                                55,000          55,000
    Deferred revenue on service contracts                                                      250,000         250,000
                                                                                          ------------     -----------
             Total current liabilities                                                       1,143,810       1,349,732


LONG-TERM DEBT, less current maturities
    (note 5)                                                                                   180,314         209,307


COMMITMENT


STOCKHOLDERS' EQUITY
    Common stock, par value $100 per share;
        authorized 750 shares; issued and
        outstanding 500 shares                                                                  50,000          50,000
    Retained earnings                                                                        1,560,803       1,475,366
                                                                                          ------------     -----------
                                                                                             1,610,803       1,525,366
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========

                                NEW OFFICE PLUS, INC.

                                 STATEMENTS OF INCOME
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995




                                                                       (unaudited)
                                                                    THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                 DECEMBER 31,       ------------------
                                                     1995           1996         1995
                                                 ------------       ----         ----

Sales                                            $13,187,410     $3,595,727   $3,282,187

Cost of sales                                      8,738,412      2,389,586    2,159,703
                                                 -----------     ----------   ----------

     Gross profit                                  4,448,998      1,206,141    1,122,484

Operating expenses                                 4,051,438      1,081,560      997,472
                                                 -----------     ----------   ----------

     Operating income                                397,560        124,581      125,012

Other income (expense):

   Miscellaneous income                               15,264             64        1,192
   Interest income                                     7,754          1,420        2,882
   Interest expense                                  (56,704)        (8,257)     (15,057)
                                                 -----------     ----------   ----------
                                                     (33,686)        (6,773)     (10,983)
                                                 -----------     ----------   ----------

     Net income                                  $   363,874     $  117,808   $  114,029
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------

     Pro forma net income
      (note 10)                                  $   222,874     $   71,800   $   70,000
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                           STATEMENTS OF RETAINED EARNINGS
                           Year Ended December 31, 1995 and
                          Three Months Ended March 31, 1996


                                                        RETAINED
                                                        EARNINGS
                                                        --------

Balance, January 1, 1995                               $1,291,649

Net income                                                363,874

Distributions to stockholders                             (94,720)
                                                        ----------

Balance, December 31, 1995                               1,560,803

Net income (unaudited)                                     117,808

Distributions to stockholders
  (unaudited)                                             (203,245)
                                                        ----------

Balance, March 31, 1996
  (unaudited)                                           $1,475,366
                                                        ----------
                                                        ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                               STATEMENTS OF CASH FLOWS
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995



                                                                      (unaudited)
                                                                  THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                DECEMBER 31,      ------------------
                                                    1995          1996          1995
                                                ------------      ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                      $ 363,874      $ 117,808    $ 114,029
 Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
   Depreciation                                    183,524         34,401       47,360
   Gain on sale of equipment                        (2,828)            --           --
   Changes in operating assets and
     liabilities:
     Trade receivables                            (135,142)      (140,333)    (141,938)
     Rebates receivable                            (23,500)         9,139            --
     Inventories                                   (62,391)       (40,735)    (205,598)
     Prepaid expenses                                   --        (11,397)     (16,812)
     Accounts payable                              211,104         32,917       93,473
     Accrued expenses                               16,062        (53,995)     (63,948)
     Deferred revenue on service
       contracts                                    15,000             --           --
                                                 ---------       --------      --------

         Net cash provided by (used in)
           operating activities                    565,703        (52,195)    (173,434)
                                                 ---------       --------      --------


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                           (115,785)          (162)     (52,509)
  Purchase of investment                           (17,200)            --           --
  Increase in cash value of life
    insurance                                       (3,334)            --           --
  Proceeds from sale of equipment                    3,835             --           --
                                                 ---------       --------      --------
           Net cash used in investing
             activities                           (132,484)          (162)     (52,509)
                                                 ---------       --------      --------
                                                 ---------       --------      --------


See Notes to Financial Statements.


                                                                    (unaudited)
                                                                THREE MONTHS ENDED
                                                YEAR ENDED            MARCH 31,
                                               DECEMBER 31,     ------------------
                                                   1995         1996          1995
                                               ------------     ----          ----

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on line
    of credit                                   (248,000)     260,000       300,000
  Principal payments on long-term
    borrowings                                   (89,503)      (4,007)      (12,119)
  Distributions to stockholders                  (94,720)    (203,245)      (34,824)
                                                --------     --------      --------
         Net cash provided by (used in)
           financing activities                 (432,223)      52,748       253,057
                                                --------     --------      --------

         Increase in cash                            996          391        27,114


Cash:
  Beginning                                       63,893       64,889        61,483
                                                --------     --------      --------

  Ending                                        $ 64,889     $ 65,280      $ 88,597
                                                --------     --------      --------
                                                --------     --------      --------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
   Cash payments for interest                   $ 56,516     $  8,257       $ 15,057
                                                --------     --------       --------
                                                --------     --------       --------


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 ACTIVITY
   Purchase of equipment through
     long-term debt                             $ 33,981     $     --       $    --
                                                --------     --------      --------
                                                --------     --------      --------


                                NEW OFFICE PLUS, INC.

                            NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies

         Nature of business:

           The Company's operations are in the retail sales of office supplies, furniture and equipment and in the service and maintenance of office equipment. The Company extends credit to its customers located in northeastern Wisconsin.

         Use of estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         A summary of the Company's significant accounting policies follows:

           Revenue recognition:

             Revenue from sales of office supplies are recognized upon shipment to customers. Revenues from sales of office furniture are recognized upon delivery to customers. Revenues from service contracts are recognized over the contract period.

           Inventories:

             Inventories are stated at the lower of cost (last-in, first-out method), or market and represent products held for sale.

           Property and equipment:

             Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                                                    YEARS
                                                                   -------

             Office furniture and equipment                          5-8
             Vehicles                                                4-6
             Leased machines                                         3-8
             Computer equipment                                      5-8
             Leasehold improvements                                  7-20

                      NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies
         (continued)

           Income taxes:

             The Company has elected to be taxed as an S corporation. Accordingly, income taxes have not been provided for in the financial statements as the stockholders report the Company's earnings on their personal income tax returns.

             The Company anticipates that it will make cash distributions to its stockholders to fund the individual income taxes attributable to the inclusion of Company income on their personal income tax returns.

           Fair value of financial instruments:

             The carrying value of financial instruments, including cash, accounts receivable, accounts payable and notes payable, approximates fair value.

           Unaudited interim financial statements:

             In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995, as presented in the accompanying unaudited interim financial statements.


Note 2.  Inventories

         Inventories are summarized as follows:

                                                      DECEMBER 31,
                                                          1995
                                                      ------------
         Inventories (on a FIFO basis):
             Supplies                                   $451,488
             Furniture                                   105,754
             Machines                                    303,818
             Service parts                               133,976
             Other                                         4,804
                                                        --------
                                                         999,840

                      NOTES TO FINANCIAL STATEMENTS

             Less allowance to adjust
               the carrying value of
               inventories to last-in,
               first-out (LIFO) basis                     93,855
                                                        --------
             Inventories at LIFO                        $905,985
                                                        --------
                                                        --------


Note 3.  Investment

         Investment consists of the following:

                                                         DECEMBER 31,
                                                             1995
                                                         ------------

             Independent Stationers, Inc.,
                Class A common stock                          $17,200
                                                             --------
                                                             --------

         The above investment is stated at cost, which is not in excess of market.

         Independent Stationers, Inc. is the Company's major supplier of office supplies. Agreements between the Company and Independent Stationers, Inc. are transacted on terms available to other owners of Independent Stationers, Inc.


Note 4.  Note Payable - Line of Credit

         In accordance with a loan and security agreement with a bank, the Company can borrow, on a demand basis, up to $800,000. Borrowings under this agreement provide for interest at 1/2% over the bank's prime rate, adjusted quarterly, and are secured by substantially all assets of the Company.

         Other information on the line of credit is as follows:

                                                            DECEMBER 31,
                                                                1995
                                                            ------------

             Interest rate                                           9%
             Balance outstanding                               $52,000

                      NOTES TO FINANCIAL STATEMENTS


Note 5.  Long-Term Debt

         Long-term debt consists of the following:

                                                               DECEMBER 31,
                                                                   1995
                                                               ------------

    9 1/2%*, note payable to bank,
      collateralized by specific
      assets of the Company, due
      in monthly installments of
      $1,997 including interest
      through March, 1999                                         $ 72,181
   8 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $175 including interest
     through September, 1997                                         3,203
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $127 including interest
     through February, 1998                                          2,812
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $280 including interest
     through August, 1999                                            9,907
   9%, unsecured note payable to
     a stockholder, due May, 1997                                   20,000
   9%, unsecured note payable to
     a stockholder, due March, 1997                                 21,000
   9%, unsecured note payable
     to an individual, due
     November, 1997                                                 12,000
   2.9% to 9%, notes payable
     to finance companies,
     collateralized by specific
     vehicles, due in various
     monthly installments of $222
     to $643 including interest
     through September, 1999                                       122,211
                                                                  --------
                                                                   263,314
   Less current maturities                                          83,000
                                                                  --------
                                                                  $180,314
                                                                  --------
                                                                  --------

                        NOTES TO FINANCIAL STATEMENTS

         * Interest is subject to adjustment, based on the bank's prime rate plus 1%.

         Long-term debt payable over the next four years is as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
                1996                                    $ 83,000
                1997                                     110,000
                1998                                      43,000
                1999                                      27,314


Note 6.  Operating Leases

         The Company leases its Green Bay facilities and a warehouse on a month-to-month basis from a partnership consisting of family members of the Company's stockholders and from a stockholder, respectively. The Company is required to pay executory costs such as property taxes, maintenance and insurance.

         The Company leases its Appleton facilities from an employee under a noncancellable agreement which expires January, 1998. The Company's annual minimum lease payments are $40,800 per year through January, 1998. The Company is required to pay utility costs.

         Rent expense associated with the above operating leases for the year ended December 31, 1995 was $142,800.


Note 7.  Profit-Sharing Plan

         The Company has adopted a qualified, contributory, defined contribution profit-sharing plan covering substantially all full-time employees who have completed at least one full year of employment. The Plan allows employees to defer a percentage of their salaries. The Company contributes, on behalf of the participants, an amount equal to 50% of the employee's contribution up to 3% of the employee's gross wage. Additional contributions can be made to the Plan at the discretion of the Board of Directors. The Company's contribution to the Plan was $39,973 for 1995.

                          NOTES TO FINANCIAL STATEMENTS


Note 8.  Subsequent Events

         During 1995, the Company and its stockholders entered into a letter of intent with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company would merge with U.S. Office Products. The letter of intent calls for the exchange of all of the outstanding shares of the Company's common stock for shares of U.S. Office Products common stock.


Note 9.  Acquisition/Commitment

         On January 3, 1995, the Company purchased certain assets and the rights to certain businesses of Landers Office Products, Inc. of Appleton, Wisconsin. Landers is a retail supplier of office supplies, furniture and machines. The purchase price of $241,208 including $53,280 for inventory, $148,033 for accounts receivable, $38,895 for equipment and $1,000 for intangibles, was paid in cash. In connection with the acquisition, the Company has entered into an agreement whereby the former owner is to receive 10% of the gross profit earned on the acquired accounts. For the year ended December 31, 1995, operating expenses includes $26,694 expensed in connection with this agreement.


Note 10. Unaudited Pro Forma Net Income Tax Information

         The following unaudited pro forma income tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented. In this presentation, income taxes have been accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes":

                                                   THREE MONTHS ENDED
                               YEAR ENDED                 MARCH 31,
                               DECEMBER 31,        -------------------
                                   1995            1996           1995
                               ------------        ----           ----

         Net income before
          pro forma tax
          adjustments            $363,874        $117,808       $114,029
         Provision for
          income taxes            141,000          46,008         44,029
                                 --------        --------       --------
            Pro forma net
              income             $222,874        $ 71,800       $ 70,000
                                 --------        --------       --------
                                 --------        --------       --------

                        Report of Independent Accountants


July 10, 1996

To the Board of Directors and Shareholders of Carolina Office Equipment Company

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Carolina Office Equipment Company at March 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 7 to the financial statements, effective May 28, 1996 the Company entered into a definitive agreement to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.





Price Waterhouse LLP
Minneapolis, Minnesota

                       CAROLINA OFFICE EQUIPMENT COMPANY
                                 BALANCE SHEET

                                                                       March 31,
                                                                          1996
                                                                       ---------
Assets
Current assets:
  Cash                                                                 $503,495
  Trade receivables net of an allowance
   for doubtful accounts of $40,385                                   1,587,059
  Rebates receivable                                                    112,866
  Prepaids                                                                9,386
  Inventories                                                         1,276,230
  Notes receivable                                                      358,720
                                                                     ----------
   Total current assets                                               3,847,756


Property and equipment, net                                             294,183
Other assets                                                             40,600
                                                                     ----------
   Total assets                                                      $4,182,539
                                                                     ----------
Liabilities and Shareholders' Equity
Current liabilities:
  Revolving line of credit                                            $  98,800
  Accounts payable                                                      603,287
  Other accrued expenses                                                318,966
  Notes payable                                                          48,701
  Due to affiliates                                                      20,884
  Taxes payable                                                         187,255
                                                                     ----------
   Total liabilities                                                  1,277,893
                                                                     ----------


Commitments (Note 5)

Shareholders' equity:
  Common stock, $0.01 par value, 10,000,000 shares authorized,
    issued and outstanding                                              100,000
  Paid in capital                                                       172,532
  Treasury stock                                                       (197,823)
  Retained earnings                                                   2,829,937
                                                                     ----------
   Total shareholders' equity                                         2,904,646
                                                                     ----------
   Total liabilities and shareholders' equity                        $4,182,539
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                             STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED

                                                                       March 31,
                                                                        1996
                                                                        ----
Sales                                                               $12,023,096

Cost of sales                                                         8,438,047
                                                                     ----------
  Gross profit                                                        3,585,049

Selling, general and administrative expenses                          2,868,291
                                                                     ----------

Operating income                                                        761,758
Interest expense                                                        (51,047)
Interest income                                                         116,956
                                                                     ----------
Income before income taxes                                              782,667
Income taxes                                                            294,546
                                                                     ----------
Income from continuing operations                                       488,121
                                                                     ----------

Income from discontinued operations (net of taxes of $115,565)          163,140
                                                                     ----------

  Net income                                                           $651,261
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                            STATEMENT OF CASH FLOWS
                               FOR THE YEAR ENDED
                                                                      March 31,
                                                                        1996
                                                                        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $651,261
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                       130,357
    Increase (decrease) in cash resulting from changes:
     Accounts and other receivable                                     (311,399)
     Inventories                                                       (177,083)
     Other current assets                                               (23,355)
     Due from affiliates                                                467,114
     Taxes payable                                                      200,261
     Accounts payable                                                  (345,176)
     Notes receivable                                                   122,872
     Accrued liabilities                                                149,600
                                                                     ----------

Net cash provided by operating activities                               864,452
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (177,307)
  Intangible purchases                                                  (42,000)
                                                                     ----------

Net cash used for investing activities                                 (219,307)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of stockholder loans                                       (157,855)
  Proceeds from long-term debt                                           81,081
  Payments on long-term debt                                           (140,511)
  Net change in revolving line of credit                                (70,000)
                                                                     ----------

Net cash used for financing activities                                 (287,285)
                                                                     ----------

Cash carved out to Systems                                             (351,471)
                                                                     ----------


NET INCREASE IN CASH                                                      6,389
Beginning of period                                                     497,106
                                                                     ----------

End of period                                                          $503,495
                                                                     ----------

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                                               $116,956
                                                                     ----------

Cash paid for taxes                                                    $249,149
                                                                     ----------


NON-CASH TRANSACTIONS:
Dividends amounting to $1,047,720 were paid via the extinguishment of certain intercompany and related party balances. See Note 1 for a discussion of assets and liabilities carved out of the Company.

                       CAROLINA OFFICE EQUIPMENT COMPANY
                       STATEMENT OF SHAREHOLDERS' EQUITY


                                                                    Total Equity
                                                                    ------------

Balance at March 31, 1995                                           $ 4,953,740
  Net income                                                            651,261
  Dividends
     In form of amounts paid via extinguishment of
       intercompany balances                                         (1,047,720)
     In form of spin-off of systems division assets                  (1,652,635)
                                                                     ----------
Balance at March 31, 1996                                            $2,904,646
                                                                     ----------

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

The accompanying financial statements represent the accounts of Carolina Office Equipment Company, Inc. ("COECO"). COECO is the successor company to Carolina Office Equipment Company of Wilson, Inc., Carolina Office Equipment Company of Greenville, Inc., Your Office By the Sea, Inc. and Carolina Office Equipment Company, Inc. which were merged into one legal entity on March 31, 1996. COECO's activities primarily consist of the sale of office furniture and supplies throughout Eastern North Carolina. Prior to the merger COECO was also engaged in the sale and service of office equipment and machinery. Effective March 31, 1996 these equipment and machinery businesses were carved out into a separate legal entity (COECO Office Systems of Rocky Mount ["Systems"]). The assets obtained by and liabilities assumed by Systems have been excluded from the March 31, 1996 balance sheet. The assets and liabilities carved out were determined using specific identification where possible, and in the alternate were allocated to Systems based on historical relationships between Systems and the remaining COECO units.

In connection with the carve out of Systems assets amounting to approximately $1,860,000 and liabilities of $208,000 have been excluded from COECO's March 31, 1996 balance sheet. Directly identifiable revenues and expenses related to Systems have been reflected in discontinued operations additionally certain other allocatable expenses such as occupation cost, taxes, and other "overhead" cost have been allocated to System's operations based on historical relationships between Systems and the remaining COECO units. These revenues and expenses have been reflected on the income statement as income from discontinued operations.

The net assets of the Systems division were comprised as follows:

  Cash                                                                 $351,471
  Other current assets                                                1,435,260
  Long-term assets                                                       74,065
  Liabilities                                                          (208,161)
                                                                     ----------
  Net assets                                                         $1,652,635
                                                                     ----------

Note 2 - Summary of Significant Accounting Policies

FISCAL YEAR -- The Company's fiscal year ends on March 31.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

TRADE RECEIVABLES -- Trade receivables are concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk.

REBATES RECEIVABLE -- Rebates receivable represent group and annual wholesaler rebates earned by the Company as well as certain cooperative advertising claims as of March 31, 1996.

INVENTORIES -- Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from five to eight years using the accelerated methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

INTANGIBLE ASSETS -- Intangible assets, comprised entirely of franchise fees paid during the current year, are amortized on a straight line basis over the life of the underlying agreements (15 years). The recoverability of these assets is assessed by management on an ongoing basis.

INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between carrying amounts and the tax basis of
existing assets and liabilities.   No tax assets or liabilities have been
established as of March 31, 1996 due to the lack of material differences between the tax bases of the Company's assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amount of cash, accounts receivables, accounts payable, and notes payable approximates fair value because of the short maturity of those instruments.

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

Note 3 - Property and Equipment

Property and equipment consist of the following:

                                                                      March 31,
                                                                        1996
                                                                     ----------
Leasehold improvements                                               $   95,804
  Furniture, fixtures and equipment                                     328,342
  Autos and trucks                                                      246,812
  Data processing equipment and machinery                                98,252
  Machinery and equipment                                               641,364
                                                                     ----------
                                                                      1,410,574
  Less:  accumulated depreciation and amortization                    1,116,391
                                                                     ----------
  Net property and equipment                                         $  294,183
                                                                     ----------


Note 4 - Credit Facilities

The Company's revolving line of credit with a bank provides for borrowings up to $1,000,000, matures on November 6, 1996, and bears interest at prime. These borrowings are secured by a first lien on the Company's accounts receivable.

Notes payable consists of amounts due a bank, payable in monthly principal and interest instalments of $3,731 payable through June, 1997. Secured by furniture and fixtures used for rental purposes.


Note 5 - Commitments

The Company leases store and warehouse space from its shareholders. All such leases are classified as operating leases. Future annual minimum lease payments required under long-term leases in effect at March 31, 1996 are as follows:

                                                                       Operating
                                                                       ---------

  Fiscal 1997                                                          $232,560
  1998                                                                  223,710
  1999                                                                  155,970
  2000                                                                  104,400
  2001                                                                  104,400
                                                                     ----------
                                                                       $821,040
                                                                     ----------

For the year ended March 31, 1996 rental expense under all operating leases amounted to approximately $260,000.

Note 6 - Employee Benefit Plans

The Company maintains a qualified defined contribution 401(k) savings plan covering substantially all employees. The plan provides for voluntary contributions by plan participants of up to the legal limit of their compensation. The Company makes discretionary matching contributions. For the period ended March 31, 1996, the Company accrued contributions amounting to approximately $40,000.


Note 7 - Subsequent Events

On May 28, 1996, the Company and its shareholders entered into a definitive agreement with U. S. Office Products Company ("U. S. Office Products") pursuant to which all of the outstanding shares of the Company's common stock were purchased by U. S. Office Products for 271,186 shares of common stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
International Interiors, Inc.
Jacksonville, Florida

We have audited the accompanying balance sheets of International Interiors, Inc., as of September 30, 1995 and 1994, and the related statements of income, accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated November 10, 1995, we expressed an opinion that the 1995 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles because the Company accounted for commissions that it earned on government sales by recording the gross sale and cost of sale amounts to yield the respective commission earned. As described in Note 10, the Company has changed its method of accounting for that item and has restated its 1995 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the 1995 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Interiors, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

To the Board of Directors of
International Interiors, Inc.
Page Two


As described in Note 11, on May 31, 1996, the Company entered into an agreement whereby the Company's stock was converted into shares of stock of U. S. Office Products Company.


                                             PETHERBRIDGE, DAVIS & COMPANY, P.A.
                                              Certified Public Accountants


November 10, 1995, except for Notes 10 and 11 as to which the date is July 11, 1996.

Jacksonville, Florida


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994

                                                               ASSETS


                                                                    1994                      1995             March 31, 1996
                                                                    ----                      ----             --------------
                                                                                                                (Unaudited)

Current Assets:
     Cash and cash equivalents (Note 1)                         $  468,776                $   21,540            $   (6,780)
     Accounts receivable - trade less
       allowance for doubtful accounts
       of $1,000 in 1994 and 1995                                  956,983                   955,176               990,666
     Advances - employees                                            1,523                     1,125
     Loan to stockholder                                            10,000                        --
     Inventory (Note 1)                                            718,819                 1,186,540             1,001,244
     Prepaid expense                                                 1,125                        --                75,111
     Deferred tax asset (Note 2)                                   101,752                    60,618
                                                                ----------                ----------             ---------

Total Current Assets                                             2,258,978                 2,224,999             2,060,241
                                                 -               ---------                 ----------            ---------


Property and Equipment: (Notes 1 and 4)
     Automotive equipment                                          126,474                   158,738                158,738
     Leasehold improvements                                         92,827                    92,827                 92,827
     Office furniture                                               57,270                    57,270                 57,270
     Office equipment                                               56,012                    65,340                 71,678
     Warehouse equipment                                            15,608                    16,739                 16,739
     Capitalized lease - computer                                  164,762                   164,762                164,762
                                                                ----------                ----------             ----------

Total Property and Equipment                                       512,953                   555,676                562,014

     Less: Accumulated Depreciation                                217,373                   329,721               (365,963)
                                                                ----------                ----------             ----------

Net Property and Equipment                                         295,580                   225,955                196,051
                                                                ----------                ----------             ----------

Other Assets                                                         5,538                     3,633                  3,634
                                                                ----------                ----------             ----------


Total Assets                                                    $2,560,096                $2,454,587             $2,259,926
                                                                ==========                ==========             ==========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994


                                                LIABILITIES AND STOCKHOLDERS' EQUITY


                                                              1994                        1995               March 31, 1996
                                                              ----                        ----               --------------
                                                                                                               (Unaudited)
Current Liabilities:
     Accounts payable, trade                              $  331,552                 $  623,587                $  407,909
     Accrued liabilities                                      77,784                     58,190                    84,894
     Income taxes payable                                      2,514                         --
     Customer deposits                                         2,450                     24,621
     Notes payable, current portion (Note 6)                  23,415                     23,415                    51,761
     Capitalized lease obligation (Note 4)                    31,520                     33,771
     Loan from stockholder                                   142,000                         --
                                                          ----------                 ----------                ----------


Total Current Liabilities                                    611,235                    763,584                   544,564
                                                          ----------                 ----------                ----------

Long-term Liabilities:
     Notes payable, due after one
       year (Note 6)                                          31,220                      7,805                    40,267
     Capitalized lease obligation, due
       after one year (Note 4)                                91,920                     58,150
     Deferred tax credit (Note 2)                             15,455                     17,186                    17,186
                                                          ----------                 ----------                ----------

Total Long-term Liabilities                                  138,595                     83,141                    57,453
                                                          ----------                 ----------                ----------

Total Liabilities                                            749,830                    846,725                   602,017
                                                          ----------                 ----------                ----------

Stockholders' Equity:
     Preferred stock, 8% cumulative,
       $10,000 par value,
       196.5 shares authorized,
       issued and outstanding in 1995,
       181.7 shares in 1994 (Note 5)                       1,817,236                  1,964,936                     --
     Common stock, $1 par value, 30,000
       shares authorized, 10,000 shares
       issued and outstanding                                 10,000                     10,000                 2,186,124
       Additional paid in capital                          1,095,048                  1,095,048                 1,095,048
       Accumulated deficit                                (1,112,018)                (1,462,122)               (1,623,263)
                                                          ----------                 ----------                ----------

Total Stockholders' Equity                                 1,810,266                  1,607,862                 1,657,909
                                                          ----------                 ----------                ----------

Total Liabilities
     and Stockholders' Equity                             $2,560,096                 $2,454,587                $2,259,926
                                                          ==========                 ==========                ==========

                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                        STATEMENTS OF INCOME

                                               Years Ended September 30, 1995 and 1994

                                                                                Six months ended
                                                                                    March 31,
                                                                          ----------------------------
                                          1994             1995              1995              1996
                                          ----             ----              ----              ----
                                                                                  (unaudited)
Sales (Note 10)                       $8,159,392       $7,931,071         $3,436,005        $4,715,124
Cost of sales (Note 10)                5,481,795        5,437,640          2,511,813         3,813,572
                                      ----------       ----------          ---------         ---------

Gross profit                           2,677,597        2,493,431            924,192           901,552
Operating expenses (Note 9)            2,153,033        2,357,846            834,439           869,350
                                      ----------       ----------          ---------         ---------

Income from operations                   524,564          135,585             89,753            32,202
                                      ----------       ----------          ---------         ---------

Other income (expense):
     Interest income                       4,288            3,201              1,578               226
     Miscellaneous income (expense)       (4,824)          15,813              1,665            20,625
     Interest expense                    (15,356)         (29,138)           (18,504)           (3,006)
     Loss on retirement of equipment      (6,054)              --
                                      ----------       ----------          ---------         ---------

Total other income (expense)             (21,946)         (10,124)           (15,261)           17,845
                                      ----------       ----------          ---------         ---------

Income before income taxes and
     cumulative effect of change in
     accounting principle                502,618          125,461             74,492            50,047


Provision for income taxes (Note 2)      175,198           42,865                 --                --
                                      ----------       ----------          ---------         ---------

Income before cumulative effect of
     change in accounting principle      327,420           82,596                 --                --

Cumulative effect of change in
     accounting principle (Note 2)       258,981               --
                                      ----------       ----------          ---------         ---------

Net income                            $  586,401       $   82,596          $  74,492         $  50,047
                                      ==========       ==========          =========         =========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                  STATEMENTS OF ACCUMULATED DEFICIT

                                              Years Ended September 30, 1994 and 1995 and

                                              for the six month period ended March 31, 1996


                                                                                        1994              1995            1996
                                                                                        ----              ----            ----
                                                                                                                      (UNAUDITED)

Accumulated deficit balance at
     beginning of year                                                               $1,353,040        $1,112,018     $1,462,122

Less:  Net income                                                                       586,401            82,596         50,047

Plus:  Common stock dividends                                                           345,379           285,000             --

Plus:  Preferred stock dividends
     (Note 5)                                                                                --           147,700        211,188
                                                                                     ----------        ----------      ---------

Accumulated deficit balance at
     end of the period                                                                $1,112,018        $1,462,122     $1,623,263
                                                                                     ==========        ==========      =========


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                      STATEMENTS OF CASH FLOWS

                                               Years Ended September 30, 1995 and 1994

                                                                                              Six months ended
                                                                                                  March 31,
                                                                                        -----------------------------
                                                      1994              1995               1995               1996
                                                      ----              ----               ----               ----
                                                                                                (unaudited)

Cash Flows from Operating Activities:
     Net income                                   $  586,401        $   82,596          $   74,492         $  50,047
     Adjustments to reconcile net income to
       net cash provided by operating
       activities:
       Basis of in use assets returned to
         inventory, refurbished and sold              24,773                --
       Depreciation                                   82,077            80,085              44,032            36,242
       Loss on retirement of equipment                 6,054                --
       Net change in deferred tax assets and
         credits after cumulative effect of
         change in accounting principle              (86,297)           42,865
       (Increase) decrease in:
         Accounts receivable                        (223,346)            1,807             (89,888)          (38,284)
         Stockholder and employee advances            11,097            10,398
         Inventory                                   135,246          (467,721)            (29,000)          184,296
         Prepaid expenses                             15,922             1,125
         Other assets                                  4,310             1,905
       Increase (decrease) in:
         Accounts payable                             79,721           292,034            (118,973)         (238,975)
         Accrued liabilities and income tax           47,025           (22,108)           (142,866)           15,807
         Customer deposits                         (250,767)            22,170
                                                  ----------        ----------           ---------         ---------

         Net cash provided by operating
           activities                                432,216            45,156            (262,203)            9,133
                                                  ----------        ----------           ---------         ---------

Cash Flows from Investing Activities:
     Purchases of property and equipment             (79,940)          (10,459)            (10,459)           (6,339)
                                                  ----------        ----------           ---------         ---------

         Net cash used in investing
           activities                                (79,940)          (10,459)            (10,459)           (6,339)
                                                  ----------        ----------           ---------         ---------

Cash Flows from Financing Activities:
     Proceeds from borrowing:
       Long-term debt                                                                      (36,488)          (31,114)
       Notes payable, vehicle installment
         contracts                                    70,246                --
       Loan from stockholder                         142,000                --
       Proceeds from issuance of common stock                                             (161,250)
     Debt reduction:
       Long-term debt                                                                        2,251

       Notes payable, vehicle installment
         contracts                                   (15,611)          (23,414)
       Loan from stockholder                              --          (142,000)
       Capitalized lease                             (29,418)          (31,519)
     Dividends paid                                 (345,378)         (285,000)
                                                  ----------        ----------           ---------         ---------
       Net cash used by financing
         activities                               $ (178,161)       $ (481,933)          $(195,487)        $( 31,114)
                                                  ----------        ----------           ---------         ---------

                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                STATEMENTS OF CASH FLOWS (Continued)

                                               Years Ended September 30, 1995 and 1994

                                                                                   Six months ended
                                                                                       March 31,
                                                                               ------------------------
                                               1994           1995                1995           1996
                                               ----           ----                ----           ----
                                                                                      (Unaudited)
Net increase (decrease) in cash and
     cash equivalents                       $ 174,115       $(447,236)         $(468,149)      $(28,320)

Cash and cash equivalents at
     beginning of period                      294,661         468,776            468,776         21,540
                                             --------        --------           --------        -------

Cash and cash equivalents at
     end of period                          $468,776        $  21,540                627         (6,780)
                                             =======         ========           ========        =======

Supplemental Disclosures:

     Operating Activities reflect:
       Interest paid                        $ 15,356        $  29,138           $ 18,504       $  2,560
       Income taxes paid                    $     --        $   2,514

Noncash Financing Activities:
     During the 1995 fiscal year,
       dividends on preferred stock
       were paid by issuing 147.7 shares    $    --         $ 147,700

                 Read accompanying notes and auditors' report.

                        INTERNATIONAL INTERIORS, INC.
                      Notes to the Financial Statements
                         September 30, 1995 and 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BUSINESS

          International Interiors, Inc. (the Company) operations consist of sales of office furniture, accessories, and supplies (new and refurbished). The Company operates primarily in the Northeast Florida area. Most sales are on account and are billed monthly. The Company is incorporated in the State of Florida.

     PROPERTY AND EQUIPMENT

          Property and equipment is stated at cost. Depreciation for fiscal years 1995 and 1994 in the amount of $80,085 and $82,077, respectively, was computed using the straight-line method. Estimated lives used to compute depreciation for property and equipment are as follows:

                                                           Years
                                                           -----
                    Automotive equipment                    5-7
                    Leasehold improvements                  5-7
                    Office furniture                        5-7
                    Office equipment                        5-7
                    Warehouse equipment                     5-7

          Replacements and betterments are capitalized, while expenses for maintenance and repairs are expensed as incurred.

     INVENTORY

          Inventory as of September 30, 1995 and 1994 consists of furniture and accessories (new and used) and office supplies stated at the lower of cost or market determined on a first-in, first-out basis as follows:

                                            1994                1995
                                            ----                ----
     New Furniture and accessories

       (1994 includes used)               $420,421          $  427,083
     Used Furniture and
       accessories                              --             341,422
     Office Supplies                       298,398             418,035
                                         ---------          ----------

         Total Inventory                  $718,819          $1,186,540
                                         ---------          ----------
                                         ---------          ----------

                       Read accompanying auditors' report.

     CASH EQUIVALENTS AND SHORT TERM INVESTMENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.   INCOME TAX

          Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the change in accounting for income tax for prior years is included in the year ended September 30, 1994.

          The provision for income taxes consists of:

                                1994              1995
                                ----              ----

     Current                 $  2,514          $     --
     Deferred                 172,684            42,865
                             --------          --------
     Total                   $175,198          $ 42,865
                             --------          --------
                             --------          --------


          The income tax provision differs from the expense that would result from applying federal and state statutory rates to income before income taxes, primarily because deferred income taxes are calculated using a flat rate.

          As of September 30, 1995 the Company has a $61,205 net operating loss carryforward available to offset future taxable income through 2010. At September 30, 1995 the Company has general business credits in the amount of $38,967 available to offset income tax expense in future years from 1996 through 2008.

          Deferred income taxes result from differences in the timing of reporting income and expenses for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and net operating loss carryforwards.

          At September 30, 1995 and 1994, deferred tax liabilities recognized for taxable temporary differences totaled $17,186 and $15,455, respectively. Deferred tax assets recognized for deductible temporary differences and net operating loss carryforwards totaled $60,618 and $101,752 respectively, at September 30, 1995 and 1994.

3.    RELATED PARTY TRANSACTIONS

          Jones College, a not for profit organization, owns the majority of the common stock of the Company. Under the terms of an agreement between the Company and its stockholders, dated April 21, 1984, Jones College loaned funds to the Company for the purpose of providing working capital. Jones College owns all of the preferred stock of the Company. (See Note 5)

          Jones College purchases office equipment and supplies from the Company. Sales to Jones College for the years ended September 30, 1994 and 1995 amounted to approximately $59,891 and $81,240, respectively. Accounts receivable from Jones College at September 30, 1994 and 1995 amounted to $11,420 and $21,006, respectively.

          The Company has related party leases. (See Note 4)

4.   LEASES

          The Company leases, from its majority stockholder and also from members of its Board of Directors, the buildings in which it maintains offices and showrooms. The lease is on a month to month basis, totaling $6,825 per month. On an annual basis, the Company leases warehouse storage space for $4,721 per month plus accessories which average $748 per month.

          Total rent expense for offices, showrooms, and inventory space for the years ended September 30, 1994 and 1995 amounted to $146,231 and $147,532, respectively.

          On an as needed basis the Company rents trucks and other equipment used in delivery. Equipment rental for September 30, 1994 and 1995 was $20,805 and $24,337, respectively.

          The Company will incur future minimum lease payments regarding its non-cancelable operating leases over the next 5 years as follows:

                       1996                    $36,105
                       1997                     14,464
                       1998                      7,987
                       1999                         --
                       2000                         --


          During 1993, the Company leased new computer equipment under a capital lease. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of the future minimum lease payments, discounted at 7%. The capitalized cost of $164,762 less accumulated depreciation of $37,072 and $70,024 at September 30, 1994 and 1995, respectively is included in property and equipment. Depreciation for this equipment for the period ended September 30, 1994 and 1995 was $32,953 each year.

          The future minimum lease payments under the capital lease for the next 5 years and the net present value of the future minimum lease payments are as follows:

                                     Year Ending
                   September 30                           Amount

                       1996                             $ 39,074
                       1997                               39,074
                       1998                               22,452
                       1999                                   --
                       2000                                   --
                                                         --------

                                                         100,600
         Less amount representing interest                 8,680
                                                        ---------
                                                        $ 91,920
                                                        ---------
                                                        ---------


          The property is being depreciated over a five year period using the straight-line method.

5.   PREFERRED STOCK

          The holder of the preferred stock is entitled to a dividend of 8% of the par value beginning on the last day of December, 1988 and each year thereafter as long as the stock is outstanding. The preferred stock is redeemable by the corporation at its election and in whole or in part at face value plus any unpaid accumulation of dividends. The stock is convertible into common shares of the Company if it is not retired by October 1, 1998.

          The 1993 dividend on preferred stock in the amount of $145,379 was paid in the form of cash during the 1994 fiscal year. The 1994 dividend on preferred stock in the amount of $147,700 was paid by issuing additional preferred stock during the 1995 fiscal year. As of September 30, 1995 and 1994, there were $49,989 of accumulated, but undeclared dividends on preferred stock.

6.   NOTES PAYABLE

          Notes payable consist of automobile installment contracts payable to G.M.A.C. with principal and interest due monthly in the amount of $2,205 for 36 months beginning February 28, 1994, including interest at 7.9%.

          Principal due for each of the next 5 years is as follows:

                          1996           $23,415
                          1997             7,805
                          1998                --
                          1999                --
                          2000                --


7.   PENSION PLAN

          During 1993, the Company implemented a 401-K type pension plan for all eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for one year and work at least 20 hours per week. Generally, employees can defer up to 15% of their gross bi-weekly salary into the plan. The employer can make a matching discretionary contribution for the employee, not to exceed 25% of the first 6% of the employees' annual contribution. Employer contributions for the plan for fiscal year 1994 and 1995 were $5,983 and $5,073, respectively.

8.   CONCENTRATION OF CREDIT RISK

          The company maintains cash balances at several financial institutions located in Jacksonville, Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 1994, the Company's uninsured cash balances totaled $233,749.

9.   SALES TAX AUDIT

          The Company was under audit by the State of Florida, Department of Revenue, Sales Tax Division as of November 4, 1994. No provision was made for additional taxes for the year ended September 30, 1994. The audit was concluded during the 1995 fiscal year. Additional taxes in the amount of $38,048 were paid by the Company during the 1995 fiscal year and are included in operating expenses for the year ended September 30, 1995.

10.  RESTATED FINANCIAL STATEMENTS

               These financial statements have been restated to reflect a newly adopted accounting principle which will be the same as the one expected to be used in future periods.

               During the 1995 fiscal year the Company participated with its wholesale factories on governmental sales which fall within the Company's jurisdiction and which require a government bidding process. Title to the goods pass directly from the factory to the government purchasing unit. The Company in most cases coordinates the sales process, handles customer service follow-up and often provides installation services.

               The Company earns a net commission on the sale, usually 10% of the sale amount. For 1995 such commissions amounted to $42,466. Previously, the Company recorded the effect of the net commission by recording the gross sale amount in its revenue. The difference between the gross sale amount and the net commission earned was recorded as purchases. For the years ended September 30, 1994 and 1995, revenue and cost of sales have been restated and have been decreased by $358,007 and $400,473, respectively. The net effect of the difference of $42,466 commissions has been added to sales.

11.  SUBSEQUENT EVENT

          On May 31, 1996 the Company entered into an agreement whereby the outstanding shares of preferred and common stock were converted into shares of U. S. Office Products Company.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

      UNAUDITED INTERIM FINANCIAL STATEMENTS

          The Company has prepared the accompanying unaudited interim financial statements. In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and of cash flows for the six months ended March 31, 1995 and 1996 as presented in the accompanying unaudited consolidated financial statements.

                                AUDITORS' REPORT


To the Shareholders of
Arbuckle Foods Inc.


We have audited the balance sheet of Arbuckle Foods Inc. as at August 31, 1995 and the statements of income, retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.



                                                           Thorne Little
Clearbrook, B.C.                                           CHARTERED ACCOUNTANTS
July 5, 1996


                                 ARBUCKLE FOODS INC.
                                    BALANCE SHEET
                                as at August 31, 1995


                                                    ASSETS
                                                                                                             May
                                                                    1995                1994                1996
                                                                    ----                ----                ----
                                                                                     [Unaudited]         [Unaudited]
CURRENT
  Accounts receivable (notes 4 and 7)                            $  733,840          $  592,616             780,326
  Inventory (notes 4 and 7)                                         275,208             299,016             353,560
  Prepaid expenses                                                  151,567             102,499             135,375
  Due from affiliated company                                       121,729             109,661             124,674
                                                                  1,282,344           1,103,792           1,393,935
CAPITAL ASSETS (notes 2, 4 and 7)                                 1,867,019           1,877,083           1,848,156
OTHER ASSETS (note 3)                                               981,785           1,045,212             948,170
                                                                 ----------          ----------          ----------
                                                                 $4,131,148          $4,026,087           4,190,261
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------


                                                LIABILITIES
CURRENT
  Bank indebtedness (note 4)                                     $  542,754          $  531,711             655,740
  Accounts payable (note 5)                                         645,838             592,001             610,503
  Income taxes payable                                              276,404             332,457             301,100
  Current portion of long-term debt (note 7)                        822,611             492,000             400,503
                                                                 ----------          ----------          ----------
                                                                  2,287,607           1,948,169           1,967,846

SHAREHOLDER ADVANCES (note 6)                                       186,838             126,159             150,664

LONG-TERM DEBT (note 7)                                             146,848             813,536             245,769

DEFERRED INCOME TAX                                                 109,700             102,100             109,700
                                                                 ----------          ----------          ----------

                                                                  2,730,993           2,989,964           2,473,979
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------


                                          SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 8)                                               30,198              30,198              30,198

CONTRIBUTED SURPLUS                                                  79,692              79,692              79,692

RETAINED EARNINGS                                                 1,290,265             926,233           1,606,392
                                                                 ----------          ----------          ----------

                                                                  1,400,155           1,036,123           1,716,282
                                                                 ----------          ----------          ----------

                                                                 $4,131,148          $4,026,087           4,190,261
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------
                                               CONTINGENT LIABILITY (note 11)


                             ARBUCKLE FOODS INC.
                             STATEMENT OF INCOME
                     for the year ended August 31, 1995

                                                                                           Nine months
                                                                                              ended
                                                                                              May 31
                                                       1995                1994                1996
                                                                       [Unaudited]         [Unaudited]
                                                   -----------         -----------         -----------
SALES                                              $7,618,925          $5,825,826           5,991,695

COST OF SALES                                       3,640,942           2,475,350           2,866,663
                                                  -----------         -----------         -----------

GROSS PROFIT                                        3,977,983           3,350,476           3,125,032
                                                  -----------         -----------         -----------

EXPENSES
  Accounting and legal                                 23,652              34,998              22,305
  Advertising and promotion                            72,602              57,827             186,367
  Amortization                                        277,438             284,811             204,030
  Bad debts                                            (3,506)             55,629              10,422
  Computer expense                                      9,529              12,490              12,212
  Insurance                                            96,088              79,769             102,162
  Interest - other                                     72,905              52,626              49,465
  Interest - long-term debt                            33,482              58,323              33,186
  Management fees (note 10)                           238,782             238,691             188,305
  Office and miscellaneous                            194,640             132,151              99,890
  Rent and utilities, net                             308,585             284,007             234,583
  Repairs and maintenance                             142,668             128,425             104,224
  Telephone                                            29,254              24,205              23,534
  Travel                                               86,587              51,915              76,006
  Vehicle operation and lease                         127,737             139,307             126,774
  Wages and costs                                   1,438,147           1,282,367           1,076,840
  Gain on sale of vehicle                                   -              (1,500)                  -
                                                  -----------         -----------         -----------
                                                    3,148,590           2,916,041           2,550,305
                                                  -----------         -----------         -----------
INCOME BEFORE PROVISION FOR INCOME TAXES              829,393             434,435             574,727

PROVISION FOR INCOME TAXES
  Current                                             377,921             211,124             258,600
  Deferred                                              7,600             (20,100)                  -
                                                  -----------         -----------         -----------
                                                      385,521             191,024             258,600
                                                  -----------         -----------         -----------
NET INCOME FOR THE YEAR                            $  443,872          $ 243,411              316,127
                                                  -----------         -----------         -----------
                                                  -----------         -----------         -----------


                                ARBUCKLE FOODS INC.
                          STATEMENT OF RETAINED EARNINGS
                        for the year ended August 31, 1995

                                                                                     Nine Months
                                                                                       ended
                                                                                       May 31
                                                  1995               1994                1996
                                                                 [Unaudited]         [Unaudited]
                                             -----------         -----------         -----------
RETAINED EARNINGS, beginning of year          $  926,233          $  682,822           1,290,265
  Dividends paid                                  79,840                 -                   -
                                             -----------         -----------         -----------
                                                 846,393             682,822           1,290,265

NET INCOME FOR THE YEAR                          443,872             243,411             316,127

RETAINED EARNINGS, end of year                $1,290,265         $  926,233            1,606,392
                                             -----------         -----------         -----------
                                             -----------         -----------         -----------


                                    ARBUCKLE FOODS INC.
                        STATEMENT OF CHANGES IN FINANCIAL POSITION
                            for the year ended August 31, 1995

                                                                                              Nine Months
                                                                                                ended
                                                                                                May 31
                                                            1995             1994                1996
                                                                         [Unaudited]         [Unaudited]
                                                     -----------         -----------         -----------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
  Net income for the year                             $  443,872          $  243,411             316,127
  Add item not involving cash
   Loss (gain) on sale of vehicle                          1,470              (1,500)                -
   Amortization                                          277,438             284,811             204,030
                                                     -----------         -----------         -----------
                                                         722,780             526,722             520,157
  Net change in non-cash working capital
   balances related to operations                        149,843            (123,080)           (544,338)
                                                     -----------         -----------         -----------

                                                         872,623             403,642             (24,181)
                                                     -----------         -----------         -----------

FINANCING ACTIVITIES
  Dividends paid                                         (79,840)                -                   -
  Decrease in long-term debt                            (873,031)           (595,726)                -
  Increase in long-term debt                             206,342             304,483              98,921
  Increase (decrease) in deferred income tax               7,600             (20,100)                -
  Advances to shareholders, net                           60,679             (10,042)            (36,174)
  Proceeds on disposal of capital assets                  19,607              23,089                 -
                                                     -----------         -----------         -----------
                                                        (658,643)           (298,296)             62,747
                                                     -----------         -----------         -----------

INVESTING ACTIVITIES
  Advances from affiliated companies                         -                 3,801                 -
  Purchase of fixed assets                              (246,630)           (180,970)           (153,802)
  Purchase of goodwill                                         -             (25,000)                -
  Decrease in deposits                                    21,607              37,345               2,250
                                                     -----------         -----------         -----------
                                                        (225,023)           (164,824)           (151,552)
                                                     -----------         -----------         -----------

INCREASE IN BANK INDEBTEDNESS DURING THE YEAR             11,043              59,478             112,986

BANK INDEBTEDNESS, beginning of year                     531,711             472,233             542,754
                                                     -----------         -----------         -----------

BANK INDEBTEDNESS, end of year                        $  542,754          $ 531,711              655,740
                                                     -----------         -----------         -----------
                                                     -----------         -----------         -----------

                               ARBUCKLE FOODS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1995



1.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Inventory

          Inventory is stated at the lower of cost and replacement cost which is not in excess of net realizable value. Cost is determined on a first-in, first-out basis.

     b)   Amortization

          Amortization is provided at the following annual rates:

          Automotive equipment               30% diminishing balance basis
          Computer equipment                 30% diminishing balance basis
          Equipment                          10% & 20% diminishing balance basis
          Furniture and fixtures             20% diminishing balance basis
          Leasehold improvements             10% straight-line basis

     c)   Other Assets

          Amortization of goodwill is provided on a straight line basis between 22 and 40 years.

     d)   Deferred Income Taxes

          The company follows the deferral method of income tax allocation. Deferred income taxes result from differences between amounts claimed for tax purposes and the amounts charged in the accounts.


2.   CAPITAL ASSETS


                                                          1995                                    1994
                                   --------------------------------------------------         ------------
                                                       Accumulated          Net Book            Net Book
                                      Cost            Amortization            Value               Value
                                   -----------       --------------        ----------         ------------
                                                                                               [Unaudited]
     Automotive equipment         $  148,055          $  123,342          $   24,713          $   20,550
     Computer equipment              274,756             207,781              66,975              44,043
     Equipment                     4,277,191           2,653,479           1,623,712           1,640,282
     Furniture and fixtures          437,871             304,943             132,928             150,475
     Leasehold improvements           30,422              11,731              18,691              21,733
                                  ----------          ----------          ----------          ----------
                                  $5,168,295          $3,301,276          $1,867,019          $1,877,083
                                  ----------          ----------          ----------          ----------
                                  ----------          ----------          ----------          ----------

                         ARBUCKLE FOODS INC.
                    NOTES TO FINANCIAL STATEMENTS
                           August 31, 1995


3.   OTHER ASSETS                                             1995                      1994
                                                           ----------               ----------
                                                                                   [Unaudited]
     Goodwill                                              $1,223,221               $1,223,221
     Accumulated amortization                                 261,686                  219,866
                                                           ----------               ----------

                                                              961,535                1,003,355
     Deposits                                                  20,250                   41,857
                                                           ----------               ----------

                                                           $  981,785               $1,045,212
                                                           ----------               ----------
                                                           ----------               ----------


4.   BANK INDEBTEDNESS                                        1995                      1994
                                                           ----------               ----------
                                                                                   [Unaudited]
     Bank indebtedness, interest at prime plus 1.25%       $  542,754               $  531,711
                                                           ----------               ----------
                                                           ----------               ----------

     The bank indebtedness is secured by a Registered Security Agreement creating a security interest on all chattels and property, including accounts receivable and inventory.


5.   ACCOUNTS PAYABLE                                         1995                     1994
                                                           ----------               ----------
                                                                                    [Unaudited]
     Trade                                                 $  522,958               $  511,826
     Related company                                          122,880                   80,175
                                                           ----------               ----------
                                                           ----------               ----------

                                                           $  645,838               $  592,001
                                                           ----------               ----------
                                                           ----------               ----------

6.   SHAREHOLDER ADVANCES

     These amounts bear interest as determined annually and are without specific terms of repayment.


7.   LONG-TERM DEBT                                                       1995                     1994
                                                                      ----------               ----------
                                                                                              [Unaudited]
     Hong Kong Bank of Canada - repayable at $8,000
     per month plus interest at prime plus 1.25%.
     Secured  by a Registered Security Agreement creating
     a security interest in all chattels and property,
     including accounts receivable and inventory.
                                                                      $   30,000               $  126,000

     Leases and contracts - repayable in various
     monthly amounts including interest at varying rates;
     secured by various fixed assets                                     214,383                  118,110

     Promissory note - J. Baker, 10% interest, no
     specific repayment terms                                             25,000                   25,000

     Promissory note - R. Lumsden, repayable in various
     monthly amounts, without interest.  Due May 1, 1996                 700,076                1,036,426
                                                                      ----------               ----------

     Sub-total                                                           969,459                1,305,536


                                   ARBUCKLE FOODS INC.
                              NOTES TO FINANCIAL STATEMENTS
                                     August 31, 1995


7.   LONG-TERM DEBT (continued)                        1995                     1994
                                                   ----------               ----------
                                                                           [Unaudited]
     Carried forward                               $  969,459               $1,305,536
     Current portion                                  822,611                  492,000
                                                   ----------               ----------

                                                   $  146,848               $  813,536
                                                   ----------               ----------
                                                   ----------               ----------


     Principal payments due in next three years are as follows:

                                           1995        $822,611
                                           1996         109,677
                                           1997          12,171


8.   SHARE CAPITAL                                                         1995                     1994
                                                                       ----------               ----------
                                                                                               [Unaudited]
     Authorized and Issued
          998 common shares of $1 each par value                       $      998               $      998
          400 Class A preferred shares of $1 each par value                   400                      400
       28,800 Class B preferred shares of $1 each par value                28,800                   28,800
                                                                       ----------               ----------

                                                                       $   30,198               $   30,198
                                                                       ----------               ----------
                                                                       ----------               ----------


9.   COMMITMENTS

     The company has leased office and warehouse space expiring in 2001, at an annual rate of $236,400.


10.  RELATED PARTY TRANSACTION

     During the year the company paid management fees to Marsed Holdings Inc., an affiliated company, in the amount of $236,255 (1994 - $236,450).


11.  CONTINGENT LIABILITY

     The company has guaranteed bank loans of a related company. As at August 31, 1995 the balance of the loans totalled $226,047.


12.  SUBSEQUENT EVENT

     On May 22, 1996 the Company's shareholders entered into a letter of intent with U.S. Office Products Company in which the shareholders will exchange all of their issued and outstanding shares of the Company for shares of U.S. Office Products company.


                                                         ARBUCKLE FOODS INC.
                                                            BALANCE SHEET
                                                         as at May 31, 1996
                                                            (Unaudited)


                                                               ASSETS
                                                                                         1996                          1995
                                                                                     ----------                    ----------
CURRENT
  Accounts receivable                                                                $  780,326                    $  691,527
  Inventory                                                                             353,560                       258,500
  Prepaid expenses                                                                      135,375                       120,667
  Due from affiliated company                                                           124,674                       114,794
                                                                                     ----------                    ----------
                                                                                      1,393,935                     1,185,488

CAPITAL ASSETS                                                                        1,848,156                     1,841,107

OTHER ASSETS                                                                            948,170                       992,240
                                                                                     ----------                    ----------
                                                                                     $4,190,261                    $4,018,835
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------

                                                             LIABILITIES
CURRENT
  Bank indebtedness                                                                  $  655,740                    $  579,033
  Accounts payable                                                                      610,503                       558,554
  Income taxes payable                                                                  301,100                       244,594
  Current portion of long-term debt                                                     400,503                       867,588
                                                                                     ----------                    ----------
                                                                                      1,967,846                     2,249,769

SHAREHOLDER ADVANCES                                                                    150,664                       190,821

LONG-TERM DEBT                                                                          245,769                       169,244

DEFERRED INCOME TAX                                                                     109,700                       102,100
                                                                                     ----------                    ----------
                                                                                      2,473,979                     2,711,934
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------

                                                        SHAREHOLDERS' EQUITY
SHARE CAPITAL                                                                            30,198                        30,198

CONTRIBUTED SURPLUS                                                                      79,692                        79,692

RETAINED EARNINGS                                                                     1,606,392                     1,197,011
                                                                                     ----------                    ----------
                                                                                      1,716,282                     1,306,901
                                                                                     ----------                    ----------
                                                                                     $4,190,261                    $4,018,835
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------


                                                         ARBUCKLE FOODS INC.
                                                         STATEMENT OF INCOME
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                     ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
SALES                                                                              $  5,991,695                  $  5,672,060

COST OF SALES                                                                         2,866,663                     2,693,141
                                                                                   ------------                  ------------

GROSS PROFIT                                                                          3,125,032                     2,978,919
                                                                                   ------------                  ------------

EXPENSES
  Accounting and legal                                                                   22,305                        16,877
  Advertising and promotion                                                             186,367                        57,011
  Amortization                                                                          204,030                       205,065
  Bad debts                                                                              10,422                        11,727
  Computer expense                                                                       12,212                         7,919
  Insurance                                                                             102,162                        71,949
  Interest - other                                                                       49,465                        55,565
  Interest - long-term debt                                                              33,186                        26,472
  Management fees                                                                       188,305                       183,111
  Office and miscellaneous                                                               99,890                       115,236
  Rent and utilities, net                                                               234,583                       233,861
  Repairs and maintenance                                                               104,224                       112,265
  Telephone                                                                              23,534                        21,248
  Travel                                                                                 76,006                        74,099
  Vehicle operation and lease                                                           126,774                        95,326
  Wages and costs                                                                     1,076,840                     1,053,670
                                                                                   ------------                  ------------
                                                                                      2,550,305                     2,341,401
                                                                                   ------------                  ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                574,727                       637,518

PROVISION FOR INCOME TAXES                                                              258,600                       286,900
                                                                                   ------------                  ------------

NET INCOME FOR THE PERIOD                                                          $    316,127                  $    350,618
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------


                                                         ARBUCKLE FOODS INC.
                                                   STATEMENT OF RETAINED EARNINGS
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                     ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
RETAINED EARNINGS, beginning of period                                             $  1,290,265                  $    926,233
  Dividends paid                                                                              -                        79,840
                                                                                   ------------                  ------------
                                                                                      1,290,265                       846,393

NET INCOME FOR THE PERIOD                                                               316,127                       350,618
                                                                                   ------------                  ------------

RETAINED EARNINGS, end of period                                                     $1,606,392                    $1,197,011
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------


                                                         ARBUCKLE FOODS INC.
                                             STATEMENT OF CHANGES IN FINANCIAL POSITION
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                      ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
  Net income for the period                                                        $    316,127                  $    350,618
  Add item not involving cash
   Amortization                                                                         204,030                       205,065
                                                                                   ------------                  ------------
                                                                                        520,157                       555,683
  Net change in non-cash working capital
   balances related to operations                                                      (544,338)                      172,582
                                                                                   ------------                  ------------
                                                                                        (24,181)                      728,265
                                                                                   ------------                  ------------

FINANCING ACTIVITIES
  Dividends paid                                                                              -                       (79,840)
  Increase in long-term debt                                                             98,921                      (644,292)
  Advances to shareholders, net                                                         (36,174)                       64,662
                                                                                   ------------                  ------------
                                                                                         62,747                      (659,470)
                                                                                   ------------                  ------------

INVESTING ACTIVITIES
  Purchase of fixed assets                                                             (153,802)                     (137,724)
  Decrease in deposits                                                                    2,250                        21,607
                                                                                   ------------                  ------------
                                                                                       (151,552)                     (116,117)
                                                                                   ------------                  ------------

INCREASE IN BANK INDEBTEDNESS
  DURING THE PERIOD                                                                     112,986                        47,322

BANK INDEBTEDNESS, beginning of period                                                  542,754                       531,711
                                                                                   ------------                  ------------

BANK INDEBTEDNESS, end of period                                                   $    655,740                  $    579,033
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------

[LETTERHEAD]

AUDITOR'S REPORT

TO THE SHAREHOLDERS OF WANG NEW ZEALAND LIMITED

We have audited the financial statements as set out in the Current Report on Form 8-K. The financial statements provide information about the past financial performance and financial position of the company and group as at 30 June 1995. This information is stated in accordance with the accounting policies.

DIRECTORS' RESPONSIBILITIES

The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the company and group as at 30 June 1995 and of the results of their operations and cash flows for the year ended on that date.

AUDITOR'S RESPONSIBILITIES

It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

BASIS OF OPINION

An audit includes examining on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- the significant estimates and judgements made by the directors in the preparation of the financial statements; and

- whether the accounting policies are appropriate to the company and group circumstances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Order than in our capacity as auditor and taxation advisor, we have no relationship with, or interest in, the company.

UNQUALIFIED OPINION

We have obtained all the information and explanations we have required.

In our opinion:

- proper accounting records have been kept by the company as far as appears from our examination of those records; and

- the financial statements as set out in the Current Report on Form 8-K:

  - comply with generally accepted accounting practice; and
  - give a true and fair view of the financial position of the company and group as at 30 June 1995 and the results of their operations and cash flows for the year ended on that date.

Our audit was completed on 28 July 1995 and our unqualified opinion is expressed as at that date.

/s/  ERNST & YOUNG
Auckland

Wang New Zealand Limited and Subsidiaries

Statement of Profit and Loss and Retained Earnings





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
For the Year Ended 30 June 1995             Notes       $000       $000       $000        $000

-----------------------------------------------------------------------------------------------
OPERATING REVENUE                                     72,105     53,462     68,496      53,462

-----------------------------------------------------------------------------------------------

PROFIT BEFORE TAX                             (3)      5,320      4,256      4,585       4,256

Tax expense                                   (4)     (1,764)    (1,444)    (1,522)     (1,444)

-----------------------------------------------------------------------------------------------

PROFIT AFTER TAX                                       3,556      2,812      3,063       2,812

Retained earnings brought forward                      6,207      9,141      6,207       9,141

Dividend paid to WLI                          (5)          -     (4,335)         -      (4,335)

Dividends                                     (5)     (1,785)    (1,411)    (1,785)     (1,411)

-----------------------------------------------------------------------------------------------

RETAINED EARNINGS CARRIED FORWARD                      7,978      6,207      7,485       6,207

-----------------------------------------------------------------------------------------------





The accompanying notes form part of these financial statements.

Wang New Zealand Limited and Subsidiaries

Balance Sheet





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
As at 30 June 1995                          NOTES       $000       $000       $000        $000

-----------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each         (6)     17,000     17,000     17,000      17,000

Retained earnings                                      7,978      6,207      7,485       6,207

-----------------------------------------------------------------------------------------------

Total Shareholders' Funds                             24,978     23,207     24,485      23,207

-----------------------------------------------------------------------------------------------

Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                  (7)      2,765      2,663      2,738       2,663

Lease receivables                             (8)      1,445      3,254      1,445       3,254

-----------------------------------------------------------------------------------------------

                                                       4,210      5,917      4,183       5,917

-----------------------------------------------------------------------------------------------

INVESTMENT IN SUBSIDIARIES                    (9)          -          -         80          80

FUTURE TAXATION BENEFIT                      (10)      1,437      1,184      1,437       1,184

CURRENT ASSETS

Cash at Bank                                          11,504      8,015     11,116       7,953

Accounts receivable and prepayments          (11)     10,572      8,784     10,339       8,740

Inventories                                  (12)      3,642      5,306      3,636       5,306

Lease receivables                             (8)      2,380      3,371      2,380       3,371

Income tax refund due                                     75          4         74           5

Related party account receivable             (17)          -          -          1           -

-----------------------------------------------------------------------------------------------

                                                      28,173     25,480     27,546      25,375

-----------------------------------------------------------------------------------------------

Total Assets                                          33,820     32,581     33,246      32,556

-----------------------------------------------------------------------------------------------

CURRENT LIABILITIES

Accounts payable and accruals                (13)      7,400      8,015      7,319       7,990

Payable to Directors                                      15         15         15          15

Related party accounts                       (17)        152        443        152         443

Provision for dividend                        (5)      1,275        901      1,275         901

-----------------------------------------------------------------------------------------------

Total Liabilities                                      8,842      9,374      8,761       9,349

-----------------------------------------------------------------------------------------------

Net Assets                                            24,978     23,207     24,485      23,207

-----------------------------------------------------------------------------------------------



For and on behalf of the Board



/s/ Brian Allison             /s/ Timothy EC Saunders


Brian Allison  DIRECTOR       Timothy EC Saunders  DIRECTOR  28  July 1995


The accompanying notes form part of these financial statements.

Statement of Cash Flows




                                                              GROUP                 PARENT
                                                         1995       1994       1995        1994
As at 30 June 1995                           NOTES       $000       $000       $000        $000

------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                                72,546     57,515     69,127      57,515

Interest received                                         493        397        492         394

------------------------------------------------------------------------------------------------

                                                       73,039     57,912     69,619      57,909

------------------------------------------------------------------------------------------------

Cash was applied to:

Suppliers and employees                                64,801     49,256     61,957      49,256

Taxes paid                                              2,088      1,200      1,845       1,200

Interest paid                                               -         38          -          38

------------------------------------------------------------------------------------------------

                                                       66,889     50,494     63,802      50,494

------------------------------------------------------------------------------------------------

Net cash flows from operating activities      (19)      6,150      7,418      5,817       7,415


CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets                        151        144         85         144

Cash was applied to:

Purchases of fixed assets                               1,040      1,388        967       1,388

Purchase of BHN Information Systems
New Zealand Limited net assets                (22)        361          -        361           -
------------------------------------------------------------------------------------------------



Net cash used in investing activities                  (1,250)    (1,244)    (1,243)     (1,244)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Settlement of bank borrowings                               -      1,300          -       1,300

Dividend - WLI                                 (5)          -      4,335          -       4,335

Dividends                                      (5)      1,411        510      1,411         510

------------------------------------------------------------------------------------------------

Net cash used in financing activities                  (1,411)    (6,145)    (1,411)     (6,145)

Net increase in cash held                               3,489         29      3,163          26

Add:opening cash brought forward                        8,015      7,986      7,953       7,927

------------------------------------------------------------------------------------------------

Cash Balances in the Balance Sheet                     11,504      8,015     11,116       7,953

------------------------------------------------------------------------------------------------




The accompanying notes form part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

(1) STATEMENT OF ACCOUNTING POLICIES

1.1 REPORTING ENTITY Wang New Zealand Limited is a public company registered under the Companies Act 1955 and listed on the New Zealand Stock Exchange. The group consists of Wang New Zealand Limited and its subsidiaries. Wang New Zealand Limited is an issuer for the purposes of the Financial Reporting Act 1993. The financial statements and group financial statements of Wang New Zealand Limited have been prepared in accordance with the Financial Reporting Act 1993.

1.2 MEASUREMENT BASE The accounting principles recognised as appropriate for the measurement and reporting of earnings and financial position on a historical cost basis are followed by the group.

1.3 SPECIFIC ACCOUNTING POLICIES The following specific accounting policies which significantly affect the measurement of profit and financial position have been applied:

    BASIS OF CONSOLIDATION - PURCHASE METHOD The consolidated financial statements include the holding company and its subsidiaries accounted for using the purchase method. All significant intercompany transactions are eliminated on consolidation. In the parent company's financial statements investments in subsidiaries are stated at the lower of cost and net realisable value.

    FIXED ASSETS Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided over the expected economic lives of the assets as follows:

--------------------------------------------------------------------------------

    Leasehold Improvements             16.7% per annum straight line

    Furniture, fittings and motor
    vehicles                           20.0% per annum straight line

    Service & technical equipment      28.5% per annum diminishing value basis

    Demonstration & rental equipment   28.5% per annum diminishing value basis

    Software                           14.7% per annum straight line.

--------------------------------------------------------------------------------

    INVENTORIES Inventories are valued at the lower of cost (actual or weighted average costs) and net realisable value after making due allowance for obsolescence.

    TRANSLATION OF FOREIGN CURRENCIES Foreign currency transactions throughout the year have been converted into New Zealand currency at the ruling rate of exchange at the date of the transaction.

    At balance date where there are foreign monetary assets and liabilities, these are translated at the closing rate, and exchange variations arising from these translations are included in the Consolidated Statement of Profit and Loss and Retained Earnings as operating items.

    INCOME TAX The income tax expense charged to the Consolidated Statements of Profit and Losses and Retained Earnings includes both the current year expense and the income tax effects of timing differences calculated using the liability method.

    Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

    LEASE RECEIVABLE REVENUE The actuarial method has been used to allocate interest income over the term of the lease.

    FINANCIAL INSTRUMENTS The group has the following classes of financial instruments:
    --Cash at bank
    --Trade, lease and other accounts receivable and payable
    The financial instruments are valued at their estimated net realisable value. Receivables are shown at cost less a provision for doubtful debts. The book value therefore represents the anticipated net realisable value.

1.4 CHANGES IN ACCOUNTING POLICIES There have been no changes in accounting policies. All policies have been applied on bases consistent with those used in previous years.

(2) PRINCIPAL ACTIVITY

    The group is principally engaged in the business of systems integration, bringing together both hardware and software technologies which meet a customer's specific business process needs and provides the ongoing service and support thereafter.

(3) OPERATING PROFIT

    Operating profit is arrived at:

                                                 GROUP          PARENT
                                            1995      1994   1995    1994
                                            $000      $000   $000    $000
--------------------------------------------------------------------------------
    After charging:
    Audit fees                                56        50     54      50
    Depreciation                             996     1,147    978   1,147
    Director's fees                           80        60     80      60
    Leasing and rental expenses              997     1,348    971   1,348
    After crediting:
    Rental income                          1,113     1,904  1,113   1,904
    Interest received                        571       388    570     385
    Foreign currency gains                    35         *     35       *
    Gain on sale of fixed assets              24       (36)    24     (36)

--------------------------------------------------------------------------------

(4) INCOME TAX

                                                  GROUP         PARENT
                                             1995      1994  1995    1994
                                             $000      $000  $000    $000
--------------------------------------------------------------------------------

    Net profit before income tax expense   5,320     4,256  4,585   4,256
    Add permanent differences                118       151    117     151

--------------------------------------------------------------------------------

    Assessable income                      5,438     4,407  4,702   4,407
    Income tax at 33%                      1,794     1,454  1,552   1,454
    Prior year over provision                (30)      (10)   (30)    (10)

    Tax charge per Profit &
    Loss Account                           1,764     1,444  1,522   1,444

--------------------------------------------------------------------------------

    The tax charge is represented by:

    --Current taxation                     1,511     1,320  1,269   1,320
    --Deferred taxation                      253       124    253     124

--------------------------------------------------------------------------------

                                           1,764     1,444  1,522   1,444

--------------------------------------------------------------------------------

    IMPUTATION CREDIT ACCOUNT

    Balance as at 30 June 1994                                949       -

    Imputation credits attaching to
    dividends paid in the year                               (695)   (251)

    Income tax payments during the year                     1,845   1,200

--------------------------------------------------------------------------------

                                                            2,099     949

--------------------------------------------------------------------------------

    At balance date, the imputation
    credits available to the shareholders
    of the parent company were:

    Through direct shareholding in the
    parent company                                          2,099     949

    Through indirect interests in
    subsidiaries                                              243       -

--------------------------------------------------------------------------------

                                                            2,342     949

--------------------------------------------------------------------------------

(5)  DIVIDENDS

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Proposed dividends                                       1,275           901

Interim dividend paid during the year                      510         4,845
-------------------------------------------------------------------------------
                                                         1,785         5,746
-------------------------------------------------------------------------------
Dividends paid in 1994 includes $4,335,000 paid to Wang Laboratories Inc (WLI) prior to the company's public flotation.


(6)  SHARE CAPITAL (GROUP & PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
AUTHORISED

17,000,000 ordinary shares of $1 each                   17,000        17,000

33,000,000 unclassified shares of $1 each               33,000        33,000
-------------------------------------------------------------------------------
Total Authorised Capital                                50,000        50,000
-------------------------------------------------------------------------------
ISSUED AND PAID UP

Ordinary shares of $1 each

17,000,000 issued and fully paid shares                 17,000        17,000
-------------------------------------------------------------------------------
Total Issued and Paid Up Capital                        17,000        17,000
-------------------------------------------------------------------------------


(7)  FIXED ASSETS (GROUP)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
-------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      634      52       646     628      18

Service, demonstration
& office equipment            6,765    4,774   1,991     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     512

Software                        107       12      95         -       -       -
-------------------------------------------------------------------------------
                             12,604    9,839   2,765    11,751   9,088   2,663
-------------------------------------------------------------------------------


(7)  FIXED ASSETS (PARENT)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
-------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      631      52       646     628      18

Service, demonstration
& office equipment            6,728    4,764   1,964     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     312

Software                        107       12      95         -       -       -
-------------------------------------------------------------------------------
                             12,567    9,829   2,738    11,751   9,088   2,663
-------------------------------------------------------------------------------


(8)  LEASE RECEIVABLES (GROUP AND PARENT)

                                        1995                       1994

                               DUE WITHIN  DUE AFTER      DUE WITHIN  DUE AFTER

                                12 MONTHS  12 MONTHS       12 MONTHS  12 MONTHS

                                     $000       $000            $000       $000
-------------------------------------------------------------------------------
Minimum lease receivables           2,701      1,649           4,048      3,630

Less unearned income                  321        204             677        376
-------------------------------------------------------------------------------
Net lease receivables               2,380      1,445           3,371      3,254
-------------------------------------------------------------------------------

Generally equipment subject to lease has no material residual value at the end of the lease period.

Interest rates vary from 11% to 20%.


(9)  INVESTMENT IN SUBSIDIARIES (PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Shares in subsidiaries (unlisted)                           80            80
-------------------------------------------------------------------------------

Subsidiaries comprise BGD Limited, previously named Priority Computing Limited, and Wang New Zealand Nominees Limited. Both subsidiaries are 100% owned, and have 30 June balance dates.


(10) FUTURE TAX BENEFIT (GROUP AND PARENT)

                                                          1995          1994

                                                          $000          $000
-------------------------------------------------------------------------------
Balance as at 30 June 1994                               1,184         1,060

Transfer to Statement of Profit and Loss                   253           124
-------------------------------------------------------------------------------
                                                         1,437         1,184
-------------------------------------------------------------------------------

[11]  ACCOUNTS RECEIVABLE AND PREPAYMENTS


                                                      GROUP                      PARENT
                                             1995           1994           1995          1994

    For the year ended 30 June 1995           $000           $000           $000           $000
-------------------------------------------------------------------------------------------------
    Trade accounts receivable               10,316          8,415         10,094          8,415

    Provision for doubtful debts             (340)          (535)          (340)          (535)

    Other receivables                          399            583            388            539
-------------------------------------------------------------------------------------------------
                                            10,375          8,463         10,142          8,419

    Prepayments                                197            321            197            321
--------------------------------------------------------------------------------------------------
                                            10,572          8,784         10,339          8,740
--------------------------------------------------------------------------------------------------

[12] INVENTORIES

    Inventories include the following:

    Hardware                                 1,607          3,037          1,601          3,037

    Service parts                            2,035          2,269          2,035          2,269
--------------------------------------------------------------------------------------------------
                                             3,642          5,306          3,636          5,306
---------------------------------------------------------------------------------------------------

[13] ACCOUNTS PAYABLE AND ACCRUALS

    Trade accounts payable                   3,843          4,214          3,768          4,214

    Reorganization costs                     1,347          1,992          1,347          1,992

    Other accrued expenses                   2,210          1,809          2,204          1,784
----------------------------------------------------------------------------------------------------
                                             7,400          8,015          7,319          7,990
----------------------------------------------------------------------------------------------------

[14] LEASE COMMITMENTS [GROUP AND PARENT]

    The company has the following commitments on non cancellable operating property lease agreements:
                                                                            1995           1994

                                                                            $000           $000
------------------------------------------------------------------------------------------------------
    Within one year after balance date                                     1,779          1,732

    Within one to two years after balance date                             1,705          1,679

    Within two to five years after balance due date                        4,519          2,993

    Thereafter                                                             2,906            371
-------------------------------------------------------------------------------------------------------
                                                                          10,909          6,775
-------------------------------------------------------------------------------------------------------

[15] CAPITAL COMMITMENTS

     There were no capital commitments at 30 June 1995 [1994:NIL]


[16] CONTINGENT LIABILITIES [GROUP AND PARENT]

     As noted in the Offering Memorandum issued on 22 November 1993, related party accounts receivable of N2$46,730,000 due from Wang Laboratories Inc [WLI], the company's former parent, were assigned as part of restructuring the company in anticipation of listing as a public company. A possible contingent tax liability of up to $8,246,000 was identified in relation to that receivable. The company has received advice to the effect that the risk of this liability crystallising is not significant. WLI has provided an indemnity, secured by way of a lien over the shares of the company owned by WLI, should this contingent liability ever crystallise.

[17] RELATED PARTY TRANSACTIONS

     Wang New Zealand is 30% owned by Wang Laboratories Inc [WLI]. In addition, Wang Australia Pty Limited [Wang Australia] and BHN Information Systems New Zealand Limited [BHN] are also related parties, being affiliated companies to WLI. During the year Wang New Zealand purchased computer hardware and related products from WLI and Wang Australia. The company also paid management fees to WLI. and acquired from BHN certain business assets and liabilities.

                                                    GROUP                        PARENT
                                              1995           1994           1995           1995
                                              $000           $000           $000           $000
-----------------------------------------------------------------------------------------------------
    Summary of transactions with the
    above related parties were:

    Purchases                                1,323          3,157          1,323          3,157

    Management fees paid                       380            452            380            452

    Sale of Wang Securities Limited              -             61              -             61

    Purchase of certain BHN assets
    and liabilities                            361              -            361              -

    Outstanding related party balances are:

    Related party accounts receivable                           -              -              -

    Related party trade accounts payable       152            443            152            443

-----------------------------------------------------------------------------------------------------


     Related party balances are payable on normal trading terms.
     There have been no related party debts written off or forgiven during the year.

[18] SEGMENTAL INFORMATION

     Wang New Zealand operates in one industry segment, information technology, entirely in New Zealand.

[19] RECONCILIATION OF NET PROFIT AFTER TAXATION WITH CASH INFLOW FROM OPERATING
     ACTIVITIES



                                                    GROUP                        PARENT
                                              1995           1994           1995           1994
                                              $000           $000           $000           $000
-----------------------------------------------------------------------------------------------------
    Net Profit after tax                     3,556          2,812          3,063           2,82

    Add Non-cash items:

    Depreciation                               996          1,147            978          1,147

    Movement in deferred tax                 (253)          (124)          (253)          (124)

    Gain on sale of fixed assets              (24)             36           (24)             36

    Foreign currency gains                    (35)              -           (35)              -

    Other                                       78             78            114            139

    Movement in working capital:

    Decrease in related party payables       (291)        (2,870)          (291)         (2,70)

    Decrease in accounts payable             (813)          2,259          (869)          2,260

    Increase in tax fund                      (71)            368           (69)            367

    Increase in related party receivables        -            467              1            406

    *Decrease in inventory                   1,714          (363)          1,720           (363)

    *Increase in receivables                (1,633)         (386)         (1,444)          (389)

    Decrease in lease receivables            2,800         4,315           2,800          4,315

    Increase prepaid exercises                 126          (321)            126           (321)

-----------------------------------------------------------------------------------------------------
    Net Cash Flows form Operating
    Activities                               6,150          7,418          5,817          7,415
-------------------------------------------------------------------------------------------------------

     *The movement in working capital for these items reflects the exclusion of the purchase of the business of BHN Information Systems New Zealand Limited as detailed in Note 22.

(20) FINANCIAL INSTRUMENTS

     Credit Risk Financial instruments which potentially subject the group to credit risk principally consist of cash at bank, accounts receivable and lease receivables. The group performs credit evaluations on all customers requiring credit and generally does not require collateral for accounts receivable but takes security over the assets leased from the company by its customers.

     Maximum exposure to credit risk of cash at bank, accounts receivable and lease receivables is as disclosed on the Balance Sheet in the Financial Statements. The above maximum exposures are net of any recognised provision for losses on these financial instruments.

     Concentration of Credit Risk The group is not exposed to any concentration of credit risk with the exception of Cash at Bank.

     Fair Values The fair value of each class of financial instruments as stated in Note 13 is the carrying amount as disclosed in these Financial Statements.

(21) EMPLOYEE SHARE OWNERSHIP PLAN

     On 22 November 1993 the company established an Employee Share Ownership Plan (ESOP), and issued 70,800 ordinary shares of $1.00 each to the trustees of the ESOP at the issue price of $1.27 per share. All employees may participate in the ESOP.

     The ESOP meets the requirements of Section 166 of the Income Tax Act 1976.

     To finance the plan the ESOP borrowed $89,916 from the company. The advance is for a 3 year period, interest free. The repayment terms of the advances are the same as the ESOP offers to the employees who have participated in acquiring shares under the plan. The shares are held in trust for the employees by the Trustee during the period of the loan. The ESOP has no external funding.

     As at balance date the ESOP held 70,800 fully paid ordinary shares of $1.00 in the company (0.41% of the company's issued share capital). Of these 56,200 shares (1994: 69,800) have been allocated to employees. No shares are subject to options.

     The amount owing by the ESOP to the company at balance date was $54,229 (1994: 75,078) included in Other Receivables.

     The Trustees of the ESOP are appointed by the company. A Trustee can be removed from office by the company giving written notice to the Trustee.

     The shares held by the ESOP carry the same voting rights as other issued ordinary shares and such rights are exercised by the Trustee.

(22) INVESTMENT IN BHN (GROUP AND PARENT)

     On the June 1995, the company acquired part of the net assets of BHN Information Systems New Zealand Limited for a cash consideration of $361,000.

     Details of the acquisition are as follows:
                                                                    1995
Net Assets Acquired                                                 $000
------------------------------------------------------------------------
Fixed Assets                                                         228
Accounts Receivable                                                  279
Inventory - Service Parts                                             50
Prepayments                                                            2
------------------------------------------------------------------------
                                                                     559
Deferred Revenue                                                    (198)
-------------------------------------------------------------------------
Fair Value of Net Tangible Assets                                     361
-------------------------------------------------------------------------

(23) SUBSEQUENT EVENTS

     There have been no material subsequent events since 30 June 1995.

                  WANG NEW ZEALAND LIMITED INTERIM REPORT 1996


Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------

CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
For the six months ended              to 31.12.95    to 31.12.94     to 30.6.95
31 December 1995                             $000           $000           $000
--------------------------------------------------------------------------------
OPERATING REVENUE                          38,059         33,417         72,105
--------------------------------------------------------------------------------
PROFIT BEFORE TAX                           2,360          2,334          5,320

Tax expense                                  (804)          (794)        (1,764)
--------------------------------------------------------------------------------
PROFIT AFTER TAX                            1,556          1,540          3,556

Earnings per share (annualised)             18.31          18.12          20.92
--------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
Equity at start of the period              24,978         23,207         23,207

Profit after tax for the period             1,556          1,540          3,556

Provision for dividend and dividend
paid during the period                       (510)          (510)        (1,785)

Equity at end of the period                26,024         24,237         24,978
--------------------------------------------------------------------------------
Accounting policies in the current six months have been applied on bases consistent with those used in previous periods.

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF FINANCIAL POSITION


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
SHAREHOLDERS FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each      17,000         17,000         17,000

Retained earnings                           9,024          7,237          7,978
--------------------------------------------------------------------------------
Total Shareholders' Funds                  26,024         24,237         24,978
--------------------------------------------------------------------------------
Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                2,771          2,669          2,765

Lease receivables                             767          2,770          1,445
--------------------------------------------------------------------------------
                                            3,538          5,439          4,210
--------------------------------------------------------------------------------
FUTURE TAXATION BENEFIT                     1,146          1,177          1,437

CURRENT ASSETS

Cash                                       11,150          6,319         11,504

Accounts receivable and prepayments        13,252         13,477         10,572

Inventories                                 3,913          4,990          3,642

Lease receivables                           1,934          2,713          2,380

Income tax refund due                         328              -             75
--------------------------------------------------------------------------------
                                           30,577         27,499         28,173
--------------------------------------------------------------------------------
Total Assets                               35,261         34,115         33,820
--------------------------------------------------------------------------------
CURRENT LIABILITIES

Accounts payable and accruals               8,638          8,851          7,400

Payable to Directors                            -              -             15

Related party accounts                         89            356            152

Tax Payable                                     -            161              -

Provision for dividend                        510            510          1,275
--------------------------------------------------------------------------------
Total Liabilities                           9,237          9,878          8,842
--------------------------------------------------------------------------------
Net Assets                                 26,024         24,237         24,978
--------------------------------------------------------------------------------

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF CASH FLOWS


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                    35,980         29,677         72,546

Interest received                             547            179            493
--------------------------------------------------------------------------------
                                           36,527         29,856         73,039
--------------------------------------------------------------------------------
Cash was applied to:

Suppliers and employees                    34,187         29,477         64,801

Taxes paid                                    777            633          2,088
--------------------------------------------------------------------------------
                                           34,964         30,110         66,889
--------------------------------------------------------------------------------
Net cash inflows from operating
activities                                  1,563           (254)         6,150

CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets             45             16            151

Cash was applied to:

Purchases of fixed assets                     687            557          1,040

Purchase of BHN Information Systems
New Zealand Limited net assets                  -              -            361
--------------------------------------------------------------------------------
Net cash used in investing activities        (642)          (541)        (1,250)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Dividend                                    1,275            901          1,411
--------------------------------------------------------------------------------
Net cash used in financing activities      (1,275)          (901)        (1,411)

Net increase / (decrease) in cash held       (354)        (1,696)         3,489

Add:opening cash brought forward           11,504          8,015          8,015
--------------------------------------------------------------------------------
Ending cash carried forward                11,150          6,319         11,504
--------------------------------------------------------------------------------

WANG NEW ZEALAND LIMITED                                      CONSOLIDATED
                                                                UNAUDITED
                                                                6 MONTHS
                                                               TO 31.12.95

                                                                  $000'S

OPERATING PROFIT IS ARRIVED AT AFTER CHARGING

AFTER CHARGING:

Audit Fees                                                             30
Depreciation                                                          608
Director's Fees                                                        40
Leasing and rental expenses                                           606
Foreign currency loss                                                   3

AFTER CREDITING:

Rental income                                                         426
Interest received                                                     526
Gain on sale of fixed assets                                           14

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                 CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE
                                                  SIX MONTHS ENDED            FOR THE
                                               -----------------------     YEAR ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Revenue                                         310,584        318,217        603,455
                                               --------       --------       --------
Less:
Operating Expenses (Note 4)                     259,702        267,106        509,773
Depreciation of Fixed Assets                      6,370          5,903         12,021
Audit Fees                                          126            130            254
Rental and Lease Expenses                        17,521         15,155         33,268
Directors' Fees                                     n/a             15             31
Directors' Remuneration                             248            n/a            n/a
Goodwill Amortisation                             1,426          1,472          2,974
                                               --------       --------       --------
Earnings Before Interest and Taxation            25,191         28,436         45,134

Net Interest Expense                              5,749          5,169         11,293
                                               --------       --------       --------
Net Profit Before Taxation                       19,442         23,267         33,841
Provision for Taxation (Note 5)
  Current                                         7,128          8,856         15,380
  Deferred                                       (1,188)          (733)        (1,842)
                                               --------       --------       --------
                                                  5,940          8,123         13,538
                                               --------       --------       --------
 Less Minority Interests                             48             62            115
                                               --------       --------       --------
 Net Profit After Taxation                       13,454         15,082         20,188
                                               --------       --------       --------
                                               --------       --------       --------


                 CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY
                                  (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
Equity at Start of Period                       148,100        140,411        140,411
Net Profit After Taxation                        13,454         15,082         20,188
Decrease in Revaluation Reserve                       -              -           (547)
Minority Interest Movement                           40             62             92
Currency Translation Difference                    (330)            84             56
Dividends Paid and Proposed                      (6,050)        (4,840)       (12,100)
                                               --------       --------       --------
Equity at End of Period (Note 6)                155,214        150,799        148,100
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                                 (unaudited)
                              (Amounts in $NZ000)

                                                       AS AT
                                               -----------------------          AS AT
                                               3l/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                       5,208              -              -
Accounts Receivable                              46,234         48,284         48,783
Inventory                                       127,401        160,542        123,383
Tax Refund Due                                        -              -          1,275
                                               --------       --------       --------
                                                178,843        208,826        173,441

NON CURRENT ASSETS
Fixed Assets                                    105,203        117,191        111,005
Investments                                       2,320          2,591          2,519
Deferred Charges                                    152            428            247
Goodwill                                         51,265         54,139         52,158
                                               --------       --------       --------
                                                158,940        174,349        165,929
                                               --------       --------       --------
Total Assets                                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                        -          5,460         11,176
Creditors                                        88,031         99,769         70,655
Provision for Dividend                            6,050          4,840          7,260
Provision for Taxation                            1,048          5,413              -
Current Portion of Term Liabilities              21,219         21,547         21,134
                                               --------       --------       --------
                                                116,348        137,029        110,225

DEFERRED TAXATION                                (1,811)           120           (627)

TERM LIABILITIES
Loans                                            66,041         94,412         79,882
Finance Lease Liabilities                         1,991            815          1,790
                                               --------       --------       --------
                                                 68,032         95,227         81,672
                                               --------       --------       --------
TOTAL LIABILITIES                               182,569        232,376        191,270

EQUITY                                          155,214        150,799        148,100
                                               --------       --------       --------
TOTAL EQUITY AND LIABILITIES                    337,783        383,175        339,370
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                       313,708        318,339        600,969
  Interest Received                                 101             28            154
                                               --------       --------       --------
                                                313,809        318,367        601,123

Cash was Disbursed To:
  Payments to Employees and Suppliers           265,948        298,514        553,143
  Interest Paid                                   6,070          4,965         11,091
  Tax Paid                                        4,781          2,315         15,593
                                               --------       --------       --------
                                                276,799        305,794        579,827
                                               --------       --------       --------
Net Cash Flows From Operating Activities         37,010         12,573         21,296

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        6,158            532          4,149
  Net Effect of Resolution of Angus & Robertson
  Bookworld dispute (Note 3)                      2,891              -              -
  Proceeds from Sale of Business                      -              -          2,466
                                               --------       --------       --------
                                                  9,049            532          6,615

Cash was Applied To:
  Purchase of Fixed Assets                        6,211         12,703         19,627
Payments Made for Acquisition of Business             -            197              -
                                               --------       --------       --------
                                                  6,211         12,900         19,627
                                               --------       --------       --------
Net Cash Flows from Investing Activities          2,838        (12,368)       (l3,012)

Cash Flows From Financing Activities
Cash was Provided From:
Loans Received                                   48,757          9,990         19,254
Finance leases Received                             990            709          2,081
                                               --------       --------       --------
                                                 49,747         10,699         21,335

Cash was Applied To:
loans repaid                                     64,757         10,145         29,855
Finance Leases Repaid                               704          1,149          1,731
Dividends Paid                                    7,260          4,840          9,680
                                               --------       --------       --------
                                                 72,721         16,134         41,266
                                               --------       --------       --------
Net Cash Flows From Financing Activities        (22,974)        (5,435)       (19,931)
                                               --------       --------       --------
Net Cash Received (Disbursed)
During the Period                                16,874         (5,230)       (11,647)
Cash at Beginning of Period                     (11,176)           197            197
Exchange Rate Adjustments                          (490)          (427)           274
                                               --------       --------       --------
Cash at End of Period                             5,208         (5,460)       (11,176)
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
           RECONCILIATION OF CONSOLIDATED NET PROFIT AFTER TAXATION TO
                   NET CASH FLOWS FROM OPERATING ACTIVITIES
                                 (unaudited)
                              (Amounts in $NZ000)

                                                      FOR THE                 FOR THE
                                                  SIX MONTHS ENDED               YEAR
                                               -----------------------          ENDED
                                               31/12/95       31/12/94       30/06/95
                                                   $000           $000           $000
                                               --------       --------       --------
NET PROFIT AFTER TAXATION                        13,454         15,082         20,188

NON CASH ITEMS
  Depreciation                                    6,370          5,903         12,021
  Goodwill                                        1,426          1,472          2,974
  Minority Interests                                 48             62            115
                                               --------       --------       --------
                                                  7,844          7,437         15,110

MOVEMENTS IN WORKING CAPITAL

Current Liabilities: Increase/(Decrease)
  Creditors                                      16,187         15,449        (10,146)
  Provision for Taxation                          2,322          5,413           (958)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                 6            123         (1,068)
  Inventory                                      (1,759)       (31,535)          (590)
  Deferred Charges                                   96            120            301
                                               --------       --------       --------
                                                 16,852        (10,430)       (12,461)

OTHER
(Gain)/Loss on Disposal of Fixed Assets              23             89           (443)
  (classed as investing activity)
Increase/(Decrease) in Deferred Tax              (1,163)           395         (1,098)
                                               --------       --------       --------
                                                 (1,140)           484         (1,541)
                                               --------       --------       --------
CASH FLOW FROM OPERATING ACTIVITIES              37,010         12,573         21,296
                                               --------       --------       --------
                                               --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                                  (unaudited)
1. GENERAL
These unaudited accounts have been prepared using the same accounting policies as applied in the preparation of the published accounts for the year ended 30 June 1995.

2. SEGMENTAL INFORMATION
The Group operates in two industry sectors, the retailing of books and stationery and the manufacture and printing of paper-based products.

                                                       NEW ZEALAND                    AUSTRALIA                   CONSOLIDATED
                                                         $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY GEOGRAPHIC SEGMENTS                             $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         241,924        234,214         68,660         84,003        310,584        318,217
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$60,345       A$69,563

Earnings before Interest, Tax
& Amortisation of Goodwill                       22,738         26,125          3,879          3,783         26,617         29,908
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
                                                                              A$3,410        A$3,132
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    281,047        310,172         56,736         73,003        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------
                                                                             A$49,865       A$60,330

                                                          RETAIL                    MANUFACTURING                  CONSOLIDATED
                                                          $NZ000                        $NZ000                        $NZ000
                                                   1995           1994           1995           1994           1995           1994
BY ACTIVITY SEGMENT                                $000           $000           $000           $000           $000           $000

Revenue
Sales Outside the Group                         261,296        265,954         49,288         52,263        310,584        318,217
                                                                                                           --------       --------
                                                                                                           --------       --------
Sales to Group Companies                              -              -         18,355         18,567
                                               --------       --------       --------       --------
                                                261,296        265,954         67,643         70,830
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Earnings before Interest, Tax
& Amortisation of Goodwill                       18,680         21,156          7,937          8,752         26,617         29,908
                                               --------       --------       --------       --------
Amortisation of Goodwill                                                                                     (1,426)        (1,472)
                                                                                                           --------       --------
Earnings before Interest & Tax                                                                               25,191         28,436
                                                                                                           --------       --------
                                                                                                           --------       --------
Total Assets                                    258,352        296,481         79,431         86,694        337,783        383,175
                                               --------       --------       --------       --------       --------       --------
                                               --------       --------       --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)


3. ACQUISITION MATTERS OUTSTANDING
With respect to Croxley Collins Olympic, the position is as described in Note 19 of the Annual Report for the year ended 30 June 1995. The matter has been set down for hearing in the High Court in October 1996.

The Angus & Robertson Bookworld dispute is now settled, with the agreement in principle referred to in Notes 19 and 20 of the Annual Report for the year ended 30 June 1995 having been documented and executed.

4. ABNORMAL
Restructuring and relocation costs of NZ$1,022,000 were incurred by GP Print Limited during the six month period ended 31 December 1995 and are included in operating expenses.

5. TAXATION
No taxation expense has been charged for the six month period ended 31 December 1995 against the profit of Angus & Robertson Bookworld Pty Ltd in view of tax credits held. This has reduced the consolidated tax expense by NZ$1,058,000.

6. EQUITY
The Company has on issue 121,000,398 ordinary shares.

7. CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1995
Reported under NZ GAAP         155,214        105,203        2,320      51,265     (1,811)                 6,050        13,454


1.  Adjustments related to
changes in accounting for
Fixed Assets                   (21,574)       (21,323)        (251)                                                        266

2. Adjustments related to
changes in accounting for
Dividends                        6,050                                                                    (6,050)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (803)                                                         803                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions             (70)                                     333        403                                  (10)


Restated under U.S GAAP        138,817         83,880        2,069      51,598     (1,408)      803           --        13,751



                                SHAREHOLDER    FIXED     INVESTMENTS   GOODWILL   DEFERRED     DEFERRED   PROVISION    NET PROFIT
                                EQUITY         ASSETS                             TAX          INCOME     FOR          AFTER TAX
                                                                                                          DIVIDEND

                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000

6 MONTHS ENDED 31 DECEMBER
1994
REPORTED UNDER NZ GAAP            150,799      117,191       2,591     54,139     120                      4,840       15,082


1. Adjustments related to
changes in accounting for
Fixed Assets                      (22,808)     (22,557)       (251)                                                       366

2. Adjustments related to
changes in accounting for
Dividends                           4,840                                                                 (4,840)

3. Adjustment related to
changes in accounting for sale
and leaseback transactions           (886)                                                     886                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (50)                                353     403                                     (10)

Restated under U.S GAAP           131,895       94,634       2,340     54,492     523          886         --          15,479


                          INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1995 and 30 June 1994, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1995 and 30 June 1994, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1995 and the determination of stockholders' equity and financial position at 30 June 1995 and 30 June 1994 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
7 September 1995
Auckland, New Zealand

                                 FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               PROFIT AND LOSS ACCOUNT
                              FOR THE YEAR ENDED 30 JUNE


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
REVENUE                                            2     603,455     526,832      12,089     13,959
                                                         -------     -------     -------    -------
LESS:
Operating Expenses                                       509,773     447,265         251        557
Depreciation of Fixed Assets                              12,021       9,321          23         19
Audit Fees                                                   254         230           -         18
Rental and Lease Expenses                                 33,268      25,561           -          -
Directors' Fees                                               31          28          21         19
Goodwill Amortization                                      2,974       2,164           8          -
                                                         -------     -------     -------    -------
EARNINGS BEFORE INTEREST AND TAXATION                     45,134      42,263      11,786     13,346
Net Interest Expense                               2      11,293       6,836        (943)      (288)
                                                         -------     -------     -------    -------
NET PROFIT BEFORE TAXATION                                33,841      35,427      12,729     13,634
Provision for Taxation                             3      13,538      11,291         250       (103)
Minority Interests                                           115          74           -          -
                                                         -------     -------     -------    -------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
Plus Retained Earnings Brought Forward                    59,401      42,628       9,021      3,754
Transfer from Reserves                            14          65       1,181           -          -
Dividends Paid and Proposed                        4     (12,100)     (8,470)    (12,100)    (8,470)
                                                         -------     -------     -------    -------
Retained Earnings Carried Forward                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                                    BALANCE SHEET
                                    AS AT 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                 NOTE       $000        $000        $000       $000
                                                            ----        ----        ----       ----
ASSETS
CURRENT ASSETS
Cash at Bank and on Deposit                        5           -         197           -        578
Accounts Receivable                                6      48,783      48,526          32         90
Inventory                                          7     123,383     129,007           -          -
Income Tax Receivable                                      1,275         317         536        357
                                                         -------     -------     -------    -------
                                                         173,441     178,047         568      1,025
NON CURRENT ASSETS
Fixed Assets                                       8     111,005     111,012          42         51
Amount Due from Subsidiaries                                   -           -     162,833    112,832
Investments                                        9       2,519       2,471      68,365     68,383
Deferred Charges                                  10         247         548         247        440
Goodwill                                                  52,158      55,414         158          -
                                                         -------     -------     -------    -------
                                                         165,929     169,445     231,645    181,706
                                                         -------     -------     -------    -------
TOTAL ASSETS                                             339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
LIABILITIES
CURRENT LIABILITIES
Bank Overdraft                                     5      11,176           -       1,769          -
Accounts Payable                                          70,655      84,320       6,448      6,803
Provision for Dividend                             4       7,260       4,840       7,260      4,840
Current Portion of Term Liabilities           11, 12      21,134      21,754      20,000     20,298
                                                         -------     -------     -------    -------
                                                         110,225     110,914      35,477     31,941
DEFERRED TAXATION LIABILITY/(ASSET)                3        (627)         42          56        103
TERM LIABILITIES
Loans                                             11      79,882      95,007      46,981     59,354
Amounts Due to Subsidiaries                                    -           -      84,504     26,517
Finance Lease Liabilities                         12       1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                          81,672      96,125     131,485     85,871
                                                         -------     -------     -------    -------
TOTAL LIABILITIES                                        191,270     207,081     167,018    117,915
MINORITY INTERESTS                                           600         508           -          -
SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                        13      12,100      12,100      12,100     12,100
Reserves                                          14      67,846      68,402      43,695     43,695
Retained Earnings                                         67,554      59,401       9,400      9,021
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS                                147,500     139,903      65,195     64,816
                                                         -------     -------     -------    -------
TOTAL SHAREHOLDERS' FUNDS AND LIABILITIES                339,370     347,492     232,213    182,731
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


See accompanying notes to the financial statements.
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                               STATEMENT OF CASH FLOWS
                              FOR THE YEAR ENDED 30 JUNE
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                            ----        ----        ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Cash was Provided From:
  Receipts From Customers                                600,969     532,202           -        184
  Interest Received                                          154         337          62        770
                                                         -------     -------      ------    -------
                                                         601,123     532,539          62        954
Cash was Disbursed To:
  Payments to Employees and Suppliers                    553,143     482,319          87        521
  Interest Paid                                           11,091       6,998       7,247      5,299
  Tax Paid                                                15,593      13,151         624        208
                                                         -------     -------      ------    -------
                                                         579,827     502,468       7,958      6,028
                                                         -------     -------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
CASH FLOWS FROM INVESTING ACTIVITIES
Cash was Provided From:
  Disposal of Fixed Assets                                 4,149       2,491           -        645
  Proceeds from Sale of Businesses                         2,466           -           -          -
  Proceeds from Sale of Investment Properties                  -       1,700           -          -
                                                         -------     -------      ------    -------
                                                           6,615       4,191           -        645
Cash was Applied To:
  Purchase of Fixed Assets                                19,627       9,457          10         29
  Payments Made for Acquisition of Business                    -     134,773           -     94,256
                                                         -------     -------      ------    -------
                                                          19,627     144,230          10     94,285
                                                         -------     -------      ------    -------
Net Cash Flows from Investing Activities                 (13,012)   (140,039)        (10)   (93,640)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash was Provided From:
  Loans Received                                          19,254     126,012      14,000     90,359
  Advances from Subsidiaries                                   -           -      62,673     38,814
  Finance Leases Received                                  2,081       1,636           -          -
  Share Capital Paid Up                                        -      44,967           -     44,967
                                                         -------     -------      ------    -------
                                                          21,335     172,615      76,673    174,140
Cash was Applied To:
  Loans Repaid                                            29,855      68,676      26,672     69,286
  Advances to Subsidiaries                                     -           -      34,762          -
  Finance Leases Repaid                                    1,731       1,163           -          -
  Dividends Paid                                           9,680       5,748       9,680      5,748
                                                         -------     -------      ------    -------
                                                          41,266      75,587      71,114     75,034
Net Cash Flows From Financing Activities                 (19,931)     97,028       5,559     99,106
                                                         -------     -------      ------    -------
NET CASH RECEIVED (DISBURSED) DURING
  THE PERIOD                                             (11,647)    (12,940)     (2,347)       392
CASH AT BEGINNING OF PERIOD                                  197      13,137         578        186
Impact of Foreign Exchange                                   274           -           -          -
                                                         -------     -------      ------    -------
Cash at End of Period                                    (11,176)        197      (1,769)       578
                                                         -------     -------      ------    -------
                                                         -------     -------      ------    -------


See accompanying notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                   RECONCILIATION OF NET CASH FLOWS FROM OPERATING
                       ACTIVITIES TO NET PROFIT AFTER TAXATION
                                      ($NZ000's)

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                            $000        $000        $000       $000
                                                          ------      ------      ------     ------
NET PROFIT AFTER TAXATION                                 20,188      24,062      12,479     13,737
NON CASH ITEMS
  Depreciation                                            12,021       9,321          23         19
  Goodwill                                                 2,974       2,164           8          -
  Minority Interests                                         115          74           -          -
  Other Non-cash Expenses                                      -           -          14          1
                                                          ------      ------      ------    -------
                                                          15,110      11,559          45         20

MOVEMENTS IN WORKING CAPITAL
Current Liabilities: Increase/(Decrease)
  Accounts Payable                                       (10,146)       (455)       (355)       633
  Amounts Due to Subsidiaries                                  -           -      24,846          -
  Provision for Taxation                                    (958)     (2,327)       (179)      (357)
Current Assets: (Increase)/Decrease
  Accounts Receivable                                     (1,068)      5,560          58        623
  Income Tax Receivable                                        -        (317)          -          -
  Amounts Due from Subsidiaries                                -           -     (44,935)   (19,934)
  Inventory                                                 (590)     (7,675)          -          -
  Deferred Charges                                           301        (376)        192       (268)
                                                          ------      ------      ------    -------
                                                         (12,461)     (5,590)    (20,373)   (19,303)
OTHER
  (Gain)/Loss on Disposal of Assets                         (443)        173           -       (645)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Tax                     (1,098)       (133)        (47)     1,117
                                                         -------      ------      ------    -------
                                                          (1,541)         40         (47)       472
                                                         -------      ------      ------    -------
Net Cash Flows From Operating Activities                  21,296      30,071      (7,896)    (5,074)
                                                         -------      ------      ------    -------
                                                         -------      ------      ------    -------




See accompanying  notes to the financial statements.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                               WHITCOULLS GROUP LIMITED
                          NOTES TO THE FINANCIAL STATEMENTS

(1)  STATEMENT OF ACCOUNTING POLICIES

These financial statements are presented in accordance with the Companies Act 1955 and have been prepared in accordance with the Financial Reporting Act 1993. The Company's financial statements are for Whitcoulls Group Limited as a separate entity and the consolidated financial statements are for the Whitcoulls Group, which includes all its subsidiaries and associate entities as disclosed in note 17.


GENERAL ACCOUNTING POLICIES

The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed with the exception that certain land, buildings and plant are recorded at valuation.


PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.


INVENTORIES

Inventories are stated at the lower of net realisable value and cost, using either a first-in first-out or weighted average basis.
Work in progress is valued at the cost of materials and labour and includes fixed and variable overheads to the last completed stage of manufacture. Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.


ACCOUNTS RECEIVABLE

Accounts receivable are stated at expected realisable value.


FIXED ASSETS

The cost of purchased fixed assets is the value of the consideration given to acquire the assets and the value of other directly attributable costs which have been incurred in bringing the assets to the location and condition necessary for their intended use.

Land and buildings are revalued annually by independent registered valuers on the basis of net current value. Changes in valuation are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

Fixed assets are depreciated on a straight line basis at rates which will write off the cost or valuation of those assets over their estimated useful lives.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


The following estimated useful lives have been applied:

Motor Vehicles                                                         5 years
Furniture and Fittings                                           5 to 10 years
Plant and Machinery                                              5 to 15 years
Office and EDP Equipment                                          3 to 5 years
Buildings                                                       30 to 80 years


LEASED ASSETS

Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight line basis over the estimated useful life of the asset.


FOREIGN CURRENCIES

Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the Profit and Loss Account.


The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.



GOODWILL

Goodwill represents the excess of purchase consideration over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.


TAXATION

Taxation accounted for in the Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.


FINANCIAL INSTRUMENTS

The Group has certain financial instruments with off-balance sheet risk for the primary purpose of reducing its exposure to fluctuations in interest rates. While these financial instruments are subject to risk that market rates may change subsequent to acquisition, such changes would generally be offset by opposite effects on the items being hedged.
Interest rate swaps have been entered into to manage interest rate exposure. The differential to be paid or received is accrued as interest rates change and is recognised as a component of interest expense.



CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies.
All policies have been applied on a basis consistent with those used in the previous year.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
(2) PROFIT AND LOSS ACCOUNT                                $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
Included in the Profit and Loss account are:
  Interest Income                                           (154)       (337)     (8,605)    (5,819)
  Interest Expense on Finance Leases                         251         257           -          -
  Interest Expense on Term Loans                          10,994       6,916       7,466      5,427
  Other Interest Expense                                     202           -         196        104
                                                        --------    --------    --------   --------
  Net Interest Expense/(Income)                           11,293       6,836        (943)      (288)
  Sales                                                  603,451     526,575           -          -
  Dividend Income                                              -          58      12,000     13,214
  Share of Associates After Tax Profit                         4         199           -          -
  Gains/(Losses) on Sale of Fixed Assets                    (479)       (173)          -          -
  Gains/(Losses) on Sale of Business                         922           -           -          -


(3) TAXATION

Provision for Taxation
The current taxation charge is calculated as follows:
Net Profit Before Taxation                                33,841      35,427      12,729     13,634
Taxation at 33%                                           11,167      11,691       4,201      4,499
Adjusted for the effect of:
Permanent Differences                                        707        (400)     (3,951)    (4,602)
Timing Differences not Recognised                          1,664           -           -          -
                                                        --------    --------    --------   --------
Net Taxation Charge                                       13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Accounted for as follows;
  Current                                                 15,380      11,424         297       (149)
  Deferred                                                (1,842)       (133)        (47)        46
                                                        --------    --------    --------   --------
                                                          13,538      11,291         250       (103)
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------
Deferred Taxation
Opening Balance (Asset)/Liability                             42         719         103     (1,014)
Charge to P&L                                             (1,842)       (133)        (47)        46
Adjustments:
  Transfers                                                1,173        (544)          -      1,071
                                                        --------    --------    --------   --------
Closing Balance (Asset)/Liability                           (627)         42          56        103
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------




Future income tax benefits of NZ$1,872,000 arising from tax losses and other timing differences in Angus & Robertson Bookworld Pty Limited have not been taken into account in accordance with Australian Accounting Standards Board 1020 and New Zealand Society of Accountants Statement of Standard Accounting Practice
12. The effect on this year's tax charge in the Profit and Loss Account is to increase the charge by NZ$1,664,000.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                           $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
IMPUTATION CREDIT ACCOUNT
Opening Balance                                           16,437       6,155       5,498      2.498
Income Tax Paid/(Refunded)                                15,384      13,151         477        141
Transfers                                                      -           -           -       (141)
Imputation Credits on Dividends Received                      35          26       5,910      5,895
Less: Credits Attributed to Dividends Paid                (4,768)     (2,895)     (4,768)    (2,895)
                                                        --------    --------    --------   --------
                                                          27,088      16,437       7,117      5,498
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(4) DIVIDENDS AND BONUS ISSUE
INTERIM DIVIDEND                                           4,840       3,630       4,840      3,630
  Interim dividend of 4 cents per share
  (1994: 3 cents per share)
FINAL DIVIDEND                                             7,260       4,840       7,260      4,840
  A proposed final dividend of 6 cents
  per share (1994: 4 cents per share)
                                                        --------    --------    --------   --------
                                                          12,100       8,470      12,100      8,470
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


(5) SET-OFF OF ASSETS AND LIABILITIES

The Group has established a legal right of set-off with the Westpac Banking Corporation. Accordingly current accounts have been set-off against the bank overdrafts.

Bank Overdraft Prior to Set-Off                          (18,095)     (2,915)     (1,769)         -
Deposits on Hand                                           6,919       3,112           -        578
                                                        --------    --------    --------   --------

Bank Overdraft after Set-Off                             (11,176)        197      (1,769)       578
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------

(6) ACCOUNTS RECEIVABLE

Accounts Receivable are recorded net of a provision for doubtful debts.

Provision for Doubtful Debts                                 480         355           -          -
                                                        --------    --------    --------   --------



(7) INVENTORY

Finished Goods                                           110,491     118,112           -          -
Work in Progress                                           2,845       2,340           -          -
Raw Materials                                             10,047       8,555           -          -
                                                        --------    --------    --------   --------
                                                         123,383     129,007           -          -
                                                        --------    --------    --------   --------
                                                        --------    --------    --------   --------


Certain inventories are subject to restrictions of title. ie. Romalpa clauses.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------




                                       CONSOLIDATION                               COMPANY
                              COST         VALUATION  ACCUM       NET     COST      ACCUM        NET
                                                       DEPN      BOOK                DEPN       BOOK
                                                                VALUE                          VALUE
                            $NZ000          $NZ000   $NZ000    $NZ000    $NZ000      $NZ000   $NZ000
(8) FIXED ASSETS
30 JUNE 1995
Motor Vehicles                   697           -        232       465        -          -         -
Capitalised Leased
  Motor Vehicles               4,755           -      1,752     3,003        -          -         -
Plant & Machinery             36,110           -     12,413    23,697        -          -         -
Office Equipment/
  Furniture & Fittings        36,914           -     17,957    18,957      104         62        42
Leasehold Improvements         3,932           -      1,689     2,243        -          -         -
Buildings                          -      28,255          -    28,255        -          -         -
Land                               -      34,385          -    34,385        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              82,408      62,640     34,043   111,005      104         62        42
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----
30 JUNE 1994
Motor Vehicles                   622           -        148       474        -          -         -
Capitalised Leased
  Motor Vehicles               4,053           -      1,277     2,776        -          -         -
Plant & Machinery             32,772           -      8,791    23,981        -          -         -
Office Equipment/
  Furniture & Fittings        32,022           -     14,132    17,890       90         39        51
Leasehold Improvements         2,714           -      1,377     1,337        -          -         -
Buildings                          -      29,237          -    29,237        -          -         -
Land                               -      35,317          -    35,317        -          -         -
                              ------      ------     ------   -------    -----      -----     -----
                              72,183      64,554     25,725   111,012       90         39        51
                              ------      ------     ------   -------    -----      -----     -----
                              ------      ------     ------   -------    -----      -----     -----


Land and buildings are restated to valuation in accordance with valuation reports of registered independent valuers, with the exception of Croxley Stationery Limited's Avondale property which is valued at market value based on an unconditional agreement to sell this property in October 1995.
Valuations were prepared by Jones Lang Wootten Ltd (report dated 30 June 1995), Colliers Jardine New Zealand Limited (report dated 30 June 1995) and Lockwood & Associates Limited (report dated 30 June 1995). The telephone directory press is stated at valuation (recognised as deemed cost) as at 30 June 1991 less depreciation.



--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(9) INVESTMENTS
Other Investments                                            116          76           5          5
Investment in Subsidiaries                                     -           -      68,360     68,378
Associate Companies
Shares at Cost                                             1,045       1,045           -          -
Share of
  -- Retained Profits                                        452         506           -          -
  -- Revaluations                                            252         252           -          -
Advances to Associates                                       654         592           -          -
                                                         -------     -------     -------    -------
                                                           2,403       2,395           -          -
                                                         -------     -------     -------    -------
                                                           2,519       2,471      68,365     68,383
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


(10) DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


(11) LOANS

Loans--Secured                                            99,882     115,305      66,981     79,652
Less: Included in Current Liabilities                     20,000      20,298      20,000     20,298
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Repayable as follows:
Between 1 and 2 years                                     79,882      20,298      46,981     20,298
Between 2 and 5 years                                          -      74,709           -     39,056
                                                         -------     -------     -------    -------
                                                          79,882      95,007      46,981     59,354
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------


The loans are secured by mortgages over all of the properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 6.93% to 10.2%.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(12) FINANCE LEASE LIABILITIES

The consolidated future lease rental payments under finance leases are:

Not later than 1 year                                      1,388       1,669           -          -
1 - 2 years                                                1,060         816           -          -
2 - 5 years                                                  936         393           -          -
                                                         -------     -------     -------    -------
                                                           3,384       2,878           -          -
Less future interest expense                                 460         304           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
Representing:
  Current Liability                                        1,134       1,456           -          -
  Term Liability                                           1,790       1,118           -          -
                                                         -------     -------     -------    -------
                                                           2,924       2,574           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(13) SHARE CAPITAL

Authorised Share Capital
500,000,000 (1994: 500,000,000) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  50,000      50,000      50,000     50,000
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

ISSUED AND FULLY PAID CAPITAL
121,000,398 (1994: 121,000,398) Ordinary
  Shares of NZ$0.10 (1994: NZ$0.10) Each                  12,100      12,100      12,100     12,100
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

(14) RESERVES

SHARE PREMIUM RESERVE
  Opening Balance                                         43,695         240      43,695        240
  Movements                                                    -      43,455           -     43,455
                                                         -------     -------     -------    -------
  Closing Balance                                         43,695      43,695      43,695     43,695
ASSET REVALUATION RESERVE
  Opening Balance                                         24,597      10,653           -          -
  Revaluation                                               (548)     15,125           -          -
  Adjustment for Assets Sold                                 (65)     (1,181)          -          -
                                                         -------     -------     -------    -------
  Closing Balance                                         23,984      24,597           -          -
CURRENCY TRANSLATION RESERVE
  Opening Balance                                            110           -           -          -
  Movements                                                   57         110           -          -
                                                         -------     -------     -------    -------
  Closing Balance                                            167         110           -          -
                                                         -------     -------     -------    -------
TOTAL RESERVES                                            67,846      68,402      43,695     43,695
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

                                                              CONSOLIDATED              COMPANY
                                                            1995        1994        1995       1994
                                                          $NZ000      $NZ000      $NZ000     $NZ000
                                                            ----        ----        ----       ----
(15) OPERATING LEASE COMMITMENTS

Commitments under operating leases are due as follows:
  Not later than 1 year                                   31,272      30,878           -          -
  1-2 years                                               28,911      25,378           -          -
  2-5 years                                               44,607      33,125           -          -
  Over 5 years                                            13,701      16,477           -          -
                                                         -------     -------     -------    -------
                                                         118,491     105,858           -          -
                                                         -------     -------     -------    -------
                                                         -------     -------     -------    -------
                                      NEW ZEALAND              AUSTRALIA                CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY GEOGRAPHIC SEGMENTS                 $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------       ------      -------       -------
(16)  SEGMENTAL REPORTING
REVENUE
  Sales Outside the Group             472,718       432,403   130,737       94,429      603,455       526,832
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           48,271        43,973      (163)         454       48,108        44,427
                                      -------       -------   -------       ------
                                      -------       -------   -------       ------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          287,767       285,122    51,603       62,370      339,370       347,492
                                      -------       -------   -------       ------      -------       -------
                                      -------       -------   -------       ------      -------       -------
                                                RETAIL              MANUFACTURING              CONSOLIDATED
                                         1995          1994      1995         1994         1995          1994
BY ACTIVITY SEGMENT                    $NZ000        $NZ000    $NZ000       $NZ000       $NZ000        $NZ000
                                      -------       -------   -------      -------      -------       -------
REVENUE
  Sales Outside the Group             502,208       426,619   101,247      100,213      603,455       526,832
                                                                                        -------       -------
                                                                                        -------       -------
  Sales to Group Companies                  -             -    32,969       24,983
                                      -------       -------   -------      -------
                                      502,208       426,619   134,216      125,196
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------

EARNINGS BEFORE INTEREST, TAX
AND AMORTISATION OF GOODWILL           31,409        30,374    16,699       14,053       48,108        44,427
                                      -------       -------   -------      -------
                                      -------       -------   -------      -------
Amortisation of Goodwill                                                                 (2,974)       (2,164)
                                                                                        -------       -------
EARNINGS BEFORE INTEREST AND TAX                                                         45,134        42,263
                                                                                        -------       -------
                                                                                        -------       -------
TOTAL ASSETS                          258,957       260,860    80,413       86,632      339,370       347,492
                                      -------       -------   -------      -------      -------       -------
                                      -------       -------   -------      -------      -------       -------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(17) RELATED PARTIES

The ultimate parent company is Rank Commercial Limited. (This company is not consolidated in these Financial Statements.)

Significant subsidiaries consolidated at 30 June 1995 (and 30 June 1994) are:

                                           % OWNED        PRINCIPAL ACTIVITY
Whitcoulls Limited                          100          Book & Stationery Retailing
London Bookshops Limited                    100          Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited     100          Book & Stationery Retailing
GH Bennett & Company Limited                100          Tertiary & Professional Book Retailing
Croxley Stationery Limited                  100          Stationery Manufacturing & Wholesaling
Armidale Industries Limited                  65          Stationery Manufacturing
OTC Office Supplies Limited                 100          Commercial Stationery Retailing
Whitcoulls Office Products Limited          100          Commercial Stationery Retailing
Hollands Limited                            100          Commercial Stationery Retailing
School Supplies Limited                     100          Scholastic Stationery Retailing
GPO Holdings Limited                        100          Printing & Publishing
WGL Group Limited                           100          Holding Company
Whitcoulls Group Services Limited           100          Management Services

Significant Associate Companies equity accounted at 30 June 1995 are:

University Bookshop (Auckland) Limited      50           Tertiary Book Retailing
University Bookshop (Canterbury) Limited    50           Tertiary Book Retailing
University Book Shop (Otago) Limited        50           Tertiary Book Retailing

Whitcoulls Group Limited has entered into the following related party transactions with its subsidiaries.

                                                      COMPANY
                                                  1995       1994
                                                $NZ000     $NZ000

Interest Charged to Subsidiaries                 8,605      5,819

Management Fees from Subsidiaries                   89          -


The outstanding balances at year end are disclosed in the Balance Sheet, and financing cash flows are disclosed in the Statement of Cash Flows.




--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(18)  FINANCIAL INSTRUMENTS

CURRENCY AND INTEREST RATE RISK

CURRENCY

Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was fully funded in Australian currency loans.

The Group has exposure to foreign exchange risk as a result of transactions denominated in foreign currencies in the normal course of trading. Where these exposures are considered significant, the Group's policy is to cover the transaction. No significant exposures existed at year end.


INTEREST RATE

The Group has long term borrowings which are used to fund on-going activities. These borrowings have interest rate maturity dates of 90 days. It is Group policy to manage its interest rate exposure in accordance with prudent commercial practice. The Group has entered into interest rate swaps to convert a portion of its interest rate exposure from floating to fixed. The notional principal amounts of interest rate contracts outstanding at balance date were as follows:

                                       CONSOLIDATED             COMPANY
                                     1995        1994        1995     1994
                                   $NZ000      $NZ000      $NZ000   $NZ000
                                    ------        ----      ------     ----
Interest Rate Swaps                 91,000          -       70,000        -



INTEREST RATE REPRICING

The Group has entered into interest rate swap agreements where a portion of the Group's floating rate debt has been effectively converted to fixed. These agreements mature approximately evenly over the period to October 1999. Interest rates range from 8.67% to 9.35%.

CREDIT RISK

In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The Group does not require collateral from debtors.

FAIR VALUES

As at balance date, the fair value of the interest swap agreements were approximately equal to their carrying value. This value was calculated based on the variance between the floating and fixed rates in effect at balance date.

The Directors are of the opinion that the fair value of the Group's remaining financial assets and liabilities approximate their carrying value.


--------------------------------------------------------------------------------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


(19)  ACQUISITION MATTERS OUTSTANDING


CROXLEY COLLINS OLYMPIC

Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at NZ$51.5 million which after a payment of NZ$46.0 million left a final balance due of NZ$5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occured and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for NZ$11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The vendor appealed this decision to the Court of Appeal but withdrew this appeal prior to the hearing.

Pending resolution of this matter the final balance due to the vendor of NZ$5.5 million has been accrued as a liability in the balance sheet and is included in accounts payable. Legal costs have been expensed as incurred and no provision has been made for any interest liability.

ANGUS & ROBERTSON BOOKWORLD

Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price was to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not been received.

In May 1994 two of the vendors, Bibury Limited (formerly Brash Holdings Limited) and Brashs Pty Limited were placed into Administration.

At the date of issue of the 1994 Annual report, Whitcoulls Group Limited believed that the final purchase price would not exceed the amount paid to that date, with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price.

Subsequently Whitcoulls Group Limited concluded that the business had been misrepresented and sued for damages.

An agreement in principle has been reached with the Administrator, subject to final legal documentation. No further monies were paid to, or are owing to, the Administrator in respect of this acquisition.

These accounts have been prepared incorporating the terms of the agreement reached.


(20)  CONTINGENT LIABILITIES/ASSETS

There were no contingent liabilities.

Angus and Robertson Bookworld Pty Ltd has been admitted as an unsecured creditor of Bibury Limited (formerly Brash Holdings Limited) (Subject to Deed of Company Arrangement) for A$7.5 million.

No monies will be received in respect of this proof of debt until the other unsecured creditors have received A$38 cents per dollar of admitted proof.


(21)  CAPITAL COMMITMENTS

There were no material capital commitments at year end. (1994:NIL)

--------------------------------------------------------------------------------

(22)  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
      (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:


                                SHAREHOLDER     FIXED      INVESTMENTS   GOODWILL    DEFERRED    DEFERRED    PROVISION   NET PROFIT
                                EQUITY          ASSETS                               TAX         INCOME      FOR         AFTER TAX
                                                                                                             DIVIDEND
AUDITED INFORMATION
                                $NZ000          $NZ000     $NZ000        $NZ000     $NZ000      $NZ000      $NZ000       $NZ000

YEAR ENDED  30 JUNE 1995
Reported under NZ GAAP            147,500       111,005       2,519       52,158      (627)                   7,260        20,188

1. Adjustments related to
changes in accounting for Fixed
Assets                            (21,837)      (21,586)       (251)                                                          789

2.  Adjustments related to
changes in accounting for
Dividends                           7,260                                                                    (7,260)

3.  Adjustments related to
changes in the accounting for
sale and lease back transactions     (844)                                                       844                           82

4. Adjustment related to using
weighted average exchange rate
rather than year end exchange
rate for earnings of foreign
subsidiary                                                                                                                    332

5. Adjustment for differences
between assigned values and tax
basis on acquisitions                 (60)                                   343       403                                    (20)

Restated under U.S GAAP           132,019        89,419       2,268       52,501      (224)      844          --           21,371

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


ADDITIONAL DISCLOSURES REQUIRED UNDER US GAAP
YEARS ENDED 30 JUNE 1995 AND 1994

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarised below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 74 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 36 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 87 company owned and 81 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wallington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 17 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges. It manufactures approximately 70% of its product range at its four factories.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise;


                                         1995           1994
                                       NZ$000         NZ$000
Cost of Product sold                  392,557        342,401
Selling, General, Administrative
and Other Expenses                    117,216        104,864
                                     -----------------------
Total Operating Expenses             $509,773       $447,265
                                     -----------------------



3.    STATEMENT OF CASH FLOWS

NZ GAAP includes bank overdraft as under the cash caption in the Statement of Cash Flows under US GAAP a bank overdraft is included as financing activities.

Effect on the Cash Flow Statement is to increase cash received from financing activities by NZ$11,176,000 in the 1995 year. There is no effect to respect of the 1994 or 1993 years.

The restated cash flow in summary form is as follows:

                                                            1995         1994
                                                          NZ$000       NZ$000
Net Cash flows from Operating Activities                  21,296       30,071

Cash Flows from Investing Activities                     (13,012)    (140,039)
Cash Flows from Financing Activities                      (8,755)      97,028
Net Cash (Disbursements) during period                      (471)     (12,940)
Cash at beginning of period                                  197       13,137
Impact of Foreign Exchange                                   274
                                                       ------------------------
Cash at end of Period                                        Nil           197
                                                       ------------------------


4.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

5.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1995              1994
                       NZ$000            NZ$000
Repayable
1 & 2 years            79,882            20,298
2 & 3 years               --             74,709
                      --------------------------
                       79,882            95,007
                      --------------------------

6.    FINANCE LEASE LIABILITIES

Finance lease commitments disclosed in Note 12 comprises:

                         1995              1994
                       NZ$000            NZ$000
Repayable:
Current                 1,388             1,669
1 & 2 years             1,060               816
2 & 3 years               936               393
                      --------------------------
                        3,384             2,878
                      --------------------------
Less
Future interest           460               304
expenses
                      --------------------------
                        2,924             2,574
                      --------------------------

7.    EARNINGS PER SHARE

                             1995           1994
                              NZ$            NZ$
Earnings per share (cents)   17.7           22.7

8.    MATERIAL ACQUISITIONS

                            1995              1994
                           NZ$000            NZ$000
Net assets acquired             -          $140,290
                          --------------------------
Payments made per               -
Statement of Cash Flows                     134,773
Included in Creditors           -             5,517
                          --------------------------
                                -          $140,290
                          --------------------------

9.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of NZ$32.9 million for the year ended 30 June 1995, and NZ$35.6 million for the year ended 30 June 1994.

10.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was NZ$22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares NZ$963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

11.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to NZ$4,884,000 as at 30 June 1995 and NZ$1,248,000 as at 30 June 1994.

12.   UNUSED LETTERS OF CREDIT

                                1995            1994
                              NZ$000          NZ$000
Total as at 30 June              588           1,524

13.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1995            1994
                              NZ$000          NZ$000
Base                          35,339          27,004
Contingent                       450             395
Less sub-lease                (2,511)         (1,838)
                          ------------------------------
                             $33,268         $25,561
                          ------------------------------

14.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of NZ$140.3 million, but which was subsequently reduced to NZ$137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash, apart from NZ$5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were NZ$182.0 million including goodwill of NZ$46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal year ended 30 June 1994 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1994. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                   FOR THE
                                                    FISCAL
                                                  YEAR ENDED
                                                JUNE 30 1994
                                               ($NZ000, except
                                              per share amount)
     Revenues..............................        607,453
     Net income............................         18,288
     Net income per share..................    15.11 cents

The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1994 or the results which may occur in the future.

                         INDEPENDENT AUDITORS' REPORT

To the Directors of
Whitcoulls Group Limited
Auckland
New Zealand

We have audited the accompanying consolidated balance sheet of Whitcoulls Group Limited as of 30 June 1994 and 30 June 1993, and the related Profit and Loss Account, and Statement of Cash Flows for the years then ended (all expressed in New Zealand dollars). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in New Zealand and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Group at 30 June 1994 and 30 June 1993, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in New Zealand.

Accounting principles generally accepted in New Zealand vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for each of the two years in the period ended 30 June 1994 and the determination of stockholders' equity and financial position at 30 June 1994 and 30 June 1993 to the extent summarised in Note 22. Additional disclosures required under US GAAP are summarised in Note 22.


DELOITTE TOUCHE TOHMATSU
16 September 1994
Auckland, New Zealand

                              FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                           FOR THE YEAR ENDED 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
Revenue                                               2        526,832        302,355
                                                              --------       --------
Less:
Operating Expenses                                             447,265        254,287
Depreciation of Fixed Assets                                     9,321          5,377
Audit Fees                                                         230            106
Rental and Lease Expenses                                       25,561         11,425
Directors' Fees                                                     28             11
Goodwill Amortisation                                            2,164            612
                                                              --------       --------
Total Expenses                                                 484,569        271,818
                                                              --------       --------

Earnings Before Interest and Taxation                           42,263         30,537
Net Interest Expense                                  2          6,836          4,172
                                                              --------       --------
Net Profit Before Taxation                                      35,427         26,365

Provision for Taxation                                3         11,291          7,852
Minority Interests                                                  74              -
                                                              --------       --------
Net Profit After Taxation                                       24,062         18,513

Retained Earnings Brought Forward                               42,628         27,683

Transfer from Reserves                               13          1,181            571

Dividends and Bonus Issue                             4         (8,470)        (4,139)
                                                              --------       --------
Retained Earnings Carried Forward                               59,401         42,628
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                           CONSOLIDATED BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS
Current Assets
Cash at Bank and on Deposit                                        197         13,137
Accounts Receivable                                   5         48,526         30,621
Inventory                                             6        129,007         48,909
Tax Refund Due                                                     317              -
                                                              --------       --------
                                                               178,047         92,667

Non Current Assets
Fixed Assets                                          7        111,012         60,627
Investments                                           8          2,471          2,272
Deferred Charges                                      9            548            172
Goodwill                                                        55,414         11,020
                                                              --------       --------
                                                               169,445         74,091
                                                              --------       --------
Total Assets                                                   347,492        166,758
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                       84,320         38,808
Provision for Dividend                                4          4,840          2,117
Provision for Taxation                                               -          2,327
Current Portion of Term Liabilities              10, 11         21,754         13,065
                                                              --------       --------
                                                               110,914         56,317

Deferred Taxation                                     3             42            719

Term Liabilities
Loans                                                10         95,007         44,325
Finance Lease Liabilities                            11          1,118          1,288
                                                              --------       --------
                                                                96,125         45,613
                                                              --------       --------
Total Liabilities                                              207,081        102,649
Minority Interests                                                 508              -

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         68,402         10,893
Retained Earnings                                               59,401         42,628
                                                              --------       --------
Total Shareholders' Funds                                      139,903         64,109
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      347,492        166,758
                                                              --------       --------
                                                              --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           FOR THE YEAR ENDED 30 JUNE

                                                  1994            1993
                                                   $000           $000
                                               --------       --------
Cash Flows from Operating Activities
Cash was Provided From:
  Receipts from Customers                       532,202        295,057
  Interest Received                                 337          1,011
  Dividends Received                                  -             27
                                               --------       --------
                                                532,539        296,095

Cash was Applied to:
  Payments to Employees and Suppliers           482,319        268,796
  Interest Paid                                   6,998          4,898
  Tax Paid                                       13,151          6,658
                                                502,468        280,352
                                               --------       --------
Net Cash Flows from Operating Activities         30,071         15,743

Cash Flows From Investing Activities
Cash was Provided From:
  Disposal of Fixed Assets                        2,491          6,231
  Proceeds from Sale of Investment Properties     1,700          2,750
                                               --------       --------
                                                  4,191          8,981

Cash was Applied to:
  Purchase of Fixed Assets                        9,457         17,880
  Payments Made for Acquisition of Business     134,773              -
                                               --------       --------
                                                144,230         17,880
                                               --------       --------
Net Cash Flows from Investing Activities       (140,039)        (8,899)

Cash Flows from Financing Activities
Cash was Provided From:
  Loans Received                                126,012          7,700
  Finance Leases Received                         1,636          2,746
  Rights Issue                                   44,967              -
                                               --------       --------
                                                172,615         10,446

Cash was Applied To:
  Loans Repaid                                   68,676         11,122
  Finance Leases Repaid                           1,163            856
  Dividends Paid                                  5,748          2,503
                                               --------       --------
                                                 75,587         14,481
Net Cash Flows from Financing Activities         97,028         (4,035)
                                               --------       --------
Net Cash Received (Disbursed) During the Year   (12,940)         2,809
                                               --------       --------
Cash at Beginning of Year                        13,137         10,328
                                               --------       --------
Cash at End of Year                                 197         13,137
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
          RECONCILIATION OF CONSOLIDATED NET CASH FLOWS FROM OPERATING
                     ACTIVITIES TO NET PROFIT AFTER TAXATION

                                                   1994           1993
                                                   $000           $000
                                               --------       --------
Net Profit After Taxation                        24,062         18,513

Non Cash Items
  Depreciation                                    9,321          5,377
  Goodwill                                        2,164            612
  Minority Interests                                 74              -
  Other Non-cash Expenses                             -            143
                                               --------       --------
                                                 11,559          6,132

Movements in Working Capital
Current Liabilities: Increase/(Decrease)
  Creditors                                        (455)         3,571
  Provision for Taxation                         (2,327)           322
Current Assets: (Increase)/Decrease
  Accounts Receivable                             5,560         (7,180)
  Tax Refund Due                                   (317)             -
  Amount Due from Associates                          -           (132)
  Inventory                                      (7,675)        (6,183)
  Deferred Charges                                 (376)            57
                                               --------       --------
                                                 (5,590)        (9,545)

Other
  (Gain)/Loss on Disposal of Fixed Assets           173           (204)
    (classed as investing activity)
  Increase/(Decrease) in Deferred Taxation         (133)           847
                                               --------       --------
                                                     40            643
                                               --------       --------
Net Cash Flows From Operating Activities         30,071         15,743
                                               --------       --------
                                               --------       --------

See accompanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                          PARENT COMPANY BALANCE SHEET
                                  AS AT 30 JUNE

                                                                  1994           1993
                                                   NOTE           $000           $000
                                                              --------       --------
ASSETS

Current Assets
Cash at Bank and on Deposit                                        578            186
Accounts Receivable                                   5             90            713
Due from Related Parties                             15         34,546          1,620
Tax Refund Due                                                     357              -
                                                              --------       --------
                                                                35,571          2,519

Non Current Assets
Due from Related Parties                             15         78,286         35,243
Future Income Tax Benefit                                            -          1,014
Fixed Assets                                          7             51             40
Investments in Subsidiaries                          15         68,383         48,027
Deferred Charges                                      9            440            172
                                                              --------       --------
                                                               147,160         84,496
                                                              --------       --------
Total Assets                                                   182,731         87,015
                                                              --------       --------
                                                              --------       --------
LIABILITIES
Current Liabilities
Creditors                                                        6,803            653
Provision for Dividend                                4          4,840          2,117
Due to Related Parties                               15              -          6,839
Current Portion of Term Liabilities                  10         20,298         10,253
                                                              --------       --------
                                                                31,941         19,862
Deferred Taxation                                                  103              -

Term Liabilities
Loans                                                10         59,354         40,325
Due to Related Parties                               15         26,517         12,247
                                                              --------       --------
                                                                85,871         52,572
                                                              --------       --------
Total Liabilities                                              117,915         72,434

SHAREHOLDERS' FUNDS
Issued and Paid Up Capital                           12         12,100         10,588
Reserves                                             13         43,695            240
Retained Earnings                                                9,021          3,753
                                                              --------       --------
Total Shareholders' Funds                                       64,816         14,581
                                                              --------       --------
Total Shareholders' Funds and Liabilities                      182,731         87,015
                                                              --------       --------
                                                              --------       --------

See accomanying notes to the financial statements.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

                            WHITCOULLS GROUP LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS


1 STATEMENT OF ACCOUNTING POLICIES

GENERAL ACCOUNTING POLICIES
The general accounting policies recognised as appropriate for the measurement and reporting of profit and the financial position on an historical cost basis are followed by the group with the exception that certain land, buildings and plant are recorded at valuation.

Accrual accounting is used to match expenses and revenues. Reliance is placed on the fact that the group is a going concern.

PARTICULAR ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include those of the parent company and its subsidiaries and incorporate the equity share of the earnings and net assets of the associated companies. The purchase method of accounting has been used. All significant inter-company transactions are eliminated on consolidation.

INVENTORIES
Inventories are stated at the lower of net realisable value and cost, using either a first-in-first-out or weighted average basis.

Work in progress is valued at the cost of materials and labor and includes fixed and variable overheads to the last completed stage of manufacture.

Finished manufactured goods are valued at the lower of cost and net realisable value. Cost includes fixed and variable production overheads.

ACCOUNTS RECEIVABLE
Accounts receivable are stated at expected realisable value.

FIXED ASSETS
Fixed assets are depreciated on a straight-line basis at rates which will write-off the cost or valuation of those assets over their estimated useful lives.

The following lives have been estimated:

Motor Vehicles                                                           5 years
Furniture and Fittings                                             5 to 10 years
Plant and Machinery                                                5 to 15 years
Office and EDP Equipment                                            3 to 5 years
Buildings                                                         30 to 80 years

Land and buildings are revalued to net current value on an annual basis. The valuations are carried out by independent registered valuers.

Changes in valuations are transferred directly to the Asset Revaluation Reserve. On the sale of an asset the balance in the Asset Revaluation Reserve pertaining to that asset is transferred to Retained Earnings. Where the sale value differs to the carrying value that difference is recognised through the Profit and Loss Account.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

LEASED ASSETS
Finance leases are capitalised to reflect the term borrowings incurred and the cost of the asset acquired. The finance cost portion of lease payments is expensed and the leased asset is depreciated on a straight-line basis over the estimated useful life of the asset.

FOREIGN CURRENCIES
Foreign currency transactions are translated to New Zealand currency at the rate of exchange ruling at the date of those transactions. At balance date foreign monetary assets and liabilities are translated at the closing rate and exchange variations arising from these translations are included in the profit and loss account.

The financial statements of independent foreign operations are translated at the closing rate. The exchange difference arising from the translation of the opening net investment at an exchange rate different from that at which it was previously reported is taken to the foreign currency translation reserve.

TAXATION
Taxation accounted for in the Consolidated Profit and Loss Account is the estimated total liability including both current and deferred taxation. In calculating the taxation payable full advantage is taken of all allowable taxation deductions. Deferred taxation is provided on the comprehensive basis using the liability method.

GOODWILL
Goodwill represents the excess of purchase consideration and associated costs over the fair value of net tangible assets acquired at the time of acquisition of a business or a subsidiary. Goodwill is amortised using the straight-line method over the period during which benefits are expected to be received. This period has been assessed to be 20 years.

CHANGES IN ACCOUNTING POLICIES
There have been no changes in accounting policies.


2 PROFIT AND LOSS ACCOUNT

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Included in the Consolidated Profit and Loss Account are:
  Interest Income                                                  337          1,052
  Interest Expense on Finance Leases                              (257)          (204)
  Other Interest Expense                                        (6,916)        (5,020)
                                                              --------       --------
  Net Interest Expense                                          (6,836)        (4,172)
                                                              --------       --------
  Gain (Loss) on Sale of Fixed Assets                             (173)           204
  Share of Associates' After Tax Profit                            199            132
The Parent's profit after taxation was $13,737,000
  (1993:$7,420,000).


3 TAXATION
                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Provision for Taxation
The current taxation charge is calculated as follows:
  Net Profit Before Taxation                                    35,427         26,365
  Permanent Differences                                         (1,212)        (2,573)
                                                              --------       --------
                                                                34,215         23,792
  Taxation at 33%                                               11,291          7,852
                                                              --------       --------
                                                              --------       --------
Accounted for as follows:
  Current                                                       11,424          7,005
  Deferred                                                        (133)           847
                                                              --------       --------
                                                                11,291          7,852
                                                              --------       --------
                                                              --------       --------
DEFERRED TAXATION
The balance comprises:
  Future Income Taxation Benefit                                (1,170)             -
  Deferred Taxation                                              1,212            719
                                                              --------       --------
                                                                    42            719
                                                              --------       --------
                                                              --------       --------

The future income taxation benefit relates to taxation losses and other timing differences arising in Angus and Robertson Bookworld which is based in the Australian taxation jurisdiction.


Imputation Credit Account
  Opening Balance                                                6,189             24
  Income Tax Paid                                               13,151          6,658
  Imputation Credits on Dividends Received                          26             28
  Less: Credits Attributed to Dividends Paid                    (2,895)          (521)
                                                              --------       --------
                                                                16,471          6,189
                                                              --------       --------
                                                              --------       --------

4 DIVIDENDS AND BONUS ISSUE
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Interim Dividend
  An interim dividend of 3 cents per share
     (1993: 1 cent per share)                                    3,630          1,059
Final Dividend
  A proposed final dividend of 4 cents per share
     (1993: 2 cents per share)                                   4,840          2,117
                                                              --------       --------
                                                                 8,470          3,176
Bonus Issue
  A bonus issue of fully paid ordinary shares in
   the ratio of 1 for 10                                             -            963
                                                              --------       --------
                                                                 8,470          4,139
                                                              --------       --------
                                                              --------       --------

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------
5 ACCOUNTS RECEIVABLE
Accounts Receivable are recorded net of a provision for doubtful debts. The consolidated provision for doubtful debts is $355,000 (1993:$278,000).

6 INVENTORY
An analysis of inventories is as follows:


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Finished Goods                                                 118,112         43,335
Work in Progress                                                 2,340          1,342
Raw Materials                                                    8,555          4,232
                                                              --------       --------
                                                               129,007         48,909
                                                              --------       --------
                                                              --------       --------

7 FIXED ASSETS

                                          COMPANY                                                          CONSOLIDATED
                                    COST          ACCUM            NET           COST           VALN          ACCUM            NET
                                                   DEPN           BOOK                                         DEPN           BOOK
                                                                 VALUE                                                       VALUE
                                    $000           $000           $000           $000           $000           $000           $000
                                --------       --------       --------       --------       --------       --------       --------
30 JUNE 1994
Motor Vehicles                         -              -              -            350              -             91            259
Capitalised Leased
  Motor Vehicles                       -              -              -          4,053              -          1,277          2,776
Plant & Machinery                      -              -              -         54,089              -         17,758         36,331
Office Equipment                      90             39             51         10,248              -          4,735          5,513
Leasehold Improvements                 -              -              -          3,443              -          1,864          1,579
Buildings                              -              -              -              -         29,237              -         29,237
Land                                   -              -              -              -         35,317              -         35,317
                                --------       --------       --------       --------       --------       --------       --------
                                      90             39             51         72,183         64,554         25,725        111,012
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

30 JUNE 1993
Motor Vehicles                         -              -              -            117              -             78             39
Capitalised Leased
  Motor Vehicles                       -              -              -          2,250              -            476          1,774
Plant & Machinery                      -              -              -         24,373          3,673         14,236         13,810
Office Equipment                      61             21             40          5,042              -          3,077          1,965
Leasehold Improvements                 -              -              -          4,035              -          1,996          2,039
Buildings                              -              -              -              -         17,255              -         17,255
Land                                   -              -              -              -         23,745              -         23,745
                                --------       --------       --------       --------       --------       --------       --------
                                      61             21             40         35,817         44,673         19,863         60,627
                                --------       --------       --------       --------       --------       --------       --------
                                --------       --------       --------       --------       --------       --------       --------

Land and buildings are restated to valuation at 30 June 1994 in accordance with valuation reports of registered independent valuers at that date. The valuers used were Jones Lang Wootten, Colliers Jardine and Lockwood and Associates. The telephone directory press is stated at valuation (recognized as deemed cost) as at 30 June 1991 less depreciation.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

8 INVESTMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Other Investments                                                   76             76
Associate Companies
  Shares at Cost                                                 1,045          1,045
  Share of:
  --Retained Profits                                               506            307
  --Revaluations                                                   252            252
  Advances to Associates                                           592            592
                                                              --------       --------
                                                                 2,395          2,196
                                                              --------       --------
                                                                 2,471          2,272
                                                              --------       --------
                                                              --------       --------


9 DEFERRED CHARGES

Deferred charges include costs incurred on raising term loans. Such costs are capitalised and written off over the term of the loans.


10 LOANS


                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Loans--Secured                                   79,652         50,578        115,305         56,578
Less: Included in Current Liabilities            20,298         10,253         20,298         12,253
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------
Repayable as follows:
  Between 1 and 2 years                          20,298         10,253         20,298         12,253
  Between 2 and 5 years                          39,056         30,072         74,709         32,072
                                               --------       --------       --------       --------
                                                 59,354         40,325         95,007         44,325
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

The loans are secured by mortgages over all properties owned and by debentures over the assets and undertakings of the parent and its subsidiaries.

Interest rates charged during the year ranged from 5.15% to 9.02%.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------

11 FINANCE LEASE LIABILITIES

                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
The consolidated future lease rental payments
  under finance leases are:
  Not later than 1 year                                          1,669          1,000
  1-2 years                                                        816            891
  2 -5 years                                                       393            549
                                                              --------       --------
                                                                 2,878          2,440

Less future interest expense                                       304            340
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------
Representing: Current Liability                                  1,456            812
Term Liability                                                   1,118          1,288
                                                              --------       --------
                                                                 2,574          2,100
                                                              --------       --------
                                                              --------       --------

12 SHARE CAPITAL
                                                             COMPANY AND CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------

Authorized Share Capital
500,000,000 (1993:500,000,000) Ordinary Shares of
$0.10 (1993:$0.10) Each                                         50,000         50,000
                                                              --------       --------
                                                              --------       --------
Issued and Fully Paid Shares
121,000,398 (1993:105,876,210) Ordinary Shares                  12,100         10,588
                                                              --------       --------
                                                              --------       --------

A one for seven renounceable cash issue of ordinary shares of 10 cents each at a price of $3.00 per share was effective on 31 December 1993.

13 RESERVES

                                                         COMPANY                     CONSOLIDATED
                                                   1994           1993           1994           1993
                                                   $000           $000           $000           $000
                                               --------       --------       --------       --------
Share Premium Reserve
  Opening Balance                                   240            240            240            240
  Movements                                      43,455              -         43,455              -
                                               --------       --------       --------       --------
  Closing Balance                                43,695            240         43,695            240

Asset Revaluation Reserve
  Opening Balance                                     -              -         10,653          9,485
  Revaluation                                         -              -         15,125          1,739
  Adjustment for Assets Sold                          -              -         (1,181)          (571)
                                               --------       --------       --------       --------
  Closing Balance                                     -              -         24,597         10,653

Currency Translation Reserve
  Opening Balance                                     -              -              -              -
  Movements                                           -              -            110              -
                                               --------       --------       --------       --------
  Closing Balance                                     -              -            110              -
                                               --------       --------       --------       --------
Total Reserves                                   43,695            240         68,402         10,893
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------

The Adjustment for Assets sold of $1,181,000 (1993 $571,000) relates to the sale of a non core property and represents the realisation of the revaluation amount above original cost. This has been transferred to retained earnings.

14 SEGMENT INFORMATION
The Group operates predominantly in the industry of printing and supplying paper-based products. Operations are carried out in two geographical segments-- New Zealand and Australia.


                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Revenue
  New Zealand                                                  432,403        302,355
  Australia                                                     94,429              -
                                                              --------       --------
                                                               526,832        302,355
                                                              --------       --------
                                                              --------       --------

Earnings Before Interest, Taxation and Amortization
of Goodwill
  New Zealand                                                   43,973         31,149
  Australia                                                        454              -
                                                              --------       --------
                                                                44,427         31,149
                                                              --------       --------
                                                              --------       --------

Total Assets
  New Zealand                                                  285,122        166,758
  Australia                                                     62,370              -
                                                              --------       --------
                                                               347,492        166,758
                                                              --------       --------
                                                              --------       --------


15 RELATED PARTIES
Related party transactions are limited to those companies which are included within the consolidation.

Significant subsidiaries consolidated at 30 June 1994 are:

                                                % OWNED          PRINCIPAL ACTIVITY
Whitcoulls Limited                                100            Book & Stationery Retailing
London Bookshops Limited                          100            Book & Stationery Retailing
Angus & Robertson Bookworld Pty Limited           100            Book & Stationery Retailing
G H Bennett & Company Limited                     100            Tertiary & Professional Book
                                                                 Retailing
Croxley Stationery Limited                        100            Stationery Manufacturing &
                                                                 Wholesaling
Armidale Industries Limited                        65            Stationery Manufacturing
OTC Office Supplies Limited                       100            Commercial Stationery Retailing
Whitcoulls Office Products Limited                100            Commercial Stationery Retailing
Hollands Limited                                  100            Commercial Stationery Retailing
School Supplies Limited                           100            Scholastic Stationery Retailing
GPO Holdings Limited                              100            Printing & Publishing
WGL Group Limited                                 100            Holding Company
Whitcoulls Group Services Limited                 100            Management Services

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Significant Associate Companies equity accounted at 30 June 1994 are:
                                               % OWNED           PRINCIPAL ACTIVITY
University Bookshop (Auckland) Limited            50             Tertiary Book Retailing
University Bookshop (Canterbury) Limited          50             Tertiary Book Retailing
University Book Shop (Otago) Limited              50             Tertiary Book Retailing

16 MATERIAL ACQUISITIONS
During the year the Group acquired the following businesses and subsidiaries:


BUSINESS/COMPANY NAME                   ACQUISITION DATE
Wiljef Stationery                       1 July 1993
Inca Products                           1 July 1993
Microtronix Computer Supplies           1 July 1993
Bob Atley                               1 October 1993
London Bookshops Limited                1 October 1993
Hollands                                1 November 1993
AllenBank Office Products               1 November 1993
Croxley Collins Olympic                 29 November 1993
Armidale Industries Limited             29 November 1993
Angus & Robertson Bookworld             29 November 1993
Philip King Booksellers                 1 December 1993

These acquisitions contributed $5,127,000 of net profit before tax and intra-group profit elimination.

Assets and liabilities acquired at acquisition date were as follows:

                                        $000
Current Assets                       100,039
Fixed Assets                          35,369
Goodwill                              46,558
                                     -------
Total Assets                         181,966
Current Liabilities                  (41,676)
                                     -------
Net Assets                           140,290
                                     -------
                                     -------

17 ACQUISITION MATTERS OUTSTANDING

CROXLEY COLLINS OLYMPIC
Croxley Collins Olympic was acquired on 29 November 1993.

The purchase price of the business was finalised at $51.5 million which after a payment of $46.0 million left a final balance due of $5.5 million.

Upon taking over the business Whitcoulls Group Limited formed the opinion that certain breaches of the Sale and Purchase Agreement by the vendors had occurred and retained the final payment pending resolution of these matters.

The vendor sued for summary judgement. Whitcoulls Group Limited counterclaimed for $11.2 million for breach of contract.

The hearing took place in August 1994 and the High Court dismissed the summary judgement proceedings and found Whitcoulls Group Limited had an arguable case regarding the alleged breach of contract. The court established procedures for the conduct of a full hearing.

FINANCIAL STATEMENTS CONTINUED
--------------------------------------------------------------------------------


Pending resolution of this matter the final balance due to the vendor of $5.5 million has been accrued as a liability in the balance sheet and is included in the creditors.

ANGUS & ROBERTSON BOOKWORLD
Angus & Robertson Bookworld was acquired on 29 November 1993. The purchase price was provisionally assessed and paid, subject to the estimated retention of $8.7 million. The final purchase price is to be determined upon the provision by the vendor of an audited statement of net assets. This statement has not yet been received.

Whitcoulls Group Limited believes that the final purchase price will not exceed the amount paid to date with the difference relating primarily to the overvaluation of inventories in the provisional assessment of the purchase price. The inventories to which the overvaluation applies were held "in quarantine" at 30 June 1994. An independent person is to be appointed to value such inventories in accordance with the Sale and Purchase Agreement.

Should the independent assessment of inventories result in the net assets being reduced by less than $8.7 million there will be a further liability to recognize which will be offset by a corresponding increase in the net realisable value of inventories held.

Should the independent assessment of inventories result in the net assets being reduced by more than $8.7 million, Whitcoulls Group Limited would become an unsecured creditor of Brash Pty Limited (in Administration) and some loss would result.

Pending resolution of this matter, no amount is included as owing to the vendor. The Directors believe that the ultimate outcome will not have a material effect on these financial statements.


18 FINANCIAL INSTRUMENT DISCLOSURE
The nature of activities and management policies with respect to financial instruments are:

CREDIT
In the normal course of business the company incurs credit risk from debtors and financial institutions. The company has a credit policy to manage this exposure to credit risk. Credit risk in respect to debtors is limited due to the large number of customers included in the Group's customer base. The company does not require any collateral from debtors.

FAIR VALUES
The Directors are of the opinion that the fair value of the company's financial assets and liabilities approximate their carrying value stated in the accounts.

FOREIGN EXCHANGE
Investment Risk
Whitcoulls Group Limited has a 100% investment in a subsidiary company located in Australia--Angus & Robertson Bookworld Pty Limited. The purchase price of this investment was funded fully in Australian currency loans and therefore is fully hedged.

FINANCIAL STATEMENTS CONTINUED
-------------------------------------------------------------------------------


TRADING RISK
The company undertakes transactions denominated in foreign currencies from time to time and these activities result in foreign currency exposures. It is the company's policy to hedge significant foreign currency exposures as they arise. The company uses forward exchange contracts to manage these exposures.

INTEREST RATE
The company monitors its interest rate exposure on a continual basis. At balance date the interest rate maturity profile of debt was less than three months.

19 OPERATING LEASE COMMITMENTS


                                                                      CONSOLIDATED
                                                                  1994           1993
                                                                  $000           $000
                                                              --------       --------
Commitments under operating leases are due as follows:
  Not later than 1 year                                         30,878          9,770
  1-2 years                                                     25,378          8,538
  2 -5 years                                                    33,125         19,338
  Over 5 years                                                  16,477          6,861
                                                              --------       --------
                                                               105,858         44,507
                                                              --------       --------
                                                              --------       --------


20 CONTINGENT LIABILITIES
There were no contingent liabilities other than those referred to in relation to Angus & Robertson Bookworld (Note 17). (1993:nil).

21 CAPITAL COMMITMENTS
There were no material capital commitments at year end. (1993: $16 million).

22  CONVERSION FROM NEW ZEALAND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
    (GAAP) TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP) EFFECTING SHAREHOLDERS' EQUITY AND REPORTED EARNINGS.

As indicated in Note 1, the financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) followed in New Zealand. Had these financial statements been prepared on the basis of generally accepted accounting principles in the United States (US GAAP), the material differences which affect earnings and shareholders' equity would be as follows:

1. New Zealand GAAP allows for the revaluation of fixed assets with a corresponding adjustment to capital reserves. Whitcoulls Group Limited have revalued land, buildings and a certain item of plant. This type of revaluation is not in accordance with U.S. GAAP and accordingly, US GAAP basis for fixed assets should be presented at their historical cost amounts. In this regard depreciation and gains or losses on disposal of fixed assets would be computed on the basis of the historical cost amounts and not upon the revalued amounts.

2. New Zealand GAAP allows for the recognition of dividend distributions on an accrual basis. Under US GAAP, dividends are only recognised if they are declared prior to the balance sheet date.

3. New Zealand GAAP allows the immediate recognition of gains arising from sale and leaseback transactions which meet certain criteria. U.S GAAP requires that these gains within specified limits be recognised over the term of the related Lease.

4. New Zealand GAAP requires that the earnings of foreign subsidiaries be recognised at the year end exchange rate. US GAAP requires that the earnings be recognised at a weighted average rate. This results in a reallocation of earnings between the income statement and the exchange translation reserve.

5. US GAAP requires a deferred tax liability to be recognised for differences between the assigned tax and book basis of assets in a purchase business combination.

A reconciliation of the key components of the financial statements between New Zealand GAAP and U.S. GAAP are as follows:

                                Shareholder    Fixed     Investments   Goodwill   Deferred     Deferred   Provision    Net Profit
                                Equity         Assets                             Tax          Income     for          After Tax
                                                                                                          Dividend
AUDITED INFORMATION
                                $NZ000         $NZ000    $NZ000        $NZ000     $NZ000       $NZ000      $NZ000       $NZ000


YEAR ENDED  30 JUNE 1994
Reported under NZ GAAP         139,903        111,012    2,471         55,414        42                    4,840         24,062

1. Adjustments related to
changes in accounting for
Fixed Assets                   (23,174)       (22,923)    (251)                                                           1,720

2. Adjustments related to
changes in  accounting for
Dividends                        4,840                                                                    (4,840)

3. Adjustment related to
changes in accounting for
sale and leaseback
transactions                      (927)                                                          927                         41

5. Adjustment for differences
between assigned values and tax
basis on acquisitions              (40)                                   363       403                                     (20)

Restated under U.S GAAP        120,602         88,089    2,220         55,777       445          927           -         25,803


                                Shareholder   Fixed      Investments   Goodwill   Deferred    Provision for    Net Profit
AUDITED INFORMATION             Equity        Assets                              Tax         Dividend         After Tax
                                $NZ000        $NZ000     $NZ000        $NZ000     $NZ000      $NZ000           $NZ000
YEAR ENDED
30 JUNE 1993
Reported under NZ GAAP          64,109         60,627        2,272    11,020        719        2,117        18,513
1. Adjustments related to
changes in accounting for
Fixed Assets                    (9,769)        (9,518)        (251)                                          1,007

2. Adjustments related to
changes in accounting for
Dividends.                       2,117                                                        (2,117)

5. Adjustments for differences
between assigned values and tax
basis on acqisitions.              (20)                                  383        403                        (20)

Restated under U.S GAAP         56,437         51,109        2,021    11,403      1,122          -          19,500


ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP FOR THE
YEARS ENDED 30 JUNE 1994 AND 1993

1.    NATURE OF BUSINESS

Whitcoulls Group Ltd operates nine main subsidiary companies.

Summarized below are the activities for each of the main subsidiaries:

Whitcoulls Ltd operates 71 stores throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

London Bookshops Ltd operates 24 stores (nine of which are franchised) throughout New Zealand, retailing books, paperbacks, magazines, commercial and household stationery, greeting cards, videos, and other complementary products.

Angus & Robertson Bookworld Pty Ltd operates Australia's largest chain of bookshops, comprising 92 company owned and 85 franchised stores. Books are the core of the product range, with some stores also carrying magazines and a limited range of household stationery.

OTC Office Supplies Ltd is the largest commercial stationery retailer in New Zealand, operating four sales and distribution centres in Auckland, Hamilton, Wellington and Christchurch.

Whitcoulls Office Products Ltd is New Zealand's second largest commercial stationer, operating 20 retail and warehouse branches and includes a specialist retailer of computer consumables and related products.

Hollands Ltd is a retailer of stationery and office furniture to the Auckland market.

School Supplies Ltd operates 11 branches throughout New Zealand, supplying schools with a wide range of stationery, art supplies and text books.

Croxley Stationary Ltd is a manufacturer and wholesaler of stationery, including filing products, diaries, scholastic products, pads, envelopes, writing instruments and recycled laser cartridges.

GP Print Ltd (formerly the Government Printing Office). It holds long term contracts to produce all New Zealand's telephone directories and to print and distribute Parliamentary legislation. It is also one of New Zealand's largest commercial printers.

2.    PROFIT AND LOSS STATEMENT

Operating expenses in the Profit and Loss Account comprise:


                                         1994           1993
                                       NZ$000         NZ$000
Cost of Product sold                  342,401        198,715
Selling, General, Administrative
and Other Expenses                    104,864         55,572
                                     -----------------------
Total Operating Expenses             $447,265       $254,287
                                     -----------------------
                                     -----------------------

3.    IMPUTATION CREDIT BALANCE

Imputation credit disclosed in Note 3 relates to taxation credits available to be attached to dividend distributions to shareholders. These credits are lost on significant changes in shareholders.

4.    LOANS

The term position of loans disclosed in Note 11 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable
1 & 2 years            20,298            10,253
2 & 3 years            74,709            10,000
3 & 4 years                              10,000
4 & 5 years                              10,072
                    ------------------------------
                      $95,007           $40,325
                    ------------------------------
                    ------------------------------

5.    FINANCE LEASE LIABILITIES

Finance loans commitments disclosed in Note 12 comprise:

                         1994              1993
                       NZ$000            NZ$000
Repayable:
Current                 1,669             1,000
1 & 2 years               816               891
2 & 3 years               393               549
                     -----------------------------
                        2,878             2,440
Loss
Future interest           364               340
expenses
                     -----------------------------
                       $2,574            $2,100
                     -----------------------------
                     -----------------------------

6.    EARNINGS PER SHARE

                             1994           1993
Earnings per share (cents)       22.7           18.4

7.    MATERIAL ACQUISITIONS

                               1994              1993
                             NZ$000            NZ$000
Net assets acquired        $140,290                -
note 16                   -----------------------------
Payments made per
Statement of Cash Flows     134,773                -
Included in Creditors         5,517                -
                          -----------------------------
                           $140,290                -
                          -----------------------------
                          -----------------------------

8.    LOANS

Included in loans (part of net liabilities of foreign subsidiaries) is Australian denominated debt of $35.6 million for the year ended 30 June 1994 and for 30 June 1993 Nil, which was a hedge by the company's Australian denominated assets.

9.   NON-CASH FINANCING ACTIVITIES

New Zealand GAAP requires that bonus shares (stock dividends) are recorded at par value. US GAP requires stock dividends involving issuance by the company of additional shares in ratios of less than 20% to 25% of the previously outstanding shares accounted for by the issuer to be transferred from retained earnings to share capital and share premium at a combined amount equal to the fair value of the additional shares issued.

On 11 December 1992 a one-for-ten bonus issue was made. The fair value was $22,138,000, which under US GAAP would have been transferred from Related Earnings to Capital Reserves. Under NZ GAAP the par value of shares $963,000 was transferred. This adjustment has no effect on total reported shareholders' equity.

10.   FOREIGN SUBSIDIARIES

Net liabilities of foreign subsidiaries which are denominated in Australian dollars amount to $1,248,000 as at 30 June 1994 and 30 June 1993 Nil.

11.   UNUSED LETTERS OF CREDIT

                                1994            1993
                              NZ$000          NZ$000
Total as at 30 June            1,524               -

12.   OPERATING LEASE EXPENSE

Operating lease expense comprise:

                                1994            1993
                              NZ$000          NZ$000
Base                          27,004          11,944
Contingent                       395             105
Less sub-lease                (1,838)           (624)
                          ------------------------------
                             $25,561         $11,425
                          ------------------------------

13.   BUSINESS COMBINATION:

     PURCHASE METHOD
     In year ending 30 June 1994, the Company made 8 acquisitions accounted for under the purchase method for an aggregate purchase price which was initially the sum of $140.3 million, but which was subsequently reduced to $137.7 million as a result of adjustments to the purchase price of Angus & Robertson Bookworld. Payment for the acquisitions was financed entirely by cash apart from $5.5 million which is under dispute and still remains to be paid. The total assets related to these 8 acquisitions were $182.0 million including goodwill of $46.6 million. The results of these acquisitions have been included in the Company's results from their respective dates of acquisitions.

     The following presents the unaudited pro forma results of operations of the Company for the fiscal years ended 30 June 1994 and 1993 as if the purchase acquisitions described above had been consummated as of the beginning of the financial year ended 30 June 1993. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, the cost of funding, adjustments in executive compensation and the inclusion of an income tax provision:

                                                        FOR THE FISCAL
                                                      YEAR ENDED JUNE 30
                                                     1994            1993
                                                     ($NZ000's except per
                                                        share amounts)
     Revenues..............................        607,453        572,075
     Net income............................         18,288         11,840
     Net income per share..................     15.11cents      9.79cents


The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the financial year ending 30 June 1993 or the results which may occur in the future.

                          Report of Independent Accountants


To the Stockholders of
 The Office Furniture Store, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Office Furniture Store, Inc. (the Company) at December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, on May 23, 1996 the Company entered into a letter of intent to sell all of its issued and outstanding shares of common stock to the U.S. Office Products Company.


Price Waterhouse LLP
Cincinnati, Ohio
August 16, 1996

THE OFFICE FURNITURE STORE, INC.

BALANCE SHEET
--------------------------------------------------------------------------------

                                                 December 31,          June 30,
                                                    1995                 1996
                                                    ----                 ----
                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash                                          $    75,961        $   176,362
  Investments                                        35,700                  -
  Accounts receivable - trade                       661,854            490,700
  Accounts receivable - other                       105,535            113,069
  Inventory                                         476,110            489,438
  Other current assets                               26,737             29,981
                                                -------------       ------------
    Total current assets                          1,381,897          1,299,550

Plant and equipment, net                            285,308            320,516
Other assets                                         16,385             21,385
                                                -------------       ------------
    Total assets                                $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $   442,510        $   333,725
  Accrued compensation                              299,117             81,768
  Sales and other taxes payable                     101,108            145,922
  Customer deposits                                  83,067             80,614
  Current portion of notes payable                   11,714              8,542
                                                -------------       ------------
    Total current liabilities                       937,516            650,571
                                                -------------       ------------

  Notes payable                                       8,596             33,037
                                                -------------       ------------


Contingencies (Note 8)

Stockholders' equity:
  Common stock, no par; 750 shares authorized,
    100 shares issued and outstanding                   500                500
  Retained earnings                                 723,561            957,343
  Unrealized gain on investments                     13,417                  -
                                                -------------       ------------
    Total stockholders' equity                      737,478            957,843
                                                -------------       ------------
    Total liabilities and stockholders' equity  $ 1,683,590        $ 1,641,451
                                                -------------       ------------
                                                -------------       ------------

                        The accompanying notes are an integral
                         part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF INCOME
--------------------------------------------------------------------------------

                                                                                    For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                   1995              1996
                                                              ----                   ----              ----
                                                                                           (UNAUDITED)
Revenues                                                  $ 7,442,059          $ 3,688,212        $ 4,304,822
Cost of sales                                               5,169,085            2,562,202          2,975,283
                                                          -------------         ------------       ------------
    Gross margin                                            2,272,974            1,126,010          1,329,539

Selling, general and administrative expenses                1,955,340              793,477            985,393
                                                          -------------         ------------       ------------
    Operating income                                          317,634              332,533            344,146

Other (income) expense:
  Interest expense                                              8,509                5,881              2,356
  Other income, net                                           (25,918)              (8,635)           (23,510)
                                                          -------------         ------------       ------------
    Income before taxes                                       335,043              335,287            365,300

Income taxes                                                  139,930              137,471            131,518
                                                          -------------         ------------       ------------
    Net income                                            $   195,113          $   197,816         $  233,782
                                                          -------------         ------------       ------------
                                                          -------------         ------------       ------------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                     Unrealized
                                                                        Retained   Gain/(Loss) on
                                            Shares         Amount       Earnings     Investments        Total
                                            ------         ------       --------     -----------        -----
Balance at December 31, 1994                  100        $   500     $  533,448     $  (16,422)    $  517,526

Net income                                                              195,113                       195,113

Stockholder distributions                                                (5,000)                       (5,000)

Net unrealized gain on investments                                                      29,839         29,839
                                         -----------    -----------   -----------    -----------    -----------

Balance at December 31, 1995                  100            500        723,561         13,417        737,478

Net income (unaudited)                                                  233,782                       233,782

Reversal of unrealized gain on investments
 (unaudited)                                                                           (13,417)       (13,417)
                                         -----------    -----------   -----------    -----------    -----------
Balance at June 30, 1996 (unaudited)          100        $   500     $  957,343     $        -     $  957,843
                                         -----------    -----------   -----------    -----------    -----------
                                         -----------    -----------   -----------    -----------    -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                             For the
                                                            year ended              For the six months ended
                                                           December 31,            June 30,          June 30,
                                                              1995                  1995               1996
                                                           ------------             ----               ----
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  195,113          $  197,816          $  233,782
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation                                              51,716              21,580              21,732
     Gain on sale of investments                              (11,901)             (1,872)            (31,772)
     Changes in assets and liabilities:
        Accounts receivable - trade                            10,156             (43,067)            171,154
        Accounts receivable - other                            (6,070)            (19,871)             (7,534)
        Inventory                                            (115,904)            (93,323)            (13,328)
        Other assets                                           (2,957)           (118,333)             (8,244)
        Accounts payable                                       79,432             (16,091)           (108,785)
        Other liabilities                                     (79,683)            (32,791)           (174,988)
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          operating activities                                119,902            (105,952)             82,017
                                                            -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                          (41,617)            (32,646)            (56,940)
Proceeds from sale of investments                              85,465              56,960              54,055
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          investing activities                                 43,848              24,314              (2,885)
                                                            -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable                                         -                   -              30,045
Payments on notes payable                                    (313,118)           (262,137)             (8,776)
Net borrowings on bank line of credit                               -             120,000                   -
Distributions to stockholders                                  (5,000)                  -                   -
                                                            -----------         -----------         -----------

         Net cash provided by (used in)
          financing activities                               (318,118)           (142,137)             21,269
                                                            -----------         -----------         -----------

Net change in cash                                           (154,368)           (223,775)            100,401
Cash at beginning of period                                   230,329             230,329              75,961
                                                            -----------         -----------         -----------
Cash at end of period                                       $  75,961           $   6,554          $  176,362
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

Supplemental disclosure:
  Taxes paid                                                $ 123,948           $  66,134          $   52,522
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

  Interest paid                                             $   8,509           $   5,881          $    2,356
                                                            -----------         -----------         -----------
                                                            -----------         -----------         -----------

                     The accompanying notes are an integral
                       part of these financial statements.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  BUSINESS ORGANIZATION AND ACQUISITION

    The Office Furniture Store, Inc. (OFS or the Company) is a distributor of office furniture and accessories in the Cincinnati, Ohio metropolitan area.


    On May 23, 1996, the Company entered into a letter of intent with U.S. Office Products Company (U.S. Office Products) whereby the Company agreed to merge with U.S. Office Products. Pursuant to the letter of intent, the Company's stockholders will exchange all of the outstanding shares of the Company's common stock for 171,034 shares of U.S. Office Products' common stock.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION AND CREDIT RISK
    Revenues are recognized upon shipment when all risks and rewards of ownership have passed to the customer. The Company sells its products to a wide group of industries in the Cincinnati area and its credit risks are well distributed. The Company monitors its credit risk by establishing credit limits and monitoring its outstanding accounts receivable. Management has not provided an allowance for doubtful accounts as all receivables are considered to be collectible.

    Other receivables represent rebates and credits due from the Company's suppliers.

    INVESTMENTS
    The Company has investments in certain equity securities which it has classified as available for sale. Unrealized gains and losses on investments held for sale are included in a separate component of equity. Realized gains and losses are determined based on the specific identification method.

    INVENTORY
    Inventory consists solely of finished goods and is stated at the lower of cost or market. Cost is determined utilizing the average cost basis.

    PLANT AND EQUIPMENT
    Plant and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, as follows: leasehold improvements - 20 years, furniture and fixtures - seven years, computer equipment - five years and vehicles - five years. Maintenance and repair costs which do not enhance efficiency or increase the useful life of the asset are expensed as incurred.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

    The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed," which is required to be adopted by the Company in 1996. The implementation of this Statement is not anticipated to have a material impact on the Company's financial statements.

    FINANCIAL INSTRUMENTS
    The carrying amount of the Company's monetary assets and liabilities is a reasonable estimate of fair value because of the liquid, short-term and variable nature of these financial instruments.

    INCOME TAXES
    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this statement, deferred income taxes are provided, to the extent considered realizable by management, for the basis differences of assets and liabilities for financial reporting and income tax purposes. Gross deferred income tax assets and liabilities are not significant.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    SOURCES OF SUPPLY
    In order to receive volume discounts the Company currently purchases approximately 60% of its inventory from one vendor. Management believes that other suppliers could provide similar products at comparable prices.

    UNAUDITED FINANCIAL INFORMATION
    In the opinion of management, the unaudited financial information as of and for the six months ended June 30, 1996 and comparable information for the six months ended June 30, 1995 contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results for the periods presented.

THE OFFICE FURNITURE STORE, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.  PLANT AND EQUIPMENT

    Plant and equipment consist of the following at December 31, 1995:


    Leasehold improvements                            $    220,641
    Furniture and fixtures                                 111,142
    Computer equipment                                      67,972
    Vehicles                                               117,342

                                                      ------------
                                                           517,097
    Less:  Accumulated depreciation                        231,789
                                                      ------------
                                                      $    285,308
                                                      ------------
                                                      ------------

4.  NOTES PAYABLE

    At December 31, 1995, the Company had two variable interest rate notes payable outstanding with an average borrowing rate of 6.45%. The notes payable, which are secured by delivery trucks with a net book value of $36,423 at December 31, 1995, require monthly principal and interest payments. Principal payments due on borrowings for 1996 and 1997 are $11,714 and $8,596, respectively.

    The Company has a bank line of credit of $600,000 which is secured by the personal guarantees of the stockholders and expires in February 1997.


5.  RELATED PARTY TRANSACTIONS

    The Company leases its office building and warehouse from the Company's stockholders under an operating lease which expires in 2009. The lease requires monthly payments of $15,000. The Company has guaranteed the stockholders' debt related to the purchase of the office building and warehouse. The future minimum payments under noncancelable leases as of December 31, 1995 are as follows:

    Year Ending December 31,
    ------------------------

         1996                               $    180,000
         1997                                    180,000
         1998                                    180,000
         1999                                    180,000
         2000-2009                             1,680,000
                                            ------------
              Total                         $  2,400,000

    Included in 1995 other income is consulting fee revenue totalling $12,000 for services provided by the Company's stockholder and president to another company in which the stockholder maintains an equity interest.


6.  EMPLOYEE BENEFITS

    The Company sponsors a defined contribution savings and profit sharing plan (the Plan) for Company employees who meet certain age and service requirements. The Plan allows participants to make contributions up to the maximum allowable percentages of their earnings by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions which totalled $90,000 in 1995.


7.  INCOME TAXES

    Income taxes, which consist primarily of taxes currently payable, were as follows for the year ended December 31, 1995:


         Provision for income taxes:
           Federal                               $    111,366
           State and local                             28,564
                                                 ------------
                                                 $    139,930
                                                 ------------
                                                 ------------

    OFS's effective tax rate for 1995 differs from the statutory income tax rate as follows:

         Statutory U.S. federal income tax rate               34.0%
         State and local taxes, net of federal benefit         5.6
         Non-deductible stockholder compensation               2.3
         Other                                                (0.1)
                                                         ------------
         Effective income tax rate                            41.8%
                                                         ------------
                                                         ------------

8.   CONTINGENCIES

     The Company may, from time to time, be subjected to claims or other legal actions in the normal course of business. Management does not believe that these matters would have a material impact on the Company's operations or financial condition.

                              AUSDOC OFFICE PTY LTD
                                 ACN 001 844 819

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of AUSDOC Office Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The loss of the Company for the year after providing for income tax was $121,135. (1995 - Profit of $136,316)

4.  No dividends were paid during the year.

5. On 5 February 1996 the Company purchased the business and assets of Complete Office Supplies (W.A.) No other significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 19 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED  in  accordance  with  a  resolution  of  the  Directors  of AUSDOC
Office Pty Ltd

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                              AUSDOC OFFICE PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------


                                              NOTE        1996          1995
                                                            $             $



Operating revenue                               2     21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3         (3,345)      149,953

Abnormal items                                  4        (75,000)            -

Income tax attributable
 to operating profit                            5        (42,790)      (13,637)
                                                     -----------   -----------

Operating profit after income tax                       (121,135)      136,316

Dividends paid                                 17              -      (170,000)

Retained profits at the beginning
 of the financial year                                    12,801        46,485
                                                     -----------   -----------
Retained profits at the end
 of the financial year                                  (108,334)       12,801
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

BALANCE SHEET AS OF 30 JUNE 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

Cash                                                     246,709       324,724
Receivables                                     6      3,817,263     2,700,869
Inventories                                     7      3,099,976     2,507,284
                                                     -----------   -----------

Total Current Assets                                   7,163,948     5,532,877
                                                     -----------   -----------


NON CURRENT ASSETS

Receivables                                     6              -        47,838
Property, plant and equipment                   8      1,229,305     1,125,847
Intangibles                                     9      3,659,890     3,569,496
Other                                          10        157,137       126,048
                                                     -----------   -----------
Total Non Current Assets                               5,046,332     4,869,229
                                                     -----------   -----------
TOTAL ASSETS                                          12,210,280    10,402,106
                                                     -----------   -----------



CURRENT LIABILITIES

Creditors and borrowings                       11      4,076,146     2,860,398
Provisions                                     12        389,205       317,835
                                                     -----------   -----------
Total Current Liabilities                              4,465,351     3,178,233
                                                     -----------   -----------

NON CURRENT LIABILITIES

Creditors and borrowings                       11      7,877,133     7,221,569
Provisions                                     12         81,628        95,001
                                                     -----------   -----------
Total Non Current Liabilities                          7,958,761     7,316,570
                                                     -----------   -----------
TOTAL LIABILITIES                                     12,424,112    10,494,803
                                                     -----------   -----------
NET ASSETS/(LIABILITIES)                                (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------

SHAREHOLDERS' EQUITY/(DEFICIENCY)

Share capital                                  13              2             2
Reserves                                       14       (105,500)     (105,500)
Retained profits                                        (108,334)       12,801
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY/(DEFICIENCY)                 (213,832)      (92,697)
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE         1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               20,424,362     9,641,440
Interest received                                          5,627         4,743
Payments to suppliers                                (20,059,632)  (10,000,921)
Interest paid                                           (427,028)     (101,389)
Income taxes paid                                        (66,076)     (102,798)
                                                     -----------   -----------
Net cash provided by operating activities      21       (122,747)     (558,925)
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
  and equipment                                           56,296        85,450
Payments for property, plant and equipment              (328,320)     (108,258)
Payments for business acquisitions                      (377,000)   (4,703,474)
                                                     -----------   -----------
Net cash provided by investing activities               (649,024)   (4,726,282)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                                 -      (170,000)
Finance lease payments                                    (9,646)       (1,498)
Loan from related companies                              703,402     5,766,212
                                                     -----------   -----------
Net cash provided by financing activities                693,756     5,594,714
                                                     -----------   -----------

Net increase in cash held                                (78,015)      309,507
Cash at beginning of the financial year                  324,724        15,217
                                                     -----------   -----------
Cash at end of the financial year                        246,709       324,724
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.


(e)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.  OPERATING REVENUE

                                                          1996          1995
                                                            $             $

Sales revenue                                         20,606,082    11,303,126

Other revenue
Licence fee and other charges from related
   corporations                                          515,826        87,437
Interest received                                          5,627         4,743
Gross proceeds on sale of property,
   plant and equipment                                    56,296        85,450
Sundries                                                 449,676        60,903
                                                     -----------   -----------
Total operating revenue                               21,633,507    11,541,659
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

(a)  Charging as expenses:
Amortisation of goodwill                                 184,514        45,694
Amortisation of leased assets                              8,000         1,624
Auditors' remuneration:
  For auditing the accounts of
    the company                                           28,300        16,900

Bad debts written off                                     10,851           746

Depreciation of fixed assets                             285,037       115,114
Interest paid - related corporation                      416,000        95,000
Interest paid - other                                      5,405         1,047
Finance lease charges                                      5,623         2,996
Loss on disposal of non-current assets                         -         1,470

Management charges                                       200,000       135,000

Operating lease rentals                                  717,036       495,036
Contributions to superannuation fund                     162,956        85,726
Transfers to provisions for:
  employee benefits                                       50,194        31,953
  doubtful benefits                                       19,977         8,000

(b)  Crediting as revenue:
Interest received                                          5,627         4,743
Profit on sale of non current assets                      22,419        10,079

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.  ABNORMAL ITEMS

                                                          1996          1995
                                                            $             $

Business rationalisation costs
(Tax credit applicable $27,000)                           75,000             -
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  INCOME TAX

Operating profit/(loss)                                  (78,345)      149,953
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          (28,204)       49,485
Tax effect of permanent differences                       70,994       (29,270)
Under provision from prior year                                -             -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                         -        (6,578)
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

Comprising:

Increase in income tax provision                          72,603        69,308
Increase in future income tax benefits                   (31,089)      (71,380)
Increase in provision for deferred
 income tax                                                1,276        15,709
                                                     -----------   -----------
                                                          42,790        13,637
                                                     -----------   -----------
                                                     -----------   -----------

NOTE 6.  RECEIVABLES

Current:

 Trade debtors                                         3,361,733     2,572,905
 Less provision for doubtful debts                        40,127        20,150
                                                     -----------   -----------
                                                       3,321,606     2,552,755

 Other debtors and prepayments                           495,657       148,114
                                                     -----------   -----------
                                                       3,817,263     2,700,869
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
Loan to related company                                        -        47,838
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 7.  INVENTORIES

Finished goods                                         3,099,976     2,507,284
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND EQUIPMENT
                                                          1996          1995
                                                            $             $

Plant and equipment:
 At cost                                                 931,551       244,720
 Less accumulated depreciation                           306,195        22,574
                                                     -----------   -----------
                                                         625,356       222,146
                                                     -----------   -----------
Office furniture, equipment and machines:
 At cost                                                 558,896       632,674
 Less accumulated depreciation                           305,694       177,151
                                                     -----------   -----------
                                                         253,202       455,523
                                                     -----------   -----------
Fixtures and fittings:
 At cost                                                       -       233,986
 Less accumulated depreciation                                 -       194,310
                                                     -----------   -----------
                                                               -        39,676
                                                     -----------   -----------
Motor vehicles:
 At cost                                                 464,289       454,562
 Less accumulated depreciation                           154,494        95,012
                                                     -----------   -----------
                                                         309,795       359,550
                                                     -----------   -----------
Leased assets:
 At cost                                                  64,948        64,948
 Less accumulated amortisation                            23,996        15,996
                                                     -----------   -----------
                                                          40,952        48,952
                                                     -----------   -----------
Total property, plant and equipment                    1,229,304     1,125,847
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  INTANGIBLES

Goodwill acquired                                      3,890,138     3,615,190
Less accumulated amortisation                            230,248        45,694
                                                     -----------   -----------
                                                       3,659,890     3,569,496
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 10.  OTHER NON CURRENT ASSETS

Future income tax benefit                                157,137       126,048
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 11.  CREDITORS AND BORROWINGS

                                              NOTE        1996          1995
                                                            $             $


Current:
 Trade creditors                                       3,770,381     2,181,433
 Other creditors                                         294,891       669,319
 Lease liability                                          10,874         9,646
                                                     -----------   -----------
                                                       4,076,146     2,860,398
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Amount payable to related corporation                 7,845,349     7,178,911
 Lease liability                                          31,784        42,658
                                                     -----------   -----------
                                                       7,877,133     7,221,569
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 12. PROVISIONS

Current:
 Income tax                                               55,276        48,749
 Employee benefits                                       333,929       269,086
                                                     -----------   -----------
                                                         389,205       317,835
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        33,248        47,897
 Provision for deferred income tax                        48,380        47,104
                                                     -----------   -----------
                                                          81,628        95,001
                                                     -----------   -----------
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  SHARE CAPITAL
                                              NOTE        1996          1995
                                                            $             $
Authorised capital:
     10,000 ordinary shares of
     $1.00 each                                           10,000        10,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
     2 ordinary shares of
     $1.00 each fully paid                                     2             2
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14. RESERVES

Acquired goodwill written off reserve                   (105,500)     (105,500)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 15.  CAPITAL AND LEASING COMMITMENTS

Finance lease commitments:

Payable not later than one year                           15,269        15,269
Payable between one and two years                         33,035        15,269
Payable between two and five years                             -        33,035
                                                     -----------   -----------
                                                          48,304        63,573
Deduct future finance charges                              5,646        11,269
                                                     -----------   -----------
Total lease liability                                     42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Representing lease liabilities:

Current                                        11         10,874         9,646
Non current                                    11         31,784        42,658
                                                     -----------   -----------
                                                          42,658        52,304
                                                     -----------   -----------
                                                     -----------   -----------
Operating lease commitments:

Payable not later than one year                          601,083       382,997
Payable between one and two years                        352,850       321,734
Payable between two and five years                       129,855       194,917
                                                     -----------   -----------
Operating lease liability                              1,083,788       899,648
                                                     -----------   -----------
                                                     -----------   -----------


There are no capital commitments as at 30 June 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 16.  CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $40.5m loan facility available to the ultimate chief entity.

NOTE 17.   DIVIDENDS
                                                          1996          1995
                                                            $             $
Ordinary dividends paid
Interim - fully franked                                        -       100,000
Final - fully franked                                          -        70,000
                                                     -----------   -----------
Total dividend paid                                            -       170,000
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 18.   RELATED PARTY INFORMATION

(a)  Directors
     P.T. Reilly and J.E. Walsh held office as a director of the Company throughout the year ended 30 June, 1996.

(b)  Controlling Entities
     The immediate chief entity is Australian Document Exchange Pty Ltd The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

(c)  Other related corporations in the AUSDOC Group Limited group are:
     H & P Stationery Pty Ltd
     Mullaly & Byrne Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Funds Management Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

     During the year the Company received licensing fees from Perth Stationery Supplies Pty Ltd. These fees totalled $310,000. The Company provides equipment to Perth Stationery Supplies Pty Ltd. Equipment rentals are charged via an intercompany loan account. The Company performs administrative duties for H & P Stationery Pty Ltd by providing employees, debtor collection and creditor payment services. These services are reimbursed via an intercompany loan account.

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 19.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -              1
 130          -            140                                 1              -
 170          -            180                                 -              1
 190          -            200                                 1              -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.


NOTE 20.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd effective 30 September 1996. The company will receive $25.6 million for goodwill plus the book value of operating assets. A profit after tax on sale of approximately $10 million will be realised on the transaction.
No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                              AUSDOC OFFICE PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 21.  CASH FLOW INFORMATION

                                                           1996          1995
                                                            $             $
Reconciliation of net cash provided by operating activities to operating profit after income tax

Operating profit after income tax                       (121,135)      136,316
Depreciation and amortisation                            477,591       162,432
Loss on sale of property, plant and equipment                  -         1,470
Profit on sale of property, plant and equipment          (22,419)      (10,079)
Increase/(decrease) in taxes payable                     (23,286)      (89,161)
Bad debts                                                 10,851           746
Doubtful debts                                            19,977         8,000
Increase in employee provisions                           50,194        34,793
Increase in receivables                               (1,147,222)   (1,908,417)
Increase in inventory                                   (592,692)   (1,022,365)
Increase in creditors and borrowings                   1,225,393     2,127,340
                                                     -----------   -----------
Net cash provided by operating activities               (122,748)     (558,925)
                                                     -----------   -----------
                                                     -----------   -----------

During the year the Company acquired the business of Complete Office Supplies (W.A.)
Details are as follows:

Consideration

Plant and equipment                                      102,052       954,862
Inventory                                                      -       282,000
Employee entitlements                                          -      (113,000)
Goodwill on acquisition                                  274,948     3,615,190
Future income tax benefit                                      -        18,224
Lease liability                                                -       (53,802)
                                                     -----------   -----------
Cash consideration                                       377,000     4,703,474
                                                     -----------   -----------
Outflow of cash to acquire entities
 net of cash acquired:

Cash consideration                                       377,000     4,703,474
Less balances acquired                                         -             -
                                                     -----------   -----------
Outflow of cash                                          377,000     4,703,474
                                                     -----------   -----------

                              AUSDOC OFFICE PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of AUSDOC Office Pty Ltd in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:




This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF AUSDOC OFFICE PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of AUSDOC Office Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 14. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of AUSDOC Office Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS,
Partner

                            H & P STATIONERY PTY LTD
                                 ACN 004 103 262
DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of H & P Stationery Pty. Ltd. formally resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activities of the Company during the year were that of stationers.

3. The profit of the Company for the year after providing for income tax and abnormal items was $620,480 (1995: $319,113 profit).

4.  Dividends of $626,993 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 18 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.



SIGNED in accordance with a resolution of the Directors of H & P Stationery Pty. Ltd.



DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                            H & P STATIONERY PTY LTD

PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $



Operating revenue                              2      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

Operating profit before abnormals
and income tax                                 3        260,414       160,482
Abnormal items                                 4        169,581       238,958
                                                    -----------   -----------
Operating profit before income tax                      429,995       399,440

Income tax attributable
 to operating profit                           5        190,485       (80,327)
                                                    -----------   -----------
Operating profit after income tax                       620,480       319,113

Dividends paid                                16       (626,993)     (150,000)
Transfer from Reserves                        13        219,595             -

Retained profits at the beginning of
 the financial year                                     177,237         8,124
                                                    -----------   -----------
Retained profits at the end
 of the financial year                                  390,319       177,237
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

BALANCE  SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                             NOTE        1996          1995
                                                           $             $
CURRENT ASSETS

  Cash                                                    8,283       108,008
  Receivables                                  6        122,207       966,431
  Inventories                                  7        458,428       426,581
                                                    -----------   -----------
  Total Current Assets                                  588,918     1,501,020
                                                    -----------   -----------


NON CURRENT ASSETS

  Receivables                                  6      1,094,960       953,310
  Property, plant and equipment                8         60,088       372,949
  Other                                        9        279,393        30,381
                                                    -----------   -----------
  Total Non Current Assets                            1,434,441     1,356,640
                                                    -----------   -----------
TOTAL ASSETS                                          2,023,359     2,857,660
                                                    -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                    10         11,941       466,811
  Provisions                                  11         57,549        49,549
                                                    -----------   -----------
  Total Current Liabilities                              69,490       516,360
                                                    -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                    10      1,142,090     1,516,839
  Provisions                                  11          4,770        10,939
                                                    -----------   -----------
  Total Non Current Liabilities                       1,146,860     1,527,778
                                                    -----------   -----------
TOTAL LIABILITIES                                     1,216,350     2,044,138
                                                    -----------   -----------
NET ASSETS                                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------

SHAREHOLDERS' EQUITY

  Share capital                               12         42,200        42,200
  Reserves                                    13        374,490       594,085
  Retained profits                                      390,319       177,237
                                                    -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                              807,009       813,522
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of these accounts.

                            H & P STATIONERY PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                      (Outflows)    (Outflows)

Cash flows from operating activities
Receipts from customers                               3,692,002     7,909,668
Interest received                                        18,571         4,917
Payments to suppliers                                (3,580,014)   (7,227,966)
Interest paid and finance costs                               -        (6,924)
Income taxes paid                                       (19,305)      (65,485)
                                                    -----------   -----------
Net cash provided by operating activities      20       111,254       614,210
                                                    -----------   -----------


Cash flows from investing activities
Proceeds from sale of business                          543,960        25,000
Proceeds from sale of non current assets                576,129        45,500
Payments for non current assets                         (49,832)      (29,053)
                                                    -----------   -----------
Net cash provided by investing activities             1,070,257        41,447
                                                    -----------   -----------


Cash flows from financing activities
Dividends paid                                         (626,993)     (150,000)
Advance to related companies                           (628,096)     (538,866)
Loan from related company                                     -       159,794
Repayment of finance lease and hire
 purchase liabilities                                   (26,147)      (84,830)
                                                    -----------   -----------
Net cash provided by financing activities            (1,281,236)     (613,902)
                                                    -----------   -----------
Net increase/(decrease) in cash held                    (99,725)       41,755
Cash at beginning of the financial year                 108,008        66,253
                                                    -----------   -----------
Cash at end of the financial year                         8,283       108,008
                                                    -----------   -----------
                                                    -----------   -----------



The accompanying notes form an integral part of the accounts.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Goodwill

     Goodwill, representing the excess of purchase consideration over the fair value of identifiable net assets acquired arising upon the acquisition of a business entity is shown as an intangible asset. Goodwill is amortised on a straight line basis over the period of expected benefit, that period not exceeding 20 years. For the years ended June 1988 and 1989, acquired goodwill was written off in full via the profit and loss account. An offsetting entry was posted from the "Acquired goodwill written off reserve."

(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.

(c)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis or under the retail inventory method.

(d)  Property, plant and equipment

     Property, plant and equipment are included at cost. All property, plant and equipment, other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.

(e)  Comparatives

     Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE:

                                                         1996          1995
                                                           $             $

Sales revenue                                         3,261,680     7,346,926
Other revenue:-
 Interest                                                18,571         4,917
 Discounts                                                    -         1,840
 Rent                                                     2,500             -
 Proceeds on sale of business, property,
 plant and equipment                                    576,129       778,899
Sundry income                                            17,437        24,983
                                                    -----------   -----------
                                                      3,876,317     8,157,565
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 3.  OPERATING PROFIT

The operating profit before income
tax has been determined after:

Charging as expenses:

Bad debts written off                                     1,576         9,927
Transfers to/(from) provisions for:-
 Employee benefits                                      (37,391)      (34,194)
 Doubtful debts                                               -         3,554
 Stock obsolescence                                           -       (12,000)
Depreciation of plant and equipment                      40,675        75,782
Auditors' remuneration:
 For auditing the accounts of
 the company                                                700        10,000
 For other services                                           -           200
Amortisation of leased assets                             6,673        34,260
Finance lease charges                                         -         6,924
Hire purchase charges                                         -             -
Operating lease rentals                                       -       348,199
Management charges                                      200,000        30,000
Loss on sale of property, plant
 and equipment                                            7,506             -
Contributions to superannuation fund                          -        78,940

Crediting as revenue:

Interest received                                        18,571         4,917
Profit on sale of property, plant
 and equipment                                           30,709       273,123

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.   ABNORMAL ITEMS

                                                         1996          1995
                                                           $             $

Profit on sale of property
(Tax expense applicable $Nil)                           212,581             -
Profit on sale of business
(Tax expense applicable $Nil)                            25,000       238,958
Business closure costs
(Tax credit applicable $24,480)                         (68,000)            -
                                                    -----------   -----------
                                                        169,581       238,958
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 5.   INCOME TAX

Operating profit                                        429,993       399,440
                                                    -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                           154,797       131,815

Add: permanent differences                              (79,888)      (49,845)
Recognition of capital losses carried forward          (266,073)            -
Increase/(decrease) in net deferred tax
 liability due to increase in tax rate                        -        (1,620)
Over provision of tax in prior year                         679           (23)
                                                    -----------   -----------
Income tax expense                                     (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

Comprising
 Increase in income tax
 provisions                                              64,696        25,255
 Increase/(decrease) in provision
 for deferred tax                                        (6,169)      (14,936)
 (Increase)/decrease in future income
 tax benefits                                          (249,012)       70,008
                                                    -----------   -----------
                                                       (190,485)       80,327
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 6.   RECEIVABLES

                                                         1996          1995
                                                           $             $

Current:
 Trade debtors                                           22,510       419,712
 Less provision for doubtful debts                       22,510        12,000
                                                    -----------   -----------
                                                              0       407,712
 Other debtors and prepayments                          133,697       558,719
 Less provision for diminution in loan                   14,490             -
                                                    -----------   -----------
                                                        122,207       966,431
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Unsecured loans to holding company                   1,094,960       841,613

Loan to Nowton Pty Ltd                                        -       136,697
Less provision for diminution in loan                         -        25,000
                                                    -----------   -----------
                                                              -       111,697
                                                    -----------   -----------
                                                      1,094,960       953,310
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 7.   INVENTORIES

Raw material                                                  -             -
Work in progress                                              -             -
Finished goods                                          458,428       426,581
                                                    -----------   -----------
                                                        458,428       426,581
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 8.  PROPERTY, PLANT AND  EQUIPMENT

                                                         1996          1995
                                                           $             $

Land and buildings:
Freehold land (at Directors' valuation 1986)                  -       180,000

Freehold buildings (at Directors' valuation 1986)             -       100,000
Less accumulated depreciation                                 -        17,167
                                                    -----------   -----------
                                                              -        82,833
                                                    -----------   -----------
                                                              -       262,833
                                                    -----------   -----------

Plant and machinery (at cost)                                 -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Furniture, fittings and office equipment (at cost)            -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Shop fittings (at cost)                                 334,555       279,254
Less accumulated depreciation                           274,467       206,070
                                                    -----------   -----------
                                                         60,088        73,184
                                                    -----------   -----------

Staff amenities (at cost)                                     -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Motor vehicles (at cost)                                      -             -
Less accumulated depreciation                                 -             -
                                                    -----------   -----------
                                                              -             -
                                                    -----------   -----------

Leased assets (at cost)                                       -        74,480
Less accumulated amortisation                                 -        37,548
                                                    -----------   -----------
                                                              -        36,932
                                                    -----------   -----------
Total property, plant and equipment                      60,088       372,949
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------


NOTE 9.   OTHER NON-CURRENT ASSETS

                                             NOTE        1996          1995
                                                           $             $


Future income tax benefit                               279,393        30,381
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 10.  CREDITORS AND BORROWINGS

Current:
 Trade creditors and accrued expenses                    11,941       440,664
 Lease liabilities                            14              -        26,147
                                                    -----------   -----------
                                                         11,941       466,811
                                                    -----------   -----------
                                                    -----------   -----------
Non current:
 Lease liabilities                            14              -             -
 Unsecured loans from related companies               1,142,090     1,516,839
                                                    -----------   -----------
                                                      1,142,090     1,516,839
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 11.  PROVISIONS

Current:
 Income tax                                              57,549        12,158
 Employee benefits                                            -        37,391
                                                    -----------   -----------
                                                         57,549        49,549
                                                    -----------   -----------
                                                    -----------   -----------

Non current:
 Employee benefits                                            -             -
 Provision for deferred tax                               4,770        10,939
                                                    -----------   -----------
                                                          4,770        10,939
                                                    -----------   -----------
                                                    -----------   -----------
Aggregate employee entitlements:
 Current                                                      -        37,391
 Non current                                                  -             -
                                                    -----------   -----------
                                                              -        37,391
                                                    -----------   -----------
                                                    -----------   -----------

NOTE 12.  SHARE CAPITAL

Authorised capital:
100,000 ordinary shares of $2.00 each                   200,000       200,000
                                                    -----------   -----------
                                                    -----------   -----------

Issued and paid up capital:
21,100 ordinary shares of $2.00 each fully paid          42,200        42,200
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  RESERVES
                                              NOTE       1996          1995
                                                           $             $

Capital profit reserve                                   10,186        10,186
General reserve                                       1,378,499     1,378,499
Asset revaluation reserve                                     -       219,595
Acquired goodwill written off reserve                (1,014,195)   (1,014,195)
                                                    -----------   -----------
                                                        374,490       594,085
                                                    -----------   -----------
                                                    -----------   -----------
Movement in Reserves
Asset Revaluation Reserve
 Opening Balance                                        219,595       219,595
 Transfer to Retained Earnings                         (219,595)            -
                                                    -----------   -----------
Closing Balance                                               -       219,595
                                                    -----------   -----------
                                                    -----------   -----------



NOTE 14.  CAPITAL AND LEASING COMMITMENTS

Operating lease commitments:

 Payable not later than one year                        219,444       230,587
 Payable between one and two years                       39,879       154,900
 Payable between two and five years                           -        13,150
                                                    -----------   -----------
 Operating lease liability                              259,323       398,637
                                                    -----------   -----------
                                                    -----------   -----------

Finance lease commitments:

 Payable not later than one year                              -        27,242
 Payable between one and two years                            -             -
                                                    -----------   -----------
                                                              -        27,242
 Deduct future finance charges                                -         1,095
                                                    -----------   -----------
 Provided for as a liability                                  -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

 Representing lease liabilities
 Current                                       10             -        26,147
 Non current                                   10             -             -
                                                    -----------   -----------
                                                              -        26,147
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 15. CONTINGENT LIABILITIES

At balance date the Company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                                                         1996          1995
                                                           $             $

NOTE 16.  DIVIDENDS

Ordinary dividends paid
Interim                                                 100,000        50,000
Final                                                   526,993       100,000
                                                    -----------   -----------
Total dividends paid                                    626,993       150,000
                                                    -----------   -----------
                                                    -----------   -----------


NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CON'TD)

d)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.


                                                         1996          1995
                                                           $             $
NOTE 18.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                            -             -
  From related bodies corporate                         335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                -             1
 130          -            140                                1             -
 170          -            180                                -             1
 190          -            200                                1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 19.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $2.8 million for goodwill plus the book value of operating assets. A profit after tax of approximately $1.8 million will be realised on the transaction. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

                            H & P STATIONERY PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 20. CASHFLOW INFORMATION
                                                         1996          1995
                                                           $             $


Reconciliation of operating profit after income tax to net cash provided by operating activities

Operating profit after income tax                       620,480       319,113
Depreciation and amortisation                            47,348       110,042
Bad debts                                                 1,576         9,927
Cost of sales writeback                                       -       (21,375)
Doubtful debts provision                                      -         3,554
Stock obsolescence provision                                  -       (12,000)
Loss on sale of non current assets                        7,506             -
Profit on sale of non current assets                   (268,290)     (273,123)
Increase/(Decrease) in taxes payable                   (209,790)       14,842
Increase/(Decrease) in employee provisions              (37,391)      (34,194)
Decrease/(Increase) in receivables                      410,385       445,919
Decrease/(Increase) in inventory                        (31,847)      387,048
Increase/(Decrease) in creditors & borrowings          (428,723)     (335,543)
                                                    -----------   -----------
Net cash provided by operating activities               111,254       614,210
                                                    -----------   -----------
                                                    -----------   -----------

                            H & P STATIONERY PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of H & P Stationery Pty. Ltd. in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.




PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF H & P STATIONERY PTY. LTD.
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of H & P Stationery Pty. Ltd. for the year ended 30 June, 1996 as set out on pages 2 to 15. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of H & P Stationery Pty. Ltd. are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

                      CANBERRA WHOLESALE STATIONERS PTY LTD
                                 ACN 008 606 559

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of Canberra Wholesale Stationers Pty Ltd resolved to make the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.


1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company during the year was the sale of commercial office products.

3. The profit of the Company for the year after providing for income tax was $539,849 (1995 - $541,762 profit).

4.  Dividends of $651,260 were paid during the year.

5. No significant change in the state of affairs of the Company occurred during the year.

6. The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since 30 June, 1995 has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 of the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest, except as disclosed in Note 17 of the accounts.

SIGNED in accordance with a resolution of the Directors of Canberra Wholesale Stationers Pty Ltd.

DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                      CANBERRA WHOLESALE STATIONERS PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE       1996          1995
                                                           $             $


Operating revenue                               2     12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit before income tax              3        848,440       805,257


Income tax attributable
 to operating profit                            4       (308,591)     (263,495)
                                                     -----------   -----------
Operating profit after income tax                        539,849       541,762

Dividends paid                                 12       (651,260)     (370,000)

Retained profits/(losses) at the
 beginning of the financial year                         241,272        69,510
                                                     -----------   -----------

Retained profits at the end
 of the financial year                                   129,861       241,272
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD


BALANCE SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $
CURRENT ASSETS

  Cash                                                    15,264        61,615
  Receivables                                   5      1,077,011       942,966
  Inventories                                   6      1,039,393     1,226,938
                                                     -----------   -----------
  Total Current Assets                                 2,131,668     2,231,519
                                                     -----------   -----------

NON CURRENT ASSETS

  Receivables                                   5        581,303       122,020
  Property, plant and equipment                 7        336,084       363,978
  Other                                         8         65,508        57,307
                                                     -----------   -----------
  Total Non Current Assets                               982,895       543,305
                                                     -----------   -----------


TOTAL ASSETS                                           3,114,563     2,774,824
                                                     -----------   -----------

CURRENT LIABILITIES

  Creditors and borrowings                      9      1,564,212     1,807,437
  Provisions                                   10        361,865       319,806
                                                     -----------   -----------
  Total Current Liabilities                            1,926,077     2,127,243
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      9      1,021,260       370,000
  Provisions                                   10         37,353        36,297
                                                     -----------   -----------
  Total Non Current Liabilities                        1,058,613       406,297
                                                     -----------   -----------

TOTAL LIABILITIES                                      2,984,690     2,533,540
                                                     -----------   -----------

NET ASSETS                                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                11             12            12
  Retained profits                                       129,861       241,272
                                                     -----------   -----------

TOTAL SHAREHOLDERS' EQUITY                               129,873       241,284
                                                     -----------   -----------
                                                     -----------   -----------


The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Cash flows from operating activities

Receipts from customers                               12,144,702    11,252,342
Interest received                                          9,236        21,596
Payments to suppliers
 (purchases/expenses)                                (11,352,937)  (10,855,949)
Interest and finance charges paid                        (15,701)      (14,592)
Income taxes paid                                       (305,489)     (229,090)
                                                     -----------   -----------
Net cash provided by operating activities      18        479,811       174,307
                                                     -----------   -----------



Cash flows from investing activities

Proceeds from sale of property, plant
 and equipment                                            14,680        37,375
Payments for property, plant and equipment               (68,182)     (165,943)
                                                     -----------   -----------
Net cash provided by investing activities                (53,502)     (128,568)
                                                     -----------   -----------


Cash flows from financing activities

Dividends paid                                          (651,260)     (370,000)
Lease finance and hire purchase
 principal repayments                                    (13,377)      (14,271)
Repayment and advance of
 loan to holding company                                 191,977       394,712
                                                     -----------   -----------
Net cash provided by financing activities               (472,660)       10,441
                                                     -----------   -----------
Net increase/(decrease) in cash held                     (46,351)       56,180
Cash at beginning of the financial year                   61,615         5,435
                                                     -----------   -----------
Cash at end of the financial year                         15,264        61,615
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996
--------------------------------------------------------------------------------

NOTE 1.  STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.


(a)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(b)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs are assigned on a first in first out basis; and include an appropriate share of both variable and fixed costs.


(c)  Property, Plant and Equipment

     Property, plant and equipment are included at cost. All property, plant and equipment other than land are depreciated over their estimated useful lives using the straight line method commencing from the time the asset is held ready for use.


(d)  Comparative Figures

     Where necessary comparative figures in the notes to the accounts have been altered to conform with the current year's presentation and to give more meaningful comparisons. The comparatives in the accounts remain unaltered.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE
                                                          1996          1995
                                                            $             $

Sales revenue                                         12,278,747    11,357,708

Other revenue

Interest received from related party                         404        15,260
Interest received from other corporations                  8,832         6,336
Sundries                                                       -        32,345
Proceeds from sale of non current assets                  14,680        37,375
                                                     -----------   -----------
Total operating revenue                               12,302,663    11,449,024
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 3.  OPERATING PROFIT

Operating profit before tax has been
  determined after:

Charging as expenses:

Auditors' remuneration:
 - For auditing the accounts of
   the Company                                             9,000         9,000
 - For other services                                        200           200

Amortisation of leased assets                              2,432         9,904
Depreciation of fixed assets                              92,526        98,591
Interest paid:
  Related corporations                                    14,323        11,217
  Other                                                      291           172
Operating lease rentals                                  120,706       124,808
Loss on disposal of property, plant
  and equipment                                                -           740
Finance charges re finance leases                          1,087         3,203
Transfers to provisions for:
  Employee benefits                                       31,812        22,356
Management charges                                       100,000        50,000
Contributions to superannuation fund                      72,191        45,786

Crediting as revenue:
Interest received - related party                            404        15,260
Interest received - other                                  8,832         6,336
Profit on disposal of property, plant
  and equipment                                           13,562         1,780

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 4.  INCOME TAX
                                                          1996          1995
                                                            $             $

Operating profit                                         848,440       805,257
                                                     -----------   -----------
                                                     -----------   -----------

Prima facie income tax expense
 calculated  at 36% (1995: 33%)                          305,438       265,735
Tax effect of permanent differences                        3,153         2,536
Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -        (4,776)
                                                     -----------   -----------
Income tax expense on operating profit                   308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


Comprising

  Current tax provision increase                         315,457       281,046
  Provision for deferred tax increase                      1,335             -
  Future income tax benefit increase                      (8,201)      (17,551)
                                                     -----------   -----------
                                                         308,591       263,495
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 5.  RECEIVABLES

Current:

  Trade debtors                                        1,024,578       933,304
  Less provision for doubtful debts                        5,000         5,000
                                                     -----------   -----------
                                                       1,019,578       928,304
  Other debtors and prepayments                           57,433        14,662
                                                     -----------   -----------
                                                       1,077,011       942,966
                                                     -----------   -----------
                                                     -----------   -----------


Non current:

  Loan to related company                                581,303       122,020
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.  INVENTORIES

Finished goods                                         1,039,393     1,226,938
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 7.  PROPERTY, PLANT AND EQUIPMENT

                                              NOTE          1996          1995
                                                               $             $
Plant and machinery:
 At cost                                                  84,127        83,227
 Less accumulated depreciation                            56,313        50,536
                                                     -----------   -----------
                                                          27,814        32,691
                                                     -----------   -----------

Furniture, fixtures and equipment:
 At cost                                                 446,347       420,952
 Less accumulated depreciation                           287,864       247,578
                                                     -----------   -----------
                                                         158,483       173,374
                                                     -----------   -----------

Motor vehicles:
 At cost                                                 295,968       257,580
 Less accumulated depreciation                           146,181       102,099
                                                     -----------   -----------
                                                         149,787       155,481
                                                     -----------   -----------

Leased assets:
 At cost                                                       -        29,200
 Less accumulated amortisation                                 -        26,768
                                                     -----------   -----------
                                                               -         2,432
                                                     -----------   -----------
Total property, plant and equipment                      336,084       363,978
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 8. OTHER NON CURRENT ASSETS

Future income tax benefit                                 65,508        57,307
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  CREDITORS AND BORROWINGS

Current:
 Trade creditors                                       1,307,443     1,509,905
 Other creditors and accruals                            256,769       284,155
 Lease liability                               13              -        13,377
                                                     -----------   -----------
                                                       1,564,212     1,807,437
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Lease liability                               13              -             -
 Unsecured loan - related company                      1,021,260       370,000
                                                     -----------   -----------
                                                       1,021,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 10.  PROVISIONS
                                                          1996          1995
                                                            $             $
Current:
 Income tax                                              245,196       235,228

 Employee benefits                                       116,669        84,578
                                                     -----------   -----------
                                                         361,865       319,806
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        36,018        36,297
 Provision for deferred income tax                         1,335             -
                                                     -----------   -----------
                                                          37,353        36,297
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                 116,669        84,578
 Non current                                              36,018        36,297
                                                     -----------   -----------
                                                         152,687       120,875
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 11.  SHARE CAPITAL

Authorised capital:
500,000 ordinary "A"
class shares of $1.00 each                               500,000       500,000

500,000 ordinary "B"
class shares of $1.00 each                               500,000       500,000
                                                     -----------   -----------
                                                       1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------

Issued and paid up capital:
8 ordinary "A" class
shares of $1.00 each fully paid                                8             8

4 ordinary "B" class
shares of $1.00 each fully paid                                4             4
                                                     -----------   -----------
                                                              12            12
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.   DIVIDENDS

Ordinary dividends paid                                  651,260       370,000
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 13.  CAPITAL AND LEASING COMMITMENTS

                                              NOTE        1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         115,126       119,253
 Payable later than one, not later
  than two years                                         115,126       119,253
 Payable later than two, not later
  than five years                                         98,509       191,509
 Payable later than five years                                 -        24,253
                                                     -----------   -----------
                                                         328,761       454,268
                                                     -----------   -----------
                                                     -----------   -----------

Finance lease commitments:

 Payable not later than one year                               -        14,082
 Payable later than one, not later
  than two years                                               -             -
 Payable later than two, not later
  than five years                                              -             -
 Payable later than five years                                 -             -
                                                     -----------   -----------
                                                               -        14,082
Less future finance charges                                    -           705
                                                     -----------   -----------
Provided for as a liability                                    -        13,377
                                                     -----------   -----------
                                                     -----------   -----------

Representing lease liabilities
  Current                                       9              -        13,377
  Non-current                                   9              -             -
                                                     -----------   -----------
                                                               -        13,377
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 14.  CONTINGENT LIABILITIES

At balance date the company is a cross guarantor for a $44.55m loan facility available to the ultimate chief entity.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 15.  DIRECTORS' REMUNERATION
                                                          1996          1995
                                                            $             $
Amounts received or due and receivable
by the Directors of the Company:

  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000                      $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.



NOTE 16.  SUBSEQUENT EVENTS

The company has contracted to sells its entire office products business to Blue Star Group Pty Ltd as of 30 September 1996. The company will receive consideration of $4.62 million for goodwill plus the book value of operating assets. A profit after tax of approximately $2.9 million will be realised on the transaction. No other matter or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial year ended 30 June, 1996.



NOTE 17.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

                      CANBERRA WHOLESALE STATIONERS PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (CONT'D)
--------------------------------------------------------------------------------

NOTE 17.  RELATED PARTY INFORMATION (CONT'D)

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

     Other related companies are:

     AUSDOC Office Pty Ltd
     H & P Stationery Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     Perth Stationery Supplies Pty Ltd

c)   Related party transactions and balances

     There are no material intercompany transactions or balances between related parties other than as disclosed within these accounts.



NOTE 18.  CASHFLOW INFORMATION
                                                          1996          1995
                                                            $             $

Reconciliation of operating profit after income tax to net cash provided by operating activities.

Operating profit after income tax                        539,849       541,762
Depreciation and amortisation                             94,958       108,495
Gain on disposal of property,
 plant and equipment                                     (13,562)       (1,780)
Loss on disposal of property,
 plant and equipment                                           -           740
Increase/(decrease) in taxes payable                       3,102        34,405
Increase in employee provisions                           31,812        22,356
Increase in receivables                                 (134,045)     (137,711)
Decrease/(Increase) in inventory                         187,545      (599,695)
(Decrease)/Increase in creditors and borrowings         (229,848)      205,735
                                                     -----------   -----------
Net cash provided by operating activities                479,811       174,307
                                                     -----------   -----------
                                                     -----------   -----------

                      CANBERRA WHOLESALE STATIONERS PTY LTD


STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Canberra Wholesale Stationers Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the board by:



This 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT


TO THE MEMBERS OF CANBERRA WHOLESALE STATIONERS PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Canberra Wholesale Stationers Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 13. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Canberra Wholesale Stationers Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

     (i) the Company's state of affairs as at 30 June, 1996 and of its result for the year ended on that date; and

     (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)  in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants


J.J. GAVENS,
Partner

                        PERTH STATIONERY SUPPLIES PTY LTD
                                 ACN 068 217 630

DIRECTORS' REPORT
--------------------------------------------------------------------------------

The Directors of Perth Stationery Supplies Pty Ltd resolved to submit the following report with respect to the profit and loss and the state of affairs of the Company as at 30 June, 1996.

1. The names of the Directors of the Company in office at the date of this report are:

    PETER T. REILLY
    JAMES E. WALSH

2. The principal activity of the Company since incorporation was that of commercial stationers.

3. The loss of the Company for the period after providing for income tax was $46,781. (1995: $18,962 profit)

4.  No dividends were paid during the period.

5. No significant change in the state of affairs of the Company occurred during the period.

6. The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.

7. No information is included on the likely developments in the operations of the Company and the expected results of those operations, as it is the opinion of the Directors of the Company, that this information would prejudice the interests of the Company if included in this report.

8. No Director, since incorporation has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by Directors shown in Note 15 in the Accounts, or the fixed salary of a full time employee of the Company) by reason of a contract made by the Company or related corporation with any Director or with a firm of which a Director is a member or with a company in which a Director is a member or with a company in which a Director has a substantial financial interest.

SIGNED in accordance with a resolution of the Directors of Perth Stationery Supplies Pty Ltd.


DATED this 23rd day of September 1996.




PETER T. REILLY            JAMES E. WALSH
DIRECTOR                   DIRECTOR

                        PERTH STATIONERY SUPPLIES PTY LTD


PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $


Operating revenue                               2      6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------

Operating profit/(loss) before income tax       3        (71,396)       10,574

Income tax benefit attributable
 to operating profit/(loss)                     4         24,615         8,388
                                                     -----------   -----------
Operating profit/(loss) after income tax                 (46,781)       18,962

Retained profits at the beginning of the
financial year                                            18,962             -
                                                     -----------   -----------
Retained profits/(losses) at the end
 of the financial year                                   (27,819)       18,962
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD


BALANCE  SHEET AS AT 30 JUNE, 1996
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                            $             $

CURRENT ASSETS

  Cash                                                   253,876        90,602
  Receivables                                   5      1,151,796       791,056
  Inventories                                   6        538,589       417,751
                                                     -----------   -----------
  Total Current Assets                                 1,944,261     1,299,409
                                                     -----------   -----------


NON CURRENT ASSETS

  Other                                         7         38,552        13,759
                                                     -----------   -----------
  Total Non Current Assets                                38,552        13,759
                                                     -----------   -----------
TOTAL ASSETS                                           1,982,813     1,313,168
                                                     -----------   -----------


CURRENT LIABILITIES

  Creditors and borrowings                      8      1,137,510       740,363
  Provisions                                    9         42,801        21,579
                                                     -----------   -----------
  Total Current Liabilities                            1,180,311       761,942
                                                     -----------   -----------


NON CURRENT LIABILITIES

  Creditors and borrowings                      8        803,167       510,252
  Provisions                                    9         27,152        22,010
                                                     -----------   -----------
  Total Non Current Liabilities                          830,319       532,262
                                                     -----------   -----------
TOTAL LIABILITIES                                      2,010,630     1,294,204
                                                     -----------   -----------
NET ASSETS                                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------


SHAREHOLDERS' EQUITY

  Share capital                                10              2             2
  Retained profits                                       (27,819)       18,962
                                                     -----------   -----------
TOTAL SHAREHOLDERS' EQUITY                               (27,817)       18,964
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

                                              NOTE        1996          1995
                                                           $             $
                                                        Inflows       Inflows
                                                       (Outflows)    (Outflows)

Cash flows from operating activities

Receipts from customers                                5,874,536       230,485
Interest received                                          8,214           582
Payments to suppliers (purchases/expenses)            (5,942,318)     (323,096)
Interest paid and finance costs                                -             -
Income taxes paid                                           (330)            -
                                                     -----------   -----------
Net cash provided by operating activities      16        (59,898)      (92,029)
                                                     -----------   -----------



Cash flows from financing activities

Loan from holding company                                223,172       182,631

                                                     -----------   -----------
Net cash provided by financing activities                223,172       182,631
                                                     -----------   -----------
Net increase in cash held                                163,274        90,602
Cash at beginning of the financial year                   90,602             -
                                                     -----------   -----------
Cash at end of the financial year                        253,876        90,602
                                                     -----------   -----------
                                                     -----------   -----------



The accompanying notes form an integral part of the accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 1.   STATEMENT OF ACCOUNTING POLICIES

The accounts are a general purpose financial report prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the requirements in Schedule 5 to the Corporations Regulations. The accounts have been prepared on the basis of historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the significant accounting policies adopted by the Company in the preparation of the accounts.

(a)  Inventories

     Inventories are valued at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first-in-first-out and weighted average cost basis and under the retail inventory method.


(b)  Receivables

     A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.


(c)  Comparative Figures

     Where necessary, comparative figures have been adjusted to conform with changes in presentations in the current year.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 2.   OPERATING REVENUE

                                                          1996          1995
                                                            $             $


Sales revenue                                          6,192,434       983,146
Other revenue:-
 Discount                                                  4,668             -
 Interest                                                  8,214           582
 Sundry                                                   43,123             -
                                                     -----------   -----------
                                                       6,248,439       983,728
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 3.  OPERATING PROFIT

The operating profit/(loss) before income tax has been determined after:

Charging as expenses:

Transfers to/(from) provisions for:-
 Employee benefits                                        11,258         3,841
Operating lease rentals                                  103,426        24,553
Licence fees                                             310,000        80,000
Contributions to superannuation fund                     140,069        10,087
Bad Debts                                                  4,949             -
Auditors renumeration                                      5,500             -


Crediting as revenue:

Interest received                                          8,214           582

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 4.   INCOME TAX

                                                          1996          1995
                                                            $             $

Operating profit/(loss)                                  (71,396)       10,574
                                                     -----------   -----------

Prima facie income tax expense
calculated at 36% (1995: 33%)                            (25,702)        3,489

Permanent differences                                      1,087       (11,150)

Increase/(decrease) in net deferred tax
liability due to increase in tax rate                          -          (727)
                                                     -----------   -----------
Income tax expense/(credit)                              (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------

Comprising
 Increase in income tax provisions                             -           330
 Increase in provision for deferred tax                      179         5,041
 Increase in future income tax benefits                  (24,794)      (13,759)
                                                     -----------   -----------
                                                         (24,615)       (8,388)
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 5.   RECEIVABLES

Current:
 Trade debtors                                         1,111,500       752,661
 Less provision for doubtful debts                             -             -
                                                     -----------   -----------
                                                       1,111,500       752,661
 Other debtors and prepayments                            40,296        38,395
                                                     -----------   -----------
                                                       1,151,796       791,056
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 6.   INVENTORIES

Finished goods                                           538,589       417,751
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 7.   OTHER NON CURRENT ASSETS

Future income tax benefit                                 38,552        13,759
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 8.  CREDITORS AND BORROWINGS

                                                          1996          1995
                                                            $             $

Current:
 Trade creditors                                       1,108,772       363,550
 Other creditors and accruals                             28,738       376,813
                                                     -----------   -----------
                                                       1,137,510       740,363
                                                     -----------   -----------
                                                     -----------   -----------
Non current:
 Unsecured loans from
 related companies                                       803,167       510,252
                                                     -----------   -----------
                                                         803,167       510,252
                                                     -----------   -----------
                                                     -----------   -----------



NOTE 9.  PROVISIONS

Current:
 Income tax                                                    -           330
 Employee benefits                                        42,801        21,249
                                                     -----------   -----------
                                                          42,801        21,579
                                                     -----------   -----------
                                                     -----------   -----------

Non current:
 Employee benefits                                        21,932        16,969
 Provision for deferred tax                                5,220         5,041
                                                     -----------   -----------
                                                          27,152        22,010
                                                     -----------   -----------
                                                     -----------   -----------

Aggregate employee entitlements:
 Current                                                  42,801        21,249
 Non current                                              21,932        16,969
                                                     -----------   -----------
                                                          64,733        38,218
                                                     -----------   -----------
                                                     -----------   -----------


NOTE 10.  SHARE CAPITAL

Authorised capital:
1,000,000 ordinary shares of
$1.00 each                                             1,000,000     1,000,000
                                                     -----------   -----------
                                                     -----------   -----------
Issued and paid up capital:
2 ordinary shares of
$1.00 each fully paid                                          2             2
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 11.  CAPITAL AND LEASING COMMITMENTS
                                                          1996          1995
                                                            $             $
Operating lease commitments:

 Payable not later than one year                         160,000        70,000
 Payable between one and two years                       136,180        70,000
 Payable between two and five years                       41,895        58,333
 Payable later than five years                                 -             -
                                                     -----------   -----------
 Operating lease liability                               338,075       198,333

                                                     -----------   -----------
                                                     -----------   -----------


NOTE 12.  CAPITAL COMMITMENTS

There were no capital commitments at 30 June 1996.



NOTE 13.  RELATED PARTY INFORMATION

a)   Directors

     P.T. Reilly and J.E. Walsh each held office as a Director of the Company throughout the year ended 30 June, 1996.

b)   Controlling Entities

     The immediate chief entity is Australian Document Exchange Pty Ltd. The ultimate chief entity is AUSDOC Group Limited, a company incorporated in Australia.

c)   Other related and associated corporations

     AUSDOC Office Pty Ltd
     Canberra Wholesale Stationers Pty Ltd
     Data Security Services Pty Ltd
     Dart Couriers (Aust.) Pty Ltd
     Mullaly and Byrne Pty Ltd
     Stronghold Security Services Pty Ltd
     AUSDOC Employee Share Plan Pty Ltd
     AUSDOC Funds Management Pty Ltd
     Electronic Document Exchange Pty Ltd
     H & P Stationery Pty Ltd

d)   Related party transactions and balances

     There are no other material intercompany transactions or balances between related parties other than as disclosed within these accounts.

                        PERTH STATIONERY SUPPLIES PTY LTD

NOTES TO AND FORMING PART OF THE ACCOUNTS
FOR THE YEAR ENDED 30 JUNE, 1996 (14/02/95-30/06/95 PRIOR YEAR)
--------------------------------------------------------------------------------

NOTE 14.  SUBSEQUENT EVENTS

The Company has contracted to sell its business and operating assets at book value to Blue Star Group Pty Ltd effective from 30 September 1996. No other matters or circumstances have arisen since the end of the financial year which significantly affected, or may significantly affect, the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to the financial period ended 30 June, 1996.


NOTE 15.  DIRECTORS' REMUNERATION

Amounts received or due and receivable
by the Directors of the Company:
                                                          1996          1995
                                                            $             $
  From the Company                                             -             -
  From related bodies corporate                          335,000       295,000

The numbers of Directors whose income
from the Company or related bodies
corporate was within the specified bands are as follows:

$000          -           $000
 110          -            120                                 -             1
 130          -            140                                 1             -
 170          -            180                                 -             1
 190          -            200                                 1             -

The above information is presented in accordance with the requirements of clause 25 of Schedule 5 to the Corporations Regulations. The company has been relieved from compliance with the corresponding requirements of Accounting Standard AASB 1017 "Related Party Disclosures" by a class order issued by the Australian Securities Commission dated 13 October 1994.

NOTE 16.  CASHFLOW INFORMATION

Reconciliation of net cash provided by operating activities to operating profit/(loss) after income tax

Operating profit/(loss) after income tax                 (46,781)       18,962
Bad debts                                                  4,949             -
Increase/(Decrease) in taxes payable                     (24,945)       (8,388)
Increase/(Decrease) in employee provisions                11,258         3,841
Increase in receivables                                 (365,689)     (791,056)
Increase in inventory                                    (35,838)      (55,751)
Increase in creditors and borrowings                     397,148       740,363
                                                     -----------   -----------
Net cash provided by operating activities                (59,898)      (92,029)
                                                     -----------   -----------
                                                     -----------   -----------

                        PERTH STATIONERY SUPPLIES PTY LTD

STATEMENT BY DIRECTORS
--------------------------------------------------------------------------------

In accordance with a resolution of the Board of Directors of Perth Stationery Supplies Pty Ltd, in the opinion of the Directors:


(a) the accounts of the Company are drawn up so as to give a true and fair view of the result of the Company for the year ended 30 June, 1996 and the state of affairs of the Company as at 30 June 1996.


(b) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.


(c) the accounts of the Company have been made out in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law, applicable accounting standards and Urgent Issues Group Consensus Views.




For and on behalf of the Board by:-



Dated this 23rd day of September 1996.





PETER T. REILLY
DIRECTOR




JAMES E. WALSH
DIRECTOR

AUDITORS' REPORT

TO THE MEMBERS OF PERTH STATIONERY SUPPLIES PTY LTD
--------------------------------------------------------------------------------

SCOPE

We have audited the accounts of Perth Stationery Supplies Pty Ltd for the year ended 30 June, 1996 as set out on pages 2 to 11. The Company's Directors are responsible for the preparation and presentation of the accounts and the information they contain. We have conducted an independent audit of these accounts in order to express an opinion on them to the members of the Company.

Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the accounts are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the accounts, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the accounts are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements, being Urgent Issues Group Consensus Views and the Corporations Law so as to present a view of the Company which is consistent with our understanding of its state of affairs, results of operations and cashflows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the accounts of Perth Stationery Supplies Pty Ltd are properly drawn up:

(a)  so as to give a true and fair view of:

          (i) the Company's state of affairs as at 30 June, 1996 and of its result for the period ended on that date; and

          (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the accounts;

(b)       in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standards and other mandatory professional reporting requirements.

Signed at Melbourne,

This 23rd day of September 1996.


DAY NEILSON
Chartered Accountants



J.J. GAVENS
Partner

REPORT OF INDEPENDENT ACCOUNTANTS


June 25, 1996

To the Boards of Directors of
U.S. Office Products Company
Mark's Office Furniture

In our opinion, the accompanying balance sheet and the related statements of operations, changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Mark's Office Furniture (the "Company"), at March 31, 1996, and the results of their operations and their cash flows for the twelve month period ended March 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 10, management of the Company has entered into a letter of intent to sell the assets of the Company.



Price Waterhouse LLP
Minneapolis, Minnesota

MARK'S OFFICE FURNITURE

BALANCE SHEET
MARCH 31, 1996
               ----------------------------------------------------------

ASSETS
Current assets:
  Cash                                                      $    9,516
  Accounts receivable, net of allowance of $43,000             650,247
  Rebates receivable                                           141,899
  Inventories                                                  459,116
  Prepaid expenses                                              23,200
                                                             ---------

    Total current assets                                     1,283,978

Property and equipment, net                                    185,904
                                                             ---------

    Total assets                                            $1,469,882
                                                             ---------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $341,123
  Accrued liabilities                                           58,385
  Customer deposits                                             25,872
  Notes payable to related parties                             240,000
  Distributions payable to owner                               252,721
  Current portion of long-term debt                             34,304
                                                             ---------
    Total current liabilities                                  952,405

Long-term debt, net of current portion                          39,454
                                                             ---------

    Total liabilities                                          991,859
                                                             ---------

Owner's equity                                                 478,023
                                                             ---------

  Total liabilities and owner's equity                     $ 1,469,882
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------



Net sales                                                  $10,694,501

Cost of goods sold                                           7,614,713
                                                             ---------
                                                             3,079,788


Selling, general and administrative expenses                 2,223,696
Depreciation and amortization expense                           39,995
                                                             ---------

  Operating income                                             816,097

Interest expense                                                26,460
                                                             ---------

Net income                                                  $  789,637
                                                             ---------


Pro forma net income (see Note 11)                            $473,782
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CHANGES IN OWNER'S EQUITY
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------


Balance at March 31, 1995                                    $ 344,257

Distributions to owner                                        (884,507)

Contributions from owner                                       228,636

Net income                                                     789,637
                                                             ---------
Balance at March 31, 1996                                     $478,023
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
             -------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $789,637
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                               39,995
    Changes in assets and liabilities:
      Increase in accounts receivable                         (132,768)
      Increase in rebates receivable                           (48,392)
      Increase in inventories                                    5,064
      Increase in prepaid expenses                              (5,234)
      Decrease in accounts payable                            (104,420)
      Decrease in accrued expenses                              (5,028)
      Decrease in customer deposits                            (17,881)
                                                             ---------


      Cash provided by operating activities                    520,973
                                                             ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment, net            (61,207)
                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes                             25,000
  Payments of notes payable                                    (33,309)
  Distributions to owner                                      (714,977)
  Contributions from owner                                     228,636
                                                             ---------


      Cash used for financing activities                      (494,650)

                                                             ---------

Decrease in cash                                               (34,884)

Cash at beginning of year                                       44,400
                                                             ---------

Cash at end of year                                             $9,516
                                                             ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for interest                       $26,000
                                                             ---------

                        NOTES TO FINANCIAL STATEMENTS

1. BUSINESS ORGANIZATION

          Mark's Office Furniture is a discount retailer of office furniture with stores in operation in Tampa, Sarasota and Ft. Myers, Florida.


2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          INVENTORIES

          Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of office furniture held for sale.

   REVENUES AND RECEIVABLES

          Revenues are recognized upon delivery of office furniture to customers.

          Trade receivables are primarily concentrated with various commercial customers located in the three principal markets in which the Company operates. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk. At March 31, 1996, the allowance for doubtful accounts was $43,000. For the twelve month period ended March 31, 1996, the Company had two customers which represented in the aggregate approximately 20% of Company revenues.

          Rebates receivable represent group and annual wholesaler rebates earned by the company as of March 31, 1996.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from three to twelve years using accelerated cost recovery methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in income.

          INCOME TAXES

          The Company is a sole proprietorship and, accordingly, any income tax liabilities are the responsibility of the owner. Therefore, these statements do not include any provision for income taxes.

   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   FINANCIAL INSTRUMENTS

          The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, customer deposits and accrued expenses approximates fair value due to the immediate or short-term maturity of these financial instruments.


3. PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                              MARCH 31,
                                                                1996

   Leasehold improvements                                    $  80,426
   Furniture and equipment                                     131,710
   Vehicles                                                    201,199
                                                             ---------

                                                               413,335
   Less:  accumulated depreciation and amortization            227,431
                                                             ---------
                                                             $ 185,904
                                                             ---------


4. PREPAID EXPENSES

                   Prepaid expenses consist of the following:

                                                               MARCH 31,
                                                                 1996

   Prepaid rent                                              $  17,000
   Prepaid insurance                                             6,200
                                                             ---------
                                                             $  23,200
                                                             ---------


5. REBATES RECEIVABLE

          Rebates receivable at March 31, 1996 is an estimate of the amounts earned from suppliers as of the balance sheet date. The rebates are based on the dollar value of invoiced items and various additional criteria as established by the suppliers. The Company is eligible for approximately $65,400 of rebates related to purchases made from its two largest suppliers Hon and Superior Chair.

          In addition, the Company maintains a co-operative advertising agreement with its largest supplier and has recorded rebates receivable of $76,000 as of March 31, 1996. Amounts earned under this agreement are based upon co-operative sales for the supplier's product.


6. NOTES PAYABLE

                                                                     MARCH 31,
                                                                        1996

          Notes payable to related parties with interest due
           semiannually at 7%, principal due in January 1997,
           secured by accounts receivable and inventory                $165,000

          Note payable to related party with interest payable
           monthly at 9%, renewable every three months                   75,000
                                                                       ---------
                                                                       $240,000
                                                                       ---------

7.  LONG-TERM DEBT
                                                                     MARCH 31,
                                                                       1996
   Notes payable to banks with interest at 8.5% -
     10.95%, monthly payments of principal and
     interest of approximately $3,400, through 1999,
     secured by specific Company vehicles                               $73,758


     Less:  current maturities                                           34,304
                                                                      ---------

                                                                        $39,454
                                                                      ---------

       Future annual maturities of debt at March 31, 1996 are as follows:


                                                                       MARCH 31,
                                                                         1996

   1997                                                                $274,304
   1998                                                                  38,238
   1999                                                                   1,216
                                                                      ---------
                                                                       $313,758
                                                                      ---------


8. LEASE OBLIGATIONS

          The Company leases certain vehicles, furniture and warehouse space under various lease arrangements which have been accounted as operating leases. Future minimum lease payments required under leases in effect at March 31, 1996, assuming renewal options are not utilized, are approximately $175,000 in 1997.


9. RELATED PARTY TRANSACTIONS

          The Company owes $240,000 in notes payable to various family members of the owner, including one family member who is also an employee. The terms of such notes are described at Note 6. This debt was paid in full subsequent to March 31, 1996.

          As of March 31, 1996, the Company has recorded distributions due to the owner of approximately $252,000 for payment of taxes related to operations for the 1995 calendar year. During the twelve month period ended March 31, 1996, distributions to the owner and contributions from the owner totaled approximately $885,000 and $229,000, respectively.


10.  SUBSEQUENT EVENTS

          On May 24, 1996, management of the Company entered into a letter of intent to sell the assets of the Company to U.S. Office Products Company, a Delaware Corporation, at an amount in excess of the assets net book value.


11.  UNAUDITED PRO FORMA INCOME TAX INFORMATION

          The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.

     Net income before pro forma adjustment                             $789,637

     Provision for income taxes                                          315,855
                                                                       ---------

     Pro forma net income                                               $473,782
                                                                       ---------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Amended and Restated By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article Eight of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
      3.1      Amended and Restated Certificate of Incorporation of U.S. Office Products Company
                 (Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996 is hereby incorporated by reference)

      3.2      Amended and Restated Bylaws of U.S. Office Products Company. (Exhibit 3.2 of the
                 Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.1      Form of Indenture relating to the Company's $143.75 million 5 1/2% Convertible
                 Subordinated Notes due 2001 (including form of Note) (Exhibit 4.1 of the
                 Company's Registration Statement on Form S-1 (File No. 33-80553) is hereby incorporated by reference)

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
      4.2      Form of Indenture relating to the Company's $230.0 million 5 1/2% Convertible
                 Subordinated Notes due 2003 (including form of Note) (Exhibit 4.2 of the
                 Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.3      Registration Rights Agreement, dated as of May 22, 1996, by and among the Company and Robertson Stephens & Company LLC and Natwest Securities Limited, as
                 Managers (Exhibit 4.3 of the Company's Annual Report on Form 10-K for the
                 fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.4*     Registration Rights Agreement, dated September 17, 1996, by and among the Company and Quantum Partners LDC

      5.1*     Opinion of Morgan, Lewis & Bockius LLP re: legality

     10.1      U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan,
                 as amended (Exhibit A to the Company's Proxy Statement, dated July 22, 1996, is hereby incorporated by reference)

     10.2      Form of Employment Agreement for Jonathan J. Ledecky (Exhibit 10.3 of the
                 Company's Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.3      Employment Agreement for Timothy Flynn (Exhibit 10.4 of the Company's
                 Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File
                 No. 33-89978) is hereby incorporated by reference)

     10.4      Employment Agreement for Thomas Reaser (Exhibit 10.5 of the Company's
                 Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File
                 No. 33-89978) is hereby incorporated by reference)

     10.5      Employment Agreement for Jack L. Becker (Exhibit 10.6 of the Company's
                 Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File
                 No. 33-89978) is hereby incorporated by reference)

     10.6      Employment Agreement for Ralph K. Burgess (Exhibit 10.7 of the Company's Post-
                 Effective Amendment No. 6 to the Registration Statement on Form S-1 (File No.
                 33-89978) is hereby incorporated by reference)

     10.7      Employment Agreement for Martin S. Pinson (Exhibit 10.13 of the Company's
                 Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.8      Employment Agreement for Donald H. Platt (Exhibit 10.14 of the Company's Post-
                 Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No.
                 33-89978) is hereby incorporated by reference)

     10.9      Form of Employment Agreement for Roger Choquette (Exhibit 10.15 of the Company's
                 Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File
                 No. 33-89978) is hereby incorporated by reference)

     10.10     Employment Agreement for Clifton B. Phillips (Exhibit 10.21 of the Company's Pre-
                 Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No.
                 33-80117) is hereby incorporated by reference)

     10.11     Employment Agreement for David Gezon (Exhibit 10.22 of the Company's
                 Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File
                 No. 33-80117) is hereby incorporated by reference)

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
     10.12     Employment Agreement for David C. Copenhaver (Exhibit 10.23 of the Company's Pre-
                 Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No.
                 33-80117) is hereby incorporated by reference)

     10.13     Employment Agreement for Mark A. Sorgenfrei (Exhibit 10.24 of the Company's Pre-
                 Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No.
                 33-80117) is hereby incorporated by reference)

     10.14     Employment Agreement for Mark D. Director (Exhibit 10.14 of the Company's Annual
                 Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     10.15     Credit and Security Agreement, dated June 26, 1995, between the Company and First
                 Bank National Association (Exhibit 10.12 of the Company's Post-Effective
                 Amendment No. 2 to the Registration Statement on Form S-1 (File No. 33-89978)
                 is hereby incorporated by reference)

     10.16     Agreement and Plan of Reorganization, dated as of December 29, 1994, by and among
                 U.S. Office Supply Company, Andrews Acquisition Corp., Andrews Office Supply &
                 Equipment Company, and the Stockholders named therein (Exhibit 2.1 of the
                 Company's Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.17     Agreement and Plan of Reorganization, dated as of November 18, 1994, by and among
                 U.S. Office Supply Company, Sharp Pencil Holdings, Inc., GOP Acquisition Corp.,
                 General Office Products Company, Sharp Pencil Holdings, Inc. and the
                 Stockholders named therein (Exhibit of the Company's Registration Statement on
                 Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.18     Agreement and Plan of Reorganization, dated as of November 18, 1994, by and among
                 U.S. Office Supply Company, Burgess Acquisition Corp., Burgess, Anderson &
                 Tate, Inc. and the Stockholders named therein (Exhibit 2.3 of the Company's
                 Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.19     Agreement and Plan of Reorganization, dated as of December 2, 1994, by and among
                 U.S. Office Supply Company, Dameron-Pierson Acquisition Corp., Dameron-Pierson
                 Company, Limited and the Stockholders named therein (Exhibit 2.4 of the
                 Company's Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.20     Agreement and Plan of Reorganization, dated as of December 20, 1994, by and among
                 U.S. Office Supply Company, Office Works Acquisition Corp., The Office Works,
                 Inc. and the Stockholders named therein (Exhibit 2.5 of the Company's
                 Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.21     Asset Purchase Agreement dated as of December 22, 1994, by and among U.S. Office
                 Supply Company, DeKalb Acquisition Corp. and DeKalb Office Environments, Inc.
                 (Exhibit 2.6 of the Company's Registration Statement on Form S-1 (File No.
                 33-88096) is hereby incorporated by reference)

     10.22     Merger Agreement, dated as of January 31, 1996, by and among U.S. Office Products
                 Company, Oak Brook Office Supply & Equipment Corporation, Oak Brook Acquisition
                 Corp., and the Stockholders named therein (Exhibit 2.7 of the Company's
                 Post-Effective Amendment No. 1 to Form S-1 (File No. 3-80117) is hereby incorporated by reference)

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
     10.23     Stock Purchase Agreement, dated as of January 31, 1996, by and between U.S.
                 Office Products Company and Eric John Watson (Exhibit 2.8 of the Company's
                 Post-Effective Amendment No. 1 to Form S-1 (File No. 33-80117) is hereby incorporated by reference)

     10.24     Amendment to Stock Purchase Agreement, dated as of June 20, 1996, by and between the Company and Eric John Watson (Exhibit 10.24 of the Company's Annual Report
                 on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     10.25     Merger Agreement dated March 15, 1995 among U.S. Office Products Company, the
                 H.H. West Company, a Wisconsin corporation, the H.H. West Company, a Delaware corporation and the stockholders named therein (Exhibit 2.1 to the Company's
                 Form 8-K (Commission file No. 0-25372) dated March 15, 1995 is hereby incorporated by reference)

     10.26     Merger Agreement, dated as of May 16, 1995, among U.S. Office Products Company,
                 Coffee Butler Acquisition Corp., Coffee Butler Service, Inc., and the
                 stockholders named therein (Exhibit 2.1 of the Current Report on Form 8-K dated
                 May 16, 1995, filed with the Commission on May 22, 1995 (Commission file No.
                 0-25372), is hereby incorporated by reference)

     10.27     Merger Agreement, dated as of June 8, 1995, among U.S. Office Products Company,
                 C.W. Mills Paper Company, C.W. Mills Acquisition Corp. and the stockholders named therein (Exhibit 10.10 of the Company's Registration Statement on Form
                 S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.28     Merger Agreement dated as of June 12, 1995, among U.S. Office Products Company,
                 Mills Morris Arrow, Inc., Mills Morris Arrow Acquisition Corp. and the
                 stockholders named therein (Exhibit 10.11 of the Company's Registration
                 Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.29     Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office
                 Products Company, Coffee Butler Acquisition Corp., Coffee Butler Service, Inc.,
                 and the stockholders named therein (Exhibit 10.16 Company's Registration
                 Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.30     Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office
                 Products Company, C.W. Mills Paper Company, C.W. Mills Acquisition Corp. and
                 the stockholders named therein (Exhibit 10.17 of the Company's Registration
                 Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.31     Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office
                 Products Company, Mills Morris Arrow, Inc., Mills Morris Arrow Acquisition
                 Corp. and the stockholders named therein (Exhibit 10.18 of the Company's
                 Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.32     Asset Purchase Agreement, dated as of August 16, 1995, among OSCO Acquisition
                 Corp., MISSCO Corporation of Jackson and U.S. Office Products Company (Exhibit
                 10.19 of the Company's Post-Effective Amendment No. 6 to the Registration
                 Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.33     Form of Merger Agreement, dated as of August 16, 1995, among U.S. Office Products
                 Company, Smith-Wilson Co., a Florida corporation, Smith-Wilson Acquisition
                 Corp., a Delaware corporation, Copenhaver Holdings, Incorporated, a Florida corporation and the stockholders named therein (Exhibit 10.20 of the Company's
                 Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File
                 No. 33-89978) is hereby incorporated by reference)

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
     10.34     Assets Purchase Agreement, dated as of January 12, 1996, among U.S. Office
                 Products Company, Emmons-Napp Office Products, Inc. and EN Acquisition Corp.
                 (Exhibit 2.1 of the Company's Current Report on Form 8-K (File No. 0-25372),
                 filed on January 31, 1996, is hereby incorporated by reference)

     10.35     Agreement and Plan of Reorganization, dated as of January 10, 1996, by and among
                 U.S. Office Products Company, National Office Supply, Inc., Tuscarawas Office
                 Supply, Inc., Stark Office Supply, Inc. and NST Acquisition Corp. (Exhibit 2.2
                 of the Company's Current Report on Form 8-K (File No. 0-25372), filed on
                 January 31, 1996, is hereby incorporated by reference)

     10.36     Amendment No. 2 to Merger Agreement, dated August 10, 1995, by and among C.W.
                 Mills, C.W. Mills Acquisition Corp., U.S. Office Products Company and certain stockholders named therein (Exhibit 2.1 of the Company's Current Report on Form
                 8-K (File No. 0-25372), filed on February 21, 1996, is hereby incorporated by reference)

     10.37     Agreement and Plan of Reorganization, dated as of April 29, 1996, by and among
                 School Specialty, School Acquisition Corp, U.S. Office Products Company and
                 certain other investors of School Specialty named therein (Exhibit 2.2 of the
                 Company's Current Report on Form 8-K (File No. 0-25372), filed on May 17, 1996, is hereby incorporated by reference)

     10.38     Stock Purchase Agreement, dated as of July 22, 1996, by and among Blue Star Group
                 Limited, Rank Commercial Limited, the Company and Graeme Richard Hart (Exhibit
                 10.1 of the Company's Current Report on Form 8-K (File No. 0-25372), filed on
                 July 26, 1996, is hereby incorporated by reference)

     10.39     Agreement and Plan of Reorganization, dated as of July 26, 1996, by and among
                 Mile High Office Supply, Inc., MHOS Acquisition Corp., the Company and the
                 stockholders named therein (Exhibit 10.2 of the Company's Current Report on
                 Form 8-K (File No. 0-25372), filed on July 26, 1996, is hereby incorporated by reference)

     10.40     Agreement and Plan of Reorganization, dated as of July 26, 1996, by and among
                 American Looseleaf, Acquisition Corp., the Company and the stockholders named therein (Exhibit 10.3 of the Company's Current Report on Form 8-K (File No.
                 0-25372), filed on July 26, 1996, is hereby incorporated by reference)

     10.41*    Credit Agreement, dated as of August 21, 1996, among U.S. Office Products
                 Company, Various Lending Institutions, and Bankers Trust Company, As Agent

     10.42     U.S. Office Products Company Executive Deferred Compensation Plan (Exhibit B of
                 the Company's Proxy Statement, dated July 22, 1996, is hereby incorporated by reference)

     10.43     U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan (Exhibit C
                 of the Company's Proxy Statement, dated July 22, 1996, is hereby incorporated by reference)

     21.1      List of subsidiaries of U.S. Office Products Company (Exhibit 21.1 of the
                 Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     23.1(a)*  Consent of Price Waterhouse LLP

     23.1(b)*  Consent of Price Waterhouse

     23.2*     Consent of Ernst & Young LLP

     23.3(a)*  Consent of KPMG Peat Marwick LLP

   EXHIBIT
   NUMBER                                         DESCRIPTION
-------------  ---------------------------------------------------------------------------------
     23.3(b)*  Consent of KPMG Peat Marwick

     23.4*     Consent of Crowe, Chizek and Company LLP

     23.5*     Consent of Swink, Fiehler & Hoffman, P.C.

     23.6*     Consent of Shinners, Hucovski & Company

     23.7*     Consent of BDO Seidman, LLP

     23.8*     Consent of Thorne Little

     23.9*     Consent of Ehrhardt Keefe Steiner & Hottman PC

     23.10*    Consent of Ernst & Young

     23.11*    Consent of Joel S. Baum P.A.

     23.12*    Consent of Hamilton & Associates

     23.13*    Consent of Petherbridge, Davis & Company, P.A.

     23.14*    Consent of Deloitte Touche Tohmatsu

     23.15(a)* Consent of Day Nielson

     23.15(b)* Consent of Day Nielson

     23.15(c)* Consent of Day Nielson

     23.15(d)* Consent of Day Nielson

     23.16     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

     24.1      Power of Attorney (included on signature page)


------------------------


*   Previously filed


ITEM 22.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

        (2) That for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or caused to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

        (6) As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to sent the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (9) To supply by means of a post-effective amendment, Rule 424(c) supplement or information incorporated by reference, all information concerning a material transaction, and the company being acquired involved there, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on October 8, 1996.


                                U.S. OFFICE PRODUCTS COMPANY

                                By:           /s/ JONATHAN J. LEDECKY
                                     -----------------------------------------
                                             Name: Jonathan J. Ledecky
                                           Title: CHIEF EXECUTIVE OFFICER

    Each person whose signature appears below hereby appoints Jonathan J. Ledecky and Mark D. Director, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE              CAPACITY IN WHICH SIGNED          DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive        October 8, 1996
     Jonathan J. Ledecky          Officer)

                                Chief Financial Officer
              *                   (Principal Financial
------------------------------    Officer and Principal       October 8, 1996
       Donald H. Platt            Accounting Officer)

              *
------------------------------  Director                      October 8, 1996
       Timothy J. Flynn

              *
------------------------------  Director                      October 8, 1996
       Thomas J. Reaser

          SIGNATURE              CAPACITY IN WHICH SIGNED          DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                      October 8, 1996
       John K. Burgess

              *
------------------------------  Director                      October 8, 1996
     Jack L. Becker, Jr.

              *
------------------------------  Director                      October 8, 1996
     Clifton B. Phillips

              *
------------------------------  Director                      October 8, 1996
       Milton H. Kuyers

              *
------------------------------  Director                      October 8, 1996
       Allon H. Lefever

              *
------------------------------  Director                      October 8, 1996
      Edward J. Mathias

              *
------------------------------  Director                      October 8, 1996
        John A. Quelch

              *
------------------------------  Director                      October 8, 1996
        David C. Gezon

              *
------------------------------  Director                      October 8, 1996
     David C. Copenhaver

              *
------------------------------  Director                      October 8, 1996
      Mark A. Sorgenfrei

    Mark D. Director by signing his name hereto signs this document on behalf of each of the persons indicated above pursuant to the powers of attorney duly executed by such persons and set forth on the signature page of the Registration Statement filed with the Securities and Exchange Commission.



                                By:             /s/ MARK D. DIRECTOR
                                     -----------------------------------------
                                               Name: Mark D. Director

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                                 DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
      3.1    Amended and Restated Certificate of Incorporation of U.S. Office Products Company (Exhibit 3.1 of
               the Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996 is hereby incorporated by reference)

      3.2    Amended and Restated Bylaws of U.S. Office Products Company. (Exhibit 3.2 of the Company's Annual
               Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.1    Form of Indenture relating to the Company's $143.75 million 5 1/2% Convertible Subordinated Notes due 2001 (including form of Note) (Exhibit 4.1 of the Company's Registration Statement on Form S-1
               (File No. 33-80553) is hereby incorporated by reference)

      4.2    Form of Indenture relating to the Company's $230.0 million 5 1/2% Convertible Subordinated Notes due
               2003 (including form of Note) (Exhibit 4.2 of the Company's Annual Report on Form 10-K for the
               fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.3    Registration Rights Agreement, dated as of May 22, 1996, by and among the Company and Robertson
               Stephens & Company LLC and Natwest Securities Limited, as Managers (Exhibit 4.3 of the Company's
               Annual Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

      4.4*   Registration Rights Agreement, dated September 17, 1996, by and among the Company and Quantum
               Partners LDC

      5.1*   Opinion of Morgan, Lewis & Bockius LLP re: legality

     10.1    U.S. Office Products Company Amended and Restated 1994 Long-Term Incentive Plan, as amended (Exhibit
               A to the Company's Proxy Statement, dated July 22, 1996, is hereby incorporated by reference)

     10.2    Form of Employment Agreement for Jonathan J. Ledecky (Exhibit 10.3 of the Company's Registration
               Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.3    Employment Agreement for Timothy Flynn (Exhibit 10.4 of the Company's Post-Effective Amendment No. 6
               to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.4    Employment Agreement for Thomas Reaser (Exhibit 10.5 of the Company's Post-Effective Amendment No. 6
               to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.5    Employment Agreement for Jack L. Becker (Exhibit 10.6 of the Company's Post-Effective Amendment No.
               6 to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.6    Employment Agreement for Ralph K. Burgess (Exhibit 10.7 of the Company's Post-Effective Amendment
               No. 6 to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.7    Employment Agreement for Martin S. Pinson (Exhibit 10.13 of the Company's Registration Statement on
               Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.8    Employment Agreement for Donald H. Platt (Exhibit 10.14 of the Company's Post-Effective Amendment
               No. 2 to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

  EXHIBIT
  NUMBER                                                 DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
     10.9    Form of Employment Agreement for Roger Choquette (Exhibit 10.15 of the Company's Post-Effective
               Amendment No. 2 to the Registration Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.10   Employment Agreement for Clifton B. Phillips (Exhibit 10.21 of the Company's Pre-Effective Amendment
               No. 1 to the Registration Statement on Form S-1 (File No. 33-80117) is hereby incorporated by reference)

     10.11   Employment Agreement for David Gezon (Exhibit 10.22 of the Company's Pre-Effective Amendment No. 1
               to the Registration Statement on Form S-1 (File No. 33-80117) is hereby incorporated by reference)

     10.12   Employment Agreement for David C. Copenhaver (Exhibit 10.23 of the Company's Pre-Effective Amendment
               No. 1 to the Registration Statement on Form S-1 (File No. 33-80117) is hereby incorporated by reference)

     10.13   Employment Agreement for Mark A. Sorgenfrei (Exhibit 10.24 of the Company's Pre-Effective Amendment
               No. 1 to the Registration Statement on Form S-1 (File No. 33-80117) is hereby incorporated by reference)

     10.14   Employment Agreement for Mark D. Director (Exhibit 10.14 of the Company's Annual Report on Form 10-K
               for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     10.15   Credit and Security Agreement, dated June 26, 1995, between the Company and First Bank National
               Association (Exhibit 10.12 of the Company's Post-Effective Amendment No. 2 to the Registration
               Statement on Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.16   Agreement and Plan of Reorganization, dated as of December 29, 1994, by and among U.S. Office Supply
               Company, Andrews Acquisition Corp., Andrews Office Supply & Equipment Company, and the
               Stockholders named therein (Exhibit 2.1 of the Company's Registration Statement on Form S-1 (File
               No. 33-88096) is hereby incorporated by reference)

     10.17   Agreement and Plan of Reorganization, dated as of November 18, 1994, by and among U.S. Office Supply
               Company, Sharp Pencil Holdings, Inc., GOP Acquisition Corp., General Office Products Company,
               Sharp Pencil Holdings, Inc. and the Stockholders named therein (Exhibit of the Company's
               Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.18   Agreement and Plan of Reorganization, dated as of November 18, 1994, by and among U.S. Office Supply
               Company, Burgess Acquisition Corp., Burgess, Anderson & Tate, Inc. and the Stockholders named therein (Exhibit 2.3 of the Company's Registration Statement on Form S-1 (File No. 33-88096) is
               hereby incorporated by reference)

     10.19   Agreement and Plan of Reorganization, dated as of December 2, 1994, by and among U.S. Office Supply
               Company, Dameron-Pierson Acquisition Corp., Dameron-Pierson Company, Limited and the Stockholders
               named therein (Exhibit 2.4 of the Company's Registration Statement on Form S-1 (File No. 33-88096)
               is hereby incorporated by reference)

     10.20   Agreement and Plan of Reorganization, dated as of December 20, 1994, by and among U.S. Office Supply
               Company, Office Works Acquisition Corp., The Office Works, Inc. and the Stockholders named therein
               (Exhibit 2.5 of the Company's Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

  EXHIBIT
  NUMBER                                                 DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
     10.21   Asset Purchase Agreement dated as of December 22, 1994, by and among U.S. Office Supply Company,
               DeKalb Acquisition Corp. and DeKalb Office Environments, Inc. (Exhibit 2.6 of the Company's
               Registration Statement on Form S-1 (File No. 33-88096) is hereby incorporated by reference)

     10.22   Merger Agreement, dated as of January 31, 1996, by and among U.S. Office Products Company, Oak Brook
               Office Supply & Equipment Corporation, Oak Brook Acquisition Corp., and the Stockholders named therein (Exhibit 2.7 of the Company's Post-Effective Amendment No. 1 to Form S-1 (File
               No.33-80117) is hereby incorporated by reference)

     10.23   Stock Purchase Agreement, dated as of January 31, 1996, by and between U.S. Office Products Company and Eric John Watson (Exhibit 2.8 of the Company's Post-Effective Amendment No. 1 to Form S-1
               (File No. 33-80117) is hereby incorporated by reference)

     10.24   Amendment to Stock Purchase Agreement, dated as of June 20, 1996, by and between the Company and
               Eric John Watson (Exhibit 10.24 of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     10.25   Merger Agreement dated March 15, 1995 among U.S. Office Products Company, the H.H. West Company, a
               Wisconsin corporation, the H.H. West Company, a Delaware corporation and the stockholders named therein (Exhibit 2.1 to the Company's Form 8-K (Commission file No. 0-25372) dated March 15, 1995 is hereby incorporated by reference)

     10.26   Merger Agreement, dated as of May 16, 1995, among U.S. Office Products Company, Coffee Butler
               Acquisition Corp., Coffee Butler Service, Inc., and the stockholders named therein (Exhibit 2.1 of the Current Report on Form 8-K dated May 16, 1995, filed with the Commission on May 22, 1995
               (Commission file No. 0-25372), is hereby incorporated by reference)

     10.27   Merger Agreement, dated as of June 8, 1995, among U.S. Office Products Company, C.W. Mills Paper
               Company, C.W. Mills Acquisition Corp. and the stockholders named therein (Exhibit 10.10 of the
               Company's Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.28   Merger Agreement dated as of June 12, 1995, among U.S. Office Products Company, Mills Morris Arrow,
               Inc., Mills Morris Arrow Acquisition Corp. and the stockholders named therein (Exhibit 10.11 of the Company's Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.29   Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office Products Company,
               Coffee Butler Acquisition Corp., Coffee Butler Service, Inc., and the stockholders named therein
               (Exhibit 10.16 Company's Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.30   Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office Products Company,
               C.W. Mills Paper Company, C.W. Mills Acquisition Corp. and the stockholders named therein (Exhibit
               10.17 of the Company's Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.31   Amendment No. 1 to Merger Agreement, dated as of July 27, 1995, among U.S. Office Products Company,
               Mills Morris Arrow, Inc., Mills Morris Arrow Acquisition Corp. and the stockholders named therein
               (Exhibit 10.18 of the Company's Registration Statement on Form S-1 (File No. 33-93956) is hereby incorporated by reference)

     10.32   Asset Purchase Agreement, dated as of August 16, 1995, among OSCO Acquisition Corp., MISSCO
               Corporation of Jackson and U.S. Office Products Company (Exhibit 10.19 of the Company's
               Post-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File No. 33-89978) is
               hereby incorporated by reference)

  EXHIBIT
  NUMBER                                                 DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
     10.33   Form of Merger Agreement, dated as of August 16, 1995, among U.S. Office Products Company,
               Smith-Wilson Co., a Florida corporation, Smith-Wilson Acquisition Corp., a Delaware corporation,
               Copenhaver Holdings, Incorporated, a Florida corporation and the stockholders named therein
               (Exhibit 10.20 of the Company's Post-Effective Amendment No. 5 to the Registration Statement on
               Form S-1 (File No. 33-89978) is hereby incorporated by reference)

     10.34   Assets Purchase Agreement, dated as of January 12, 1996, among U.S. Office Products Company,
               Emmons-Napp Office Products, Inc. and EN Acquisition Corp. (Exhibit 2.1 of the Company's Current
               Report on Form 8-K (File No. 0-25372), filed on January 31, 1996, is hereby incorporated by reference)

     10.35   Agreement and Plan of Reorganization, dated as of January 10, 1996, by and among U.S. Office
               Products Company, National Office Supply, Inc., Tuscarawas Office Supply, Inc., Stark Office
               Supply, Inc. and NST Acquisition Corp. (Exhibit 2.2 of the Company's Current Report on Form 8-K
               (File No. 0-25372), filed on January 31, 1996, is hereby incorporated by reference)

     10.36   Amendment No. 2 to Merger Agreement, dated August 10, 1995, by and among C.W. Mills, C.W. Mills
               Acquisition Corp., U.S. Office Products Company and certain stockholders named therein (Exhibit
               2.1 of the Company's Current Report on Form 8-K (File No. 0-25372), filed on February 21, 1996, is hereby incorporated by reference)

     10.37   Agreement and Plan of Reorganization, dated as of April 29, 1996, by and among School Specialty,
               School Acquisition Corp, U.S. Office Products Company and certain other investors of School
               Specialty named therein (Exhibit 2.2 of the Company's Current Report on Form 8-K (File No.
               0-25372), filed on May 17, 1996, is hereby incorporated by reference)

     10.38   Stock Purchase Agreement, dated as of July 22, 1996, by and among Blue Star Group Limited, Rank
               Commercial Limited, the Company and Graeme Richard Hart (Exhibit 10.1 of the Company's Current
               Report on Form 8-K (File No. 0-25372), filed on July 26, 1996, is hereby incorporated by reference)

     10.39   Agreement and Plan of Reorganization, dated as of July 26, 1996, by and among Mile High Office
               Supply, Inc., MHOS Acquisition Corp., the Company and the stockholders named therein (Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 0-25372), filed on July 26, 1996, is hereby incorporated by reference)

     10.40   Agreement and Plan of Reorganization, dated as of July 26, 1996, by and among American Looseleaf,
               Acquisition Corp., the Company and the stockholders named therein (Exhibit 10.3 of the Company's
               Current Report on Form 8-K (File No. 0-25372), filed on July 26, 1996, is hereby incorporated by reference)

     10.41*  Credit Agreement, dated as of August 21, 1996, among U.S. Office Products Company, Various Lending
               Institutions, and Bankers Trust Company, As Agent

     10.42   U.S. Office Products Company Executive Deferred Compensation Plan (Exhibit B to the Company's Proxy
               Statement, dated July 22, 1996, is hereby incorporated by reference)

     10.43   U.S. Office Products Company 1996 Non-Employee Directors' Stock Plan (Exhibit C to the Company's
               Proxy Statement, dated July 22, 1996, is hereby incorporated by reference)

     21.1    List of subsidiaries of U.S. Office Products Company (Exhibit 21.1 of the Company's Annual Report on
               Form 10-K for the fiscal year ended April 30, 1996 is hereby incorporated by reference)

     23.1 (a)* Consent of Price Waterhouse LLP

     23.1 (b)* Consent of Price Waterhouse

  EXHIBIT
  NUMBER                                                 DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------
     23.2*   Consent of Ernst & Young LLP

     23.3 (a)* Consent of KPMG Peat Marwick LLP

     23.3 (b)* Consent of KPMG Peat Marwick

     23.4*   Consent of Crowe, Chizek and Company LLP

     23.5*   Consent of Swink, Fiehler & Hoffman, P.C.

     23.6*   Consent of Shinners, Hucovski & Company

     23.7*   Consent of BDO Seidman, LLP

     23.8*   Consent of Thorne Little

     23.9*   Consent of Ehrhardt Keefe Steiner & Hottman PC

     23.10*  Consent of Ernst & Young

     23.11*  Consent of Joel S. Baum P.A.

     23.12*  Consent of Hamilton & Associates

     23.13*  Consent of Petherbridge, Davis & Company, P.A.

     23.14*  Consent of Deloitte Touche Tohmatsu

     23.15(a)* Consent of Day Nielson

     23.15(b)* Consent of Day Nielson

     23.15(c)* Consent of Day Nielson

     23.15(d)* Consent of Day Nielson

     23.16   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

     24.1    Power of Attorney (included on signature page)



*   Previously Filed